                                                Filed Pursuant to Rule 424B5
                                                Registration File No. 333-121559

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 26, 2005)

                             [BANK OF AMERICA LOGO]

                      BANC OF AMERICA FUNDING CORPORATION
                                   DEPOSITOR

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                                  $807,963,100
                                 (APPROXIMATE)

                     BANC OF AMERICA FUNDING 2005-H TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-H
      PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN NOVEMBER 2005

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-27 OF THIS
PROSPECTUS SUPPLEMENT.

Neither the Offered Certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The Offered Certificates will represent interests in the Trust only and will not represent interests in or obligations of Banc of America Funding Corporation or any other entity.

This prospectus supplement may be used to offer and sell the Offered
Certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

THE TRUST WILL ISSUE--

o    Nine groups consisting of twenty classes of Senior Certificates.

o    Two groups consisting of twelve classes of Class B Certificates. Each group of Class B Certificates is subordinated to, and provides credit support for, certain groups of Senior Certificates described herein. Each class of
     Class B Certificates is also subordinated to each class of Class B
     Certificates within its group, if any, with a lower number.

The classes of Offered Certificates are listed under the heading "Offered
Certificates" in the table beginning on page S-5.

THE ASSETS OF THE TRUST WILL INCLUDE--

o    Nine loan groups of adjustable interest rate, conventional, fully-amortizing, one- to four-family, residential first lien mortgage loans, including interest only mortgage loans, substantially all of which have original terms to stated maturity of approximately 30 years.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The Offered Certificates are expected to be delivered on or about
October 27, 2005. Total proceeds to the Depositor for the Offered Certificates will be approximately 99.933% of the initial principal balance of the Offered
Certificates, plus accrued interest before deducting expenses payable by the
Depositor.

                         BANC OF AMERICA SECURITIES LLC

                                October 26, 2005

                                TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus

   Some of the Mortgage Loans Have an Initial Interest Only Period, Which May
      Result in Increased Delinquencies and Losses or Higher Rates of
      Prepayment ...............................................................S-27
   The Rate of Default on Mortgage Loans that are Secured by Investor
      Properties May be Higher than on Other Mortgage Loans ....................S-28
   The Rate of Principal Payments on the Mortgage Loans Will

   Subordination of Super Senior Support and Class B Certificates
      Increases Risk of Loss ...................................................S-30
   Class CB Certificates Provide Subordination for CB Crossed Groups
      and Class DB Certificates Provide Subordination for DB Crossed Groups.....S-30
   There is a Risk that Interest Payments on the Mortgage Loans May be
      Insufficient to Pay Interest on Your Certificates ........................S-31
   Limited Source of Payments - No Recourse to Depositor, Seller,
      Master Servicer, Servicers, Securities Administrator or Trustee ..........S-31
   Limited Liquidity ...........................................................S-31
   Geographic Concentration May Increase Risk of Loss Due to Adverse
      Economic Conditions or Natural Disasters .................................S-32
   Recent Storms May Adversely Affect Holders of the Offered Certificates ......S-32
   Rights of Beneficial Owners May Be Limited by Book-Entry System .............S-32
   The Recording of the Mortgages in the Name of MERS May Affect the Yield
      on the Certificates ......................................................S-33
   Tax Consequences of the Class 1-A-R Certificate .............................S-33
   United States Military Operations May Increase Risk of Relief Act

   Foreclosure and Delinquency Experience of Bank of America,

   Compensation and Payment of Expenses of the Servicers, the Securities

                                       S-2

   Yield Considerations with Respect to the Class CB-2, Class CB-3,

                                       S-3

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

          The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying Prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this Prospectus Supplement, which describes the specific terms of your Certificates and may differ from information in the Prospectus.

          Cross-references are included in this Prospectus Supplement and the
Prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the
Prospectus provide the locations of these captions.

          The Index of Significant Prospectus Supplement Definitions beginning on page S-83 of this Prospectus Supplement and the Index to Defined Terms beginning on page 93 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Prospectus Supplement and that do not have obvious meanings are defined in the Prospectus.

          Banc of America Funding Corporation's principal offices are located at
214 North Tryon Street, Charlotte, North Carolina 28255 and its phone number is
(704) 386-2400.

                                   ----------

          This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material
(including tables) under the headings "Risk Factors" and "Prepayment and Yield
Considerations" and in the appendices. Forward-looking statements are also found in other places throughout this Prospectus Supplement and the Prospectus, and may be identified by, among other things, accompanying language such as
"expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.
These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                       S-4

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                         THE SERIES 2005-H CERTIFICATES

                                                                                         INITIAL RATING OF
                                                                                          CERTIFICATES(3)
                                                                                         -----------------
                          INITIAL      PASS-
                           CLASS      THROUGH
        CLASS           BALANCE (1)     RATE    PRINCIPAL TYPES(2)   INTEREST TYPES(2)       S&P   FITCH
--------------------   ------------   -------   ------------------   -----------------      ----   -----

OFFERED CERTIFICATES
Class 1-A-1            $ 29,888,000      (4)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 1-A-2            $  1,389,000      (4)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class 1-A-3            $  9,880,000      (4)    Senior,              Variable Rate           AAA    AAA
                                                Pass-Through
Class 1-A-R            $        100      (4)    Senior, Sequential   Variable Rate           AAA    AAA
                                                Pay
Class 2-A-1            $209,095,000      (5)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 2-A-2            $  9,712,000      (5)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class 3-A-1            $ 29,040,000      (6)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 3-A-2            $  1,349,000      (6)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class 4-A-1            $ 81,099,000      (7)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 4-A-2            $  3,767,000      (7)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class 5-A-1            $ 14,148,000      (8)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 5-A-2            $    657,000      (8)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class 6-A-1            $ 50,200,000      (9)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 6-A-2            $  2,332,000      (9)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class 7-A-1            $137,371,000     (10)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 7-A-2            $  9,367,000     (10)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class 8-A-1            $ 87,765,000     (11)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 8-A-2            $  5,984,000     (11)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class 9-A-1            $ 87,260,000     (12)    Super Senior,        Variable Rate           AAA    AAA
                                                Pass-Through
Class 9-A-2            $  5,950,000     (12)    Super Senior         Variable Rate           AAA    AAA
                                                Support,
                                                Pass-Through
Class CB-1             $  9,247,000     (13)    Subordinated         Variable Rate           AA      AA
Class CB-2             $  3,467,000     (13)    Subordinated         Variable Rate            A      A
Class CB-3             $  2,311,000     (13)    Subordinated         Variable Rate           BBB    BBB
Class DB-1             $ 11,005,000     (14)    Subordinated         Variable Rate           AA     None
Class DB-2             $  3,550,000     (14)    Subordinated         Variable Rate            A     None
Class DB-3             $  2,130,000     (14)    Subordinated         Variable Rate           BBB    None
NON-OFFERED
CERTIFICATES
Class CB-4             $  2,080,000     (13)    Subordinated         Variable Rate           BB     None
Class CB-5             $  1,617,000     (13)    Subordinated         Variable Rate            B     None
Class CB-6             $    925,273     (13)    Subordinated         Variable Rate          None    None
Class DB-4             $  1,953,000     (14)    Subordinated         Variable Rate           BB     None
Class DB-5             $  1,597,000     (14)    Subordinated         Variable Rate            B     None
Class DB-6             $  1,065,719     (14)    Subordinated         Variable Rate          None    None

----------
(1)  Approximate. The initial class balance of the Offered Certificates may vary by a total of plus or minus 5%.

(2)  See "Description of the Certificates--Categories of Classes of
     Certificates" in the Prospectus for a description of these principal and interest types and see "Description of the Certificates--Distributions on
     the Certificates--Priority of Distributions" and "--Allocation of Losses"
     in this Prospectus Supplement for a description of the effects of subordination.

(3)  See "Certificate Ratings" in this Prospectus Supplement.

--------------------------------------------------------------------------------

                                       S-5

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(4)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Mortgage
     Loans (based on the Stated Principal Balances of the Group 1 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 5.12821% per annum.

(5)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage
     Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 5.23034% per annum.

(6)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 3 Mortgage
     Loans (based on the Stated Principal Balances of the Group 3 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 5.24366% per annum.

(7)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage
     Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 5.33980% per annum.

(8)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage
     Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 5.39111% per annum.

(9)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 6 Mortgage
     Loans (based on the Stated Principal Balances of the Group 6 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 5.52578% per annum.

(10) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 7 Mortgage
     Loans (based on the Stated Principal Balances of the Group 7 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 5.72172% per annum.

(11) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 8 Mortgage
     Loans (based on the Stated Principal Balances of the Group 8 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 5.57911% per annum.

(12) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 9 Mortgage
     Loans (based on the Stated Principal Balances of the Group 9 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in November 2005, this rate is expected to be approximately 6.01785% per annum.

(13) Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group
     Subordinate Amount for each Loan Group) of the weighted average of the Net
     Mortgage Interest Rates of each of the Group 1 Mortgage Loans, Group 2
     Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans, Group 5
     Mortgage Loans and Group 6 Mortgage Loans (based on the Stated Principal
     Balances of the Mortgage Loans in each Loan Group on the due date in the month preceding the month of such Distribution Date). For the initial
     Distribution Date in November 2005, this rate is expected to be approximately 5.28319% per annum.

(14) Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group
     Subordinate Amount for each Loan Group) of the weighted average of the Net
     Mortgage Interest Rates of each of the Group 7 Mortgage Loans, Group 8
     Mortgage Loans and Group 9 Mortgage Loans (based on the Stated Principal
     Balances of the Mortgage Loans in each Loan Group on the due date in the month preceding the month of such Distribution Date). For the initial
     Distribution Date in November 2005, this rate is expected to be approximately 5.76437% per annum.

--------------------------------------------------------------------------------

                                       S-6

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                                SUMMARY OF TERMS

          This summary highlights selected information from this Prospectus
Supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Offered
Certificates, you should read this entire Prospectus Supplement and the
Prospectus carefully.

TITLE OF SERIES:     Banc of America Funding Corporation, Mortgage Pass-Through
                     Certificates, Series 2005-H (the "CERTIFICATES")
DEPOSITOR:           Banc of America Funding Corporation
ISSUER:              Banc of America Funding 2005-H Trust (the "TRUST")
SELLER:              Bank of America, National Association
MASTER SERVICER:     Wells Fargo Bank, N.A.
SERVICERS:           Bank of America, National Association and Countrywide Home
                     Loans Servicing LP
TRUSTEE:             Wachovia Bank, National Association
SECURITIES
ADMINISTRATOR:       Wells Fargo Bank, N.A.
CUSTODIAN:           Wells Fargo Bank, N.A.
DISTRIBUTION DATE:   The 20th day of each month (or, if not a business day, the next business day) beginning November 21, 2005
CLOSING DATE:        On or about October 27, 2005
CUT-OFF DATE:        October 1, 2005
RECORD DATE:         The last business day of the month preceding a Distribution
                     Date.

THE CERTIFICATES

          The Certificates will be issued pursuant to a Pooling and Servicing
Agreement, to be dated the Closing Date (the "POOLING AGREEMENT"), among the
Depositor, the Master Servicer, the Securities Administrator and the Trustee. A
summary chart of the initial class balances, principal types, pass-through rates, interest types and ratings of the Certificates is set forth in the table beginning on page S-5.

          The Certificates represent all of the beneficial ownership interest in the Trust.

--------------------------------------------------------------------------------

                                       S-7

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------------------------------------------------------------------------------------------------------------
                                  CLASSIFICATIONS OF CLASSES OF CERTIFICATES
------------------------------------------------------------------------------------------------------------

Offered Certificates:                1-A-1, 1-A-2, 1-A-3, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 4-A-2,
                                     5-A-1, 5-A-2, 6-A-1, 6-A-2, 7-A-1, 7-A-2, 8-A-1, 8-A-2, 9-A-1, 9-A-2,
                                     CB-1, CB-2, CB-3, DB-1, DB-2 and DB-3
------------------------------------------------------------------------------------------------------------
Non-Offered Certificates:            CB-4, CB-5, CB-6, DB-4, DB-5 and DB-6
------------------------------------------------------------------------------------------------------------
Senior Certificates:                 1-A-1, 1-A-2, 1-A-3, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 4-A-2,
                                     5-A-1, 5-A-2, 6-A-1, 6-A-2, 7-A-1, 7-A-2, 8-A-1, 8-A-2, 9-A-1 and 9-A-2
------------------------------------------------------------------------------------------------------------
Subordinate Certificates:            CB-1, CB-2, CB-3, CB-4, CB-5, CB-6, DB-1, DB-2, DB-3, DB-4, DB-5
                                     and DB-6
------------------------------------------------------------------------------------------------------------
Group 1 Senior Certificates:         1-A-1, 1-A-2, 1-A-3 and 1-A-R
------------------------------------------------------------------------------------------------------------
Group 2 Senior Certificates:         2-A-1 and 2-A-2
------------------------------------------------------------------------------------------------------------
Group 3 Senior Certificates:         3-A-1 and 3-A-2
------------------------------------------------------------------------------------------------------------
Group 4 Senior Certificates:         4-A-1 and 4-A-2
------------------------------------------------------------------------------------------------------------
Group 5 Senior Certificates:         5-A-1 and 5-A-2
------------------------------------------------------------------------------------------------------------
Group 6 Senior Certificates:         6-A-1 and 6-A-2
------------------------------------------------------------------------------------------------------------
Group 7 Senior Certificates:         7-A-1 and 7-A-2
------------------------------------------------------------------------------------------------------------
Group 8 Senior Certificates:         8-A-1 and 8-A-2
------------------------------------------------------------------------------------------------------------
Group 9 Senior Certificates:         9-A-1 and 9-A-2
------------------------------------------------------------------------------------------------------------
Class CB Certificates:               CB-1, CB-2, CB-3, CB-4, CB-5 and CB-6
------------------------------------------------------------------------------------------------------------
Class DB Certificates:               DB-1, DB-2, DB-3, DB-4, DB-5 and DB-6
------------------------------------------------------------------------------------------------------------
Class B Certificates:                CB-1, CB-2, CB-3, CB-4, CB-5, CB-6, DB-1, DB-2, DB-3, DB-4, DB-5
                                     and DB-6
------------------------------------------------------------------------------------------------------------
Super Senior Certificates:           1-A-1, 2-A-1, 3-A-1, 4-A-1, 5-A-1, 6-A-1, 7-A-1, 8-A-1 and 9-A-1
------------------------------------------------------------------------------------------------------------
Super Senior Support Certificates:   1-A-2, 2-A-2, 3-A-2, 4-A-2, 5-A-2, 6-A-2, 7-A-2, 8-A-2 and 9-A-2
------------------------------------------------------------------------------------------------------------

          The Senior Certificates are divided into nine groups (each, a
"GROUP"). The Group 1 Senior Certificates form "GROUP 1," the Group 2 Senior
Certificates form "GROUP 2," the Group 3 Senior Certificates form "GROUP 3," the
Group 4 Senior Certificates form "GROUP 4," the Group 5 Senior Certificates form
"GROUP 5," the Group 6 Senior Certificates form "GROUP 6," the Group 7 Senior
Certificates form "GROUP 7," the Group 8 Senior Certificates form "GROUP 8" and the Group 9 Senior Certificates form "GROUP 9." Because of the provisions relating to cross-collateralization, Group 1, Group 2, Group 3, Group 4, Group 5
and Group 6 may each also be referred to as a "CB CROSSED GROUP" and Group 7,
Group 8 and Group 9 may each also be referred to as a "DB CROSSED GROUP." The
Class CB Certificates are subordinate to, and provide credit enhancement for,
Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6. The Class DB
Certificates are subordinate to, and provide credit enhancement for, Group 7,
Group 8 and Group 9.

          Except to the extent of certain cross-collateralization payments described under "Description of the Certificates--Distributions on the
Certificates--Cross-Collateralization," the numeric prefix for each class of
Senior Certificates designates the Group of Senior Certificates to which that class belongs and represents an interest in the Loan Group with the same number
(e.g. the Senior Certificates whose class designations begin with "1" correspond to the Group 1 Mortgage Loans, the Senior Certificates whose class designations begin with "2" correspond to the Group 2 Mortgage Loans and so forth).

          Only the Senior Certificates and the Class CB-1, Class CB-2, Class
CB-3, Class DB-1, Class DB-2 and Class DB-3 Certificates are being offered by this Prospectus Supplement.

          The Class CB-4, Class CB-5, Class CB-6, Class DB-4, Class DB-5 and
Class DB-6 Certificates are not offered by this Prospectus Supplement. The Class
CB Certificates are subordinated to the Senior Certificates of the CB Crossed
Groups for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4,
Loan Group 5 and Loan Group 6 and the Class CB Certificates with higher numerical designations are subordinated to the Class CB Certificates with lower numerical designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 1, Loan Group 2, Loan
Group 3, Loan Group 4, Loan Group 5 and Loan Group 6. The Class DB Certificates
are subordinated to the Senior Certificates of the DB Crossed Groups for
distributions of principal and interest and for allocations of losses on the
Mortgage Loans in Loan Group 7, Loan Group 8 and Loan Group 9 and the Class DB
Certificates with higher numerical designations are subordinated to the Class DB
Certificates with lower numerical

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 7, Loan Group 8 and Loan Group 9.

          Information provided with respect to the Non-Offered Certificates is included solely to aid your understanding of the Offered Certificates.

MORTGAGE POOL

          The "MORTGAGE POOL" will consist of nine loan groups ("LOAN GROUP 1,"
"LOAN GROUP 2," "LOAN GROUP 3," "LOAN GROUP 4," "LOAN GROUP 5," "LOAN GROUP 6,"
"LOAN GROUP 7," "LOAN GROUP 8" and "LOAN GROUP 9" and each a "LOAN GROUP") of adjustable interest rate, conventional, fully-amortizing mortgage loans (the
"GROUP 1 MORTGAGE LOANS," the "GROUP 2 MORTGAGE LOANS," the "GROUP 3 MORTGAGE
LOANS," the "GROUP 4 MORTGAGE LOANS," the "GROUP 5 MORTGAGE LOANS," the "GROUP 6
MORTGAGE LOANS," the "GROUP 7 MORTGAGE LOANS," the "GROUP 8 MORTGAGE LOANS," the
"GROUP 9 MORTGAGE LOANS" and, collectively, the "MORTGAGE LOANS") secured by first liens on one- to four-family properties. The Group 1 Mortgage Loans, Group
2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans, Group 5
Mortgage Loans and Group 6 Mortgage Loans are referred to in the aggregate as the "CB CROSSED LOAN GROUP MORTGAGE LOANS" and Loan Group 1, Loan Group 2, Loan
Group 3, Loan Group 4, Loan Group 5 and Loan Group 6 are referred to in the aggregate as the "CB CROSSED LOAN GROUPS." The Group 7 Mortgage Loans, Group 8
Mortgage Loans and Group 9 Mortgage Loans are referred to in the aggregate as the "DB CROSSED LOAN GROUP MORTGAGE LOANS" and Loan Group 7, Loan Group 8 and
Loan Group 9 are referred to in the aggregate as the "DB CROSSED LOAN GROUPS."

          The Mortgage Loans in each Loan Group have the following
characteristics:

------------------------------------------------------------------------------------------
                       Interest Rate     Payment
Loan   Initial Fixed     Adjustment    Adjustment
Group   Rate Period      Frequency      Frequency         Index       Interest Only Period
------------------------------------------------------------------------------------------

  1        3 years       12 months      12 months    One-Year LIBOR          3 years
------------------------------------------------------------------------------------------
  2        5 years       12 months      12 months    One-Year LIBOR          5 years
------------------------------------------------------------------------------------------
  3        7 years       12 months      12 months    One-Year LIBOR          7 years
------------------------------------------------------------------------------------------
  4       10 years       12 months      12 months    One-Year LIBOR         10 years
------------------------------------------------------------------------------------------
  5        7 years       12 months      12 months    One-Year LIBOR          7 years
------------------------------------------------------------------------------------------
  6       10 years       12 months      12 months    One-Year LIBOR         10 years
------------------------------------------------------------------------------------------
  7        5 years        6 months       6 months   Six-Month LIBOR    5 years or 10 years
------------------------------------------------------------------------------------------
  8       10 years       12 months      12 months    One-Year LIBOR         10 years
------------------------------------------------------------------------------------------
  9       10 years       12 months      12 months    One-Year LIBOR         10 years
------------------------------------------------------------------------------------------

          The interest rate of each Mortgage Loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments generally will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate. The indices for the
Mortgage Loans will be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits as published in The
Wall Street Journal ("ONE-YEAR LIBOR") or the arithmetic mean of the London interbank offered rate quotations for six-month U.S. Dollar-denominated deposits as published in The Wall Street Journal ("SIX-MONTH LIBOR").

          The Mortgage Loans were originated or acquired by Bank of America,
National Association ("BANK OF AMERICA"), an affiliate of Depositor and Banc of
America Securities LLC, and Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME
LOANS," and together with Bank of America, the "ORIGINATORS"). The percentage of the Mortgage Loans in each Loan Group that were originated by each of the
Originators is set forth in the table under "The Mortgage Pool" in this
Prospectus Supplement. All of the Mortgage Loans (other than the Group 8
Mortgage Loans) were originated using underwriting standards that are different from and, in certain respects, less stringent than the applicable Originator's general underwriting standards. See "Risk Factors--Alternative Underwriting
Standards May Increase Risk of Loss" in this Prospectus Supplement.

--------------------------------------------------------------------------------

                                       S-9

--------------------------------------------------------------------------------

          The Depositor expects the Mortgage Loans to have the following approximate characteristics:

            SELECTED GROUP 1 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE   WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of Group 1 Mortgage Loans                                       126                      --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                               $42,984,829.74                 --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $79,328.00 to $1,397,138.29      $341,149(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           4.625% to 6.375%               5.508%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                         2.250%                     --
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                   10.625% to 12.375%             11.508%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                  33 to 35 months             34 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                              0.380%                     --
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              357 to 359 months            358 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                1 to 3 months               2 months
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                    22.60% to 90.00%               72.11%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                      637 to 816                   738
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                            September 1, 2035               --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                           93.46%                     --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline
   Mortgage Loans(2)                                                100.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor
   Properties(2)                                                      2.72%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.00%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
      California........................................             30.78%
      Florida...........................................             18.89
      South Carolina....................................              6.75
      Illinois..........................................              6.61
      North Carolina....................................              5.62
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                              3.25%                     --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 1
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 1 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

            SELECTED GROUP 2 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE   WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of Group 2 Mortgage Loans                                       742                      --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                               $228,519,810.11                --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $56,669.39 to $1,500,000.00      $307,978(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           4.125% to 6.875%               5.485%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                         2.250%                     --
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                    9.125% to 11.875%             10.485%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                  56 to 59 months             58 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                              0.255%                     --
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              356 to 359 months            358 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                1 to 4 months               2 months
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                    29.17% to 95.00%               74.99%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                      600 to 816                   732
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                            September 1, 2035               --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                           70.59%                     --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline
   Mortgage Loans(2)                                                100.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor
   Properties(2)                                                      3.91%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.60%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.26%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
      California........................................              38.18%
      Florida...........................................              12.49
      Virginia..........................................               8.07
      Maryland..........................................               5.79
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                               0.87%                    --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 2
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 2 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-11

--------------------------------------------------------------------------------

            SELECTED GROUP 3 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                           RANGE, TOTAL OR PERCENTAGE    WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of Group 3 Mortgage Loans                                       83                       --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                               $31,738,248.34                 --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $96,000.00 to $1,247,505.00      $382,389(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           5.000% to 6.375%               5.499%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                         2.250%                     --
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                   10.000% to 11.375%             10.499%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                  81 to 83 months             82 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                              0.255%                     --
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              357 to 359 months            358 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                1 to 3 months               2 months
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                    23.12% to 85.00%               72.22%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                      636 to 804                   737
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                            September 1, 2035               --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                           81.24%                     --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline
   Mortgage Loans(2)                                                100.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor
   Properties(2)                                                      0.63%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.81%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
      California........................................             44.47%
      Florida...........................................              9.59
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                              3.93%                     --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 3
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 3 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

            SELECTED GROUP 4 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE   WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of Group 4 Mortgage Loans                                       174                      --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                               $88,633,326.16                 --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $89,600.00 to $1,400,000.00      $509,387(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           4.875% to 6.500%               5.595%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                          2.250%                    --
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                    9.875% to 11.500%             10.595%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                 118 to 119 months            118 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                               0.255%                    --
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              358 to 359 months            358 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                1 to 2 months               2 months
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                    30.43% to 80.00%               66.16%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                      649 to 813                   744
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                            September 1, 2035               --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                            97.51%                    --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline                   100.00%                    --
   Mortgage Loans(2)
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor                                                --
   Properties(2)                                                      0.00%
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.00%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
      California........................................              62.54%
      Florida...........................................              11.02
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                              3.06%                     --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 4
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 4 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

            SELECTED GROUP 5 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE   WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of Group 5 Mortgage Loans                                        42                      --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                               $15,463,112.49                 --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $80,000.00 to $1,389,000.00      $368,169(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           4.875% to 6.500%              5.646%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                          2.250%                    --
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                    9.875% to 11.500%             10.646%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                  82 to 84 months             83 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                               0.255%                    --
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              358 to 360 months           359 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                0 to 2 months              1 month
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                     53.42% to 90.00%             72.29%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                       602 to 805                  737
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                             October 1, 2035                --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                            89.67%                    --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline                   100.00%                    --
   Mortgage Loans(2)
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor                                                --
   Properties(2)                                                      4.13%
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.00%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
      California........................................              28.20%
      North Carolina....................................              13.83
      Illinois..........................................              13.15
      South Carolina....................................               8.29
      Georgia...........................................               8.18
      Virginia..........................................               6.53
      Nevada............................................               6.11
      Texas.............................................               5.35
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                              8.98%                    --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 5
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 5 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------

            SELECTED GROUP 6 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE   WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of Group 6 Mortgage Loans                                       114                      --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                $54,864,046.57                --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $92,800.00 to $1,500,000.00      $481,264(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           4.875% to 6.500%               5.781%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                          2.250%                    --
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                    9.875% to 11.500%             10.781%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                 118 to 120 months            119 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                               0.255%                    --
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              358 to 360 months            359 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                0 to 2 months               1 month
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                    15.25% to 80.00%               67.81%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                      654 to 813                   742
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                             October 1, 2035                --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                            98.41%                    --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline                   100.00%                    --
   Mortgage Loans(2)
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor                                                --
   Properties(2)                                                      0.00%
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.00%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
      California........................................              60.51%
      Florida...........................................               9.35
      Virginia..........................................               6.17
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                              2.73%                     --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 6
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 6 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-15

--------------------------------------------------------------------------------

            SELECTED GROUP 7 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE   WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of Group 7 Mortgage Loans                                       566                      --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                               $156,104,523.23                --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $56,000.00 to $1,500,000.00      $275,803(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           4.750% to 8.375%               6.111%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                    1.875% to 4.375%               2.467%
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                   10.375% to 14.125%             11.902%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                  48 to 59 months             58 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                         0.380% to 1.410%               0.390%
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              348 to 359 months            358 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                               1 to 12 months               2 months
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                    6.67% to 100.00%               76.42%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                      621 to 810                   714
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                            September 1, 2035               --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                           89.31%                     --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline
   Mortgage Loans(2)                                                 100.00%                    --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor
   Properties(2)                                                     13.25%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)             40.06%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               1.44%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.00%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
   California........................................                38.72%
   Nevada............................................                22.45
   Arizona...........................................                 6.91
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                              2.21%                     --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 7
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 7 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-16

--------------------------------------------------------------------------------

            SELECTED GROUP 8 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

----------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE    WEIGHTED AVERAGE
----------------------------------------------------------------------------------------------------------

Number of Group 8 Mortgage Loans                                        172                      --
----------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                $99,733,466.15                 --
----------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $360,000.00 to $1,748,129.14      $579,846(1)
----------------------------------------------------------------------------------------------------------
Current Interest Rate                                            5.250% to 6.875%               5.834%
----------------------------------------------------------------------------------------------------------
Gross Margin                                                          2.250%                     --
----------------------------------------------------------------------------------------------------------
Rate Ceiling                                                    10.250% to 11.875%             10.834%
----------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                  117 to 119 months            119 months
----------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                               0.255%                     --
----------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                               357 to 359 months            359 months
----------------------------------------------------------------------------------------------------------
Original Term                                                       360 months                   --
----------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                 1 to 3 months               1 month
----------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                     38.84% to 89.89%               72.88%
----------------------------------------------------------------------------------------------------------
Credit Scores                                                       661 to 814                   745
----------------------------------------------------------------------------------------------------------
Latest Maturity Date                                            September 1, 2035                --
----------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                            88.71%                     --
----------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline
   Mortgage Loans(2)                                                   0.00%                     --
----------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor                                                --
   Properties(2)                                                       0.00%
----------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              36.59%                     --
----------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)                0.00%                     --
----------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                         0.00%                     --
----------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                   0.00%                     --
----------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
   California........................................                 69.83%
   Virginia..........................................                  5.55
----------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                               2.13%                     --
----------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 8
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 8 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-17

--------------------------------------------------------------------------------

            SELECTED GROUP 9 MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

----------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE    WEIGHTED AVERAGE
----------------------------------------------------------------------------------------------------------

Number of Group 9 Mortgage Loans                                        171                     --
----------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                $99,159,730.41                --
----------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $359,800.00 to $1,870,000.00     $579,881(1)
----------------------------------------------------------------------------------------------------------
Current Interest Rate                                            5.375% to 8.625%              6.276%
----------------------------------------------------------------------------------------------------------
Gross Margin                                                     2.250% to 3.250%              2.254%
----------------------------------------------------------------------------------------------------------
Rate Ceiling                                                    10.375% to 13.625%            11.276%
----------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                  116 to 119 months           119 months
----------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                          0.255% to 0.985%              0.258%
----------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                               356 to 359 months           359 months
----------------------------------------------------------------------------------------------------------
Original Term                                                       360 months                  --
----------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                 1 to 4 months              1 month
----------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                     31.87% to 95.00%              74.95%
----------------------------------------------------------------------------------------------------------
Credit Scores                                                       601 to 805                  705
----------------------------------------------------------------------------------------------------------
Latest Maturity Date                                             September 1, 2035              --
----------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                            92.95%                    --
----------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline
   Mortgage Loans(2)                                                  100.00%                   --
----------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor                                                --
   Properties(2)                                                       6.97%
----------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              33.95%                    --
----------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)                0.40%                    --
----------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                         0.00%                    --
----------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                   0.00%                    --
----------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
   California...........................................              72.00%
   Florida..............................................               5.04
----------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                               1.89%                    --
----------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the Group 9
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 9 Mortgage
     Loans.

--------------------------------------------------------------------------------

                                      S-18

--------------------------------------------------------------------------------

     SELECTED CB CROSSED LOAN GROUP MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE   WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of CB Crossed Loan Group Mortgage Loans                        1,281                     --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                               $462,203,373.41                --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $56,669.39 to $1,500,000.00      $360,814(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           4.125% to 6.875%               5.550%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                         2.250%                     --
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                    9.125% to 12.375%             10.643%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                 33 to 120 months             77 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                         0.255% to 0.380%               0.267%
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              356 to 360 months            359 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                                0 to 4 months               1 month
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                    15.25% to 95.00%               71.89%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                      600 to 816                   737
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                             October 1, 2035                --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                           82.55%                     --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline                   100.00%                    --
   Mortgage Loans(2)
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor                                                --
   Properties(2)                                                      2.37%
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)              0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.30%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.18%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
      California........................................             44.91%
      Florida...........................................             11.90
      Virginia..........................................              6.20
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                              0.64%                         --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the CB Crossed
     Loan Group Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the CB Crossed Loan
     Group Mortgage Loans.

--------------------------------------------------------------------------------

                                      S-19

--------------------------------------------------------------------------------

     SELECTED DB CROSSED LOAN GROUP MORTGAGE LOAN DATA AS OF OCTOBER 1, 2005

---------------------------------------------------------------------------------------------------------
                                                            RANGE, TOTAL OR PERCENTAGE   WEIGHTED AVERAGE
---------------------------------------------------------------------------------------------------------

Number of DB Crossed Loan Group Mortgage Loans                         909                      --
---------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                               $354,997,719.79                --
---------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                   $56,000.00 to $1,870,000.00      $390,537(1)
---------------------------------------------------------------------------------------------------------
Current Interest Rate                                           4.750% to 8.625%               6.079%
---------------------------------------------------------------------------------------------------------
Gross Margin                                                    1.875% to 4.375%               2.347%
---------------------------------------------------------------------------------------------------------
Rate Ceiling                                                   10.250% to 14.125%             11.427%
---------------------------------------------------------------------------------------------------------
Months to First Adjustment Date                                 48 to 119 months             92 months
---------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                         0.255% to 1.410%               0.315%
---------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                              348 to 359 months           358 months
---------------------------------------------------------------------------------------------------------
Original Term                                                      360 months                   --
---------------------------------------------------------------------------------------------------------
Number of Months Since Origination                               1 to 12 months              2 months
---------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                    6.67% to 100.00%              75.01%
---------------------------------------------------------------------------------------------------------
Credit Scores                                                      601 to 814                  720
---------------------------------------------------------------------------------------------------------
Latest Maturity Date                                            September 1, 2035               --
---------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans                           90.16%                     --
---------------------------------------------------------------------------------------------------------
Percentage of "Alternative" Underwriting Guideline                   71.91%                     --
   Mortgage Loans(2)
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor                                                --
   Properties(2)                                                      7.77%
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Premiums(2)             37.38%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by PMI Policies(2)               0.74%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Buydown Loans(2)                                        0.00%                     --
---------------------------------------------------------------------------------------------------------
Percentage of Leasehold Mortgages(2)                                  0.00%                     --
---------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
      California........................................             56.75%
      Nevada............................................             10.78
---------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                              1.08%                     --
---------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid principal balance of the DB Crossed
     Loan Group Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the DB Crossed Loan
     Group Mortgage Loans.

--------------------------------------------------------------------------------

          The characteristics of the Loan Groups may change because:

          o    Prior to the issuance of the Certificates, the Depositor may remove Mortgage Loans from a Loan Group. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in a Loan Group
               prior to the Closing Date.

          o    After the issuance of the Certificates, Mortgage Loans in a Loan
               Group may be removed from the Trust because of repurchases by the
               Depositor, the Seller or an Originator, as applicable, for breaches of representations or failure to deliver required documents. Under certain circumstances, the Depositor, the Seller or an Originator, as applicable, may instead make substitutions for defective Mortgage Loans.

          These removals and/or substitutions may result in changes in the Loan
Group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related Offered Certificates.

          Additional information on each Loan Group, the CB Crossed Loan Groups and the DB Crossed Loan Groups appears under "The Mortgage Pool" and in the tables in Appendix A to this Prospectus Supplement.

OPTIONAL TERMINATION

          On any Distribution Date on which either (i) the aggregate Stated
Principal Balance of the CB Crossed Loan Group Mortgage Loans or (ii) the
aggregate Stated Principal Balance of the DB Crossed Loan Group Mortgage Loans
is less than 10% of the aggregate unpaid principal balance of such Mortgage
Loans as of the Cut-off Date, the Master Servicer may, at its option, subject to certain conditions, purchase such Mortgage Loans, which would effect an early retirement of the related classes of Certificates.

--------------------------------------------------------------------------------

                                      S-20

--------------------------------------------------------------------------------

          See "The Pooling and Servicing Agreement and the Servicing
Agreements--Optional Termination" in this Prospectus Supplement.

          IF THE MASTER SERVICER PURCHASES THE CB CROSSED LOAN GROUP MORTGAGE
LOANS OR THE DB CROSSED LOAN GROUP MORTGAGE LOANS, THE RELATED CERTIFICATES
OUTSTANDING AT THAT TIME WILL BE RETIRED EARLIER THAN WOULD OTHERWISE BE THE
CASE.

          See "Prepayment and Yield Considerations" in this Prospectus
Supplement.

PRIORITY OF DISTRIBUTIONS

          Distributions (i) to each Group will be made on each Distribution Date from the Pool Distribution Amount for the related Loan Group, (ii) to the Class
CB Certificates will be made on each Distribution Date from the Pool
Distribution Amounts for the CB Crossed Loan Group Mortgage Loans and (iii) to
the Class DB Certificates will be made on each Distribution Date from the Pool
Distribution Amounts for the DB Crossed Loan Group Mortgage Loans, in the
following order of priority:

          o    First, to the Senior Certificates of the Group to pay interest;

          o    Second, to the Senior Certificates of the Group entitled to receive distributions of principal, as set forth in this
               Prospectus Supplement under "Description of the
               Certificates--Distributions on the Certificates--Principal," to
               pay principal;

          o    Third, to each class of Class B Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class CB-1 or Class DB-1
               Certificates, as the case may be; and

          o    Fourth, to the Class 1-A-R Certificate, any remaining amounts.

          All of the distributions described above are subject to the limitations set forth in this Prospectus Supplement under "Description of the
Certificates--Distributions on the Certificates--Interest" and "--Principal."

          Under certain circumstances described in this Prospectus Supplement, certain principal payments that would otherwise be made on the Class CB
Certificates may be made instead on the Senior Certificates of one or more of the CB Crossed Groups and certain principal payments that would otherwise be made on the Class DB Certificates may be made instead on the Senior Certificates of one or more of the DB Crossed Groups. See "Description of the
Certificates--Distributions on the Certificates--Cross Collateralization" in
this Prospectus Supplement.

          Prepayment premiums on the Mortgage Loans will be retained by the applicable Servicer as additional servicing compensation and will not be paid to the holders of Certificates.

INTEREST DISTRIBUTIONS

          The amount of interest that will be payable on your Certificates on each Distribution Date is equal to:

          o    interest accrued at the applicable pass-through rate on your
               Certificate during the related interest accrual period, minus

          o    the amount allocated to your class of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans, interest rate limitations applicable to certain military or similar personnel and interest losses allocated to your class, as described under "The Pooling and Servicing Agreement and the
               Servicing Agreements--Compensating Interest" and "Description of
               the Certificates--Distributions on the Certificates--Interest" in
               this Prospectus Supplement.

          See "Description of the Certificates--Distributions on the
Certificates--Interest" in this Prospectus Supplement.

--------------------------------------------------------------------------------

                                      S-21

--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTIONS

          On each Distribution Date, principal distributions to the Certificates will be made in the order and priority described under "Description of the
Certificates--Distributions on the Certificates--Priority of Distributions" in
this Prospectus Supplement.

CREDIT SUPPORT

          Credit support for the Certificates is provided by subordination as follows:

       SUBORDINATION OF CLASS CB CERTIFICATES(1)

             -------------------------------------------------------
                           Group 1, Group 2, Group
             Priority of   3, Group 4, Group 5 and
               Payment          Group 6 Senior
                                 Certificates
                            (Credit Support 4.25%)
             -------------------------------------
                                  Class CB-1
                            (Credit Support 2.25%)
                           -----------------------
                                  Class CB-2
                            (Credit Support 1.50%)
                           -----------------------
                                  Class CB-3
                            (Credit Support 1.00%)
                           -----------------------
                                  Class CB-4
                            (Credit Support 0.55%)
                           -----------------------
                                  Class CB-5
                            (Credit Support 0.20%)
                           -----------------------------------------
                                  Class CB-6              Order of
                            (Credit Support 0.00%)   Loss Allocation
             -------------------------------------------------------

----------
(1)  The credit support percentage set forth in this chart shows the initial balance of the classes of Certificates subordinate to a class or classes as a percentage of the initial aggregate Pool Principal Balance of the CB
     Crossed Loan Groups.

--------------------------------------------------------------------------------

                                      S-22

--------------------------------------------------------------------------------

                    SUBORDINATION OF CLASS DB CERTIFICATES(1)

             -------------------------------------------------------
                            Group 7, Group 8 and
             Priority of       Group 9 Senior
               Payment          Certificates
                           (Credit Support 6.00%)
             ------------------------------------
                                 Class DB-1
                           (Credit Support 2.90%)
                           ----------------------
                                 Class DB-2
                           (Credit Support 1.90%)
                           ----------------------
                                 Class DB-3
                           (Credit Support 1.30%)
                           ----------------------
                                 Class DB-4
                           (Credit Support 0.75%)
                           ----------------------
                                 Class DB-5
                           (Credit Support 0.30%)
                           -----------------------------------------
                                 Class DB-6             Order of
                           (Credit Support 0.00%)    Loss Allocation
             -------------------------------------------------------

----------
(1)  The credit support percentage set forth in this chart shows the initial balance of the classes of Certificates subordinate to a class or classes as a percentage of the initial aggregate Pool Principal Balance of the DB
     Crossed Loan Groups.

          See "Description of the Certificates--Distributions on the
Certificates--Priority of Distributions" and "--Allocation of Losses" in this
Prospectus Supplement.

          After the related Class B Certificates are no longer outstanding, any principal losses allocated to a class of Super Senior Certificates will be borne by the related class of Super Senior Support Certificates, for so long as such class of Super Senior Support Certificates is outstanding.

          Under certain circumstances, certain principal payments on the
Mortgage Loans in a CB Crossed Loan Group otherwise distributable to the Class
CB Certificates may be allocated to the Senior Certificates of an unrelated CB
Crossed Group and certain principal payments on the Mortgage Loans in a DB
Crossed Loan Group otherwise distributable to the Class DB Certificates may be allocated to the Senior Certificates of an unrelated DB Crossed Group as discussed in "Description of the Certificates--Distributions on the
Certificates--Cross-Collateralization" in this Prospectus Supplement.

Shifting Interest in Prepayments

          Additional credit enhancement is provided by the allocation of all principal prepayments and certain liquidation proceeds on the Mortgage Loans in a Loan Group to the Senior Certificates of the related Group, subject to certain exceptions, for the first seven years and the disproportionately greater allocation of prepayments to such Senior Certificates over the following four years. The disproportionate allocation of prepayments on the Mortgage Loans in a
Loan Group will accelerate the amortization of those Senior Certificates relative to the amortization of the related Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates of a Group should be maintained and may be increased during the first eleven years.

          See "Description of the Certificates-- Distributions on the
Certificates--Principal" in this Prospectus Supplement.

--------------------------------------------------------------------------------

                                      S-23

--------------------------------------------------------------------------------

PREPAYMENT AND YIELD CONSIDERATIONS

          The yield to maturity on your Offered Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the Mortgage Loans in the related
Loan Groups. As a result, your yield may fluctuate significantly.

          o    In general, if you purchased your Offered Certificate at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

          o    Conversely, if you purchased your Offered Certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

          Because each class of Super Senior Support Certificates will bear principal losses allocated to the related class of Super Senior Certificates, as well as their own shares of such losses, once the related Subordinate
Certificates are no longer outstanding, the yield to maturity of such class of
Super Senior Support Certificates will be more sensitive to the amount and timing of losses on the Mortgage Loans in the related Loan Group than the related class of Super Senior Certificates.

          The yield to maturity of the Class CB-1, Class CB-2, Class CB-3, Class
DB-1, Class DB-2 and Class DB-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the related Mortgage Loans due to the fact that, once the total class balance of the more junior classes of Certificates has been reduced to zero, all losses on the related Mortgage Loans will be allocated to the Class CB-3, Class CB-2 and Class CB-1 Certificates or the Class
DB-3, Class DB-2 and Class DB-1 Certificates, as the case may be, in that order, until the class balance of each class has been reduced to zero.

          Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Certain of the Mortgage Loans require that the mortgagor pay the lender a prepayment premium on certain prepayments. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

          See "Prepayment and Yield Considerations" in this Prospectus
Supplement and in the Prospectus.

--------------------------------------------------------------------------------

                                      S-24

--------------------------------------------------------------------------------

                       WEIGHTED AVERAGE LIFE (IN YEARS)(1)

                                                      CPR(2)
                                 -----------------------------------------------
CLASS                             10%     15%    20%    25%    30%    40%    50%
-----                            -----   ----   ----   ----   ----   ----   ----

Class 1-A-1...................    7.73   5.51   4.17   3.29   2.67   1.87   1.38
Class 1-A-2...................    7.73   5.51   4.17   3.29   2.67   1.87   1.38
Class 1-A-3...................    7.73   5.51   4.17   3.29   2.67   1.87   1.38
Class 1-A-R...................    0.06   0.06   0.06   0.06   0.06   0.06   0.06
Class 2-A-1...................    7.76   5.52   4.17   3.29   2.67   1.87   1.38
Class 2-A-2...................    7.76   5.52   4.17   3.29   2.67   1.87   1.38
Class 3-A-1...................    7.89   5.59   4.22   3.31   2.68   1.88   1.38
Class 3-A-2...................    7.89   5.59   4.22   3.31   2.68   1.88   1.38
Class 4-A-1...................    8.14   5.72   4.29   3.35   2.71   1.89   1.39
Class 4-A-2...................    8.14   5.72   4.29   3.35   2.71   1.89   1.39
Class 5-A-1...................    7.95   5.63   4.24   3.33   2.69   1.88   1.39
Class 5-A-2...................    7.95   5.63   4.24   3.33   2.69   1.88   1.39
Class 6-A-1...................    8.16   5.73   4.29   3.36   2.71   1.89   1.39
Class 6-A-2...................    8.16   5.73   4.29   3.36   2.71   1.89   1.39
Class 7-A-1...................    7.98   5.61   4.21   3.29   2.65   1.84   1.35
Class 7-A-2...................    7.98   5.61   4.21   3.29   2.65   1.84   1.35
Class 8-A-1...................    7.98   5.61   4.21   3.29   2.65   1.84   1.35
Class 8-A-2...................    7.98   5.61   4.21   3.29   2.65   1.84   1.35
Class 9-A-1...................    8.01   5.63   4.22   3.30   2.66   1.84   1.35
Class 9-A-2...................    8.01   5.63   4.22   3.30   2.66   1.84   1.35
Class CB-1....................   13.33   9.68   7.36   6.05   5.20   4.02   3.18
Class CB-2....................   13.33   9.68   7.36   6.05   5.20   4.02   3.18
Class CB-3....................   13.33   9.68   7.36   6.05   5.20   4.02   3.18
Class DB-1....................   13.74   9.90   7.48   6.12   5.25   4.04   3.25
Class DB-2....................   13.74   9.90   7.48   6.12   5.25   4.04   3.25
Class DB-3....................   13.74   9.90   7.48   6.12   5.25   4.04   3.25

----------
(1)  Determined as described under "Prepayment and Yield
     Considerations--Weighted Average Lives of the Offered Certificates" in this
     Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2)  "CPR" is the Constant Prepayment Rate which is described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered
     Certificates" in this Prospectus Supplement.

FEDERAL INCOME TAX CONSEQUENCES

          For federal income tax purposes, elections will be made to treat the
Trust as multiple "real estate mortgage investment conduits" (each a "REMIC") in a tiered structure.

          o    The Offered Certificates (other than the Class 1-A-R Certificate)
               will constitute "regular interests" in the applicable REMIC and will be treated as debt instruments for federal income tax purposes.

          o    The Class 1-A-R Certificate will constitute the sole "residual interest" in each REMIC.

          Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

          Certain classes of Offered Certificates may, depending on their respective issue prices, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

          The Holder of the Class 1-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R
Certificate other than the distribution of its class balance and interest on that balance.

--------------------------------------------------------------------------------

                                      S-25

--------------------------------------------------------------------------------

          For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences"
in this Prospectus Supplement and in the Prospectus.

LEGAL INVESTMENT

          If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the
Offered Certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

          o    The Senior Certificates, the Class CB-1 Certificates and the
               Class DB-1 Certificates will constitute "mortgage related
               securities" for purposes of the Secondary Mortgage Market
               Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

          o    The Class CB-2, Class CB-3, Class DB-2 and Class DB-3
               Certificates will not constitute "mortgage related securities"
               under SMMEA.

          See "Legal Investment Considerations" in the Prospectus.

ERISA CONSIDERATIONS

          If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account
(an "IRA"), subject to the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "CODE"), or any federal, state or local law ("SIMILAR LAW") which is similar to ERISA or the Code (collectively, a "PLAN"), you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the
Code or Similar Law.

          Subject to the considerations and conditions described under "ERISA
Considerations" in this Prospectus Supplement, it is expected that the Offered
Certificates (other than the Class 1-A-R Certificate) may be purchased by Plans.
THE CLASS 1-A-R CERTIFICATE MAY NOT BE ACQUIRED BY PLANS.

          See "ERISA Considerations" in this Prospectus Supplement and "Benefit
Plan Considerations" in the Prospectus.

--------------------------------------------------------------------------------

                                      S-26

                                  RISK FACTORS

          o    The Offered Certificates are not suitable investments for all investors.

          o    The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in
               mortgage-backed securities.

          o    You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit,
               liquidity and market risks associated with those Offered
               Certificates.

          o    You should carefully consider the risk factors discussed below in addition to the other information contained in this Prospectus
               Supplement and the Prospectus.

ALTERNATIVE UNDERWRITING STANDARDS MAY INCREASE RISK OF LOSS

          All of the Mortgage Loans (other than the Group 8 Mortgage Loans) have been originated using "Alternative" underwriting guidelines. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by the applicable Originators. For example, such Mortgage Loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. See "The Mortgage
Pool--Underwriting Standards of Bank of America--Alternative Underwriting
Standards" and "--Underwriting Standards of Countrywide Home Loans,
Inc.--Expanded Underwriting Guidelines" in this Prospectus Supplement.
Accordingly, such Mortgage Loans may experience rates of delinquency, default, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the general underwriting standards of the applicable Originators. See "Prepayment and Yield Considerations" herein.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY
RESULT IN INCREASED DELINQUENCIES AND LOSSES OR HIGHER RATES OF PREPAYMENT

          A substantial number of the Mortgage Loans in each Loan Group have an initial period where no scheduled payments of principal are required. See
"Summary of Terms--Mortgage Pool" for the percentages of these Mortgage Loans in each Loan Group, the CB Crossed Loan Groups and the DB Crossed Loan Groups. This
interest only period on each Mortgage Loan (other than the Group 7 Mortgage
Loans) is equal to the initial fixed rate period and the interest only period on each Group 7 Mortgage Loan is 5 years or 10 years. During this period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the Mortgage Loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related Certificates from these
Mortgage Loans during their interest only period except in the case of a prepayment.

          After the initial interest only period, payments on an Interest Only
Mortgage Loan will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under the related Mortgage Loan, particularly if it coincides with an increase in the mortgage interest rate on the adjustment date on which principal payments commence or subsequent adjustment dates. In underwriting interest only mortgage loans, originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their
Mortgage Loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period. Losses, to the extent not covered by credit enhancement, will be allocated to the related Certificates.

          Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from

                                      S-27

origination. In particular, these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

THE RATE OF DEFAULT ON MORTGAGE LOANS THAT ARE SECURED BY INVESTOR PROPERTIES
MAY BE HIGHER THAN ON OTHER MORTGAGE LOANS

          Certain of the Mortgage Loans are expected to be secured by investor properties. See "Summary of Terms--Mortgage Pool" for the percentages of these
Mortgage Loans in each Loan Group, the CB Crossed Loan Groups and the DB Crossed
Loan Groups. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the Mortgage Loan.

THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD ON
THE OFFERED CERTIFICATES

          The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate of payments of principal on the applicable Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on such Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time.

          The rate of principal payments on the Mortgage Loans mainly will be affected by the following:

          o    the amortization schedules of the Mortgage Loans;

          o    the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

          o    liquidations of the properties that secure defaulted Mortgage
               Loans;

          o    repurchases of Mortgage Loans by the Depositor, the Seller or the
               Originators, as applicable, as a result of defective
               documentation or breaches of representations or warranties;

          o    the optional repurchase of certain of the Mortgage Loans by the
               Master Servicer under the circumstances described under "The
               Pooling and Servicing Agreement and the Servicing
               Agreements--Optional Termination" in this Prospectus Supplement.

          For a more detailed discussion of these factors, see "The Pooling and
Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage
Loans," "--Optional Termination" and "Prepayment and Yield Considerations" in
this Prospectus Supplement and "The Pooling and Servicing Agreement--Assignment
of Mortgage Loans to the Trustee" and "--Termination; Repurchase of Mortgage
Loans and Mortgage Certificates" and "Prepayment and Yield Considerations" in
the Prospectus.

          The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic and other factors, but depends greatly on the level of mortgage interest rates:

          o    If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to
               refinancings.

          o    Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

          Mortgage originators (including the Originators) make general and, in some cases, targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

                                      S-28

          The rate of prepayment on the Mortgage Loans may be affected by prepayment premiums. Some of the Mortgage Loans require that the mortgagor pay to the lender a premium under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. All of the prepayment premiums with respect to the Group 7 Mortgage Loans, Group 8 Mortgage Loans and Group 9
Mortgage Loans are scheduled to expire by July 2010. There are no prepayment premiums with respect to the Group 1 Mortgage Loans, Group 2 Mortgage Loans,
Group 3 Mortgage Loans, Group 4 Mortgage Loans, Group 5 Mortgage Loans and Group
6 Mortgage Loans. These premiums may discourage a mortgagor from prepaying its
Mortgage Loan during the applicable period. Prepayment premiums on the Mortgage
Loans will be retained by the applicable Servicer as additional servicing compensation and will not be paid to the holders of Certificates.

          If you are purchasing Offered Certificates at a discount, you should consider the risk that if principal payments on the applicable Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected.

          If you are purchasing Offered Certificates at a premium you should consider the risk that if principal payments on the applicable Mortgage Loans occur at a rate faster than you expected, your yield may be lower than you expected.

          See "Summary of Terms--Prepayment and Yield Considerations" and
"Prepayment and Yield Considerations" in this Prospectus Supplement.

THE VARIABLE RATE OF INTEREST ON THE CERTIFICATES WILL AFFECT YOUR YIELD

          The mortgage interest rate on each Mortgage Loan will adjust following its initial fixed period, if any, to equal the sum of an index and a gross margin. Mortgage interest rate adjustments generally will be subject to certain limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, each mortgage interest rate will be subject to an overall maximum mortgage interest rate. See "The
Mortgage Pool" in this Prospectus Supplement.

          The pass-through rate on each class of Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the applicable
Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index. Moreover, although each Mortgage Loan has a maximum mortgage interest rate, generally, none of the Mortgage Loans has a specified floor. Accordingly, the minimum mortgage interest rate to which substantially all of the Mortgage Loans may adjust will be the applicable gross margin. In addition, if, despite increases in the applicable index, the mortgage interest rate on any Mortgage Loan cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on the related Certificates could be adversely affected. Further, because the pass-through rates on the Certificates will be based on a weighted average of the Net Mortgage Interest Rates of the related Mortgage Loans, disproportionate principal payments on the related Mortgage Loans having Net
Mortgage Interest Rates higher or lower than the then-current pass-through rates on such Certificates will affect the pass-through rates for such Certificates for future periods and the yields on such Certificates. See "The Mortgage Pool,"
"Prepayment and Yield Considerations" and the tables in Appendix A in this
Prospectus Supplement.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

          If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of Offered Certificates, the Offered Certificates may not be an
appropriate investment for you. This may be the case because, among other things:

          o    if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans;

          o    the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the
               applicable Mortgage Loans and the priority of principal
               distributions among the classes of Certificates, and as such, the
               Offered Certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of
               distributions;

                                      S-29

          o    you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

          o    a secondary market for the Offered Certificates may not develop or provide you with liquidity of investment; and

          o    you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a
               different year.

          If you are an individual investor considering the purchase of an
Offered Certificate, you should also carefully consider the other risk factors discussed in this Prospectus Supplement and the special considerations discussed under the headings "Summary of Terms -- Prepayment and Yield Considerations" and
"Prepayment and Yield Considerations" in this Prospectus Supplement and
"Prepayment and Yield Considerations" in the Prospectus.

SUBORDINATION OF SUPER SENIOR SUPPORT AND CLASS B CERTIFICATES INCREASES RISK OF
LOSS

          If you purchase Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the applicable Mortgage Loans than are holders of the Senior Certificates of the related Groups.

          o    The rights of each class of Class CB Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Certificates of the CB Crossed Groups and
               each class of Class CB Certificates with a lower numerical designation. For example, the Class CB-2 Certificates will not receive principal or interest on a Distribution Date until the
               Senior Certificates of the CB Crossed Groups and the Class CB-1
               Certificates have received the amounts to which they are entitled on that Distribution Date.

          o    The rights of each class of Class DB Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Certificates of the DB Crossed Groups and
               each class of Class DB Certificates with a lower numerical designation. For example, the Class DB-2 Certificates will not receive principal or interest on a Distribution Date until the
               Senior Certificates of the DB Crossed Groups and the Class DB-1
               Certificates have received the amounts to which they are entitled on that Distribution Date.

          o    Losses that are realized on the CB Crossed Loan Group Mortgage
               Loans or the DB Crossed Loan Group Mortgage Loans, respectively, will be allocated first to the Class CB-6 or Class DB-6
               Certificates, as appropriate, then to the Class CB-5 or Class
               DB-5 Certificates, as appropriate, and so on, in reverse
               numerical order of the applicable Class B Certificates, until the outstanding balances of those classes have been reduced to zero.

          If you purchase a class of Super Senior Support Certificates, you should consider the risk that after the related Class B Certificates are no longer outstanding, the principal portion of losses realized on the Mortgage
Loans in the related Loan Group that are allocated to the related class of Super
Senior Certificates will be borne by your class of Super Senior Support
Certificates, rather than the related class of Super Senior Certificates, for so long as your class of Super Senior Support Certificates is outstanding. See
"Description of the Certificates--Allocation of Losses" in this Prospectus
Supplement.

          For a more detailed description of the subordination feature of the
Class B Certificates, see "Description of the Certificates--Allocation of
Losses" and "--Distributions on the Certificates--Cross-Collateralization" in
this Prospectus Supplement.

CLASS CB CERTIFICATES PROVIDE SUBORDINATION FOR CB CROSSED GROUPS AND CLASS DB
CERTIFICATES PROVIDE SUBORDINATION FOR DB CROSSED GROUPS

          Because the Class CB Certificates provide credit support for the CB
Crossed Groups, the outstanding class balances of the Class CB Certificates could be reduced to zero as a result of a disproportionate amount of Realized
Losses on the Mortgage Loans in one of the CB Crossed Loan Groups. Therefore,
Realized Losses on the Mortgage Loans in one CB Crossed Loan Group will reduce the subordination provided by the Class CB Certificates to the

                                      S-30

Senior Certificates of the other CB Crossed Groups and increase the likelihood that Realized Losses may be allocated to such other Senior Certificates. See
"Description of the Certificates--Allocation of Losses" herein.

          Because the Class DB Certificates provide credit support for the DB
Crossed Groups, the outstanding class balances of the Class DB Certificates could be reduced to zero as a result of a disproportionate amount of Realized
Losses on the Mortgage Loans in one of the DB Crossed Loan Groups. Therefore,
Realized Losses on the Mortgage Loans in one DB Crossed Loan Group will reduce the subordination provided by the Class DB Certificates to the Senior
Certificates of the other DB Crossed Groups and increase the likelihood that
Realized Losses may be allocated to such other Senior Certificates. See
"Description of the Certificates--Allocation of Losses" herein.

          Under certain circumstances principal otherwise payable to the Class
CB or Class DB Certificates will be paid to the Senior Certificates of the CB
Crossed Groups or DB Crossed Groups, as applicable, as described under
"Description of the Certificates--Distributions on the
Certificates--Cross-Collateralization" in this Prospectus Supplement.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT
TO PAY INTEREST ON YOUR CERTIFICATES

          When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicers are required to cover a portion of the shortfall in interest collections that is attributable to partial prepayments and prepayments in full on the Mortgage Loans, but only up to an amount of compensating interest equal to their servicing fee for the related month. To the extent these shortfalls from the Mortgage Loans in the CB Crossed
Loan Groups or the DB Crossed Loan Groups are not covered by the amount of compensating interest allocable to such Loan Groups, they will be allocated pro rata to the related classes of Certificates.

          In addition, the Servicers will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws. Any such shortfalls from the CB Crossed Loan Groups or the DB Crossed Loan Groups will be borne pro rata by the related classes of
Certificates.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO DEPOSITOR, SELLER, MASTER SERVICER,
SERVICERS, SECURITIES ADMINISTRATOR OR TRUSTEE

          Proceeds of the Mortgage Loans will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Servicers, the Securities
Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Seller and the Originators with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations.

          Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the
Seller, the Master Servicer, the Servicers, the Securities Administrator, the
Trustee or any of their affiliates. Consequently, if payments on the Mortgage
Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Seller, the
Master Servicer, the Servicers, the Securities Administrator, the Trustee or any
of their affiliates.

LIMITED LIQUIDITY

          The Underwriter intends to make a market for purchase and sale of the
Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

          The secondary market for mortgage backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Certificates that are especially

                                      S-31

sensitive to prepayment, credit, or interest rate risk (such as the Super Senior
Support Certificates and the Subordinate Certificates), or that have been structured to meet the investment requirements of limited categories of investors.

GEOGRAPHIC CONCENTRATION MAY INCREASE RISK OF LOSS DUE TO ADVERSE ECONOMIC
CONDITIONS OR NATURAL DISASTERS

          At various times, certain geographic regions will experience weaker economic conditions or might experience weaker housing markets or inflated housing prices. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the tables entitled "Geographic Distribution of the
Mortgaged Properties" in Appendix A to this Prospectus Supplement for a listing of the locations and concentrations of Mortgaged Properties.

          Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in delinquencies and losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the Offered Certificates.

RECENT STORMS MAY ADVERSELY AFFECT HOLDERS OF THE OFFERED CERTIFICATES

          Mortgaged Properties located in Louisiana, Alabama, Mississippi,
Florida, Texas and certain other states may have sustained damage as a result of
Hurricanes Katrina and Rita and other recent hurricanes and tropical storms, including Hurricane Wilma (the effect of which is not known by the Depositor, the Master Servicer, the Servicers or the Originators as of the date of this
Prospectus Supplement) or may sustain damage in the future from hurricanes or tropical storms. The concentration of Mortgaged Properties by state and geographic areas are identified under the tables entitled "Geographic
Distribution of Mortgaged Properties" in Appendix A to this Prospectus
Supplement. In addition, even if a Mortgaged Property is undamaged, a borrower's ability to make payments on the related Mortgage Loan may be affected as the result of interruption or loss of employment due to destruction of businesses in the affected areas or forced evacuations. Furthermore, as a result of these evacuations some borrowers may be reluctant or unable to make payments on their
Mortgage Loans while prevented from occupying the Mortgaged Property. None of the Depositor, the Master Servicer, the Servicers or the Originators has
determined whether any of the Mortgaged Properties has been damaged by any storm or whether a borrower has been otherwise adversely affected. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected regions has not occurred or that losses or delinquencies resulting from such storms will not occur.

          Each Originator will have represented that, as of the date of transfer of the Mortgage Loans to the Seller, and the Seller will represent that, as of the Closing Date, each Mortgaged Property securing a Mortgage Loan is in good repair and is undamaged so as not to affect adversely the value of the Mortgaged
Property as security for the Mortgage Loan or the use for which the premises were intended. In the event of a breach of such representation with respect to a
Mortgaged Property, the Originators or Seller will be obligated to repurchase such Mortgage Loan or substitute a Mortgage Loan meeting the requirements of the
Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement and
the Servicing Agreements--Repurchases of the Mortgage Loans" in this Prospectus
Supplement. Any such repurchases will have the same effect as prepayments of the affected Mortgage Loans.

          Any repurchases of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and therefore may adversely affect the yields on any Offered Certificates which are purchased at a premium.

          Losses resulting from delinquencies and defaults on Mortgage Loans as a consequence of Hurricanes Katrina and Rita or other hurricanes and storms, including Hurricane Wilma, other than as a consequence of damage to the
Mortgaged Properties prior to the Closing Date, will be borne by the
Certificates.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

          All of the Offered Certificates, other than the Class 1-A-R
Certificate, are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company. Transactions in the Book-Entry
Certificates generally can be effected only through DTC and DTC Participants. As a result:

                                      S-32

          o    your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

          o    under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the
               Securities Administrator to DTC, and not directly to you.

          For a more detailed discussion of the Book-Entry Certificates, see
"Description of the Certificates--Book-Entry Certificates" in this Prospectus
Supplement.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES

          The mortgages or assignments of mortgage for some of the Mortgage
Loans may have been recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Trust. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if
MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the
Trust and will reduce the amount available to make distributions on the related
Certificates.

          The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to Certificateholders and increase the amount of losses on the Mortgage Loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

TAX CONSEQUENCES OF THE CLASS 1-A-R CERTIFICATE

          o    The Class 1-A-R Certificate will be the sole "residual interest"
               in each REMIC for federal income tax purposes.

          o    The holder of the Class 1-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

          o    Treasury regulations have been issued that require a seller of the Class 1-A-R Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

          o    Due to its tax consequences, the Class 1-A-R Certificate will be subject to restrictions on transfer that may affect its
               liquidity. In addition, the Class 1-A-R Certificate may not be acquired by Plans.

          See "Description of the Certificates--Restrictions on Transfer of the
Class 1-A-R Certificate," "Prepayment and Yield Considerations--Yield on the
Class 1-A-R Certificate," "ERISA Considerations" and "Federal Income Tax
Consequences" in this Prospectus Supplement.

UNITED STATES MILITARY OPERATIONS MAY INCREASE RISK OF RELIEF ACT SHORTFALLS

          As a result of military operations in Afghanistan and Iraq, the United
States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the Trust, the interest rate limitation of the

                                      S-33

Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans in the Trust, which will be borne by all classes of Certificates. The Depositor has not taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations. See "Description of the Certificates--Distributions
on the Certificates--Interest" in this Prospectus Supplement and "Certain Legal
Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws"
in the Prospectus.

                                THE MORTGAGE POOL

          The descriptions of the Mortgage Loans and the Mortgaged Properties
below and in Appendix A are based upon the expected characteristics of the
Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The
Depositor believes that the information set forth in this Prospectus Supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans in a
Loan Group, the CB Crossed Loan Groups or the DB Crossed Loan Groups are
approximate percentages of the aggregate Stated Principal Balance of the
Mortgage Loans in such Loan Group or Loan Groups as of the Cut-off Date.

          The Trust will consist primarily of a pool (the "MORTGAGE POOL") of adjustable interest rate, fully-amortizing mortgage loans (the "MORTGAGE LOANS")
secured by first liens on one- to four-family residential properties. The
Mortgage Loans have been divided into nine Loan Groups The Mortgage Loans in each Loan Group have the characteristics set forth in the tables under "Summary of Terms--Mortgage Pool."

          Each mortgage note provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period set forth on the table on page S-9 and adjusts annually or semi-annually thereafter (each, an
"ADJUSTMENT DATE"). Each Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.

          Certain of the Mortgage Loans are Interest Only Mortgage Loans.
"INTEREST ONLY MORTGAGE LOANS" are Mortgage Loans that require only payments of interest until the month following the first Adjustment Date. See "Summary of
Terms--Mortgage Pool" for the percentages of these Mortgage Loans in each Loan
Group, the CB Crossed Loan Groups and the DB Crossed Loan Groups.

          Some of the Mortgage Loans require that the mortgagor pay to the lender a premium under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid, with all of these prepayment premiums with respect to the Group 7 Mortgage Loans, Group 8 Mortgage Loans and
Group 9 Mortgage Loans scheduled to expire by July 2010. There are no prepayment premiums with respect to the Group 1 Mortgage Loans, Group 2 Mortgage Loans,
Group 3 Mortgage Loans, Group 4 Mortgage Loans, Group 5 Mortgage Loans and Group
6 Mortgage Loans. See "Summary of Terms--Mortgage Pool" for a listing of the concentrations of these Mortgage Loans in each Loan Group and CB Crossed Loan
Groups and the DB Crossed Loan Groups. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Prepayment premiums on the Mortgage Loans will be retained by the applicable Servicer as additional servicing compensation.

          On each Adjustment Date, the mortgage interest rate of each Mortgage
Loan will adjust to the sum of the applicable Index (as defined below) and the number of basis points specified in the applicable mortgage note (the "GROSS
MARGIN"), rounded up as specified in the related note, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the "PERIODIC
CAP"). The Periodic Caps for the Crossed Loan Group Mortgage Loans with Periodic
Caps range from 2% to 6% for the first Adjustment Date and then are 1% or 2%
thereafter. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a "RATE CEILING").
Generally none of the Mortgage Loans is subject to a lifetime minimum mortgage interest rate. Therefore, the minimum mortgage interest rate for substantially all of the Mortgage Loans will be the applicable Gross Margin for that Mortgage
Loan. On the first due date following each Adjustment Date for each Mortgage
Loan , the monthly payment for the Mortgage Loan

                                      S-34

will be adjusted, if necessary, to an amount that will fully amortize such
Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

          The index for certain of the Mortgage Loans will be the arithmetic mean of the London interbank offered rate quotations for one year U.S.
Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("ONE-YEAR LIBOR"). In the event
One-Year LIBOR is no longer available, the applicable Servicer of such Mortgage
Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

          The index for certain of the Mortgage Loans will be the arithmetic mean of the London interbank offered rate quotations for six-month U.S.
Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("SIX-MONTH LIBOR and, together with
One-Year LIBOR, an "INDEX"). In the event Six-Month LIBOR is no longer available, the applicable Servicer of such Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

          The following table lists the percentages of the Mortgage Loans in each Loan Group, the CB Crossed Loan Groups and the DB Crossed Loan Groups with
One-Year LIBOR and Six-Month LIBOR:

                         Six-Month LIBOR   One-Year LIBOR
                         ---------------   --------------
Loan Group 1                   0.00%           100.00%
Loan Group 2                   0.00%           100.00%
Loan Group 3                   0.00%           100.00%
Loan Group 4                   0.00%           100.00%
Loan Group 5                   0.00%           100.00%
Loan Group 6                   0.00%           100.00%
Loan Group 7                 100.00%             0.00%
Loan Group 8                   0.00%           100.00%
Loan Group 9                   0.00%           100.00%
CB Crossed Loan Groups         0.00%           100.00%
DB Crossed Loan Groups        43.97%            56.03%

          The Mortgage Pool consists of Mortgage Loans either (i) originated by the Originators or (ii) purchased by the Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. Bank of America and
Countrywide in their capacity as originators or acquirers of the Mortgage Loans are collectively referred to herein as the "ORIGINATORS."

          The table below sets forth the percentage of Mortgage Loans in each
Loan Group and the Crossed Loan Groups that was originated or acquired by each of the Originators listed below:

                                           Countrywide
                         Bank of America    Home Loans
                         ---------------   -----------
Loan Group 1                   100%              0%
Loan Group 2                   100%              0%
Loan Group 3                   100%              0%
Loan Group 4                   100%              0%
Loan Group 5                   100%              0%
Loan Group 6                   100%              0%
Loan Group 7                     0%            100%
Loan Group 8                     0%            100%
Loan Group 9                     0%            100%
CB Crossed Loan Groups         100%              0%
DB Crossed Loan Groups           0%            100%

          All of the Mortgage Loans (other than the Group 8 Mortgage Loans) were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the applicable Originators. See "Risk Factors -- Alternative Underwriting Standards
May Increase Risk of Loss," and

                                      S-35

"--Underwriting Standards of Countrywide Home Loans, Inc.--Expanded Underwriting
Guidelines" and "--Alternative Underwriting Standards of Bank of America" below.

          The Mortgage Loans will be sold by the Seller to the Depositor on the
Closing Date pursuant to a mortgage loan purchase agreement between the Seller and the Depositor (the "MORTGAGE LOAN PURCHASE AGREEMENT"). See "The Pooling and
Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans"
in this Prospectus Supplement.

          As of the Cut-off Date, no Mortgage Loan was delinquent and no
Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months.

          As of the Cut-off Date, certain of the Mortgage Loans were Buydown
Loans subject to Buydown Funds and some of the Mortgage Loans were secured by a mortgage on a ground lease. See "Summary of Terms--Mortgage Pool" for the percentages of these Mortgage Loans in each Loan Group, the CB Crossed Loan
Groups and the DB Crossed Loan Groups and see "The Trust Funds--The Mortgage
Loans--Payment Provisions of the Mortgage Loans" and "Certain Legal Aspects of
the Mortgage Loans--Foreclosure--Leasehold Risks" in the Prospectus.

          As of the Cut-off Date, certain of the Mortgage Loans were covered by existing primary mortgage insurance policies (each, a "PMI POLICY"). The related premium will be paid by the applicable Servicer from a portion of the interest payment due from the related borrower and the per annum premium rate will be set forth in the mortgage loan schedule attached to the Pooling Agreement. See
"Summary of Terms--Mortgage Pool" for the percentages of these Mortgage Loans covered by a PMI Policy in each Loan Group, the CB Crossed Loan Groups and the
DB Crossed Loan Groups.

          No Mortgage Loan will have a Loan-to-Value Ratio over 100%. The
"LOAN-TO-VALUE RATIO" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination over (ii) the value of the related mortgaged property, based on the lesser of any appraisal (or in certain cases, an automated valuation model or tax assessed value) made at, or within the past twelve months of, origination of the Mortgage
Loan or the purchase price; provided, however, that in the case of a refinanced
Mortgage Loan, the value will be based solely on the appraisal (or automated valuation model or tax assessed value) made in connection with the origination of such refinanced Mortgage Loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the
Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage
Loans, see the "Original Loan-to-Value Ratios" tables in Appendix A. Subject to minor exceptions permitted in the discretion of the applicable Originator, each
Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a
Loan-to-Value Ratio at the time of such appraisal of less than 80%.

          The Originators may have used Credit Scores as part of their origination processes. "CREDIT SCORES" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit
Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in

                                      S-36

connection with mortgage loans, but for consumer loans in general. Therefore, a
Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit
Scores set forth in the tables in Appendix A were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the
Seller or any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its
Mortgage Loan according to its terms.

UNDERWRITING STANDARDS OF BANK OF AMERICA

          All of the Mortgage Loans originated or acquired by Bank of America were underwritten in accordance with the following guidelines.

          General

          Each mortgage loan underwritten by Bank of America under its general underwriting standards is underwritten in accordance with guidelines established in the Bank of America's Product and Policy Guides (the "PRODUCT GUIDES"). These
underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing and assets available for downpayment, closing costs and cash reserves. Additionally, guidelines are established regarding the adequacy of the property as collateral for the loan requested. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

          The use of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Bank of America will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. Even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the underwriting guidelines.

          The real estate lending processes for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired.
Information regarding the property to be financed may be provided by the prospective borrower after Bank of America has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, Bank of America generally requires a description of income and obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. If required by product guidelines, an employment verification providing current and historical income information and/or a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          Bank of America may, as part of its overall evaluation of a prospective borrower's creditworthiness, use Credit Scores or a combination of
Credit Scores and mortgage scores. Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. A "mortgage score" takes into account not only a borrower's credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The mortgage score used by Bank of America will either have been developed by Bank of America or by a third party and approved by Bank of America. Some mortgage loans originated by
Bank of America may have no Credit Score or mortgage score or have a Credit
Score that Bank of America believes, as a result of other factors, is not predictive of a borrower's capacity and willingness to pay. In those cases, Bank of America will obtain an alternative credit history that has at least three credit references, one of which is housing related. A prospective borrower with
(1) a higher Credit Score or (2) a higher Credit Score and mortgage score, which, in either event, indicates a more favorable credit history, is eligible for one of Bank of America's accelerated

                                      S-37

processing programs (the "ACCELERATED PROCESSING PROGRAMS"). Loans in the
Accelerated Processing Programs (which include, among others, the All-Ready Home and Rate Reduction Refinance programs described below) are subject to less stringent documentation requirements.

          Once the credit report and any applicable employment and deposit documentation are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes and hazard insurance)
and (ii) to meet other financial obligations and monthly living expenses.

          To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of Bank of America or an affiliate. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. If the loan is a refinance of a loan currently serviced by Bank of
America, or carries a conforming loan amount, the collateral valuation of the property may be established by an automated valuation or the tax assessed value.

          Certain states where the mortgaged properties securing the mortgage loans are located are "anti-deficiency" states, where, in general, lenders providing credit on one-to-four family properties must look solely to the property for repayment in the event of foreclosure. Bank of America's underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

          Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a loan-to-value ratio exceeding 80% and a combined loan-to-value ratio exceeding 95%. The underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit. Secondary financing by a lender other than Bank of America is not prohibited but the terms of such financing are subject to review by Bank of
America and may not be as stringent as Bank of America's underwriting guidelines for secondary financing.

          Bank of America may originate new mortgage loans under its "ALL-READY
HOME" mortgage refinance program. Under this program, a borrower whose mortgage loan is serviced by Bank of America may be eligible for a reduced documentation refinancing if the borrower's mortgage loan has had no delinquent payments in the previous twelve months and the only change is to the mortgage interest rate or term of the mortgage loan. In addition, under its "RATE REDUCTION REFINANCE"
program, Bank of America may offer to refinance a mortgage loan to reduce the mortgage interest rate and/or change the amortization schedule for a borrower who has indicated an interest in refinancing or who has requested payoff information, through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, provided the borrower has had no delinquent mortgage loan payments in the previous twelve months. In such cases,
Bank of America will not apply any significant borrower credit or property underwriting standards. Mortgage Loans initially included in the Trust may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for such a refinancing after his or her Mortgage Loan has been included in the Trust, such Mortgage Loan could be refinanced resulting in a prepayment of such Mortgage Loan.

          Alternative Underwriting Standards

          In addition to the general underwriting standards described above under "--General," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which are Accelerated Processing
Programs.

          Bank of America's "STATED INCOME PROGRAM" provides applicants who have a strong credit and asset base with the ability to obtain home loans with no income verification and a debt-to-income ratio calculation based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income

                                      S-38

Program is designed to meet the needs of applicants who have demonstrated a high regard for their financial obligations as evidenced by a minimum Credit Score.
Salaried and self-employed applicants must have a minimum of two years of continuous employment with the same employer or in the same line of work. A verbal verification of employment confirming the applicant's date of employment, job status and title is required.

          Bank of America's "NO RATIO LOAN PROGRAM" provides applicants who have a strong credit and asset base with the ability to obtain home loans with no income verification or debt-to-income ratio calculation. Under this program, the borrower does not state his income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the borrower must continue to provide documentation of his assets used for down payment, closing costs, and reserves.

          Bank of America's "100% LTV PROGRAM" provides applicants who have a consistent, responsible regard for their financial obligations, as evidenced by a minimum Credit Score, with the ability to obtain a home loan with no down payment. The 100% LTV Program also permits loan-to-value ratios of up to 103%
(including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America verifies income, assets and employment.

          In addition, under its alternative underwriting standards, Bank of
America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a loan-to-value ratio exceeding 80% and a combined loan-to-value ratio exceeding 100%. The alternative underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit.

UNDERWRITING STANDARDS OF COUNTRYWIDE HOME LOANS, INC.

          All of the Mortgage Loans originated or acquired by Countrywide Home
Loans have been originated or acquired by Countrywide Home Loans in accordance with the following credit, appraisal and underwriting standards.

          Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide
Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          In assessing a prospective borrower's creditworthiness, Countrywide
Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home
Loans' processing program (the "PREFERRED PROCESSING PROGRAM"). Countrywide Home
Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

          Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf

                                      S-39

of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home
Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

          Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses
(including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for a fully amortizing 3/1 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for an interest only 3/1/ Mortgage Loan or, an interest only or a fully amortizing 5/1 Mortgage Loan, 7/1 Mortgage Loan or 10/1 Mortgage Loan, the
interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide
Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period and the related purchaser meets Countrywide Home
Loans' underwriting standards that are then in effect.

          Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than
Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

          The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full
Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

          A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an
Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION
PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION
PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS
DOCUMENTATION PROGRAM"), a No Income/ No Asset Documentation Loan Program (the
"NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset
Documentation Loan Program (the "STATED INCOME/STATED ASSET

                                      S-40

DOCUMENTATION PROGRAM") and a Streamlined Documentation Loan Program (the
"STREAMLINED DOCUMENTATION PROGRAM").

          For all mortgage loans originated or acquired by Countrywide Home
Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

          Except with respect to mortgage loans originated pursuant to its
Streamlined Documentation Program, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.
Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie
Mae or Freddie Mac appraisal standards then in effect.

          Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

          In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie
Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The
Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are
described further under the next two headings.

          Standard Underwriting Guidelines

          Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 75% for mortgage loans with original principal balances of up to
$1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans'
Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan. As used in this section of the prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

          Countrywide Home Loans' Standard Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and
Hawaii) and up to 80% on 3 unit properties with principal balances of up to
$556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes,
Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95%
on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and
Hawaii) and up to 75% on 3 unit properties with principal balances of up to
$556,500 ($834,750 in

                                      S-41

Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii).

          Under its Standard Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

          In connection with the Standard Underwriting Guidelines, Countrywide
Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation
Program, the CLUES Plus Documentation Program or the Streamlined Documentation
Program.

          The Alternative Documentation Program permits a borrower to provide W
2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

          Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.
Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.
Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

          The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

          The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by
Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a
Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum
Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to
95%.

          Expanded Underwriting Guidelines

          Mortgage loans which are underwritten pursuant to the Expanded
Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the
Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

          Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 80% for mortgage loans with original principal balances of up to
$1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home
Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to
100% for purchase money mortgage loans with original principal balances of up to
$375,000.

                                      S-42

          For cash-out refinance mortgage loans, Countrywide Home Loans'
Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
90% and original principal balances ranging up to $1,500,000. The maximum
"cash-out" amount permitted is $400,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan.

          Countrywide Home Loans' Expanded Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and
Hawaii) and up to 85% on 3 unit properties with principal balances of up to
$556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes,
Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95%
on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and
Hawaii) and up to 85% on 3 unit properties with principal balances of up to
$556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

          Under its Expanded Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

          In connection with the Expanded Underwriting Guidelines, Countrywide
Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation Loan
Program, the No Income/No Asset Documentation Program and the Stated
Income/Stated Asset Documentation Program. Neither the No Income/No Asset
Documentation Program nor the Stated Income/Stated Asset Documentation Program
is available under the Standard Underwriting Guidelines.

          The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the
Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting
Guidelines.

          Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the Reduced
Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting
Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.
The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

          Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the
maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.
Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

          Under the Stated Income/Stated Asset Documentation Program, the
mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are

                                      S-43

consistent with the borrower's income. The Stated Income/Stated Asset
Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are
generally eligible for sale to Fannie Mae or Freddie Mac.

          Under the Expanded Underwriting Guidelines, Countrywide Home Loans may
also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid
U.S. social security number or a certificate of foreign status (IRS form W-8).
The borrower's income and assets must be verified under the Full Documentation
Program or the Alternative Documentation Program. The maximum Loan-to-Value
Ratio, including secondary financing, is 80%.

                      BANK OF AMERICA, NATIONAL ASSOCIATION

          Bank of America is an indirect wholly-owned subsidiary of Bank of
America Corporation and an affiliate of the Depositor and the Underwriter. Bank of America is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

          Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255. Bank of America is
subject to regulation, supervision and examination by the Office of the
Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans
Administration, the Government National Mortgage Association, Fannie Mae and
Freddie Mac.

                       COUNTRYWIDE HOME LOANS SERVICING LP

          Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING") will act as Servicer of the Mortgage Loans acquired by the Seller from Countrywide Home
Loans. The principal executive offices of Countrywide Servicing are located at
7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas
limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP,
Inc., each a Nevada corporation and a direct wholly owned subsidiary of
Countrywide Home Loans. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation.
Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide
Servicing and is a limited partner.

          Countrywide Home Loans established Countrywide Servicing in February
2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by
CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to
Countrywide Servicing upon sale or securitization of the related mortgage loans.
Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing

                                      S-44

activities are guaranteed by Countrywide Financial Corporation and/or
Countrywide Home Loans when required by the owner of the mortgage loans. As of
June 30, 2005, Countrywide Servicing had a net worth of approximately $14.16 billion.

          Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this Prospectus Supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

          The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

          Countrywide Home Loans services, directly or through Countrywide
Servicing, substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2005, Countrywide Home Loans provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

                                      S-45

                           SERVICING OF MORTGAGE LOANS

          The table below sets forth the percentage of Mortgage Loans in each
Loan Group and in the CB Crossed Loan and the DB Crossed Loan Groups that are serviced by Bank of America and Countrywide:

--------------------------------------------------------------------------------
                                        Bank of America   Countrywide Home Loans
--------------------------------------------------------------------------------
Loan Group 1                                  100%                  0%
--------------------------------------------------------------------------------
Loan Group 2                                  100%                  0%
--------------------------------------------------------------------------------
Loan Group 3                                  100%                  0%
--------------------------------------------------------------------------------
Loan Group 4                                  100%                  0%
--------------------------------------------------------------------------------
Loan Group 5                                  100%                  0%
--------------------------------------------------------------------------------
Loan Group 6                                  100%                  0%
--------------------------------------------------------------------------------
Loan Group 7                                    0%                100%
--------------------------------------------------------------------------------
Loan Group 8                                    0%                100%
--------------------------------------------------------------------------------
Loan Group 9                                    0%                100%
--------------------------------------------------------------------------------
CB Crossed Loan Groups                        100%                  0%
--------------------------------------------------------------------------------
DB Crossed Loan Groups                          0%                100%
--------------------------------------------------------------------------------

          Bank of America (in its capacity as servicer, a "SERVICER") will service certain of the Mortgage Loans pursuant to a servicing agreement, to be dated October 27, 2005 (the "BANK OF AMERICA SERVICING AGREEMENT"). Countrywide
Servicing (in its capacity as servicer, a "SERVICER") will service certain of the Mortgage Loans pursuant to a Master Mortgage Loan Purchase and Servicing
Agreement, dated as of April 1, 2003, as amended (the "COUNTRYWIDE SERVICING
AGREEMENT" and together with the Bank of America Servicing Agreement, the
"SERVICING AGREEMENTS").

          The Servicers may perform any of their obligations under the Servicing
Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans. All of the Mortgage Loans will be master serviced by Wells Fargo Bank, N.A. (in such capacity, the "MASTER
SERVICER") in accordance with the terms of the Pooling Agreement. The Master
Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the
Mortgage Loans. In the event of a default by a Servicer under the related
Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage
Loans. The duties of a "Master Servicer" described in the Prospectus will be performed by the Servicers in accordance with the Servicing Agreements.

          The following paragraphs contain information regarding the recent delinquency and foreclosure experience of the Servicers. Such information has been provided to the Depositor by the applicable Servicers and has not been independently verified by the Depositor. Prospective investors in the Offered
Certificates should consider the fact that such information relates to servicing portfolios containing mortgage loans having a variety of payment characteristics and originated under a variety of underwriting programs and that the performance of such portfolios may have been influenced by the addition in recent years of large numbers of newly originated mortgage loans. In addition, the performance of a Servicer's servicing portfolio may have been influenced in the past by factors beyond the Servicer's control, such as general weakening in the national or regional economies or downturns in housing prices in the markets in which the related mortgaged properties are located. Therefore, the performance of the mortgage loans in these portfolios is not necessarily indicative of the future performance of the Mortgage Loans.

                                      S-46

FORECLOSURE AND DELINQUENCY EXPERIENCE OF BANK OF AMERICA, NATIONAL ASSOCIATION

          The following table summarizes the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain mortgage loans originated at bank branches of Bank of America.

          The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including "buydown"
mortgage loans, loans with balances conforming to Freddie Mac's and Fannie Mae's limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans serviced by Bank of America. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans serviced by Bank of America.

                      BANK OF AMERICA, NATIONAL ASSOCIATION
            DELINQUENCY AND FORECLOSURE EXPERIENCE ON MORTGAGE LOANS

                                      AT JUNE 30, 2005          AT DECEMBER 31, 2004        AT DECEMBER 31, 2003
                                 -------------------------   -------------------------   -------------------------
                                               OUTSTANDING                 OUTSTANDING                 OUTSTANDING
                                                PRINCIPAL                   PRINCIPAL                   PRINCIPAL
                                 NUMBER/% OF      AMOUNT     NUMBER/% OF      AMOUNT     NUMBER/% OF      AMOUNT
                                   MORTGAGE        (IN         MORTGAGE        (IN         MORTGAGE        (IN
                                    LOANS       MILLIONS)       LOANS       MILLIONS)       LOANS       MILLIONS)
                                 -----------   -----------   -----------   -----------   -----------   -----------

Total Portfolio...............    1,329,504    $205,213.1     1,300,762    $194,743.4     1,229,050    $174,777.5
Delinquencies*
   One Installment
      Delinquent..............       15,846    $  1,887.3        16,251    $  1,802.3        20,406    $  2,219.3
   Percent Delinquent.........          1.2%          0.9%          1.2%          0.9%          1.7%          1.3%
   Two Installments
      Delinquent..............        3,865    $    403.9         4,224    $    428.3         5,399    $    549.9
   Percent Delinquent.........          0.3%          0.2%          0.3%          0.2%          0.4%          0.3%
   Three or More
      Installments
      Delinquent..............        4,245    $    414.6         4,935    $    484.0         6,294    $    615.8
   Percent Delinquent.........          0.3%          0.2%          0.4%          0.2%          0.5%          0.4%
In Foreclosure................        3,388    $    312.2         4,296    $    399.2         5,449    $    548.2
   Percent in Foreclosure               0.3%          0.2%          0.3%          0.2%          0.4%          0.3%
Delinquent and in
   Foreclosure................       27,344    $  3,018.1        29,706    $  3,113.8        37,548    $  3,933.2
Percent Delinquent and in
   Foreclosure**..............          2.1%          1.5%          2.3%          1.6%          3.1%          2.3%

----------
*    A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**   The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

                                      S-47

FORECLOSURE AND DELINQUENCY EXPERIENCE OF COUNTRYWIDE HOME LOANS

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide
Home Loans in transactions that were registered with the Securities and Exchange
Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                                    AT DECEMBER 31,
                                           --------------------------------        AT
                                                 2003              2004       JUNE 30, 2005
                                           ---------------   --------------   --------------
                                           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON
                                                        LIQUIDATED MORTGAGE LOANS)

Volume of Loans(1)......................    $ 47,663,628      $ 76,170,541     $108,044,780
Delinquent Mortgage Loans and Pending
   Foreclosures at Period End:
   30 - 59 days.........................            1.80%             1.51%            1.30%
   60 - 89 days.........................            0.43%             0.28%            0.24%
   90 days or more (excluding pending
   foreclosures)........................            0.31%             0.26%            0.19%
Total of delinquencies..................            2.53%             2.05%            1.73%
Foreclosure pending.....................            0.31%             0.20%            0.16%
Total delinquencies and Foreclosures
   pending..............................            2.84%             2.25%            1.90%
Losses on liquidated loans(2)...........    $(16,159,208)     $(24,758,566)    $ (4,810,599)

(1)  "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)  "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on December 31, 2003 and December 31, 2004, and (ii) the
     6-month period ending on June 30, 2005, respectively.

                                      S-48

        THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

          The Certificates will be issued pursuant to the Pooling Agreement. The
Prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See "The Pooling and
Servicing Agreement" in the Prospectus.

          The following summarizes certain provisions of the Pooling Agreement and the Servicing Agreements. The Depositor plans to file a final copy of the
Pooling Agreement with the Securities and Exchange Commission as an exhibit to a
Current Report on Form 8-K after the Closing Date.

ASSIGNMENT OF MORTGAGE LOANS

          In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the
Trustee, among other things, with respect to each Mortgage Loan (collectively, the "MORTGAGE FILE") all documents which the Depositor is required to deliver to the Trustee.

          Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by the rating agencies to obtain the initial ratings on the Certificates set forth in the table beginning on page S-5 in this Prospectus Supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Securities Administrator and the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage
Loan, or (ii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Servicer of such Mortgage Loan will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Custodian will promptly review each Mortgage File after the Closing Date (or promptly after the Custodian's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the required documents are missing. If any portion of the Mortgage File is not delivered to the Custodian and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required to repurchase such
Mortgage Loan (or any property acquired in respect thereof) at the Purchase
Price to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

REPURCHASES OF MORTGAGE LOANS

          The Seller acquired certain of the Mortgage Loans from Countrywide
Home Loans pursuant to the Countrywide Servicing Agreement. Under the
Countrywide Servicing Agreement, Countrywide Home Loans made certain representations and warranties with respect to the related Mortgage Loans, as of the date of transfer of such Mortgage Loans to the Seller, which will be assigned by the Seller to the Depositor, and by the Depositor to the Trustee for
the benefit of the Certificateholders. In addition, under the Mortgage Loan
Purchase Agreement, the Seller will make certain representations and warranties with respect to the Mortgage Loans serviced by Bank of America, which will be assigned by the Depositor to the Trustee for the benefit of the
Certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by an Originator or the Seller with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, such Originator or the Seller, as applicable, will be obligated to cure such breach. If the related Originator or the Seller, as applicable, does not cure such breach in accordance with the related Servicing Agreement or the
Mortgage Loan Purchase Agreement, as the case may be, such Originator or the
Seller, as applicable, will be required to repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "PURCHASE PRICE") equal to
100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is the Servicer of such Mortgage Loan, the related Servicing Fee Rate. In addition, in the case of the breach of the representation made by an Originator

                                      S-49

that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, such Originator will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws.

          Pursuant to the Mortgage Loan Purchase Agreement, in addition to the representations and warranties made by the Seller with respect to Mortgage Loans serviced by Bank of America (as discussed in the immediately preceding paragraph), the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of Certificateholders) certain limited representations and warranties as of the Closing Date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Seller pursuant to the
Countrywide Servicing Agreement. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator under a Servicing Agreement as described above, the Seller will be required to either (i) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the
Purchase Price or (ii) substitute an Eligible Substitute Mortgage Loan; however such substitution generally is permitted only within two years of the Closing
Date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "DELETED MORTGAGE LOAN." In the case of the breach of the representation made by the Seller that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Seller will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws.

          An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" generally will:

          o    have a principal balance, after deduction of all monthly payments due in the month of substitution, not in excess of the Stated
               Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be delivered to the Master Servicer by the entity obligated to repurchase such Mortgage Loan and held for
               distribution to the Certificateholders on the related
               Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT"));

          o    have a Net Mortgage Interest Rate not less than and not more than
               2% greater than that of the Deleted Mortgage Loan;

          o    be of the same type as the Deleted Mortgage Loan

          o    have a Loan-to-Value Ratio not higher than that of the Deleted
               Mortgage Loan;

          o    have a Credit Score not less than that of the Deleted Mortgage
               Loan;

          o    have a Gross Margin not less than that of the Deleted Mortgage
               Loan;

          o    have a credit grade not lower in quality than that of the Deleted
               Mortgage Loan;

          o    have the same Index as the Deleted Mortgage Loan;

          o    have the same lien priority as the Deleted Mortgage Loan;

          o    have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

          o    comply with all of the applicable representations and warranties in the applicable Servicing Agreement, the Mortgage Loan Purchase
               Agreement and Pooling Agreement as of the date of substitution.

          To the extent that any fact, condition or event with respect to a
Mortgage Loan constitutes a breach of both a representation and warranty of
Countrywide Home Loans under the Countrywide Servicing Agreement, and a breach of a representation and warranty of the Seller under the Mortgage Loan Purchase
Agreement, then the only right or remedy of the Trustee or any Certificateholder will be the Trustee's right to enforce the obligations of Countrywide Home Loans under the Countrywide Servicing Agreement, and there will be no remedy against the Seller for such breach (other than the Seller's obligation to pay any costs or damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by Countrywide Home Loans).

                                      S-50

          This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          Prior to the Closing Date, each Servicer will establish an account
(each, a "SERVICER CUSTODIAL ACCOUNT"), which will be maintained as a separate trust account by such Servicer. Funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing
Agreements. On the 18th day of each month (or if such day is not a business day, the preceding business day) (the "REMITTANCE DATE"), each Servicer will withdraw from the applicable Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing
Agreement and will remit such amount to the Master Servicer for deposit in an account established by the Master Servicer on or prior to the Closing Date (the
"MASTER SERVICER CUSTODIAL ACCOUNT"). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of Certificateholders. Funds credited to the Master Servicer
Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the Distribution Date.

          The Securities Administrator will establish an account (the
"DISTRIBUTION ACCOUNT") into which the Master Servicer will deposit, on or prior to 11:00 A.M. New York time, on each Distribution Date (or if the Securities
Administrator is no longer the same entity as, or an affiliate of, the Master
Servicer, the business day preceding each Distribution Date), all amounts on deposit in the Master Servicer Custodial Account for distribution to
Certificateholders. Amounts on deposit therein may be invested in eligible investments maturing on or before the business day prior to the related
Distribution Date unless such eligible investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such eligible investments may mature on the related Distribution
Date.

COMPENSATION AND PAYMENT OF EXPENSES OF THE SERVICERS, THE SECURITIES
ADMINISTRATOR, THE TRUSTEE AND THE MASTER SERVICER

          The Administrative Fees with respect to a Loan Group are payable out of the interest payments received (or, in the case of the Master Servicing Fee, advanced) on each Mortgage Loan in the related Loan Group. The "ADMINISTRATIVE
FEES" consist of (a) a servicing fee payable to each Servicer in respect of its servicing activities (the "SERVICING FEE"), (b) a master servicing fee payable to the Master Servicer in respect of its master servicing activities (the
"MASTER SERVICING FEE") and (c) with respect to any Mortgage Loan covered by a
PMI Policy, a per annum premium rate. The Administrative Fees will accrue on the
Stated Principal Balance of each Mortgage Loan as of the due date in the month preceding the month of the related Distribution Date at a rate (the
"ADMINISTRATIVE FEE RATE") equal to the sum of the Servicing Fee Rate, the
Master Servicing Fee Rate and the PMI Fee Rate, if any, for such Mortgage Loan.
The "SERVICING FEE RATE" with respect to each Mortgage Loan will range from
0.250% per annum to 0.375% per annum. The "MASTER SERVICING FEE RATE" with respect to each Mortgage Loan will be 0.005% per annum. The "PMI FEE RATE" with respect to the Mortgage Loans will range from 0.430% to 1.030% per annum.

          The Securities Administrator is obligated to pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Pooling Agreement without reimbursement from the
Trust. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Pooling Agreement, without reimbursement from the
Trust. Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related
Servicing Agreement. Those amounts will be paid by each Servicer out of its
Servicing Fee. The amount of each Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under
"--Compensating Interest." Each Servicer is also entitled to receive (i) all late payment fees, assumption fees and other similar charges, (ii) all investment income earned on amounts on deposit in the related Servicer Custodial
Account and (iii) the excess of the amount by which net Liquidation Proceeds on a Liquidated Mortgage Loan exceeds the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate (such excess,
"FORECLOSURE PROFITS").

                                      S-51

          Compensation payable to the Trustee for its responsibilities under the
Pooling Agreement will be payable by the Securities Administrator, without reimbursement from the Trust. The Master Servicer will be entitled, as compensation for its duties under the Pooling Agreement, to any income from investments of funds on deposit in the Master Servicer Custodial Account and the
Securities Administrator will be entitled, as compensation for its duties under the Pooling Agreement, to any income from investments of funds on deposit in the
Distribution Account. Each of the Securities Administrator, the Master Servicer
and the Trustee is entitled to be reimbursed from and indemnified by the Trust prior to distributions to Certificateholders for certain expenses incurred by the Securities Administrator, the Master Servicer or the Trustee, as applicable, in connection with their respective responsibilities under the Pooling
Agreement.

COMPENSATING INTEREST

          When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates.
Prepayments will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt.

          Pursuant to the applicable Servicing Agreement, the aggregate
Servicing Fee payable to a Servicer for any month will be reduced (but not below zero) by an amount equal to the aggregate Prepayment Interest Shortfall for the
Mortgage Loans serviced by such Servicer for such Distribution Date (such amount, "COMPENSATING INTEREST").

          The "PREPAYMENT INTEREST SHORTFALL" is equal to the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on the Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

          Any Prepayment Interest Shortfalls as a result of prepayments (i) on the Mortgage Loans in the CB Crossed Loan Groups in excess of the aggregate amount of the Compensating Interest paid by the Servicers for the Mortgage Loans in the CB Crossed Loan Groups for a month will reduce the amount of interest available to be distributed on the Senior Certificates of the CB Crossed Groups
and the Class CB Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls and (ii) on the Mortgage Loans in the DB
Crossed Loan Groups in excess of the aggregate amount of the Compensating
Interest paid by the Servicers for the Mortgage Loans in the DB Crossed Loan
Groups for a month will reduce the amount of interest available to be distributed on the Senior Certificates of the DB Crossed Groups and the Class DB
Certificates from what would have been the case in the absence of such
Prepayment Interest Shortfalls.

          See "Description of the Certificates--Distributions on the
Certificates--Interest" in this Prospectus Supplement.

ADVANCES

          Subject to the following limitations, each Servicer will be required to advance (any such advance, an "ADVANCE") on or prior to each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the
Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances by each Servicer will be made from its own funds or funds in the related Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount or Pool Distribution
Amounts for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the
REO Property or mortgaged property relating to such Mortgage Loan. An "REO
PROPERTY" is a mortgaged property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "DETERMINATION DATE" will be as set forth in the applicable Servicing Agreement.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. In the event that a Servicer determines that an Advance

                                      S-52

previously made is not recoverable, it is entitled to reimbursement from amounts in the Master Servicer Custodial Account relating to any Mortgage Loans serviced by such Servicer. If a Servicer determines on any Determination Date to make an
Advance, such Advance will be included with the distribution to
Certificateholders on the related Distribution Date. In the event a Servicer fails to make an Advance as required under the related Servicing Agreement, such failure will constitute an event of default under such Servicing Agreement and the Master Servicer will be obligated to make the Advance, in accordance with the terms of the Pooling Agreement.

OPTIONAL TERMINATION

          The circumstances under which the obligations created by the Pooling
Agreement will terminate in respect of the Certificates are described in "The
Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and
Mortgage Certificates" in the Prospectus. In addition, on any Distribution Date on which either (i) the aggregate Stated Principal Balance of the CB Crossed
Loan Group Mortgage Loans or (ii) the aggregate Stated Principal Balance of the
DB Crossed Loan Group Mortgage Loans is less than 10% of the aggregate unpaid principal balance of such Mortgage Loans as of the Cut-off Date, the Master
Servicer will have the right to purchase the applicable Mortgage Loans and any related Trust property, subject to the continuing right of the Servicers to service the related Mortgage Loans. The purchase price will generally be equal to the sum of the unpaid principal balances of the applicable Mortgage Loans and the fair market value of any related REO Properties held by the Trust together with the amount of any accrued and unpaid interest on such Mortgage Loans at the applicable mortgage interest rate. However, for so long as the Master Servicer is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS,
it may exercise its purchase option only if the aggregate fair market value of the applicable Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence.

          Distributions in respect of an optional purchase described above will be paid to the applicable Certificateholders in order of their priority of distributions as described below under "Description of the
Certificates--Distributions on the Certificates."

          In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (b) the final distribution to Certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the REMICs.

THE TRUSTEE

          Wachovia Bank, National Association, a national banking association, will be the trustee (in such capacity, the "TRUSTEE") under the Pooling
Agreement. The Trustee's office is located at 401 South Tryon Street, Charlotte,
North Carolina 28288, Attention: Structured Finance Trust Services. The
Depositor, the Seller, the Master Servicer, the Securities Administrator and the
Servicers may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

THE MASTER SERVICER

          Wells Fargo Bank, N.A. ("WELLS FARGO BANK") will be the master servicer (in such capacity, the "MASTER SERVICER") under the Pooling Agreement.
Wells Fargo Bank is a national banking association, maintaining a master servicing office at 9062 Old Annapolis Road, Columbia, Maryland 21045. Among
other things, Wells Fargo Bank is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SECURITIES ADMINISTRATOR

          Wells Fargo Bank, N.A. will be the securities administrator (in such capacity, the "SECURITIES ADMINISTRATOR") under the Pooling Agreement. The
Securities Administrator maintains an office for securities administration purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and also maintains an office for certificate

                                      S-53

transfer services purposes at Sixth Street and Marquette Avenue, Minneapolis,
Minnesota 55479 (together, the "CORPORATE TRUST OFFICE"). The telephone number of the Securities Administrator is (800) 344-5128. The Depositor, the Seller,
the Trustee and the Servicers may maintain other banking relationships in the ordinary course of business with the Securities Administrator.

VOTING RIGHTS

          Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

          o    99% of all voting rights will be allocated among the holders of the Senior Certificates (other than the Class 1-A-R Certificates)
               and the Subordinate Certificates based on the outstanding class balances of their Certificates.

          o    1% of all voting rights will be allocated to the holder of the
               Class 1-A-R Certificate.

          The voting rights allocated to each class will be allocated among the
Offered Certificates of such class based on their Percentage Interests.

          The "PERCENTAGE INTEREST" of an Offered Certificate of a class is the percentage obtained by dividing the initial principal balance of such
Certificate by the aggregate initial class balance of such class.

                         DESCRIPTION OF THE CERTIFICATES

          The Certificates will consist of (i) the twenty-six classes of Offered
Certificates listed in the table beginning on page S-5 of this Prospectus
Supplement and (ii) the Class CB-4, Class CB-5, Class CB-6, Class DB-4, Class
DB-5 and Class DB-6 Certificates, which are not offered by this Prospectus
Supplement.

          The Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Senior
Certificates will each evidence an initial beneficial ownership interest of approximately 95.75% in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4,
Loan Group 5 and Loan Group 6, respectively. The Class CB Certificates will evidence the remaining initial beneficial ownership interest in the CB Crossed
Loan Groups. The Group 7, Group 8 and Group 9 Senior Certificates will each evidence an initial beneficial ownership interest of approximately 94.00% in
Loan Group 7, Loan Group 8 and Loan Group 9, respectively. The Class DB
Certificates will evidence the remaining initial beneficial ownership interest in the DB Crossed Loan Groups.

          The "FINAL SCHEDULED MATURITY DATE" for the Certificates will be the
Distribution Date in November 2035. The Final Scheduled Maturity Date represents the Distribution Date in the month following the latest maturity date of any
Mortgage Loan in the related Loan Group or Loan Groups. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled
Maturity Date.

DENOMINATIONS AND FORM

          The Offered Certificates (other than the Class 1-A-R Certificate) will be issuable in book-entry form only (the "BOOK-ENTRY CERTIFICATES"). The Class
1-A-R Certificate will be issued in definitive, fully-registered form (such form, the "DEFINITIVE CERTIFICATES"). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not
intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

                                      S-54

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                                                    ORIGINAL
                                                                  CERTIFICATE      MINIMUM      INCREMENTAL
CLASS                                                                 FORM      DENOMINATION   DENOMINATION
-----                                                             -----------   ------------   ------------

Classes 1-A-1, 1-A-2, 1-A-3, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1,
   4-A-2, 5-A-1, 5-A-2, 6-A-1, 6-A-2, 7-A-1, 7-A-2, 8-A-1,
   8-A-2, 9-A-1 and 9-A-2......................................    Book-Entry      $ 1,000         $  1
Class 1-A-R....................................................    Definitive      $   100          N/A
Classes CB-1, CB-2, CB-3, DB-1, DB-2 and DB-3..................    Book-Entry      $25,000         $  1

BOOK-ENTRY CERTIFICATES

          Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") will hold such Certificates through The
Depository Trust Company ("DTC") in the United States, or Clearstream or
Euroclear (in Europe) if they are participants of such systems (the
"PARTICIPANTS"), or indirectly through organizations which are participants in such systems (the "INDIRECT PARTICIPANTS"). Each class of the Book-Entry
Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC. Clearstream and
Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank will act as depositary for Clearstream and JPMorgan will act as depositary for Euroclear (in such capacities, individually the "RELEVANT
DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "BENEFICIAL OWNER")
will be entitled to receive a Definitive Certificate. Unless and until
Definitive Certificates are issued, it is anticipated that the only
"CERTIFICATEHOLDER" of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on
the records of Clearstream or Euroclear, as appropriate).

          Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are
outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the
"RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the
Book-Entry Certificates. Participants and Indirect Participants with whom
Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

          Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry
Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not
Participants may transfer ownership of Book-Entry Certificates only through
Participants and Indirect Participants by instructing such Participants and
Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry
Certificates, which account is maintained with their respective Participants.
Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

                                      S-55

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

          Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream Participants on such business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a
Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus and
"Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S.
Federal Income Tax Documentation Requirements" in Appendix E to this Prospectus
Supplement.

          Transfers between Participants will occur in accordance with DTC
Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream
Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry
Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

          Clearstream International ("CLEARSTREAM"), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel
International and Deutsche Boerse Clearing.

          Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises
Luxembourg banks.

          Clearstream holds securities for its customers ("CLEARSTREAM
PARTICIPANTS") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.
Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.
Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V.
as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

          Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

                                      S-56

          The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by
Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.
Euroclear plc establishes policy for Euroclear on behalf of Euroclear
Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Securities Administrator to Cede & Co., as nominee of
DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co.
Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and
"--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of
DTC Participants, the ability of a beneficial owner to pledge Book-Entry
Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry
Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

          DTC has advised the Securities Administrator that, unless and until
Definitive Certificates are issued, DTC will take any action the holders of the
Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more DTC Participants to whose DTC accounts the
Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry
Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the
Pooling Agreement on behalf of a Clearstream Participant or Euroclear
Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

                                      S-57

          Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if DTC advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the
Securities Administrator is unable to locate a qualified successor.

          Upon the occurrence of the event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through
DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive
Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling
Agreement.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          None of the Depositor, the Master Servicer, the Servicers, the
Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name
Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

DISTRIBUTIONS -- GENERAL

          Distributions on the Certificates will be made by the Securities
Administrator on the 20th day of each month (or, if not a business day, the next business day), commencing in November 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Offered Certificates, the "RECORD DATE"
is the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

          Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator in writing in accordance with the
Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a
Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Securities Administrator in Minnesota. If
you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under "--Book-Entry Certificates."

          Interest will accrue on each class of Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "INTEREST ACCRUAL PERIOD"). The initial Interest Accrual Period will be deemed to have commenced on October 1,
2005. Interest which accrues on each class of Certificates during an Interest
Accrual Period will be calculated on the assumption that distributions in reduction of the class balances thereof on the Distribution Date in that
Interest Accrual Period are made on the first day of the Interest Accrual
Period. Calculations of interest for each Interest Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

DISTRIBUTIONS ON THE CERTIFICATES

          Pool Distribution Amount

          The "POOL DISTRIBUTION AMOUNT" for each Loan Group with respect to any
Distribution Date, as more fully described in the Pooling Agreement, will be determined by reference to amounts received in connection with the

                                      S-58

Mortgage Loans in such Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the Pooling Agreement or the related Servicing
Agreement, and will generally be equal to the sum of:

               (i) all scheduled installments of interest (net of the related
          Administrative Fees) and principal due on the Mortgage Loans in such
          Loan Group on the due date in the calendar month in which such
          Distribution Date occurs and received prior to the related
          Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan
          Group;

               (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
          Loans in such Loan Group, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such
          Loan Group, by foreclosure or otherwise (collectively, "LIQUIDATION
          PROCEEDS"), during the calendar month preceding the month of such
          Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed
          Advances, if any);

               (iii) all partial or full prepayments received on the Mortgage
          Loans in such Loan Group during the calendar month preceding the calendar month of such Distribution Date;

               (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any
          Deleted Mortgage Loan in such Loan Group or amounts received in connection with the termination of such Loan Group as of such
          Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which each applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing
          Agreement; and

               (v) any amounts required to be paid by an Originator or the
          Seller to the Trust during the prior calendar month with respect to the Mortgage Loans in such Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the "REIMBURSEMENT AMOUNT"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach.

          Priority of Distributions

          The aggregate amount available for distribution to the Group 1 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 1. The aggregate amount available for distribution to the Group 2 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 2. The aggregate amount available for distribution to the Group 3 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 3. The aggregate amount available for distribution to the Group 4 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 4. The aggregate amount available for distribution to the Group 5 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 5. The aggregate amount available for distribution to the Group 6 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 6. The aggregate amount available for distribution to the Group 7 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 7. The aggregate amount available for distribution to the Group 8 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 8. The aggregate amount available for distribution to the Group 9 Senior
Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan
Group 9. The Class CB Certificates will be entitled to distributions from the
Pool Distribution Amounts for the CB Crossed Loan Groups and the Class DB
Certificates will be entitled to distributions from the Pool Distribution
Amounts for the DB Crossed Loan Groups.

                                      S-59

          On each Distribution Date, the Pool Distribution Amount or Amounts for
each Loan Group or Loan Groups will be allocated in the following order of priority (the "POOL DISTRIBUTION AMOUNT ALLOCATION"):

               (i)  to the Senior Certificates of such Group to pay interest;

               (ii) to the classes of Senior Certificates of such Group, based on the applicable Senior Principal Distribution Amount, as described below under "--Principal," to pay principal;

               (iii) subject to any payments described under "--Cross
                    Collateralization," to each class of Class B Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the
                    Class CB-1 or Class DB-1 Certificates, as the case may be;
                    and

               (iv) to the Class 1-A-R Certificate any remaining amounts, subject to the limitations set forth below under
                    "--Interest" and "--Principal."

          Interest

          The pass-through rate for each class of Offered Certificates for each
Distribution Date is as set forth or described in the table beginning on page
S-5 of this Prospectus Supplement.

          On each Distribution Date, to the extent funds are available, each class of Certificates will be entitled to receive interest (as to each such class the "INTEREST DISTRIBUTION AMOUNT") with respect to the related Interest
Accrual Period. The Interest Distribution Amount for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest
Accrual Period at the applicable pass-through rate on the related class balance, reduced by the applicable portion of any Net Interest Shortfall as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

          The interest entitlement described in clause (i) of the Interest
Distribution Amount for each class of Group 1 Senior Certificates, Group 2
Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates,
Group 5 Senior Certificates, Group 6 Senior Certificates and Class CB
Certificates will be reduced by the amount of Net Interest Shortfalls for the CB
Crossed Loan Groups (regardless of which Loan Group the shortfall is attributable to) for such Distribution Date allocated to such class as described below, and the interest entitlement described in clause (i) of the Interest
Distribution Amount for each class of Group 7 Senior Certificates, Group 8
Senior Certificates, Group 9 Senior Certificates and Class DB Certificates will be reduced by the amount of Net Interest Shortfalls for the DB Crossed Loan
Groups (regardless of which Loan Group the shortfall is attributable to) for such Distribution Date allocated to such class as described below.

          With respect to any Distribution Date, the "NET INTEREST SHORTFALL"
for the CB Crossed Loan Groups in the aggregate or the DB Crossed Loan Groups in the aggregate is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan in such Loan Groups as a result of a Relief Act
Reduction and (ii) any Non-Supported Interest Shortfalls for such Loan Groups.
Net Interest Shortfalls for the CB Crossed Loan Groups on any Distribution Date
will be allocated pro rata among all classes of Group 1 Senior Certificates,
Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior
Certificates, Group 5 Senior Certificates, Group 6 Senior Certificates and Class
CB Certificates and Net Interest Shortfalls for the DB Crossed Loan Groups on
any Distribution Date will be allocated pro rata among all classes of Group 7
Senior Certificates, Group 8 Senior Certificates, Group 9 Senior Certificates
and Class DB Certificates based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "RELIEF
ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a
Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers
Civil Relief Act and Similar Laws" in the Prospectus. With respect to any
Distribution Date, the "NON-SUPPORTED INTEREST SHORTFALL" for the CB Crossed
Loan Groups in the aggregate or the DB Crossed Loan Groups in the aggregate is the amount by which the aggregate of Prepayment Interest Shortfalls for the
Mortgage Loans in such Loan Groups during the calendar month preceding the month of such Distribution Date exceeds the applicable Compensating Interest allocable to such Loan Groups for such period.

                                      S-60

          Allocations of the interest portion of Realized Losses on the Mortgage
Loans in a Loan Group first to the Class CB Certificates in the case of the CB
Crossed Loan Groups and to the Class DB Certificates in the case of the DB
Crossed Loan Groups in reverse numerical order will result from the priority of distributions first to the Senior Certificates of the related Group and then to the classes of Class CB or Class DB Certificates, as applicable, in numerical order, of the applicable Pool Distribution Amount as described above under
"--Priority of Distributions." After the applicable Senior Credit Support
Depletion Date, the Senior Certificates of a Group will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount.

          Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related class balance with respect to such Distribution Date.

          If on a particular Distribution Date, the applicable Pool Distribution
Amount or Amounts applied in the order described above under "-- Priority of
Distributions" is not sufficient to make a full distribution of the Interest
Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each class of equal priority pro rata based on the
Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next
Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

          Under certain circumstances, the unpaid interest amounts for a CB
Crossed Group of Senior Certificates will be payable from amounts otherwise distributable as principal on the Class CB Certificates in reverse order of numerical designation and the unpaid interest amounts for a DB Crossed Group of
Senior Certificates will be payable from amounts otherwise distributable as principal on the Class DB Certificates in reverse order of numerical designation. See "--Cross-Collateralization" in this Prospectus Supplement.

          The "CLASS BALANCE" of a class of Certificates at any time will equal its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under "--Allocation of Losses."

          The "GROUP SUBORDINATE AMOUNT" for any Distribution Date and any Loan
Group is equal to the excess of the Pool Principal Balance for such Loan Group over the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date.

          The "NET MORTGAGE INTEREST RATE" of a Mortgage Loan is the applicable mortgage interest rate less the applicable Administrative Fee Rate.

          Principal

          On each Distribution Date, the Principal Amount for a Loan Group will be distributed (i) as principal of the Senior Certificates of the related Group in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) (a) in the case such Loan Group is a CB Crossed Loan Group, as principal of the Class CB Certificates in an amount up to the Subordinate
Principal Distribution Amount for such Loan Group and (b) in the case such Loan
Group is a DB Crossed Loan Group, as principal of the Class DB Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan
Group.

          The "PRINCIPAL AMOUNT" for any Distribution Date and any Loan Group
will equal the sum of:

               (a) all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

               (b) the principal portion of the Purchase Price of each Mortgage
          Loan in such Loan Group that was repurchased by the Depositor, the
          Seller or the applicable Originator as of that Distribution Date and the principal portion of any amount allocated to such Loan Group in connection with a termination as described under "The Pooling and
          Servicing Agreement and the Servicing Agreements--Optional
          Termination;"

                                      S-61

               (c) any Substitution Adjustment Amount (net of unreimbursed
          Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing
          Agreement) in connection with a Deleted Mortgage Loan in such Loan
          Group received during the calendar month preceding the month of that
          Distribution Date;

               (d) any Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances, if any) allocable to recoveries of principal of
          Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage
          Loans received during the calendar month preceding the month of that
          Distribution Date;

               (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation
          Proceeds (other than Foreclosure Profits and net of unreimbursed expenses and unreimbursed Advances, if any) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of that Distribution Date; and

               (f) all partial and full principal prepayments, in the case of the Crossed Loan Groups, on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date.

          The amounts described in clauses (a) through (d) are referred to as
"SCHEDULED PRINCIPAL PAYMENTS." The amounts described in clauses (e) and (f) are referred to as "UNSCHEDULED PRINCIPAL PAYMENTS."

          Senior Principal Distribution Amount

          With respect to the Senior Certificates of Group 1:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 1 remaining after distributions of interest on the Group 1 Senior Certificates will be distributed as principal to the following classes of Group 1 Senior Certificates, sequentially, as follows:

          first, to the Class 1-A-R Certificate, until its class balance has been reduced to zero; and

          second, concurrently to the Class 1-A-1, Class 1-A-2 and Class 1-A-3
Certificates, pro rata, until their class balances have been reduced to zero.

          With respect to the Senior Certificates of Group 2:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 2 remaining after distributions of interest on the Group 2 Senior Certificates will be distributed concurrently as principal to the Class 2-A-1 and Class 2-A-2 Certificates, pro
rata, until their class balances have been reduced to zero.

          With respect to the Senior Certificates of Group 3:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 3 remaining after distributions of interest on the Group 3 Senior Certificates will be distributed concurrently as principal to the Class 3-A-1 and Class 3-A-2 Certificates, pro
rata, until their class balances have been reduced to zero.

          With respect to the Senior Certificates of Group 4:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 4 remaining after distributions of interest on the Group 4 Senior Certificates will be distributed concurrently as principal to the Class 4-A-1 and Class 4-A-2 Certificates, pro
rata, until their class balances have been reduced to zero.

                                      S-62

          With respect to the Senior Certificates of Group 5:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 5 remaining after distributions of interest on the Group 5 Senior Certificates will be distributed concurrently as principal to the Class 5-A-1 and Class 5-A-2 Certificates, pro
rata, until their class balances have been reduced to zero.

          With respect to the Senior Certificates of Group 6:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 6 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 6 remaining after distributions of interest on the Group 6 Senior Certificates will be distributed concurrently as principal to the Class 6-A-1 and Class 6-A-2 Certificates, pro
rata, until their class balances have been reduced to zero.

          With respect to the Senior Certificates of Group 7:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 7 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 7 remaining after distributions of interest on the Group 7 Senior Certificates will be distributed concurrently as principal to the Class 7-A-1 and Class 7-A-2 Certificates, pro
rata, until their class balances have been reduced to zero.

          With respect to the Senior Certificates of Group 8:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 8 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 8 remaining after distributions of interest on the Group 8 Senior Certificates will be distributed concurrently as principal to the Class 8-A-1 and Class 8-A-2 Certificates, pro
rata, until their class balances have been reduced to zero.

          With respect to the Senior Certificates of Group 9:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 9 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 9 remaining after distributions of interest on the Group 9 Senior Certificates will be distributed concurrently as principal to the Class 9-A-1 and Class 9-A-2 Certificates, pro
rata, until their class balances have been reduced to zero.

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" (i) for the CB Crossed
Groups, is the date on which the aggregate class balance of the Class CB
Certificates has been reduced to zero and (ii) for the DB Crossed Groups, is the date on which the aggregate class balance of the Class DB Certificates has been reduced to zero.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Group for any
Distribution Date will equal the sum of:

               (a) the Senior Percentage for such Loan Group of the Scheduled
          Principal Payments for that Distribution Date; and

               (b) the Senior Prepayment Percentage for such Loan Group of the
          Unscheduled Principal Payments for that Distribution Date.

          "STATED PRINCIPAL BALANCE" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor, after giving effect to any Deficient Valuation.

                                      S-63

          The "POOL PRINCIPAL BALANCE" for a Loan Group with respect to any
Distribution Date equals the aggregate Stated Principal Balance of the Mortgage
Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

          The "SENIOR PERCENTAGE" for a Loan Group for any Distribution Date
will equal (i) the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date, divided by (ii) the Pool Principal
Balance of such Loan Group for such date.

          The "SUBORDINATE PERCENTAGE" for a Loan Group for any Distribution
Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

          As of the Cut-off Date, the Senior Percentage and the Subordinate
Percentage for each Loan Group are expected to be such percentages set forth in the following table:

                                                          SENIOR     SUBORDINATE
LOAN GROUP                                              PERCENTAGE   PERCENTAGE
----------                                              ----------   -----------
Loan Group 1.........................................    95.7480%      4.2520%
Loan Group 2.........................................    95.7497%      4.2503%
Loan Group 3.........................................    95.7488%      4.2512%
Loan Group 4.........................................    95.7495%      4.2505%
Loan Group 5.........................................    95.7440%      4.2560%
Loan Group 6.........................................    95.7494%      4.2506%
Loan Group 7.........................................    93.9998%      6.0002%
Loan Group 8.........................................    93.9995%      6.0005%
Loan Group 9.........................................    93.9999%      6.0001%

          The "SENIOR PREPAYMENT PERCENTAGE" for the CB Crossed Loan Groups for
any Distribution Date occurring during the periods set forth below will be as follows:

DISTRIBUTION DATE OCCURRING IN                 SENIOR PREPAYMENT PERCENTAGE
------------------------------           ---------------------------------------
November 2005 through October 2012....   100%;
November 2012 through October 2013....   the applicable Senior Percentage, plus
                                         70% of the applicable Subordinate
                                         Percentage;
November 2013 through October 2014....   the applicable Senior Percentage, plus
                                         60% of the applicable Subordinate
                                         Percentage;
November 2014 through October 2015....   the applicable Senior Percentage, plus
                                         40% of the applicable Subordinate
                                         Percentage;
November 2015 through October 2016....   the applicable Senior Percentage, plus
                                         20% of the applicable Subordinate
                                         Percentage; and
November 2016 and thereafter..........   the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the percentage equal to (x)
the sum of the class balances of the Senior Certificates of the CB Crossed
Groups divided by (y) the aggregate Pool Principal Balance for the CB Crossed
Loan Groups (such percentage, the "CB CROSSED LOAN GROUP SENIOR PERCENTAGE")
exceeds such percentage calculated as of the Closing Date, then the Senior
Prepayment Percentage for each CB Crossed Loan Group for such Distribution Date will equal 100%, (ii) if on any Distribution Date prior to the November 2008
Distribution Date, prior to giving effect to any distributions, the percentage equal to the aggregate class balance of the Class CB Certificates divided by the aggregate Pool Principal Balance for the CB Crossed Loan Groups (the "CB CROSSED
LOAN GROUP SUBORDINATE PERCENTAGE") is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment
Percentage for each CB Crossed Loan Group for such Distribution Date will equal the Senior Percentage for such CB Crossed Loan Group plus 50% of the Subordinate
Percentage for such CB Crossed Loan Group and (iii) if on any Distribution Date
on or after the November 2008 Distribution Date, prior to giving effect to any distributions, the CB Crossed Loan Group Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the
Senior Prepayment Percentage for each CB Crossed Loan Group for such
Distribution Date will equal the Senior Percentage for such CB Crossed Loan
Group.

                                      S-64

          The "SENIOR PREPAYMENT PERCENTAGE" for the DB Crossed Loan Groups for
any Distribution Date occurring during the periods set forth below will be as follows:

DISTRIBUTION DATE OCCURRING IN                 SENIOR PREPAYMENT PERCENTAGE
------------------------------           ---------------------------------------
November 2005 through October 2012....   100%;
November 2012 through October 2013....   the applicable Senior Percentage, plus
                                         70% of the applicable Subordinate
                                         Percentage;
November 2013 through October 2014....   the applicable Senior Percentage, plus
                                         60% of the applicable Subordinate
                                         Percentage;
November 2014 through October 2015....   the applicable Senior Percentage, plus
                                         40% of the applicable Subordinate
                                         Percentage;
November 2015 through October 2016....   the applicable Senior Percentage, plus
                                         20% of the applicable Subordinate
                                         Percentage; and
November 2016 and thereafter..........   the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the percentage equal to (x)
the sum of the class balances of the Senior Certificates of the DB Crossed
Groups divided by (y) the aggregate Pool Principal Balance for the DB Crossed
Loan Groups (such percentage, the "DB CROSSED LOAN GROUP SENIOR PERCENTAGE")
exceeds such percentage calculated as of the Closing Date, then the Senior
Prepayment Percentage for each DB Crossed Loan Group for such Distribution Date will equal 100%, (ii) if on any Distribution Date prior to the November 2008
Distribution Date, prior to giving effect to any distributions, the percentage equal to the aggregate class balance of the Class DB Certificates divided by the aggregate Pool Principal Balance for the DB Crossed Loan Groups (the "DB CROSSED
LOAN GROUP SUBORDINATE PERCENTAGE") is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment
Percentage for each DB Crossed Loan Group for such Distribution Date will equal the Senior Percentage for such DB Crossed Loan Group plus 50% of the Subordinate
Percentage for such DB Crossed Loan Group and (iii) if on any Distribution Date
on or after the November 2008 Distribution Date, prior to giving effect to any distributions, the DB Crossed Loan Group Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the
Senior Prepayment Percentage for each DB Crossed Loan Group for such
Distribution Date will equal the Senior Percentage for such DB Crossed Loan
Group.

          No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the
Senior Prepayment Percentages for the CB Crossed Loan Groups or the DB Crossed
Loan Groups, as the case may be, for such prior period will be calculated without regard to clause (ii) or (iii) of the applicable paragraph above, if as of any Distribution Date as to which any such decrease applies, (i) the outstanding principal balance of all Mortgage Loans in the related Loan Groups
(including, for this purpose, any Mortgage Loans in such Loan Groups in foreclosure, any REO Property in such Loan Groups and any Mortgage Loan in such
Loan Groups for which the mortgagor has filed for bankruptcy after the Closing
Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Class CB Certificates, with respect to the CB Crossed Loan Groups, or the Class DB Certificates, with respect to the DB Crossed Loan Groups, is equal to or greater than 50% or (ii)
cumulative Realized Losses with respect to the Mortgage Loans in the related
Loan Groups exceed the percentages of the aggregate class balance of the Class
CB Certificates, with respect to the CB Crossed Loan Groups, or the Class DB
Certificates, with respect to the DB Crossed Loan Groups, as of the Closing Date
(with respect to the Class CB Certificates, the "ORIGINAL CLASS CB PRINCIPAL
BALANCE" and with respect to the Class DB Certificates, the "ORIGINAL CLASS DB
PRINCIPAL BALANCE") indicated below:

                                          PERCENTAGE OF ORIGINAL
                                        CLASS CB PRINCIPAL BALANCE
                                           OR ORIGINAL CLASS DB
DISTRIBUTION DATE OCCURRING IN              PRINCIPAL BALANCE
-------------------------------------   --------------------------
November 2005 through October 2008...              20%
November 2008 through October 2013...              30%
November 2013 through October 2014...              35%
November 2014 through October 2015...              40%
November 2015 through October 2016...              45%
November 2016 and thereafter.........              50%

          This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates of a Group while, in the absence of Realized Losses on the

                                      S-65

Mortgage Loans in the related Loan Group, increasing the relative interest in the applicable Pool Principal Balance evidenced by the Class CB Certificates or the Class DB Certificates, as the case may be. Increasing the interest of such
Class B Certificates relative to that of the applicable Senior Certificates is intended to preserve the availability of the subordination provided by such
Class B Certificates.

          The "SUBORDINATE PREPAYMENT PERCENTAGE" for a Loan Group as of any
Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

          If on any Distribution Date the allocation to any class of Senior
Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable
Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution
Date will be limited to the percentage necessary to reduce the related class balance to zero.

          Subordinate Principal Distribution Amount

          On each Distribution Date, each class of Class CB Certificates and each class of Class DB Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Class CB Certificates or Class DB Certificates, as the case may be, in respect of clause (a) of the Subordinate Principal Distribution Amounts and the
class balances of all the Class CB Certificates or Class DB Certificates, as the
case may be, that are entitled to receive a principal distribution, in respect of clause (b) of the Subordinate Principal Distribution Amounts) of the
Subordinate Principal Distribution Amounts for the related Loan Groups, to the extent that the remaining Pool Distribution Amounts for such Loan Groups are sufficient therefor. With respect to each class of Class CB Certificates and each class of Class DB Certificates, if on any Distribution Date the Fractional
Interest is less than the Fractional Interest for that class on the Closing
Date, no classes of Class CB Certificates or Class DB Certificates, as
applicable, junior to such class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution
Amounts.

          Distributions of principal on each class of the Class CB Certificates or the Class DB Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of
Class CB Certificates or Class DB Certificates, as applicable, in the order of their numerical class designations, beginning with the Class CB-1 Certificates or the DB-1 Certificates, as the case may be, until each such class has received its respective pro rata share for the Distribution Date.

          The "FRACTIONAL INTEREST" with respect to any Distribution Date and each class of Class CB or Class DB Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of
Class CB Certificates or Class DB Certificates, as applicable, that have higher numerical class designations than such class, divided by (ii) the aggregate Pool
Principal Balance for the CB Crossed Loan Groups in the case of the Class CB
Certificates for such Distribution Date and the aggregate Pool Principal Balance for the DB Crossed Loan Groups in the case of the Class DB Certificates for such
Distribution Date.

          The approximate Fractional Interests for the Class B Certificates on
the Closing Date are expected to be as follows:

                              CLASS CB CERTIFICATES

Class CB-1..............................................................   2.25%
Class CB-2..............................................................   1.50%
Class CB-3..............................................................   1.00%
Class CB-4..............................................................   0.55%
Class CB-5..............................................................   0.20%
Class CB-6..............................................................   0.00%

                                      S-66

                              CLASS DB CERTIFICATES

Class DB-1..............................................................   2.90%
Class DB-2..............................................................   1.90%
Class DB-3..............................................................   1.30%
Class DB-4..............................................................   0.75%
Class DB-5..............................................................   0.30%
Class DB-6..............................................................   0.00%

          The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Group for
any Distribution Date will equal the sum of:

               (a) the Subordinate Percentage for such Loan Group of the
          Scheduled Principal Payments for such Distribution Date; and

               (b) the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such Distribution Date.

          Class 1-A-R Certificate

          The Class 1-A-R Certificate will remain outstanding for so long as there are Mortgage Loans outstanding, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the
Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Group and (ii) interest and principal on the applicable Class B Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

          Cross-Collateralization

          On each Distribution Date prior to the Senior Credit Support Depletion
Date for the CB Crossed Groups but on or after the date on which the class balances of the Senior Certificates of a CB Crossed Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related CB Crossed Loan Group on the Class CB Certificates will be paid as principal to the remaining classes of Senior Certificates of the other CB Crossed Groups in accordance with the priorities set forth for the applicable CB Crossed Group under "--Principal --Senior Principal Distribution
Amount," provided that on such Distribution Date (a) the CB Crossed Loan Group
Subordinate Percentage for such Distribution Date is less than twice the initial
CB Crossed Loan Group Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans in the CB Crossed Loan Groups
(including, for this purpose, any Mortgage Loan in such Loan Groups in foreclosure, any REO Property in such Loan Groups and any Mortgage Loan in such
Loan Groups for which the mortgagor has filed for bankruptcy after the Closing
Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Class CB Certificates is greater than or equal to
50%. If the Senior Certificates of two or more CB Crossed Groups remain outstanding, the distributions described above will be made to the Senior
Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the Senior Certificates of each such Group.

          In addition, after giving effect to the preceding paragraph, if on any
Distribution Date the aggregate class balance of the Senior Certificates of a CB
Crossed Group (after giving effect to distributions to be made on such
Distribution Date) is greater than the Adjusted Pool Amount of the related CB
Crossed Loan Group (any such Group, the "CB UNDERCOLLATERALIZED GROUP" and any such excess, the "CB UNDERCOLLATERALIZED AMOUNT"), all amounts otherwise distributable as principal on the Class CB Certificates, in reverse order of their numerical designations, will be paid as principal to the Senior
Certificates of the CB Undercollateralized Group in accordance with the priorities set forth under "--Principal--Senior Principal Distribution Amount,"
until the aggregate class balance of the Senior Certificates of the CB
Undercollateralized Group equals the Adjusted Pool Amount of the related CB
Crossed Loan Group.

          Also, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of Interest Distribution Amount with respect to the CB Undercollateralized Group (including any interest shortfall amount for

                                      S-67

such Distribution Date) will be paid to the CB Undercollateralized Group in accordance with clause (i) in the definition of "Pool Distribution Amount
Allocation" prior to the payment of any CB Undercollateralized Amount from amounts otherwise distributable as principal on the Class CB Certificates, in reverse order of their numerical designations.

          On each Distribution Date prior to the Senior Credit Support Depletion
Date for the DB Crossed Groups but on or after the date on which the class balances of the Senior Certificates of a DB Crossed Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related DB Crossed Loan Group on the Class DB Certificates will be paid as principal to the remaining classes of Senior Certificates of the other DB Crossed Groups in accordance with the priorities set forth for the applicable DB Crossed Group under "--Principal --Senior Principal Distribution
Amount," provided that on such Distribution Date (a) the DB Crossed Loan Group
Subordinate Percentage for such Distribution Date is less than twice the initial
DB Crossed Loan Group Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans in the DB Crossed Loan Groups
(including, for this purpose, any Mortgage Loan in such Loan Groups in foreclosure, any REO Property in such Loan Groups and any Mortgage Loan in such
Loan Groups for which the mortgagor has filed for bankruptcy after the Closing
Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Class DB Certificates is greater than or equal to
50%. If the Senior Certificates of two DB Crossed Groups remain outstanding, the distributions described above will be made to the Senior Certificates of such
Groups, pro rata, in proportion to the aggregate class balance of the Senior
Certificates of each such Group.

          In addition, after giving effect to the preceding paragraph, if on any
Distribution Date the aggregate class balance of the Senior Certificates of a DB
Crossed Group (after giving effect to distributions to be made on such
Distribution Date) is greater than the Adjusted Pool Amount of the related DB
Crossed Loan Group (any such Group, the "DB UNDERCOLLATERALIZED GROUP" and any such excess, the "DB UNDERCOLLATERALIZED AMOUNT"), all amounts otherwise distributable as principal on the Class DB Certificates, in reverse order of their numerical designations, will be paid as principal to the Senior
Certificates of the DB Undercollateralized Group in accordance with the priorities set forth under "--Principal--Senior Principal Distribution Amount,"
until the aggregate class balance of the Senior Certificates of the DB
Undercollateralized Group equals the Adjusted Pool Amount of the related DB
Crossed Loan Group.

          Also, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of Interest Distribution Amount with respect to the DB Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the DB Undercollateralized Group in accordance with clause (i) in the definition of "Pool Distribution Amount
Allocation" prior to the payment of any DB Undercollateralized Amount from amounts otherwise distributable as principal on the Class DB Certificates, in reverse order of their numerical designations.

          If two or more CB Crossed Groups are CB Undercollateralized Groups or two DB Crossed Groups are DB Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Certificates of each such CB Crossed Group or DB Crossed Group exceeds the Adjusted Pool Amount of the related CB Crossed
Loan Group or DB Crossed Loan Group, as the case may be.

ALLOCATION OF LOSSES

          On each Distribution Date, any Realized Loss will be allocated first to the Class CB Certificates with respect to a Realized Loss on a CB Crossed
Loan Group Mortgage Loan or the Class DB Certificates with respect to a Realized
Loss on a DB Crossed Loan Group Mortgage Loan, in the reverse order of their numerical class designations (beginning with the class of Class CB Certificates or Class DB Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of
Certificates has been reduced to zero, and then to the Senior Certificates of the related Group pro rata based on their respective class balances.

          Such allocation will be effected for the CB Crossed Loan Groups on each such Distribution Date by reducing the class balance of the class of Class
CB Certificates then outstanding with the highest numerical class designation if and to the extent that the sum of the class balances of all classes of the Group
1 Senior Certificates, Group 2

                                      S-68

Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates,
Group 5 Senior Certificates, Group 6 Senior Certificates and the Class CB
Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Amounts for such Distribution Date for the CB Crossed Loan Groups.

          Such allocation will be effected for the DB Crossed Loan Groups on each such Distribution Date by reducing the class balance of the class of Class
DB Certificates then outstanding with the highest numerical class designation if and to the extent that the sum of the class balances of all classes of the Group
7 Senior Certificates, Group 8 Senior Certificates, Group 9 Senior Certificates
and the Class DB Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the
Adjusted Pool Amounts for such Distribution Date for the DB Crossed Loan Groups.

          After the applicable Senior Credit Support Depletion Date, on each
Distribution Date, the aggregate of the class balances of all classes of Senior
Certificates of each related Group then outstanding will be reduced if and to the extent that such aggregate class balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the
Adjusted Pool Amount for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates of such Group pro rata based on their respective class balances.

          After the applicable Senior Credit Support Depletion Date, the class balance of a class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph but also by the portion allocated to the related class of Super Senior Certificates indicated in the following table.

          The related class of Super Senior and Super Senior Support
Certificates are as follows:

Super Senior Class   Super Senior Support Class or Classes
------------------   -------------------------------------
       1-A-1                         1-A-2
       2-A-1                         2-A-2
       3-A-1                         3-A-2
       4-A-1                         4-A-2
       5-A-1                         5-A-2
       6-A-1                         6-A-2
       7-A-1                         7-A-2
       8-A-1                         8-A-2
       9-A-1                         9-A-2

          In the event an amount is received with respect to a Mortgage Loan in a Loan Group as to which a Realized Loss had previously been allocated to a class of Certificates (a "RECOVERY"), such Recovery will be distributed to the
Senior Certificates of the related Group and the then-outstanding related Class
B Certificates in the same manner as Liquidation Proceeds are distributed.

          In general, a "REALIZED LOSS" means (a) with respect to a Liquidated
Mortgage Loan, the amount by which the remaining unpaid principal balance of the
Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

          "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt
Service Reductions or Deficient Valuations. As used in this Prospectus
Supplement, a "DEFICIENT VALUATION" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage
Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the
Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these events shall be considered a Debt Service Reduction or Deficient Valuation so
long as the applicable Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to

                                      S-69

any payment due thereunder or (ii) scheduled monthly payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all recoverable Liquidation Proceeds have been received.

          With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT" for
a Loan Group will equal the aggregate unpaid principal balance of the Mortgage
Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan
Group (including amounts received as Advances, principal prepayments and
Liquidation Proceeds in respect of principal) and distributed on the
Certificates on such Distribution Date and all prior Distribution Dates and (ii)
the principal portion of all Realized Losses (other than Debt Service
Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off
Date through the end of the month preceding such Distribution Date.

RESTRICTIONS ON TRANSFER OF THE CLASS 1-A-R CERTIFICATE

          The Class 1-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

          The REMIC provisions of the Code impose certain taxes on (i)
transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii)
certain Pass-Through Entities (as defined in the Prospectus) that have
Disqualified Organizations as beneficial owners. No tax will be imposed on a
Pass-Through Entity (other than an "electing large partnership" (as defined in the Prospectus)) with respect to the Class 1-A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a
Disqualified Organization or a nominee for a Disqualified Organization.

          The Pooling Agreement will provide that no legal or beneficial interest in the Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

          o    the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such
               transferee is not a Disqualified Organization and is not
               purchasing the Class 1-A-R Certificate as an agent for a
               Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

          o    the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

          Further, such affidavit will require the transferee to affirm that it
(a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c)
intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

          Treasury regulations applicable to REMICs (the "REMIC REGULATIONS")
disregard certain transfers of a residual interest, in which case the transferor would continue to be treated as the owner of such residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a
"noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would

                                      S-70

be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and such residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling Agreement will require a transferee of the Class 1-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

          In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

          (a)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i)  the present value of any consideration given to the
                    transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

          (b)  (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

               (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible
                    "C" corporation and would meet the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual
                    interest will not be paid by the transferee.

          For purposes of the computations in clause (a) the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

          The Pooling Agreement will not require that transfers of the Class
1-A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class 1-A-R
Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

          In addition, the Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

          o    such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

          o    the transferee delivers to both the transferor and the Securities
               Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code

                                      S-71

               and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

          The term "U.S. PERSON" means a citizen or resident of the United
States, a corporation or partnership (unless, in the case of a partnership,
Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of
Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable
Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          THE POOLING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED
TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND
WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

          Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

          See "Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC Certificates -- Taxation of Residual Certificates --
Tax-Related Restrictions on Transfer of Residual Certificates" in the
Prospectus.

          THE CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO
ANY PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF SUCH PLAN.

          See "ERISA Considerations" in this Prospectus Supplement and "Benefit
Plan Considerations" in the Prospectus.

                       PREPAYMENT AND YIELD CONSIDERATIONS

          Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the Servicers (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates relating to such Loan Group. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Class CB
Certificates or the Class DB Certificates, as applicable (in the reverse order of their numerical designations), and then by the Senior Certificates of the related Group.

          Net Interest Shortfalls for the CB Crossed Loan Groups will adversely affect the yields on the Senior Certificates of the CB Crossed Groups and the
Class CB Certificates and Net Interest Shortfalls for the DB Crossed Loan Groups
will adversely affect the yields on the Senior Certificates of the DB Crossed
Groups and the Class DB Certificates. In addition, losses generally will be borne by the Class CB Certificates with respect to the CB Crossed Loan Groups and the Class DB Certificates with respect to the DB Crossed Loan Groups as described in this Prospectus Supplement under "Description of the
Certificates--Allocation of Losses." The yields on the Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans in the related Loan Group or Loan Groups.

          The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

PREPAYMENT CONSIDERATIONS

          Because principal payments on the Mortgage Loans in a Loan Group will be distributed, subject to the priorities described in "Description of the
Certificates," on the Senior Certificates in the related Group, the Class CB
Certificates with respect to the CB Crossed Loans Groups, and the Class DB
Certificates with respect to the DB Crossed Loan Groups, the rate of principal payments on the Offered Certificates entitled to payments of principal,

                                      S-72

the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group or Loan Groups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term
"principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield
Considerations" in the Prospectus.

          The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

          o    In general, if prevailing mortgage interest rates fall
               significantly below the mortgage interest rates on the Mortgage
               Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

          o    Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

          o    Certain of the Mortgage Loans are Interest Only Mortgage Loans.
               At the end of the interest only period, the payments on such
               Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

          Many of the Mortgage Loans provide for a fixed interest rate during an initial period ranging from three years to ten years from the first payment date of such Mortgage Loans and thereafter provide for adjustments to that interest rate at the end of the initial fixed-rate period on an annual or semi-annual basis and may vary significantly over time. When a mortgage loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be based on the applicable index in effect. The index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors'
adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

          The pass-through rates on the Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust. In addition, because the pass-through rates on the Certificates will be based on the weighted average of the Net Mortgage Interest Rates of the applicable Mortgage Loans, disproportionate principal payments on the applicable
Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current pass-through rate on such Certificates will affect the pass-through rates for such Certificates for future periods and the yield on such
Certificates.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an
Offered Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including

                                      S-73

prepayments) on the Mortgage Loans in the related Loan Group or Loan Groups will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan
Group or Loan Groups will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered
Certificates.

          Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. Certain of the Mortgage Loans, however, require that the mortgagor pay to the lender a prepayment premium under certain circumstances on certain prepayments equal to a percentage of the amount prepaid. Substantially all of the prepayment premiums with respect to the Group 7 Mortgage Loans, Group
8 Mortgage Loans and Group 9 Mortgage Loans are scheduled to expire by July
2010. There are no prepayment premiums with respect to the Group 1 Mortgage
Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans,
Group 5 Mortgage Loans and Group 6 Mortgage Loans. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period.
Prepayment premiums on the Mortgage Loans will be retained by the applicable
Servicer as additional servicing compensation. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement, including any termination. See "The Pooling and Servicing Agreement--Optional Termination" in this Prospectus Supplement for a description of the Master Servicer's option to purchase the Mortgage Loans in the CB Crossed Loan Groups or the DB Crossed Loan Groups and related property when the aggregate Stated Principal Balance of such Mortgage Loans is less than
10% of the aggregate unpaid principal balance of such Mortgage Loans as of the
Cut-off Date. The Depositor, Seller or an Originator may be required to repurchase Mortgage Loans because of defective documentation or material breaches in representations and warranties with respect to such Mortgage Loans.
Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

          All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such
Mortgage Loan. To the extent that a Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, the applicable
Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law. However, such Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See
"Prepayment and Yield Considerations" in the Prospectus. Acceleration of
Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of Offered Certificates.

          As described in this Prospectus Supplement under "Description of the
Certificates--Distributions on the Certificates--Principal," the Senior
Prepayment Percentage for a Loan Group of all principal prepayments or Net
Prepayment Amounts (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior Certificates of such Group then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Senior Certificates of such Group and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the
Subordinate Certificates during the periods of time described in the applicable definition of "Senior Prepayment Percentage."

          Net Interest Shortfalls for the CB Crossed Loan Groups will adversely affect the yields on the Senior Certificates of the CB Crossed Groups and the
Class CB Certificates and Net Interest Shortfalls for the DB Crossed Loan Groups
will adversely affect the Senior Certificates of the DB Crossed Groups and the
Class DB Certificates. In addition, losses generally will be borne by the Class
CB Certificates with respect to the CB Crossed Loan Groups and the Class DB
Certificates with respect to the DB Crossed Loan Groups as described in this
Prospectus Supplement under "Description of the Certificates--Allocation of
Losses." The yields on the Certificates will depend on the rate and timing of
Realized Losses on the applicable Mortgage Loans in the related Loan Group or
Loan Groups.

                                      S-74

ASSUMPTIONS RELATING TO TABLES

          The tables set forth in Appendix B (the "DECREMENT TABLES") have been prepared on the basis of the following assumptions (the "MODELING ASSUMPTIONS"):

               (a) each Loan Group consists of the hypothetical mortgage loans presented in Appendix C:

               (b) the initial class balances and pass-through rates for the
          Offered Certificates are as set forth or described in the table beginning on page S-5;

               (c) there are no Net Interest Shortfalls, delinquencies or
          Realized Losses with respect to the Mortgage Loans;

               (d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the first day of each month beginning on November 1, 2005;

               (e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in October 2005;

               (f) the Mortgage Loans prepay at the indicated percentages of
          CPR;

               (g) no termination of the Loan Groups occurs;

               (h) no Mortgage Loans are required to be repurchased from the
          Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

               (i) the Certificates are issued on the Closing Date;

               (j) cash payments on the Certificates are received on the 20th day of each month beginning in November 2005 in accordance with the priorities and amounts described in this Prospectus Supplement under
          "Description of the Certificates"; and

               (k) One-Year LIBOR remains constant at 4.551% per annum and
          Six-Month LIBOR remains constant at 4.350% per annum.

          Although the characteristics of the mortgage loans for the Decrement
Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered
Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the
Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage
Loans in the related Loan Group or Loan Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class.
Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth in
Appendix B.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus
Supplement is the Constant Prepayment Rate ("CPR"), which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of

                                      S-75

mortgage loans for the life of such mortgage loans. A prepayment assumption of
0% CPR assumes constant prepayment rates of 0% per annum, a prepayment assumption of 5% CPR assumes constant prepayment rates of 5% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage
Loans.

          The Decrement Tables set forth in Appendix B have been prepared on the basis of the Modeling Assumptions described above under "--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance of a class of
Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

          Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered
Certificates that might be calculated or projected under different or varying prepayment assumptions.

          It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the
Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the
Mortgage Loans in a Loan Group (which include many recently originated Mortgage
Loans) could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of CPR specified.

          Based upon the Modeling Assumptions, the Decrement Tables in Appendix
B indicate the projected weighted average life of each class of the Offered
Certificates and set forth the percentages of the initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

YIELD ON THE CLASS 1-A-R CERTIFICATE

          The after-tax rate of return to the holder of the Class 1-A-R
Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class
1-A-R Certificate, you may have tax liabilities during the early years of the
REMICs' terms that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the
Mortgage Loans.

          If you own the Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this Prospectus
Supplement and in the Prospectus.

YIELD ON THE CLASS B CERTIFICATES

          The weighted average life of, and the yield to maturity on, the Class
CB Certificates and the Class DB Certificates in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the
Mortgage Loans in the related Loan Groups. If the actual rate and severity of losses on the Mortgage Loans in the related Loan Groups is higher than those you assumed, the actual yield to maturity of your Class CB or Class DB Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans in the related Loan Groups will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized

                                      S-76

Losses on the Mortgage Loans in a Loan Group will be allocated to reduce the class balance of the applicable class of Class CB Certificates or Class DB
Certificates (as described in this Prospectus Supplement under "Description of the Certificates--Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Class CB Certificates or Class DB Certificates will result in a reduction in the class balance of the class of Class CB Certificates or Class DB Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate class balance of the Senior Certificates of the CB
Crossed Groups and the Class CB Certificates or the aggregate class balance of the Senior Certificates of the DB Crossed Groups and the Class DB Certificates,
following all distributions and the allocation of Realized Losses on a
Distribution Date, exceeds the sum of the Adjusted Pool Amounts of the CB
Crossed Loan Groups with respect to the Class CB Certificates or the Adjusted
Pool Amounts of the DB Crossed Loan Groups with respect to the Class DB
Certificates. As a result of such reductions, less interest will accrue on that class of Class B Certificates than otherwise would be the case. The yield to maturity of the Class CB Certificates or the Class DB Certificates will also be affected by the disproportionate allocation of principal prepayments to the
Senior Certificates of the CB Crossed Groups or the Senior Certificates of the
DB Crossed Groups, as the case may be, Net Interest Shortfalls for the related
Loan Groups, other cash shortfalls in the Pool Distribution Amounts for the related Loan Groups and distribution of funds to the Senior Certificates of one or more Undercollateralized CB Crossed Groups or one or more Undercollateralized
DB Crossed Groups, as a result of cross-collateralization, that would otherwise be available for distribution on the Class CB Certificates or the Class DB
Certificates, as the case may be. See "Description of the
Certificates--Distributions on--Cross-Collateralization" and "--Allocation of
Losses" in this Prospectus Supplement.

          If on any Distribution Date, the Fractional Interest for any class of
Class CB or Class DB Certificates is less than its original Fractional Interest, all Unscheduled Principal Payments available for distribution on the Class CB or
Class DB Certificates will be allocated solely to that class and all other classes of Class CB or Class DB Certificates with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes junior to that class and reducing the weighted average lives of the classes of Class CB or Class DB Certificates receiving such distributions.
Accelerating the amortization of the classes of Class CB or Class DB
Certificates with lower numerical class designations relative to the other classes of Class CB or Class DB Certificates is intended to preserve the availability of the subordination provided by those other classes.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS CB-2, CLASS CB-3, CLASS DB-2 AND
CLASS DB-3 CERTIFICATES

          Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month.
Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the tables in Appendix D, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables in Appendix D, "0%
SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

          The tables in Appendix D indicate the sensitivity of the pre-tax yield to maturity on the Class CB-2, Class CB-3, Class DB-2 and Class DB-3
Certificates to various rates of prepayment and varying levels of Realized
Losses. The tables in Appendix D are based upon, among other things, the
Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults))
occur monthly on the last day of the preceding month (other than on a due date)
at the percentages of SDA set forth in the tables.

          In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage
Loans in each Loan Group, as indicated in the tables in Appendix D (referred to as a "LOSS SEVERITY PERCENTAGE"), will occur at the time of liquidation and (ii)
the Class CB-2, Class CB-3,

                                      S-77

Class DB-2 and Class DB-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 97.25%, 94.50%, 97.75% and 94.75%, in each case, of their initial class balance plus accrued interest from October 1, 2005 to (but not including) the Closing Date.

          It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this Prospectus Supplement or that they will prepay or liquidate at any of the rates specified or that the
Realized Losses will be incurred according to one particular pattern. The assumed percentages of CPR and SDA and the Loss Severity Percentages shown in the Appendices are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this Prospectus Supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class CB-2, Class CB-3, Class DB-2 and Class DB-3
Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D.

          The pre-tax yields to maturity set forth in Appendix D were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class CB-2, Class CB-3, Class DB-2 and
Class DB-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class CB-2, Class CB-3, Class DB-2 and Class DB-3 Certificates set forth above plus, in each case, accrued interest from October 1, 2005 to (but not including) the Closing Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown in the tables in Appendix D. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class CB-2, Class CB-3, Class
DB-2 and Class DB-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class CB-2, Class CB-3, Class
DB-2 and Class DB-3 Certificates when reinvestment rates are considered.

          You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class CB-2, Class CB-3, Class DB-2 or Class
DB-3 Certificates you should fully consider the risk that Realized Losses on the applicable Mortgage Loans could result in the failure to fully recover your investments.

                                 USE OF PROCEEDS

          The Depositor will apply the net proceeds of the sale of the Offered
Certificates against the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

          Elections will be made to treat the Trust as multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered structure for federal income tax purposes under the Code.

          o    The Offered Certificates (other than the Class 1-A-R Certificate)
               will be designated as "regular interests" in the Upper-Tier
               REMIC. All the Offered Certificates (other than the Class 1-A-R
               Certificate) are "REGULAR CERTIFICATES" for purposes of the following discussion.

          o    The Class 1-A-R Certificate will be designated as the sole
               "residual interest" in each of the REMICs.

          Upon the issuance of the Offered Certificates, Cadwalader, Wickersham
& Taft LLP will deliver its opinion to the effect that, assuming compliance with the Pooling Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

          See "Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC Certificates" in the Prospectus.

                                      S-78

REGULAR CERTIFICATES

          The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on the
Regular Certificates must be reported under an accrual method of accounting.

          Certain classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences
-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Original Issue Discount" in the Prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of
Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences --
Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Premium" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage
Loans at a rate equal to 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

          The Regular Certificates will be treated as regular interests in a
REMIC under Section 860G of the Code. Accordingly, to the extent described in the Prospectus:

          o    the Regular Certificates will be treated as assets described in
               Section 7701(a)(19)(C) of the Code;

          o    the Regular Certificates will be treated as "real estate assets"
               within the meaning of Section 856(c)(4)(A) of the Code; and

          o    interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

          See "Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC Certificates -- Status of REMIC Certificates" in the
Prospectus.

RESIDUAL CERTIFICATE

          If you hold the Class 1-A-R Certificate, you must include the taxable income or loss of each REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from any REMIC. The Holder of the Class 1-A-R
Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

          You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificate discussed in the Prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax
Consequences" in the Prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the residual interest in each REMIC represented by the Class 1-A-R Certificate will be treated as a
"noneconomic" residual interest or "tax avoidance potential" residual interest.
See "Federal Income Tax Consequences -- Federal Income Tax Consequences for
REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related
Restrictions on Transfer of Residual Certificates -- Noneconomic Residual
Interests," "-- Foreign Investors" and "-- Mark to Market Regulations" in the
Prospectus. Additionally, for information regarding Prohibited Transactions, see
"Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Taxes That May Be Imposed on the REMIC Pool -- Prohibited
Transactions" in the Prospectus.

                                      S-79

BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

          Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010)
with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other
"reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Securities Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC Certificates -- Backup Withholding" in the Prospectus.

          The Securities Administrator, on behalf of the Trustee, will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the
Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "certificateholder" of record of the Offered Certificates (other than the Class 1-A-R Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC
Participants rather than from the Securities Administrator. The Securities
Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports. See
"Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Reporting Requirements" in the Prospectus.

          All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                  STATE TAXES

          The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered
Certificates should consult their tax advisors regarding such tax consequences.

                              ERISA CONSIDERATIONS

          A fiduciary or other person acting on behalf of any Plan should carefully review with its legal advisors whether the purchase or holding of an
Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan
Considerations" in the Prospectus.

          The U.S. Department of Labor has extended Banc of America Securities
LLC an administrative exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

          For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations
-- ERISA Administrative Exemptions -- Individual Administrative Exemptions" in
the Prospectus.

          The Exemption may cover the acquisition and holding of the Offered
Certificates (other than the Class 1-A-R Certificate) by the Plans to which it applies provided that all conditions of the Exemption are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of
PTE 83-1 described under "Benefit Plan Considerations" in the Prospectus and the
Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments

                                      S-80

and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The Class 1-A-R Certificate may not be purchased by or transferred to a Plan or a person acting on behalf of or investing assets of a Plan. See
"Description of the Certificates--Restrictions on Transfer of the Class 1-A-R
Certificate" in this Prospectus Supplement.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting
Agreement (the "UNDERWRITING AGREEMENT") among the Depositor and Banc of America
Securities LLC (the "UNDERWRITER"), the Depositor has agreed to sell to the
Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the
Offered Certificates are expected to be approximately 99.933% of the initial balance of those Certificates, plus accrued interest, before deducting expenses estimated at approximately $537,968 payable by the Depositor.

          Distribution of the Offered Certificates will be made by the
Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          Banc of America Securities is an affiliate of the Depositor, the
Seller and one of the Servicers, and is a registered broker/dealer. Any obligations of Banc of America Securities are the sole responsibility of Banc of
America Securities and do not create any obligation or guarantee on the part of any affiliate of Banc of America Securities.

                                  LEGAL MATTERS

          The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor and the
Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                               CERTIFICATE RATINGS

          At their issuance, each class of Offered Certificates is required to receive from Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P") and Fitch Ratings ("FITCH") at least the rating set forth in the table beginning on page S-5 of this Prospectus Supplement.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the Pooling
Agreement.

          S&P's and Fitch's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the
Offered Certificates. S&P's and Fitch's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayment on the
Mortgage Loans.

          S&P's and Fitch's ratings on the Class 1-A-R Certificate do not address the likelihood of a return to investors other than to the extent of the class balance and interest at the pass-through rate thereon.

                                      S-81

          The Depositor has not requested a rating of any class of Offered
Certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of
Offered Certificates may be lower than the ratings assigned by S&P and Fitch.

          The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                      S-82

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

100% LTV Program.........................................................   S-39
Accelerated Processing Programs..........................................   S-38
Adjusted Pool Amount.....................................................   S-70
Adjustment Date..........................................................   S-34
Administrative Fees......................................................   S-51
Advance..................................................................   S-52
All-Ready Home...........................................................   S-38
Alternative Documentation Program........................................   S-40
Bank of America Servicing Agreement......................................   S-46
Bankruptcy Losses........................................................   S-69
beneficial owner.........................................................   S-55
Book-Entry Certificates..................................................   S-54
CB Crossed Group.........................................................    S-8
CB Crossed Loan Group Mortgage Loans.....................................    S-9
CB Crossed Loan Group Senior Percentage..................................   S-64
CB Crossed Loan Group Subordinate Percentage.............................   S-64
CB Crossed Loan Groups...................................................    S-9
CB Undercollateralized Amount............................................   S-67
CB Undercollateralized Group.............................................   S-67
Certificate Owners.......................................................   S-55
Certificateholder........................................................   S-55
Certificates.............................................................    S-7
class balance............................................................   S-61
Clearstream..............................................................   S-56
Clearstream Participants.................................................   S-56
CLUES Plus Documentation Program.........................................   S-40
Code.....................................................................   S-26
Compensating Interest....................................................   S-52
Corporate Trust Office...................................................   S-54
Countrywide Servicing....................................................   S-44
Countrywide Servicing Agreement..........................................   S-46
CPR......................................................................   S-75
Credit Scores............................................................   S-36
DB Crossed Group.........................................................    S-8
DB Crossed Loan Group Mortgage Loans.....................................    S-9
DB Crossed Loan Group Senior Percentage..................................   S-65
DB Crossed Loan Group Subordinate Percentage.............................   S-65
DB Undercollateralized Amount............................................   S-68
DB Undercollateralized Group.............................................   S-68
Debt Service Reduction...................................................   S-69
Decrement Tables.........................................................   S-75
Deficient Valuation......................................................   S-69
Definitive Certificates..................................................   S-54
Deleted Mortgage Loan....................................................   S-50
Determination Date.......................................................   S-52
Distribution Account.....................................................   S-51
Distribution Date........................................................   S-58
DTC......................................................................   S-55
Eligible Substitute Mortgage Loan........................................   S-50
ERISA....................................................................   S-26
Euroclear................................................................   S-57
Euroclear Operator.......................................................   S-57
Euroclear Participants...................................................   S-57

                                      S-83

European Depositaries....................................................   S-55
Exemption................................................................   S-80
Expanded Underwriting Guidelines.........................................   S-41
FICO Credit Scores.......................................................   S-39
Final Scheduled Maturity Date............................................   S-54
Financial Intermediary...................................................   S-55
Fitch....................................................................   S-81
Foreclosure Profits......................................................   S-51
Fractional Interest......................................................   S-66
Full Documentation Program...............................................   S-40
Global Securities........................................................    E-1
Gross Margin.............................................................   S-34
Group....................................................................    S-8
Group 1..................................................................    S-8
Group 2..................................................................    S-8
Group 3..................................................................    S-8
Group 4..................................................................    S-8
Group 5..................................................................    S-8
Group 6..................................................................    S-8
Group 7..................................................................    S-8
Group 8..................................................................    S-8
Group 9..................................................................    S-8
Group Subordinate Amount.................................................   S-61
Index....................................................................   S-35
Indirect Participants....................................................   S-55
Interest Accrual Period..................................................   S-58
Interest Distribution Amount.............................................   S-60
Interest Only Mortgage Loans.............................................   S-34
IRA......................................................................   S-26
Liquidated Mortgage Loan.................................................   S-70
Liquidation Proceeds.....................................................   S-59
Loan-to-Value Ratio......................................................   S-36
Loss Severity Percentage.................................................   S-77
Master Servicer..........................................................   S-46
Master Servicer Custodial Account........................................   S-51
Master Servicing Fee.....................................................   S-51
Master Servicing Fee Rate................................................   S-51
MERS.....................................................................   S-49
Modeling Assumptions.....................................................   S-75
Mortgage File............................................................   S-49
Mortgage Loan Purchase Agreement.........................................   S-36
Mortgage Loans...........................................................    S-9
Mortgage Pool............................................................   S-34
Net Interest Shortfall...................................................   S-60
Net Mortgage Interest Rate...............................................   S-61
No Income/No Asset Documentation Program.................................   S-40
No Ratio Loan Program....................................................   S-39
Nonqualified Intermediary................................................    E-4
Non-Supported Interest Shortfall.........................................   S-60
Non-U.S. Holder..........................................................    E-3
One-Year LIBOR...........................................................   S-35
Original Class CB Principal Balance......................................   S-65
Original Class DB Principal Balance......................................   S-65
Originators..............................................................   S-35
Participants.............................................................   S-55
Percentage Interest......................................................   S-54

                                      S-84

Periodic Cap.............................................................   S-34
Plan.....................................................................   S-26
PMI Fee Rate.............................................................   S-51
PMI Policy...............................................................   S-36
Pool Distribution Amount.................................................   S-58
Pool Distribution Amount Allocation......................................   S-60
Pool Principal Balance...................................................   S-64
Preferred Processing Program.............................................   S-39
Prepayment Interest Shortfall............................................   S-52
Principal Amount.........................................................   S-61
Product Guides...........................................................   S-37
Purchase Price...........................................................   S-49
Qualified Intermediary...................................................    E-3
Rate Ceiling.............................................................   S-34
Rate Reduction Refinance.................................................   S-38
Realized Loss............................................................   S-69
Record Date..............................................................   S-58
Recovery.................................................................   S-69
Reduced Documentation Program............................................   S-40
Regular Certificates.....................................................   S-78
Reimbursement Amount.....................................................   S-59
Relevant Depositary......................................................   S-55
Relief Act Reduction.....................................................   S-60
REMIC....................................................................   S-78
REMIC Regulations........................................................   S-70
Remittance Date..........................................................   S-51
REO Property.............................................................   S-52
Rules....................................................................   S-55
S&P......................................................................   S-81
Scheduled Principal Payments.............................................   S-62
SDA......................................................................   S-77
Securities Administrator.................................................   S-53
Senior Credit Support Depletion Date.....................................   S-63
Senior Percentage........................................................   S-64
Senior Principal Distribution Amount.....................................   S-63
Servicer.................................................................   S-46
Servicer Custodial Account...............................................   S-51
Servicing Agreements.....................................................   S-46
Servicing Fee............................................................   S-51
Servicing Fee Rate.......................................................   S-51
Similar Law..............................................................   S-26
Six-Month LIBOR..........................................................   S-35
SMMEA....................................................................   S-26
Standard Underwriting Guidelines.........................................   S-41
Stated Income Program....................................................   S-38
Stated Income/Stated Asset Documentation Program.........................   S-41
Stated Principal Balance.................................................   S-63
Streamlined Documentation Program........................................   S-41
Subordinate Percentage...................................................   S-64
Subordinate Prepayment Percentage........................................   S-66
Subordinate Principal Distribution Amount................................   S-67
Substitution Adjustment Amount...........................................   S-50
Terms and Conditions.....................................................   S-57
Trust....................................................................    S-7
Trustee..................................................................   S-53
U.S. Person..............................................................   S-72

                                      S-85

U.S. Withholding Agent...................................................    E-3
Underwriter..............................................................   S-81
Underwriting Agreement...................................................   S-81
Unscheduled Principal Payments...........................................   S-62
Wells Fargo Bank.........................................................   S-53

                                      S-86

                                   APPENDIX A:

                               MORTGAGE LOAN DATA

GROUP 1 MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the Group 1
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
OCCUPANCY                          MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Primary Residence.............          106               $35,158,183.02               81.79%
Second Home...................           18                 6,658,712.19               15.49
Investor Property.............            2                 1,167,934.53                2.72
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 1 Mortgage Loan.

                                 PROPERTY TYPES

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PROPERTY TYPE                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Single Family Residence.......           68               $23,296,245.31               54.20%
PUD...........................           30                10,000,872.73               23.27
Condominium...................           25                 9,250,773.70               21.52
Townhouse.....................            3                   436,938.00                1.02
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

                             MORTGAGE LOAN PURPOSES

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
PURPOSE                            MORTGAGE LOANS           CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

Purchase......................           95               $29,190,908.75               67.91%
Refinance - Rate/Term.........           15                 7,074,122.06               16.46
Refinance - Cashout...........           16                 6,719,798.93               15.63
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

                                       A-1

             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
GEOGRAPHIC AREA                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Alabama.......................            1               $   107,880.00                0.25%
Arizona.......................            4                   698,900.00                1.63
California....................           31                13,229,242.27               30.78
Colorado......................            5                 1,660,000.00                3.86
Connecticut...................            2                   958,900.00                2.23
Florida.......................           21                 8,120,661.88               18.89
Georgia.......................            2                   360,920.00                0.84
Illinois......................            9                 2,843,000.00                6.61
Kentucky......................            2                   275,200.00                0.64
Louisiana.....................            1                   128,000.00                0.30
Maryland......................            5                 1,158,400.00                2.69
Massachusetts.................            2                   820,800.00                1.91
Michigan......................            5                 1,050,441.43                2.44
Missouri......................            1                   163,740.58                0.38
Nevada........................            1                   519,250.00                1.21
New Jersey....................            1                   217,500.00                0.51
New Mexico....................            1                   836,142.56                1.95
North Carolina................            9                 2,417,693.26                5.62
Ohio..........................            1                   309,269.19                0.72
Oregon........................            1                    99,393.66                0.23
South Carolina................            8                 2,900,742.37                6.75
Tennessee.....................            1                   263,200.00                0.61
Texas.........................            2                   356,000.00                0.83
Vermont.......................            1                   700,000.00                1.63
Virginia......................            5                 1,832,822.85                4.26
Washington....................            1                   150,000.00                0.35
Wisconsin.....................            3                   806,729.69                1.88
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, no more than approximately 3.25% of the Group 1
     Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                       A-2

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            AGGREGATE STATED      % OF GROUP 1 CUT-OFF
CURRENT MORTGAGE                    NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCES               MORTGAGE LOANS          CUT-OFF DATE              BALANCE
---------------------------------   -----------------   -----------------------   -------------------

$50,000.01 to $100,000.00........            5               $   451,591.56               1.05%
$100,000.01 to $150,000.00.......           11                 1,408,213.43               3.28
$150,000.01 to $200,000.00.......           22                 3,908,163.20               9.09
$200,000.01 to $250,000.00.......           16                 3,589,306.68               8.35
$250,000.01 to $300,000.00.......           10                 2,726,459.37               6.34
$300,000.01 to $350,000.00.......            9                 2,933,569.19               6.82
$350,000.01 to $400,000.00.......           12                 4,375,068.07              10.18
$400,000.01 to $450,000.00.......            8                 3,371,950.00               7.84
$450,000.01 to $500,000.00.......           10                 4,796,869.13              11.16
$500,000.01 to $550,000.00.......            6                 3,103,450.00               7.22
$550,000.01 to $600,000.00.......            5                 2,890,677.89               6.72
$600,000.01 to $650,000.00.......            2                 1,251,250.00               2.91
$650,000.01 to $700,000.00.......            5                 3,384,980.37               7.87
$700,000.01 to $750,000.00.......            1                   715,000.00               1.66
$800,000.01 to $850,000.00.......            2                 1,681,142.56               3.91
$950,000.01 to $1,000,000.00.....            1                 1,000,000.00               2.33
$1,000,000.01 to $1,500,000.00...            1                 1,397,138.29               3.25
                                           ---               --------------             ------
   Total:........................          126               $42,984,829.74             100.00%
                                           ===               ==============             ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 1 Mortgage Loans is expected to be approximately $341,149.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

20.01% to 25.00%..............            1                $   200,000.00               0.47%
25.01% to 30.00%..............            1                    350,000.00               0.81
45.01% to 50.00%..............            5                  2,109,001.00               4.91
50.01% to 55.00%..............            4                  2,342,980.37               5.45
55.01% to 60.00%..............            3                  1,641,142.56               3.82
60.01% to 65.00%..............            7                  3,940,247.00               9.17
65.01% to 70.00%..............           17                  6,440,475.00              14.98
70.01% to 75.00%..............            5                  1,651,329.69               3.84
75.01% to 80.00%..............           82                 23,725,630.76              55.20
85.01% to 90.00%..............            1                    584,023.36               1.36
                                        ---                --------------             ------
   Total:.....................          126                $42,984,829.74             100.00%
                                        ===                ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately
     72.11%.

                                       A-3

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
CURRENT MORTGAGE INTEREST        NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATES                              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

4.501% to 4.750%..............            4               $ 1,385,269.19                3.22%
4.751% to 5.000%..............           17                 5,744,514.86               13.36
5.001% to 5.250%..............           16                 4,643,240.83               10.80
5.251% to 5.500%..............           24                 8,864,526.44               20.62
5.501% to 5.750%..............           43                14,616,258.40               34.00
5.751% to 6.000%..............           15                 5,033,923.29               11.71
6.001% to 6.250%..............            6                 1,860,954.17                4.33
6.251% to 6.500%..............            1                   836,142.56                1.95
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 1 Mortgage Loans is expected to be approximately 5.508% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

2.001% to 3.000%..............          126               $42,984,829.74              100.00%
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 1
     Mortgage Loans is expected to be approximately 2.250% per annum.

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
RATE CEILINGS                      MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

10.001% to 11.000%............           21               $ 7,129,784.05               16.59%
11.001% to 12.000%............           98                33,157,948.96               77.14
12.001% to 13.000%............            7                 2,697,096.73                6.27
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 1
     Mortgage Loans is expected to be approximately 11.508% per annum.

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE              MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

July 1, 2008..................            3               $ 1,444,000.00                3.36%
August 1, 2008................           58                21,426,505.93               49.85
September 1, 2008.............           65                20,114,323.81               46.79
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average to first Adjustment Date for the Group 1 Mortgage Loans is expected to be approximately 34 months.

                                       A-4

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
REMAINING TERMS                    MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............          126               $42,984,829.74              100.00%
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 1 Mortgage Loans is expected to be approximately 358 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
                                 NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

801 to 850....................            9               $ 2,556,778.00                5.95%
751 to 800....................           48                16,903,077.37               39.32
701 to 750....................           42                12,237,007.66               28.47
651 to 700....................           25                 9,867,800.79               22.96
601 to 650....................            2                 1,420,165.92                3.30
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 1 CUT-OFF
ORIGINAL PREPAYMENT PREMIUM      NUMBER OF GROUP 1   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
TERM                               MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   ------------------

None..........................          126               $42,984,829.74              100.00%
                                        ---               --------------              ------
   Total:.....................          126               $42,984,829.74              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 1 Mortgage Loans is expected to be approximately 0 months.

                                       A-5

GROUP 2 MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the Group 2
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
OCCUPANCY                          MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Primary Residence.............          648              $202,163,199.32               88.47%
Second Home...................           57                17,430,351.59                7.63
Investor Property.............           37                 8,926,259.20                3.91
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 2 Mortgage Loan.

                                 PROPERTY TYPES

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
PROPERTY TYPE                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Single Family Residence.......          361              $118,331,905.64               51.78%
PUD...........................          185                58,549,022.91               25.62
Condominium...................          169                42,007,734.32               18.38
2-Family......................           13                 5,082,486.91                2.22
Townhouse.....................           12                 2,541,755.49                1.11
3-Family......................            2                 2,006,904.84                0.88
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

                             MORTGAGE LOAN PURPOSES

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
PURPOSE                            MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Purchase......................          575              $157,530,876.50               68.94%
Refinance - Cashout...........          100                37,708,800.79               16.50
Refinance - Rate/Term.........           67                33,280,132.82               14.56
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

                                       A-6

             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
GEOGRAPHIC AREA                    MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

Alabama.......................            2              $    238,080.00                0.10%
Arizona.......................           32                 6,927,283.24                3.03
Arkansas......................            2                   151,425.86                0.07
California....................          189                87,246,581.82               38.18
Colorado......................           21                 4,766,369.84                2.09
Connecticut...................            8                 2,335,144.28                1.02
Delaware......................            1                   216,000.00                0.09
District of Columbia..........            9                 2,207,964.27                0.97
Florida.......................          106                28,537,174.09               12.49
Georgia.......................           34                 6,524,257.76                2.86
Hawaii........................            5                 2,011,180.93                0.88
Idaho.........................            2                   291,061.91                0.13
Illinois......................           33                10,104,268.17                4.42
Indiana.......................            1                   113,356.53                0.05
Iowa..........................            6                   774,601.71                0.34
Kansas........................            6                   903,539.29                0.40
Maine.........................            1                   823,103.23                0.36
Maryland......................           46                13,232,372.81                5.79
Massachusetts.................            9                 2,078,160.15                0.91
Michigan......................            7                   950,128.35                0.42
Minnesota.....................           10                 1,545,181.99                0.68
Missouri......................            9                 1,805,093.00                0.79
Nevada........................           17                 4,080,459.61                1.79
New Hampshire.................            2                   836,700.00                0.37
New Jersey....................            9                 3,363,162.66                1.47
New Mexico....................            2                   536,979.79                0.23
New York......................            6                 3,010,156.05                1.32
North Carolina................           32                 8,757,652.20                3.83
Ohio..........................            3                   495,217.46                0.22
Oklahoma......................            3                   487,854.96                0.21
Oregon........................            8                 1,736,093.69                0.76
Pennsylvania..................            5                 1,054,364.14                0.46
Rhode Island..................            5                   851,411.60                0.37
South Carolina................           16                 2,672,047.31                1.17
Tennessee.....................            4                   929,180.00                0.41
Texas.........................           19                 3,273,211.03                1.43
Vermont.......................            1                   250,000.00                0.11
Virginia......................           53                18,449,043.32                8.07
Washington....................           16                 3,554,037.18                1.56
Wisconsin.....................            2                   399,909.88                0.18
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, no more than approximately 0.87% of the Group 2
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                                       A-7

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            AGGREGATE STATED      % OF GROUP 2 CUT-OFF
CURRENT MORTGAGE                    NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE                MORTGAGE LOANS          CUT-OFF DATE               BALANCE
---------------------------------   -----------------   -----------------------   --------------------

$50,000.01 to $100,000.00........           37              $  3,112,639.48               1.36%
$100,000.01 to $150,000.00.......          119                14,906,528.92               6.52
$150,000.01 to $200,000.00.......          112                19,615,744.91               8.58
$200,000.01 to $250,000.00.......          102                22,952,797.90              10.04
$250,000.01 to $300,000.00.......           78                21,449,992.85               9.39
$300,000.01 to $350,000.00.......           69                22,302,781.44               9.76
$350,000.01 to $400,000.00.......           58                21,897,077.46               9.58
$400,000.01 to $450,000.00.......           46                19,733,596.56               8.64
$450,000.01 to $500,000.00.......           35                16,678,147.83               7.30
$500,000.01 to $550,000.00.......           15                 7,848,897.46               3.43
$550,000.01 to $600,000.00.......           14                 8,077,728.17               3.53
$600,000.01 to $650,000.00.......           13                 8,145,480.02               3.56
$650,000.01 to $700,000.00.......            7                 4,830,076.82               2.11
$700,000.01 to $750,000.00.......            6                 4,403,461.82               1.93
$750,000.01 to $800,000.00.......            1                   761,600.00               0.33
$800,000.01 to $850,000.00.......            5                 4,124,721.23               1.80
$850,000.01 to $900,000.00.......            3                 2,627,701.15               1.15
$900,000.01 to $950,000.00.......            3                 2,782,417.85               1.22
$950,000.01 to $1,000,000.00.....            6                 5,951,790.70               2.60
$1,000,000.01 to $1,500,000.00...           13                16,316,627.54               7.14
                                           ---              ---------------             ------
   Total:........................          742              $228,519,810.11             100.00%
                                           ===              ===============             ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 2 Mortgage Loans is expected to be approximately $307,978.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

25.01% to 30.00%..............            1              $    250,000.00                0.11%
30.01% to 35.00%..............            3                   410,204.90                0.18
35.01% to 40.00%..............            8                 3,263,360.87                1.43
40.01% to 45.00%..............            5                 1,552,413.03                0.68
45.01% to 50.00%..............            8                 2,458,030.75                1.08
50.01% to 55.00%..............           12                 3,617,154.10                1.58
55.01% to 60.00%..............           20                 7,262,925.76                3.18
60.01% to 65.00%..............           17                 8,498,476.18                3.72
65.01% to 70.00%..............           48                23,189,237.84               10.15
70.01% to 75.00%..............           51                25,587,228.52               11.20
75.01% to 80.00%..............          558               149,829,301.23               65.57
80.01% to 85.00%..............            1                   356,140.29                0.16
85.01% to 90.00%..............            8                 1,657,532.16                0.73
90.01% to 95.00%..............            2                   587,804.48                0.26
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of Group 2 Mortgage Loans is expected to be approximately
     74.99%.

                                       A-8

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
CURRENT MORTGAGE INTEREST        NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATES                              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

4.001% to 4.250%..............            1              $    155,920.00                0.07%
4.251% to 4.500%..............           11                 5,439,775.52                2.38
4.501% to 4.750%..............           22                 8,309,710.02                3.64
4.751% to 5.000%..............           59                21,411,887.36                9.37
5.001% to 5.250%..............          122                39,848,303.73               17.44
5.251% to 5.500%..............          202                61,063,241.18               26.72
5.501% to 5.750%..............          147                44,061,005.95               19.28
5.751% to 6.000%..............          115                29,823,386.61               13.05
6.001% to 6.250%..............           35                 9,840,645.91                4.31
6.251% to 6.500%..............           21                 6,139,247.10                2.69
6.501% to 6.750%..............            6                 1,782,977.98                0.78
6.751% to 7.000%..............            1                   643,708.75                0.28
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Group 2 Mortgage Loans is expected to be approximately 5.485% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

2.001% to 3.000%..............          742              $228,519,810.11              100.00%
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 2
     Mortgage Loans is expected to be approximately 2.250% per annum.

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATE CEILINGS                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

9.001% to 10.000%.............           93              $ 35,317,292.90               15.45%
10.001% to 11.000%............          586               174,795,937.47               76.49
11.001% to 12.000%............           63                18,406,579.74                8.05
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 2
     Mortgage Loans is expected to be approximately 10.485% per annum.

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

June 1, 2010..................            4              $  1,968,694.83                0.86%
July 1, 2010..................           11                 3,298,320.14                1.44
August 1, 2010................          405               123,478,099.47               54.03
September 1, 2010.............          322                99,774,695.67               43.66
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Group 2 Mortgage Loans is expected to be approximately 58 months.

                                       A-9

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
REMAINING TERMS                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............          742              $228,519,810.11              100.00%
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 2 Mortgage Loans is expected to be approximately 358 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
                                 NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   -------------------------

801 to 850....................           19              $  5,187,438.04                2.27%
751 to 800....................          235                74,702,475.61               32.69
701 to 750....................          333                95,646,254.75               41.85
651 to 700....................          142                45,649,385.60               19.98
601 to 650....................           11                 5,923,436.11                2.59
551 to 600....................            1                   985,000.00                0.43
Not Scored ...................            1                   425,820.00                0.19
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 2 CUT-OFF
ORIGINAL PREPAYMENT PREMIUM      NUMBER OF GROUP 2   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
TERM                               MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

None..........................          742              $228,519,810.11              100.00%
                                        ---              ---------------              ------
   Total:.....................          742              $228,519,810.11              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 2 Mortgage Loans is expected to be approximately 0 months.

                                      A-10

GROUP 3 MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the Group 3
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
OCCUPANCY                          MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Primary Residence.............           76               $29,063,014.08               91.57%
Second Home...................            6                 2,475,419.50                7.80
Investor Property.............            1                   199,814.76                0.63
                                        ---               --------------              ------
   Total:.....................           83               $31,738,248.34              100.00%
                                        ===               ==============              ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 3 Mortgage Loan.

                                 PROPERTY TYPES

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PROPERTY TYPE                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Single Family Residence.......           45               $17,845,802.78               56.23%
PUD...........................           17                 7,277,831.29               22.93
Condominium...................           20                 5,878,614.27               18.52
Cooperative...................            1                   736,000.00                2.32
                                        ---               --------------              ------
   Total:.....................           83               $31,738,248.34              100.00%
                                        ===               ==============              ======

                             MORTGAGE LOAN PURPOSES

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PURPOSE                            MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Purchase......................           58               $18,566,922.47               58.50%
Refinance - Cashout...........           13                 7,374,375.87               23.23
Refinance - Rate/Term.........           12                 5,796,950.00               18.26
                                        ---               --------------              ------
   Total:.....................           83               $31,738,248.34              100.00%
                                        ===               ==============              ======

                                      A-11

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GEOGRAPHIC AREA                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Arizona.......................            1               $    96,000.00                0.30%
Arkansas......................            1                   338,438.10                1.07
California....................           24                14,114,872.22               44.47
Colorado......................            4                 1,255,900.00                3.96
Connecticut...................            2                   981,900.00                3.09
Delaware......................            1                   224,000.00                0.71
Florida.......................            8                 3,043,198.13                9.59
Georgia.......................            6                 1,496,600.87                4.72
Hawaii........................            1                   199,814.76                0.63
Illinois......................            5                 1,220,624.60                3.85
Iowa..........................            1                   115,467.40                0.36
Maryland......................            4                 1,066,536.43                3.36
Massachusetts.................            1                   620,500.00                1.96
Minnesota.....................            2                   634,000.00                2.00
Missouri......................            2                   227,061.06                0.72
Nevada........................            1                   756,560.00                2.38
New Jersey....................            1                   210,000.00                0.66
New York......................            2                 1,119,944.45                3.53
North Carolina................            5                   943,920.82                2.97
South Carolina................            1                   244,000.00                0.77
Tennessee.....................            4                 1,071,309.50                3.38
Texas.........................            1                   145,600.00                0.46
Virginia......................            4                 1,308,000.00                4.12
Washington....................            1                   304,000.00                0.96
                                        ---               --------------              ------
   Total:.....................           83               $31,738,248.34              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, no more than approximately 3.93% of the Group 3
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
CURRENT MORTGAGE                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE             MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

$50,000.01 to $100,000.00.....            1               $    96,000.00                0.30%
$100,000.01 to $150,000.00....            9                 1,087,544.24                3.43
$150,000.01 to $200,000.00....           10                 1,726,105.91                5.44
$200,000.01 to $250,000.00....           10                 2,261,800.93                7.13
$250,000.01 to $300,000.00....           10                 2,671,463.11                8.42
$300,000.01 to $350,000.00....            8                 2,552,856.10                8.04
$350,000.01 to $400,000.00....            7                 2,671,165.05                8.42
$400,000.01 to $450,000.00....            2                   887,160.00                2.80
$450,000.01 to $500,000.00....            6                 2,876,400.00                9.06
$500,000.01 to $550,000.00....            3                 1,530,600.00                4.82
$550,000.01 to $600,000.00....            1                   580,000.00                1.83
$600,000.01 to $650,000.00....            4                 2,488,100.00                7.84
$650,000.01 to $700,000.00....            1                   658,482.59                2.07
$700,000.01 to $750,000.00....            3                 2,211,250.00                6.97
$750,000.01 to $800,000.00....            3                 2,308,821.89                7.27
$850,000.01 to $900,000.00....            1                   878,243.52                2.77
$950,000.01 to $1,000,000.00..            2                 1,968,750.00                6.20
$1,000,000.01 to
   $1,500,000.00..............            2                 2,283,505.00                7.19
                                        ---               --------------              ------
   Total:.....................           83               $31,738,248.34              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 3 Mortgage Loans is expected to be approximately $382,389.

                                      A-12

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

20.01% to 25.00%..............            1               $   199,814.76               0.63%
40.01% to 45.00%..............            1                 1,247,505.00               3.93
45.01% to 50.00%..............            4                 2,195,943.11               6.92
50.01% to 55.00%..............            1                   485,000.00               1.53
55.01% to 60.00%..............            2                 1,056,900.00               3.33
60.01% to 65.00%..............            4                 2,210,750.00               6.97
65.01% to 70.00%..............            6                 3,034,650.00               9.56
70.01% to 75.00%..............            5                 2,357,544.48               7.43
75.01% to 80.00%..............           58                18,329,640.99              57.75
80.01% to 85.00%..............            1                   620,500.00               1.96
                                        ---               --------------             ------
   Total:.....................           83               $31,738,248.34             100.00%
                                        ===               ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately
     72.22%.

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
CURRENT MORTGAGE INTEREST        NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATES                              MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

4.751% to 5.000%..............            3               $ 1,643,920.00               5.18%
5.001% to 5.250%..............           20                 8,257,098.58              26.02
5.251% to 5.500%..............           26                10,170,392.08              32.04
5.501% to 5.750%..............           24                 7,080,314.40              22.31
5.751% to 6.000%..............            8                 4,110,708.52              12.95
6.001% to 6.250%..............            1                   276,000.00               0.87
6.251% to 6.500%..............            1                   199,814.76               0.63
                                        ---               --------------             ------
   Total:.....................           83               $31,738,248.34             100.00%
                                        ===               ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Group 3 Mortgage Loans is expected to be approximately 5.499% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

2.001% to 3.000%..............           83               $31,738,248.34             100.00%
                                        ---               --------------             ------
   Total:.....................           83               $31,738,248.34             100.00%
                                        ===               ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 3
     Mortgage Loans is expected to be approximately 2.250% per annum.

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATE CEILINGS                      MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

9.001% to 10.000%.............            3               $ 1,643,920.00               5.18%
10.001% to 11.000%............           78                29,618,513.58              93.32
11.001% to 12.000%............            2                   475,814.76               1.50
                                        ---               --------------             ------
   Total:.....................           83               $31,738,248.34             100.00%
                                        ===               ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 3
     Mortgage Loans is expected to be approximately 10.499% per annum.

                                      A-13

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE              MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

July 1, 2012..................            1               $ 1,036,000.00               3.26%
August 1, 2012................           49                20,744,127.60              65.36
September 1, 2012.............           33                 9,958,120.74              31.38
                                        ---               --------------             ------
   Total:.....................           83               $31,738,248.34             100.00%
                                        ===               ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Group 3 Mortgage Loans is expected to be approximately 82 months.

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
REMAINING TERMS                    MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............           83               $31,738,248.34             100.00%
                                        ---               --------------             ------
   Total:.....................           83               $31,738,248.34             100.00%
                                        ===               ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 3 Mortgage Loans is expected to be approximately 358 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

801 to 850....................            1               $   199,814.76               0.63%
751 to 800....................           30                12,642,882.88              39.83
701 to 750....................           37                12,684,426.42              39.97
651 to 700....................           14                 5,590,624.28              17.61
601 to 650....................            1                   620,500.00               1.96
                                        ---               --------------             ------
   Total:.....................           83               $31,738,248.34             100.00%
                                        ===               ==============             ======

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 3 CUT-OFF
                                 NUMBER OF GROUP 3   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL PREPAYMENT PREMIUM TERM   MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

None..........................           83               $31,738,248.34             100.00%
                                        ---               --------------             ------
   Total:.....................           83               $31,738,248.34             100.00%
                                        ===               ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 3 Mortgage Loans is expected to be approximately 0 months.

                                      A-14

GROUP 4 MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the Group 4
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
OCCUPANCY                          MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

Primary Residence.............          166               $84,866,487.16              95.75%
Second Home...................            8                 3,766,839.00               4.25
                                        ---               --------------             ------
   Total:.....................          174               $88,633,326.16             100.00%
                                        ===               ==============             ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 4 Mortgage Loan.

                                 PROPERTY TYPES

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PROPERTY TYPE                      MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

Single Family Residence.......          108               $59,160,823.40              66.75%
PUD...........................           39                18,800,337.15              21.21
Condominium...................           25                10,162,409.61              11.47
2-Family......................            1                   387,500.00               0.44
Townhouse.....................            1                   122,256.00               0.14
                                        ---               --------------             ------
   Total:.....................          174               $88,633,326.16             100.00%
                                        ===               ==============             ======

                             MORTGAGE LOAN PURPOSES

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PURPOSE                            MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

Refinance - Rate/Term.........           56               $37,179,264.47              41.95%
Purchase......................           73                29,278,512.50              33.03
Refinance - Cashout...........           45                22,175,549.19              25.02
                                        ---               --------------             ------
   Total:.....................          174               $88,633,326.16             100.00%
                                        ===               ==============             ======

                                      A-15

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GEOGRAPHIC AREA                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Arizona.......................            3               $ 1,961,300.00                2.21%
California....................           93                55,428,055.65               62.54
Colorado......................            5                 1,585,955.46                1.79
Connecticut...................            1                   359,650.00                0.41
District of Columbia..........            2                   535,415.00                0.60
Florida.......................           20                 9,770,255.26               11.02
Georgia.......................            3                   435,600.00                0.49
Hawaii........................            2                   567,918.78                0.64
Illinois......................            4                 1,337,200.00                1.51
Maryland......................            9                 3,539,966.98                3.99
Massachusetts.................            2                 1,609,173.48                1.82
Michigan......................            3                   810,850.00                0.91
Minnesota.....................            1                   141,694.00                0.16
Missouri......................            1                   543,258.00                0.61
Nevada........................            1                   386,500.00                0.44
New Jersey....................            2                 2,228,878.50                2.51
New Mexico....................            1                   204,000.00                0.23
New York......................            1                   410,000.00                0.46
North Carolina................            3                   571,904.00                0.65
Ohio..........................            1                   204,000.00                0.23
Oregon........................            1                   400,000.00                0.45
South Carolina................            2                   307,823.00                0.35
Tennessee.....................            1                    89,600.00                0.10
Texas.........................            1                   191,600.00                0.22
Utah..........................            1                   389,364.00                0.44
Virginia......................            7                 2,661,760.00                3.00
Washington....................            2                 1,839,348.05                2.08
Wyoming.......................            1                   122,256.00                0.14
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, no more than approximately 3.06% of the Group 4
     Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                      A-16

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                           AGGREGATE STATED      % OF GROUP 4 CUT-OFF
CURRENT MORTGAGE                   NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE              MORTGAGE LOANS           CUT-OFF DATE              BALANCE
--------------------------------   -----------------   -----------------------   --------------------

$50,000.01 to $100,000.00.......            1               $    89,600.00                0.10%
$100,000.01 to $150,000.00......           12                 1,587,992.00                1.79
$150,000.01 to $200,000.00......            7                 1,217,200.00                1.37
$200,000.01 to $250,000.00......           10                 2,179,688.58                2.46
$250,000.01 to $300,000.00......           10                 2,740,166.98                3.09
$300,000.01 to $350,000.00......            7                 2,263,930.46                2.55
$350,000.01 to $400,000.00......           20                 7,527,821.66                8.49
$400,000.01 to $450,000.00......           18                 7,712,231.25                8.70
$450,000.01 to $500,000.00......           18                 8,703,306.81                9.82
$500,000.01 to $550,000.00......            9                 4,799,508.00                5.42
$550,000.01 to $600,000.00......           14                 8,211,387.00                9.26
$600,000.01 to $650,000.00......            9                 5,701,025.14                6.43
$650,000.01 to $700,000.00......            6                 4,093,000.00                4.62
$700,000.01 to $750,000.00......            3                 2,191,680.00                2.47
$750,000.01 to $800,000.00......            4                 3,104,553.00                3.50
$800,000.01 to $850,000.00......            3                 2,451,000.00                2.77
$850,000.01 to $900,000.00......            8                 7,063,535.25                7.97
$900,000.01 to $950,000.00......            2                 1,817,800.00                2.05
$950,000.01 to $1,000,000.00....            4                 4,000,000.00                4.51
$1,000,000.01 to $1,500,000.00..            9                11,177,900.03               12.61
                                          ---               --------------              ------
   Total:.......................          174               $88,633,326.16              100.00%
                                          ===               ==============              ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 4 Mortgage Loans is expected to be approximately $509,387.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

30.01% to 35.00%..............            4               $ 1,341,545.72                1.51%
35.01% to 40.00%..............            1                   229,999.80                0.26
40.01% to 45.00%..............            7                 5,053,600.00                5.70
45.01% to 50.00%..............           11                 5,283,915.00                5.96
50.01% to 55.00%..............           13                 7,764,033.96                8.76
55.01% to 60.00%..............           15                 9,368,966.98               10.57
60.01% to 65.00%..............           15                 8,659,694.79                9.77
65.01% to 70.00%..............           17                 8,792,255.09                9.92
70.01% to 75.00%..............           27                16,746,814.25               18.89
75.01% to 80.00%..............           64                25,392,500.57               28.65
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 4 Mortgage Loans is expected to be approximately
     66.16%.

                                      A-17

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
CURRENT MORTGAGE                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
INTEREST RATES                     MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

4.751% to 5.000%..............            3               $ 2,482,840.00                2.80%
5.001% to 5.250%..............           23                12,708,479.00               14.34
5.251% to 5.500%..............           46                25,755,915.77               29.06
5.501% to 5.750%..............           59                30,387,177.11               34.28
5.751% to 6.000%..............           30                10,777,250.28               12.16
6.001% to 6.250%..............           11                 5,723,406.00                6.46
6.251% to 6.500%..............            2                   798,258.00                0.90
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Group 4 Mortgage Loans is expected to be approximately 5.595% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

2.001% to 3.000%..............          174               $88,633,326.16              100.00%
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 4
     Mortgage Loans is expected to be approximately 2.250% per annum.

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
RATE CEILINGS                     MORTGAGE LOANS           CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

9.001% to 10.000%.............            3               $ 2,482,840.00                2.80%
10.001% to 11.000%............          158                79,628,822.16               89.84
11.001% to 12.000%............           13                 6,521,664.00                7.36
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 4
     Mortgage Loans is expected to be approximately 10.595% per annum.

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE             MORTGAGE LOANS           CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

August 1, 2015................          104               $56,014,305.18               63.20%
September 1, 2015.............           70                32,619,020.98               36.80
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average to first Adjustment Date for the Group 4 Mortgage Loans is expected to be approximately 118 months.

                                      A-18

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED       % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
REMAINING TERMS                   MORTGAGE LOANS           CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............          174               $88,633,326.16              100.00%
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 4 Mortgage Loans is expected to be approximately 358 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
                                 NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

801 to 850....................            9               $ 3,905,104.63                4.41%
751 to 800....................           68                35,030,636.20               39.52
701 to 750....................           68                35,828,107.83               40.42
651 to 700....................           27                12,616,477.50               14.23
601 to 650....................            1                   153,000.00                0.17
Not Scored ...................            1                 1,100,000.00                1.24
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 4 CUT-OFF
ORIGINAL PREPAYMENT PREMIUM      NUMBER OF GROUP 4   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
TERM                               MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

None..........................          174               $88,633,326.16              100.00%
                                        ---               --------------              ------
   Total:.....................          174               $88,633,326.16              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 4 Mortgage Loans is expected to be approximately 0 months.

                                      A-19

GROUP 5 MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the Group 5
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
OCCUPANCY                         MORTGAGE LOANS           CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Primary Residence.............           39               $13,333,765.01               86.23%
Second Home...................            2                 1,490,000.00                9.64
Investor Property.............            1                   639,347.48                4.13
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 5 Mortgage Loan.

                                 PROPERTY TYPES

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PROPERTY TYPE                     MORTGAGE LOANS           CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Single Family Residence.......           17               $ 7,424,218.31               48.01%
PUD...........................           14                 4,947,408.00               31.99
Townhouse.....................            4                 1,317,791.34                8.52
Condominium...................            6                 1,134,347.36                7.34
4-Family......................            1                   639,347.48                4.13
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

                             MORTGAGE LOAN PURPOSES

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PURPOSE                           MORTGAGE LOANS           CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

Purchase......................           33               $ 9,226,410.65               59.67%
Refinance - Rate/Term.........            6                 4,889,000.00               31.62
Refinance - Cashout...........            3                 1,347,701.84                8.72
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

                                      A-20

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GEOGRAPHIC AREA                   MORTGAGE LOANS           CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

California....................            7               $ 4,360,441.98               28.20%
Colorado......................            2                   371,200.00                2.40
Florida.......................            2                   382,320.00                2.47
Georgia.......................            6                 1,264,885.36                8.18
Illinois......................            2                 2,034,085.00               13.15
Maryland......................            2                   415,791.34                2.69
Nevada........................            1                   945,000.00                6.11
North Carolina................            7                 2,138,542.34               13.83
Oregon........................            1                   271,649.30                1.76
South Carolina................            5                 1,281,457.17                8.29
Texas.........................            4                   827,280.00                5.35
Virginia......................            2                 1,009,650.00                6.53
Washington....................            1                   160,810.00                1.04
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, no more than approximately 8.98% of the Group 5
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            AGGREGATE STATED      % OF GROUP 5 CUT-OFF
CURRENT MORTGAGE                    NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE               MORTGAGE LOANS           CUT-OFF DATE              BALANCE
---------------------------------   -----------------   -----------------------   --------------------

$50,000.01 to $100,000.00........           1                $    80,000.00               0.52%
$100,000.01 to $150,000.00.......           7                    945,342.53               6.11
$150,000.01 to $200,000.00.......           8                  1,466,342.00               9.48
$200,000.01 to $250,000.00.......           6                  1,327,790.68               8.59
$250,000.01 to $300,000.00.......           4                  1,083,169.30               7.00
$300,000.01 to $350,000.00.......           2                    659,000.00               4.26
$350,000.01 to $400,000.00.......           2                    716,333.00               4.63
$450,000.01 to $500,000.00.......           1                    500,000.00               3.23
$500,000.01 to $550,000.00.......           1                    550,000.00               3.56
$550,000.01 to $600,000.00.......           1                    551,702.50               3.57
$600,000.01 to $650,000.00.......           4                  2,566,432.48              16.60
$650,000.01 to $700,000.00.......           1                    688,000.00               4.45
$800,000.01 to $850,000.00.......           1                    840,000.00               5.43
$900,000.01 to $950,000.00.......           1                    945,000.00               6.11
$1,000,000.01 to $1,500,000.00...           2                  2,544,000.00              16.45
                                          ---                --------------             ------
   Total:........................          42                $15,463,112.49             100.00%
                                          ===                ==============             ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 5 Mortgage Loans is expected to be approximately $368,169.

                                      A-21

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

50.01% to 55.00%..............            3               $ 2,590,702.50               16.75%
65.01% to 70.00%..............            6                 4,112,085.00               26.59
70.01% to 75.00%..............            3                 1,445,649.34                9.35
75.01% to 80.00%..............           29                 6,972,675.65               45.09
85.01% to 90.00%..............            1                   342,000.00                2.21
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 5 Mortgage Loans is expected to be approximately
     72.29%.

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
CURRENT MORTGAGE INTEREST        NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATES                              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

4.751% to 5.000%..............            1               $ 1,389,000.00                8.98%
5.001% to 5.250%..............            3                 1,340,220.00                8.67
5.251% to 5.500%..............            8                 2,730,048.36               17.66
5.501% to 5.750%..............           13                 3,656,427.17               23.65
5.751% to 6.000%..............           14                 5,258,732.62               34.01
6.001% to 6.250%..............            2                   842,685.00                5.45
6.251% to 6.500%..............            1                   245,999.34                1.59
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Group 5 Mortgage Loans is expected to be approximately 5.646% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

2.001% to 3.000%..............           42               $15,463,112.49              100.00%
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 5
     Mortgage Loans is expected to be approximately 2.250% per annum.

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
RATE CEILINGS                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

9.001% to 10.000%.............            1               $ 1,389,000.00                8.98%
10.001% to 11.000%............           38                12,985,428.15               83.98
11.001% to 12.000%............            3                 1,088,684.34                7.04
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 5
     Mortgage Loans is expected to be approximately 10.646% per annum.

                                      A-22

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

August 1, 2012................            2               $ 1,340,000.00                8.67%
September 1, 2012.............           26                 7,093,907.49               45.88
October 1, 2012...............           14                 7,029,205.00               45.46
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Group 5 Mortgage Loans is expected to be approximately 83 months.

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
REMAINING TERMS                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............           42               $15,463,112.49              100.00%
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 5 Mortgage Loans is expected to be approximately 359 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
                                 NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

801 to 850....................            1               $   197,600.00                1.28%
751 to 800....................           17                 6,262,278.84               40.50
701 to 750....................           17                 5,841,594.31               37.78
651 to 700....................            6                 2,819,639.34               18.23
601 to 650....................            1                   342,000.00                2.21
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 5 CUT-OFF
ORIGINAL PREPAYMENT PREMIUM      NUMBER OF GROUP 5   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
TERM                               MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

None..........................           42               $15,463,112.49              100.00%
                                        ---               --------------              ------
   Total:.....................           42               $15,463,112.49              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 5 Mortgage Loans is expected to be approximately 0 months.

                                      A-23

GROUP 6 MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Group 6
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
OCCUPANCY                          MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

Primary Residence.............           99               $45,417,693.94               82.78%
Second Home...................           15                 9,446,352.63               17.22
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 6 Mortgage Loan.

                                 PROPERTY TYPES

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
PROPERTY TYPE                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Single Family Residence.......           82               $38,074,704.57               69.40%
PUD...........................           19                10,657,064.00               19.42
Condominium...................           13                 6,132,278.00               11.18
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

                             MORTGAGE LOAN PURPOSES

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
PURPOSE                            MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Purchase......................           61                $25,374,614.94              46.25%
Refinance - Rate/Term.........           27                 17,158,168.63              31.27
Refinance - Cashout...........           26                 12,331,263.00              22.48
                                        ---               --------------              ------
   Total:.....................          114                $54,864,046.57             100.00%
                                        ===               ==============              ======

                                      A-24

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GEOGRAPHIC AREA                    MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

Arizona.......................            2               $   536,000.00                0.98%
California....................           55                33,199,542.22               60.51
Colorado......................            5                 2,403,600.00                4.38
Florida.......................           13                 5,130,503.00                9.35
Georgia.......................            5                 1,365,280.00                2.49
Idaho.........................            1                   130,000.00                0.24
Illinois......................            1                   220,000.00                0.40
Kentucky......................            1                   232,000.00                0.42
Maryland......................            4                 1,426,695.72                2.60
Massachusetts.................            2                   589,400.00                1.07
Michigan......................            1                   870,046.63                1.59
Minnesota.....................            1                   165,600.00                0.30
Missouri......................            3                   591,844.00                1.08
New Mexico....................            1                   416,000.00                0.76
New York......................            1                   621,250.00                1.13
North Carolina................            3                   952,700.00                1.74
Oregon........................            1                   518,750.00                0.95
Pennsylvania..................            1                   524,475.00                0.96
South Carolina................            1                   192,000.00                0.35
Texas.........................            3                   724,000.00                1.32
Virginia......................            6                 3,383,500.00                6.17
Washington....................            3                   670,860.00                1.22
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, no more than approximately 2.73% of the Group 6
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
CURRENT MORTGAGE                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE             MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

$50,000.01 to $100,000.00.....            2               $   192,720.00                0.35%
$100,000.01 to $150,000.00....            8                 1,062,130.00                1.94
$150,000.01 to $200,000.00....           14                 2,518,890.00                4.59
$200,000.01 to $250,000.00....            5                 1,175,833.00                2.14
$250,000.01 to $300,000.00....            3                   830,200.00                1.51
$300,000.01 to $350,000.00....            8                 2,573,239.94                4.69
$350,000.01 to $400,000.00....           10                 3,792,164.00                6.91
$400,000.01 to $450,000.00....           12                 5,046,100.00                9.20
$450,000.01 to $500,000.00....            8                 3,867,400.00                7.05
$500,000.01 to $550,000.00....            7                 3,650,425.00                6.65
$550,000.01 to $600,000.00....            5                 2,914,600.00                5.31
$600,000.01 to $650,000.00....            8                 5,012,356.00                9.14
$650,000.01 to $700,000.00....            3                 2,047,620.00                3.73
$700,000.01 to $750,000.00....            5                 3,645,172.00                6.64
$750,000.01 to $800,000.00....            5                 3,915,200.00                7.14
$800,000.01 to $850,000.00....            1                   812,000.00                1.48
$850,000.01 to $900,000.00....            3                 2,633,796.63                4.80
$900,000.01 to $950,000.00....            1                   910,000.00                1.66
$1,000,000.01 to
   $1,500,000.00..............            6                 8,264,200.00               15.06
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 6 Mortgage Loans is expected to be approximately $481,264.

                                      A-25

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

15.01% to 20.00%..............            1               $   183,000.00                0.33%
30.01% to 35.00%..............            1                   376,500.00                0.69
35.01% to 40.00%..............            2                 1,185,046.63                2.16
40.01% to 45.00%..............            4                 1,778,000.00                3.24
45.01% to 50.00%..............            4                 4,182,000.00                7.62
50.01% to 55.00%..............            3                 2,615,000.00                4.77
55.01% to 60.00%..............            7                 4,243,650.00                7.73
60.01% to 65.00%..............            8                 4,619,650.00                8.42
65.01% to 70.00%..............           22                 9,839,710.00               17.93
70.01% to 75.00%..............            9                 6,586,550.00               12.01
75.01% to 80.00%..............           53                19,254,939.94               35.10
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 6 Mortgage Loans is expected to be approximately
     67.81%.

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
CURRENT MORTGAGE INTEREST        NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATES                              MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

4.751% to 5.000%..............            1               $   875,000.00                1.59%
5.001% to 5.250%..............            3                 1,098,144.00                2.00
5.251% to 5.500%..............           21                11,882,036.63               21.66
5.501% to 5.750%..............           36                16,164,607.94               29.46
5.751% to 6.000%..............           32                15,157,147.00               27.63
6.001% to 6.250%..............           10                 4,838,500.00                8.82
6.251% to 6.500%..............           11                 4,848,611.00                8.84
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Group 6 Mortgage Loans is expected to be approximately 5.781% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

2.001% to 3.000%..............          114               $54,864,046.57              100.00%
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 6
     Mortgage Loans is expected to be approximately 2.250% per annum.

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATE CEILINGS                      MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

9.001% to 10.000%.............            1               $   875,000.00                1.59%
10.001% to 11.000%............           92                44,301,935.57               80.75
11.001% to 12.000%............           21                 9,687,111.00               17.66
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 6
     Mortgage Loans is expected to be approximately 10.781% per annum.

                                      A-26

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE              MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

August 1, 2015................            2               $ 1,623,000.00                2.96%
September 1, 2015.............           57                29,860,851.57               54.43
October 1, 2015...............           55                23,380,195.00               42.61
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Group 6 Mortgage Loans is expected to be approximately 119 months.

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
REMAINING TERMS                    MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............          114               $54,864,046.57              100.00%
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 6 Mortgage Loans is expected to be approximately 359 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
                                 NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

801 to 850....................            6               $ 1,697,460.00                3.09%
751 to 800....................           42                21,860,673.94               39.85
701 to 750....................           43                21,248,416.00               38.73
651 to 700....................           23                10,057,496.63               18.33
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 6 CUT-OFF
ORIGINAL PREPAYMENT PREMIUM      NUMBER OF GROUP 6   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
TERM                               MORTGAGE LOANS          CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

None..........................          114               $54,864,046.57              100.00%
                                        ---               --------------              ------
   Total:.....................          114               $54,864,046.57              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 6 Mortgage Loans is expected to be approximately 0 months.

                                      A-27

GROUP 7 MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the Group 7
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                      AGGREGATE STATED    % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7    PRINCIPAL BALANCE    DATE POOL PRINCIPAL
OCCUPANCY                          MORTGAGE LOANS    AS OF CUT-OFF DATE           BALANCE
------------------------------   -----------------   ------------------   --------------------

Primary Residence.............          435            $125,811,012.95            80.59%
Investor Property.............           94              20,682,301.48            13.25
Second Home...................           37               9,611,208.80             6.16
                                        ---            ---------------           ------
   Total:.....................          566            $156,104,523.23           100.00%
                                        ===            ===============           ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 7 Mortgage Loan.

                                 PROPERTY TYPES

                                                      AGGREGATE STATED    % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7   PRINCIPAL BALANCE     DATE POOL PRINCIPAL
PROPERTY TYPE                      MORTGAGE LOANS    AS OF CUT-OFF DATE          BALANCE
------------------------------   -----------------   ------------------   --------------------

Single Family Residence.......          294            $ 82,359,558.41            52.76%
PUD...........................          177              50,393,376.77            32.28
Condominium...................           82              19,637,736.32            12.58
2-Family......................            8               2,295,705.94             1.47
3-Family......................            3                 778,545.79             0.50
4-Family......................            2                 639,600.00             0.41
                                        ---            ---------------           ------
   Total:.....................          566            $156,104,523.23           100.00%
                                        ===            ===============           ======

                             MORTGAGE LOAN PURPOSES

                                                      AGGREGATE STATED    % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7    PRINCIPAL BALANCE    DATE POOL PRINCIPAL
PURPOSE                            MORTGAGE LOANS    AS OF CUT-OFF DATE           BALANCE
------------------------------   -----------------   ------------------   --------------------

Purchase......................          372            $100,270,215.81            64.23%
Refinance - Cashout...........          155              44,801,305.37            28.70
Refinance - Rate/Term.........           39              11,033,002.05             7.07
                                        ---            ---------------           ------
   Total:.....................          566            $156,104,523.23           100.00%
                                        ===            ===============           ======

                                      A-28

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                      AGGREGATE STATED    % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7   PRINCIPAL BALANCE     DATE POOL PRINCIPAL
GEOGRAPHIC AREA                    MORTGAGE LOANS    AS OF CUT-OFF DATE          BALANCE
------------------------------   -----------------   ------------------   --------------------

Alabama.......................            1          $     80,750.00               0.05%
Alaska........................            1               133,600.00               0.09
Arizona.......................           46            10,790,643.18               6.91
California....................          177            60,441,925.66              38.72
Colorado......................           23             6,371,400.51               4.08
Connecticut...................            1               194,400.00               0.12
Delaware......................            1               261,000.00               0.17
District of Columbia..........            2               575,500.00               0.37
Florida.......................           30             7,348,645.64               4.71
Georgia.......................           12             2,218,141.00               1.42
Hawaii........................            1               240,000.00               0.15
Idaho.........................            3               400,920.00               0.26
Illinois......................            2               446,162.95               0.29
Indiana.......................            1                78,231.99               0.05
Iowa..........................            2               291,083.60               0.19
Maine.........................            2               348,721.63               0.22
Maryland......................           18             5,297,240.56               3.39
Massachusetts.................            8             2,371,824.10               1.52
Michigan......................            4             1,671,051.83               1.07
Minnesota.....................            7             1,523,383.47               0.98
Missouri......................            4               554,343.47               0.36
Montana.......................            1               130,800.00               0.08
Nebraska......................            1                71,840.00               0.05
Nevada........................          138            35,048,815.30              22.45
New Hampshire.................            1               239,920.00               0.15
New Jersey....................            5             1,634,505.35               1.05
New Mexico....................            2               341,600.00               0.22
New York......................            2               607,681.69               0.39
North Carolina................            5             1,260,073.25               0.81
Ohio..........................            4               760,209.74               0.49
Oregon........................            4               778,582.24               0.50
Pennsylvania..................            1               167,920.00               0.11
Texas.........................            8             1,393,420.00               0.89
Utah..........................           12             2,481,475.89               1.59
Virginia......................            5             2,441,164.00               1.56
Washington....................           28             6,709,903.92               4.30
Wisconsin.....................            3               397,642.26               0.25
                                        ---          ---------------             ------
   Total:.....................          566          $156,104,523.23             100.00%
                                        ===          ===============             ======

----------
(1)  As of the Cut-off Date, no more than approximately 2.21% of the Group 7
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                                      A-29

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                        AGGREGATE STATED    % OF GROUP 7 CUT-OFF
CURRENT MORTGAGE                   NUMBER OF GROUP 7    PRINCIPAL BALANCE    DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE               MORTGAGE LOANS    AS OF CUT-OFF DATE          BALANCE
--------------------------------   -----------------   ------------------   --------------------

$50,000.01 to $100,000.00.......           25            $  2,066,386.76             1.32%
$100,000.01 to $150,000.00......           59               7,823,819.80             5.01
$150,000.01 to $200,000.00......           94              16,585,669.15            10.62
$200,000.01 to $250,000.00......          106              23,792,914.04            15.24
$250,000.01 to $300,000.00......           89              24,755,596.16            15.86
$300,000.01 to $350,000.00......           76              24,648,169.27            15.79
$350,000.01 to $400,000.00......           42              15,526,167.44             9.95
$400,000.01 to $450,000.00......           29              12,340,094.51             7.91
$450,000.01 to $500,000.00......           16               7,614,185.72             4.88
$500,000.01 to $550,000.00......            9               4,726,601.65             3.03
$550,000.01 to $600,000.00......            5               2,949,910.00             1.89
$600,000.01 to $650,000.00......            3               1,914,000.00             1.23
$650,000.01 to $700,000.00......            4               2,657,058.74             1.70
$700,000.01 to $750,000.00......            2               1,456,000.00             0.93
$850,000.01 to $900,000.00......            1                 900,000.00             0.58
$900,000.01 to $950,000.00......            1                 900,950.00             0.58
$950,000.01 to $1,000,000.00....            4               3,946,999.99             2.53
$1,000,000.01 to $1,500,000.00..            1               1,500,000.00             0.96
                                          ---            ---------------           ------
   Total:.......................          566            $156,104,523.23           100.00%
                                          ===            ===============           ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 7 Mortgage Loans is expected to be approximately $275,803.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                      AGGREGATE STATED    % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7    PRINCIPAL BALANCE    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS    AS OF CUT-OFF DATE          BALANCE
------------------------------   -----------------   ------------------   --------------------

5.01% to 10.00%...............            1            $    150,000.00             0.10%
15.01% to 20.00%..............            1                 179,812.07             0.12
20.01% to 25.00%..............            1                  74,881.32             0.05
25.01% to 30.00%..............            1                  75,000.01             0.05
30.01% to 35.00%..............            1                 269,434.85             0.17
35.01% to 40.00%..............            2                 303,962.00             0.19
40.01% to 45.00%..............            6                 999,534.42             0.64
45.01% to 50.00%..............            5               1,324,205.21             0.85
50.01% to 55.00%..............            7               2,691,119.83             1.72
55.01% to 60.00%..............           10               3,943,500.00             2.53
60.01% to 65.00%..............           22               5,031,193.38             3.22
65.01% to 70.00%..............           34              10,590,937.15             6.78
70.01% to 75.00%..............           61              19,828,595.68            12.70
75.01% to 80.00%..............          390             104,430,758.78            66.90
80.01% to 85.00%..............            1                 123,982.24             0.08
85.01% to 90.00%..............           13               3,448,444.82             2.21
90.01% to 95.00%..............            8               2,022,186.47             1.30
95.01% to 100.00%.............            2                 616,975.00             0.40
                                        ---            ---------------           ------
   Total:.....................          566            $156,104,523.23           100.00%
                                        ===            ===============           ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 7 Mortgage Loans is expected to be approximately
     76.42%.

                                      A-30

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                        AGGREGATE STATED       % OF GROUP 7 CUT-OFF
CURRENT MORTGAGE INTEREST        NUMBER OF GROUP 7   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATES                              MORTGAGE LOANS         CUT-OFF DATE                BALANCE
------------------------------   -----------------   -----------------------   --------------------

4.501% to 4.750%..............            1              $    144,634.42                0.09%
4.751% to 5.000%..............            4                 1,351,596.88                0.87
5.001% to 5.250%..............           12                 4,064,532.50                2.60
5.251% to 5.500%..............           51                14,888,998.77                9.54
5.501% to 5.750%..............          115                32,325,571.86               20.71
5.751% to 6.000%..............          101                27,138,338.40               17.38
6.001% to 6.250%..............           94                27,082,716.24               17.35
6.251% to 6.500%..............           79                20,087,224.36               12.87
6.501% to 6.750%..............           47                12,886,124.43                8.25
6.751% to 7.000%..............           31                 8,150,680.86                5.22
7.001% to 7.250%..............           13                 3,246,494.58                2.08
7.251% to 7.500%..............            7                 1,945,698.00                1.25
7.501% to 7.750%..............            6                 1,535,951.93                0.98
7.751% to 8.000%..............            3                   728,400.00                0.47
8.001% to 8.250%..............            1                   341,010.00                0.22
8.251% to 8.500%..............            1                   186,550.00                0.12
                                        ---              ---------------              ------
   Total:.....................          566              $156,104,523.23              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Group 7 Mortgage Loans is expected to be approximately 6.111% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

1.001% to 2.000%..............            1              $    191,900.00                0.12%
2.001% to 3.000%..............          506               139,317,101.23               89.25
3.001% to 4.000%..............           48                13,588,404.27                8.70
4.001% to 5.000%..............           11                 3,007,117.73                1.93
                                        ---              ---------------              ------
   Total:.....................          566              $156,104,523.23              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 7
     Mortgage Loans is expected to be approximately 2.467% per annum.

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATE CEILINGS                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

10.001% to 11.000%............           39              $ 10,582,648.44                6.78%
11.001% to 12.000%............          320                88,439,728.59               56.65
12.001% to 13.000%............          193                53,391,281.30               34.20
13.001% to 14.000%............           13                 3,349,854.90                2.15
14.001% to 15.000%............            1                   341,010.00                0.22
                                        ---              ---------------              ------
   Total:.....................          566              $156,104,523.23              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 7
     Mortgage Loans is expected to be approximately 11.902% per annum.

                                      A-31

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

October 1, 2009...............            1              $    900,000.00                0.58%
April 1, 2010.................            2                   689,411.14                0.44
May 1, 2010...................            3                   935,448.00                0.60
June 1, 2010..................           15                 5,546,948.34                3.55
July 1, 2010..................           77                22,882,713.47               14.66
August 1, 2010................          305                78,840,647.76               50.51
September 1, 2010.............          163                46,309,354.52               29.67
                                        ---              ---------------              ------
   Total:.....................          566              $156,104,523.23              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Group 7 Mortgage Loans is expected to be approximately 58 months.

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED      % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
REMAINING TERMS                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............          566              $156,104,523.23              100.00%
                                        ---              ---------------              ------
   Total:.....................          566              $156,104,523.23              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 7 Mortgage Loans is expected to be approximately 358 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 7 CUT-OFF
                                 NUMBER OF GROUP 7   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

801 to 850....................            7              $  2,020,808.95                1.29%
751 to 800....................          113                34,152,037.17               21.88
701 to 750....................          218                57,374,186.29               36.75
651 to 700....................          187                51,555,116.90               33.03
601 to 650....................           41                11,002,373.92                7.05
                                        ---              ---------------              ------
   Total:.....................          566              $156,104,523.23              100.00%
                                        ===              ===============              ======

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 7 CUT-OFF
ORIGINAL PREPAYMENT PREMIUM      NUMBER OF GROUP 7   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
TERM                              MORTGAGE LOANS            CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

None..........................          338              $ 93,573,898.70               59.94%
6 months......................            1                   237,600.00                0.15
12 months.....................           27                 9,520,387.26                6.10
36 months.....................          188                49,502,922.17               31.71
60 months.....................           12                 3,269,715.10                2.09
                                        ---              ---------------              ------
   Total:.....................          566              $156,104,523.23              100.00%
                                        ===              ===============              ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 7 Mortgage Loans is expected to be approximately 33 months.

                                      A-32

GROUP 8 MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the Group 8
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
OCCUPANCY                          MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Primary Residence.............          160              $93,062,237.77                93.31%
Second Home...................           12                6,671,228.38                 6.69
                                        ---              --------------               ------
   Total:.....................          172              $99,733,466.15               100.00%
                                        ===              ==============               ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 8 Mortgage Loan.

                                 PROPERTY TYPES

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PROPERTY TYPE                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Single Family Residence.......           99              $55,231,185.59                55.38%
PUD...........................           53               33,820,750.28                33.91
Condominium...................           20               10,681,530.28                10.71
                                        ---              --------------               ------
   Total:.....................          172              $99,733,466.15               100.00%
                                        ===              ==============               ======

                             MORTGAGE LOAN PURPOSES

                                                       AGGREGATE STATED        % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PURPOSE                            MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Purchase......................          107              $63,294,065.49                63.46%
Refinance - Cashout...........           39               21,794,360.63                21.85
Refinance - Rate/Term.........           26               14,645,040.03                14.68
                                        ---              --------------               ------
   Total:.....................          172              $99,733,466.15               100.00%
                                        ===              ==============               ======

                                      A-33

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GEOGRAPHIC AREA                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Arizona.......................            2               $ 1,259,999.71                1.26%
California....................          120                69,643,321.55               69.83
Colorado......................            5                 2,774,765.00                2.78
Delaware......................            1                   408,600.00                0.41
Florida.......................            3                 1,216,244.50                1.22
Georgia.......................            2                 1,069,408.66                1.07
Iowa..........................            1                   538,869.72                0.54
Kansas........................            1                   737,600.00                0.74
Kentucky......................            1                   599,917.14                0.60
Maryland......................            5                 3,131,497.00                3.14
Massachusetts.................            1                   535,000.00                0.54
Michigan......................            2                   839,357.72                0.84
Nevada........................            3                 2,346,250.00                2.35
New Jersey....................            3                 1,172,955.27                1.18
New York......................            3                 2,208,000.00                2.21
North Carolina................            3                 2,003,643.95                2.01
South Carolina................            2                 1,138,000.00                1.14
Texas.........................            1                   425,000.00                0.43
Virginia......................           11                 5,535,035.93                5.55
Wisconsin.....................            1                   850,000.00                0.85
Wyoming.......................            1                 1,300,000.00                1.30
                                        ---               --------------              ------
   Total:.....................          172               $99,733,466.15              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, no more than approximately 2.13% of the Group 8
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
CURRENT MORTGAGE                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE             MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

$350,000.01 to $400,000.00....           30               $11,625,573.50               11.66%
$400,000.01 to $450,000.00....           29                12,372,459.36               12.41
$450,000.01 to $500,000.00....           24                11,414,985.56               11.45
$500,000.01 to $550,000.00....           21                11,058,639.65               11.09
$550,000.01 to $600,000.00....           14                 8,113,397.47                8.14
$600,000.01 to $650,000.00....            9                 5,717,721.77                5.73
$650,000.01 to $700,000.00....            8                 5,449,083.51                5.46
$700,000.01 to $750,000.00....            9                 6,523,956.25                6.54
$750,000.01 to $800,000.00....            5                 3,924,400.00                3.93
$800,000.01 to $850,000.00....            4                 3,297,100.00                3.31
$850,000.01 to $900,000.00....            2                 1,744,000.00                1.75
$900,000.01 to $950,000.00....            3                 2,748,665.00                2.76
$950,000.01 to $1,000,000.00..            9                 8,997,854.94                9.02
$1,000,000.01 to
   $1,500,000.00..............            4                 4,997,500.00                5.01
$1,500,000.01 to
   $2,000,000.00..............            1                 1,748,129.14                1.75
                                        ---               --------------              ------
   Total:.....................          172               $99,733,466.15              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 8 Mortgage Loans is expected to be approximately $579,846.

                                      A-34

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

35.01% to 40.00%..............            3               $ 1,168,000.00                1.17%
40.01% to 45.00%..............            1                 1,300,000.00                1.30
45.01% to 50.00%..............            3                 1,482,971.27                1.49
50.01% to 55.00%..............           10                 5,771,820.40                5.79
55.01% to 60.00%..............            6                 3,058,885.93                3.07
60.01% to 65.00%..............            8                 6,851,521.32                6.87
65.01% to 70.00%..............           19                 9,953,998.19                9.98
70.01% to 75.00%..............           19                13,639,281.31               13.68
75.01% to 80.00%..............          100                55,148,636.14               55.30
85.01% to 90.00%..............            3                 1,358,351.59                1.36
                                        ---               --------------              ------
   Total:.....................          172               $99,733,466.15              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 8 Mortgage Loans is expected to be approximately
     72.88%.

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
CURRENT MORTGAGE INTEREST        NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATES                              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

5.001% to 5.250%..............            3               $ 1,656,200.00                1.66%
5.251% to 5.500%..............           25                14,870,051.69               14.91
5.501% to 5.750%..............           47                28,508,570.36               28.58
5.751% to 6.000%..............           65                37,961,344.63               38.06
6.001% to 6.250%..............           23                11,988,978.80               12.02
6.251% to 6.500%..............            7                 3,646,320.67                3.66
6.501% to 6.750%..............            1                   452,000.00                0.45
6.751% to 7.000%..............            1                   650,000.00                0.65
                                        ---               --------------              ------
   Total:.....................          172               $99,733,466.15              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Group 8 Mortgage Loans is expected to be approximately 5.834% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

2.001% to 3.000%..............          172               $99,733,466.15              100.00%
                                        ---               --------------              ------
   Total:.....................          172               $99,733,466.15              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 8
     Mortgage Loans is expected to be approximately 2.250% per annum.

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATE CEILINGS                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

10.001% to 11.000%............          140               $82,996,166.68               83.22%
11.001% to 12.000%............           32                16,737,299.47               16.78
                                        ---               --------------              ------
   Total:.....................          172               $99,733,466.15              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 8
     Mortgage Loans is expected to be approximately 10.834% per annum.

                                      A-35

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE             MORTGAGE LOANS           CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

July 1, 2015..................            2               $   758,434.45                0.76%
August 1, 2015................           15                10,046,892.52               10.07
September 1, 2015.............          155                88,928,139.18               89.17
                                        ---               --------------              ------
   Total:.....................          172               $99,733,466.15              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Group 8 Mortgage Loans is expected to be approximately 119 months.

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
REMAINING TERMS                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............          172               $99,733,466.15              100.00%
                                        ---               --------------              ------
   Total:.....................          172               $99,733,466.15              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 8 Mortgage Loans is expected to be approximately 359 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
                                 NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

801 to 850....................            8               $  4,978,640.63               4.99%
751 to 800....................           73                 44,048,873.52              44.17
701 to 750....................           71                 39,955,967.01              40.06
651 to 700....................           20                 10,749,984.99              10.78
                                        ---                --------------             ------
   Total:.....................          172                $99,733,466.15             100.00%
                                        ===                ==============             ======

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 8 CUT-OFF
ORIGINAL PREPAYMENT PREMIUM      NUMBER OF GROUP 8   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
TERM                               MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

None..........................          109               $ 63,242,597.69              63.41%
12 months.....................           48                 28,649,342.30              28.73
36 months.....................            7                  3,416,200.00               3.43
60 months.....................            8                  4,425,326.16               4.44
                                        ---                --------------             ------
   Total:.....................          172                $99,733,466.15             100.00%
                                        ===                ==============             ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 8 Mortgage Loans is expected to be approximately 20 months.

                                      A-36

GROUP 9 MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the Group 9
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
OCCUPANCY                          MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Primary Residence ............          155               $87,824,463.20               88.57%
Investor Property ............            9                 6,911,450.00                6.97
Second Home ..................            7                 4,423,817.21                4.46
                                        ---               --------------              ------
   Total: ....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related Group 9 Mortgage Loan.

                                 PROPERTY TYPES

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PROPERTY TYPE                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Single Family Residence ......          109               $63,430,907.65               63.97%
PUD ..........................           34                19,244,126.97               19.41
Condominium ..................           17                 8,407,707.21                8.48
2-Family .....................           11                 8,076,988.58                8.15
                                        ---               --------------              ------
   Total: ....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

                             MORTGAGE LOAN PURPOSES

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
PURPOSE                            MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Purchase .....................          119               $64,901,176.41               65.45%
Refinance - Cashout ..........           38                24,924,428.72               25.14
Refinance - Rate/Term ........           14                 9,334,125.28                9.41
                                        ---               --------------              ------
   Total: ....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

                                      A-37

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GEOGRAPHIC AREA                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

Alabama ......................            2               $   888,148.28                0.90%
California ...................          126                71,392,228.01               72.00
Colorado .....................            3                 3,079,800.00                3.11
Connecticut ..................            2                 1,157,000.00                1.17
Florida ......................            9                 5,002,492.79                5.04
Hawaii .......................            3                 2,802,450.83                2.83
Illinois .....................            1                   388,000.00                0.39
Maryland .....................            1                   384,000.00                0.39
Massachusetts ................            1                   525,000.00                0.53
Minnesota ....................            2                 1,597,083.29                1.61
Nevada .......................            2                   856,600.00                0.86
New Jersey ...................            6                 3,379,181.63                3.41
New York .....................            4                 2,652,738.58                2.68
North Carolina ...............            1                   371,788.00                0.37
Oregon .......................            1                   540,000.00                0.54
Texas ........................            2                   824,469.00                0.83
Virginia .....................            2                 1,771,000.00                1.79
Washington ...................            3                 1,547,750.00                1.56
                                        ---               --------------              ------
   Total: ....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, no more than approximately 1.89% of the Group 9
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                             AGGREGATE STATED      % OF GROUP 9 CUT-OFF
CURRENT MORTGAGE                     NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE                 MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------       -----------------   -----------------------   --------------------

$350,000.01 to $400,000.00 .......           26               $ 9,905,317.05                9.99%
$400,000.01 to $450,000.00 .......           34                14,499,319.28               14.62
$450,000.01 to $500,000.00 .......           29                13,909,460.58               14.03
$500,000.01 to $550,000.00 .......           21                11,109,987.80               11.20
$550,000.01 to $600,000.00 .......           18                10,317,873.00               10.41
$600,000.01 to $650,000.00 .......           13                 8,193,414.00                8.26
$650,000.01 to $700,000.00 .......            2                 1,332,000.00                1.34
$700,000.01 to $750,000.00 .......            3                 2,162,100.00                2.18
$750,000.01 to $800,000.00 .......            1                   760,000.00                0.77
$800,000.01 to $850,000.00 .......            5                 4,127,490.50                4.16
$850,000.01 to $900,000.00 .......            2                 1,761,681.63                1.78
$900,000.01 to $950,000.00 .......            3                 2,785,750.00                2.81
$950,000.01 to $1,000,000.00 .....            3                 2,952,500.00                2.98
$1,000,000.01 to $1,500,000.00 ...            9                11,624,460.82               11.72
$1,500,000.01 to $2,000,000.00 ...            2                 3,718,375.75                3.75
                                            ---               --------------              ------
   Total: ........................          171               $99,159,730.41              100.00%
                                            ===               ==============              ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Group 9 Mortgage Loans is expected to be approximately $579,881.

                                      A-38

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

30.01% to 35.00% .............            1               $ 1,450,000.00                1.46%
45.01% to 50.00% .............            2                 1,350,000.00                1.36
50.01% to 55.00% .............            4                 3,022,927.83                3.05
55.01% to 60.00% .............            1                   500,000.00                0.50
60.01% to 65.00% .............            8                 7,511,000.00                7.57
65.01% to 70.00% .............           16                11,050,601.17               11.14
70.01% to 75.00% .............           13                 8,759,997.12                8.83
75.01% to 80.00% .............          124                64,538,431.29               65.09
85.01% to 90.00% .............            1                   577,773.00                0.58
90.01% to 95.00% .............            1                   399,000.00                0.40
                                        ---               --------------              ------
   Total: ....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 9 Mortgage Loans is expected to be approximately
     74.95%.

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
CURRENT MORTGAGE INTEREST        NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATES                              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

5.251% to 5.500% .............            2               $ 1,132,100.00                1.14%
5.501% to 5.750% .............           11                 7,142,762.80                7.20
5.751% to 6.000% .............           41                22,875,234.96               23.07
6.001% to 6.250% .............           47                28,975,173.23               29.22
6.251% to 6.500% .............           45                23,845,043.59               24.05
6.501% to 6.750% .............           11                 6,851,027.83                6.91
6.751% to 7.000% .............            5                 2,296,238.00                2.32
7.001% to 7.250% .............            4                 3,106,960.00                3.13
7.251% to 7.500% .............            1                   918,750.00                0.93
7.501% to 7.750% .............            3                 1,617,440.00                1.63
8.501% to 8.750% .............            1                   399,000.00                0.40
                                        ---               --------------              ------
   Total: ....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Group 9 Mortgage Loans is expected to be approximately 6.276% per annum.

                                 GROSS MARGIN(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
GROSS MARGIN                       MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

2.001% to 3.000% .............          170               $98,760,730.41               99.60%
3.001% to 4.000% .............            1                   399,000.00                0.40
                                        ---               --------------              ------
   Total: ....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 9
     Mortgage Loans is expected to be approximately 2.254% per annum.

                                      A-39

                                RATE CEILINGS(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
RATE CEILINGS                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

10.001% to 11.000%............           54               $31,150,097.76               31.41%
11.001% to 12.000%............          108                61,967,482.65               62.49
12.001% to 13.000%............            8                 5,643,150.00                5.69
13.001% to 14.000%............            1                   399,000.00                0.40
                                        ---               --------------              ------
   Total:.....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 9
     Mortgage Loans is expected to be approximately 11.276% per annum.

                            FIRST ADJUSTMENT DATES(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE              MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

June 1, 2015..................            1               $   552,000.00                0.56%
July 1, 2015..................            2                 2,298,375.75                2.32
August 1, 2015................           18                 9,837,215.11                9.92
September 1, 2015.............          150                86,472,139.55               87.20
                                        ---               --------------              ------
   Total:.....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Group 9 Mortgage Loans is expected to be approximately 119 months.

                               REMAINING TERMS(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
REMAINING TERMS                    MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

341 to 360 months.............          171               $99,159,730.41              100.00%
                                        ---               --------------              ------
   Total:.....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 9 Mortgage Loans is expected to be approximately 359 months.

                           CREDIT SCORES OF MORTGAGORS

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
                                 NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF   DATE POOL PRINCIPAL
CREDIT SCORES                      MORTGAGE LOANS          CUT-OFF DATE               BALANCE
------------------------------   -----------------   -----------------------   --------------------

801 to 850....................            3               $ 1,298,920.00                1.31%
751 to 800....................           33                18,424,347.42               18.58
701 to 750....................           54                33,327,632.03               33.61
651 to 700....................           62                36,735,454.62               37.05
601 to 650....................           19                 9,373,376.34                9.45
                                        ---               --------------              ------
   Total:.....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

                                      A-40

                             PREPAYMENT PREMIUMS(1)

                                                         AGGREGATE STATED      % OF GROUP 9 CUT-OFF
ORIGINAL PREPAYMENT PREMIUM      NUMBER OF GROUP 9   PRINCIPAL BALANCE AS OF    DATE POOL PRINCIPAL
TERM                               MORTGAGE LOANS           CUT-OFF DATE              BALANCE
------------------------------   -----------------   -----------------------   --------------------

None..........................          108               $65,495,959.01               66.05%
12 months.....................           42                23,057,892.39               23.25
36 months.....................           13                 6,918,720.01                6.98
60 months.....................            8                 3,687,159.00                3.72
                                        ---               --------------              ------
   Total:.....................          171               $99,159,730.41              100.00%
                                        ===               ==============              ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     Group 9 Mortgage Loans is expected to be approximately 22 months.

                                      A-41

CB CROSSED LOAN GROUP MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the CB
Crossed Loan Group Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                 AGGREGATE STATED        % OF CB CROSSED LOAN
                                    NUMBER OF CB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
OCCUPANCY                        LOAN GROUP MORTGAGE LOANS        CUT-OFF DATE            PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

Primary Residence.............             1,134                 $410,002,342.53                88.71%
Second Home...................               106                   41,267,674.91                 8.93
Investor Property.............                41                   10,933,355.97                 2.37
                                           -----                 ---------------               ------
   Total:.....................             1,281                 $462,203,373.41               100.00%
                                           =====                 ===============               ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related CB Crossed Loan Group Mortgage Loan.

                                 PROPERTY TYPES

                                                                 AGGREGATE STATED        % OF CB CROSSED LOAN
                                    NUMBER OF CB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
PROPERTY TYPE                    LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

Single Family Residence.......               681                 $264,133,700.01                57.15%
PUD...........................               304                  110,232,536.08                23.85
Condominium...................               258                   74,566,157.26                16.13
2-Family......................                14                    5,469,986.91                 1.18
Townhouse.....................                20                    4,418,740.83                 0.96
3-Family......................                 2                    2,006,904.84                 0.43
Cooperative...................                 1                      736,000.00                 0.16
4-Family......................                 1                      639,347.48                 0.14
                                           -----                 ---------------               ------
   Total:.....................             1,281                 $462,203,373.41               100.00%
                                           =====                 ===============               ======

                             MORTGAGE LOAN PURPOSES

                                                                 AGGREGATE STATED        % OF CB CROSSED LOAN
                                    NUMBER OF CB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
PURPOSE                          LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

Purchase......................               895                 $269,168,245.81                58.24%
Refinance - Rate/Term.........               183                  105,377,637.98                22.80
Refinance - Cashout...........               203                   87,657,489.62                18.97
                                           -----                 ---------------               ------
   Total:.....................             1,281                 $462,203,373.41               100.00%
                                           =====                 ===============               ======

                                      A-42

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                 NUMBER OF CB CROSSED                                 % OF CB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
GEOGRAPHIC AREA                          LOANS          BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

Alabama ......................              3                 $    345,960.00                   0.07%
Arizona ......................             42                   10,219,483.24                   2.21
Arkansas .....................              3                      489,863.96                   0.11
California ...................            399                  207,578,736.16                  44.91
Colorado .....................             42                   12,043,025.30                   2.61
Connecticut ..................             13                    4,635,594.28                   1.00
Delaware .....................              2                      440,000.00                   0.10
District of Columbia .........             11                    2,743,379.27                   0.59
Florida ......................            170                   54,984,112.36                  11.90
Georgia ......................             56                   11,447,543.99                   2.48
Hawaii .......................              8                    2,778,914.47                   0.60
Idaho ........................              3                      421,061.91                   0.09
Illinois .....................             54                   17,759,177.77                   3.84
Indiana ......................              1                      113,356.53                   0.02
Iowa .........................              7                      890,069.11                   0.19
Kansas .......................              6                      903,539.29                   0.20
Kentucky .....................              3                      507,200.00                   0.11
Louisiana ....................              1                      128,000.00                   0.03
Maine ........................              1                      823,103.23                   0.18
Maryland .....................             70                   20,839,763.28                   4.51
Massachusetts ................             16                    5,718,033.63                   1.24
Michigan .....................             16                    3,681,466.41                   0.80
Minnesota ....................             14                    2,486,475.99                   0.54
Missouri .....................             16                    3,330,996.64                   0.72
Nevada .......................             21                    6,687,769.61                   1.45
New Hampshire ................              2                      836,700.00                   0.18
New Jersey ...................             13                    6,019,541.16                   1.30
New Mexico ...................              5                    1,993,122.35                   0.43
New York .....................             10                    5,161,350.50                   1.12
North Carolina ...............             59                   15,782,412.62                   3.41
Ohio .........................              5                    1,008,486.65                   0.22
Oklahoma .....................              3                      487,854.96                   0.11
Oregon .......................             12                    3,025,886.65                   0.65
Pennsylvania .................              6                    1,578,839.14                   0.34
Rhode Island .................              5                      851,411.60                   0.18
South Carolina ...............             33                    7,598,069.85                   1.64
Tennessee ....................             10                    2,353,289.50                   0.51
Texas ........................             30                    5,517,691.03                   1.19
Utah .........................              1                      389,364.00                   0.08
Vermont ......................              2                      950,000.00                   0.21
Virginia .....................             77                   28,644,776.17                   6.20
Washington ...................             24                    6,679,055.23                   1.45
Wisconsin ....................              5                    1,206,639.57                   0.26
Wyoming ......................              1                      122,256.00                   0.03
                                        -----                 ---------------                 ------
   Total: ....................          1,281                 $462,203,373.41                 100.00%
                                        =====                 ===============                 ======

----------
(1)  As of the Cut-off Date, no more than approximately 0.64% of the CB Crossed
     Loan Group Mortgage Loans are expected to be secured by Mortgaged
     Properties located in any one five-digit postal zip code.

                                      A-43

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                     NUMBER OF CB CROSSED                                 % OF CB CROSSED LOAN
CURRENT MORTGAGE                      LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
LOAN PRINCIPAL BALANCES                     LOANS           BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
----------------------------------   --------------------   --------------------------   -----------------------

$50,000.01 to $100,000.00 ........              47                $ 4,022,551.04                   0.87%
$100,000.01 to $150,000.00 .......             166                 20,997,751.12                   4.54
$150,000.01 to $200,000.00 .......             173                 30,452,446.02                   6.59
$200,000.01 to $250,000.00 .......             149                 33,487,217.77                   7.25
$250,000.01 to $300,000.00 .......             115                 31,501,451.61                   6.82
$300,000.01 to $350,000.00 .......             103                 33,285,377.13                   7.20
$350,000.01 to $400,000.00 .......             109                 40,979,629.24                   8.87
$400,000.01 to $450,000.00 .......              86                 36,751,037.81                   7.95
$450,000.01 to $500,000.00 .......              78                 37,422,123.77                   8.10
$500,000.01 to $550,000.00 .......              41                 21,482,880.46                   4.65
$550,000.01 to $600,000.00 .......              40                 23,226,095.56                   5.03
$600,000.01 to $650,000.00 .......              40                 25,164,643.64                   5.44
$650,000.01 to $700,000.00 .......              23                 15,702,159.78                   3.40
$700,000.01 to $750,000.00 .......              18                 13,166,563.82                   2.85
$750,000.01 to $800,000.00 .......              13                 10,090,174.89                   2.18
$800,000.01 to $850,000.00 .......              12                  9,908,863.79                   2.14
$850,000.01 to $900,000.00 .......              15                 13,203,276.55                   2.86
$900,000.01 to $950,000.00 .......               7                  6,455,217.85                   1.40
$950,000.01 to $1,000,000.00 .....              13                 12,920,540.70                   2.80
$1,000,000.01 to $1,500,000.00 ...              33                 41,983,370.86                   9.08
                                             -----                ---------------                ------
   Total: ........................           1,281                $462,203,373.41                100.00%
                                             =====                ===============                ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the CB
     Crossed Loan Group Mortgage Loans is expected to be approximately $360,814.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                 NUMBER OF CB CROSSED                                 % OF CB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
ORIGINAL LOAN-TO-VALUE RATIOS           LOANS           BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

15.01% to 20.00% .............              1                 $    183,000.00                   0.04%
20.01% to 25.00% .............              2                      399,814.76                   0.09
25.01% to 30.00% .............              2                      600,000.00                   0.13
30.01% to 35.00% .............              8                    2,128,250.62                   0.46
35.01% to 40.00% .............             11                    4,678,407.30                   1.01
40.01% to 45.00% .............             17                    9,631,518.03                   2.08
45.01% to 50.00% .............             32                   16,228,889.86                   3.51
50.01% to 55.00% .............             36                   19,414,870.93                   4.20
55.01% to 60.00% .............             47                   23,573,585.30                   5.10
60.01% to 65.00% .............             51                   27,928,817.97                   6.04
65.01% to 70.00% .............            116                   55,408,412.93                  11.99
70.01% to 75.00% .............            100                   54,375,116.28                  11.76
75.01% to 80.00% .............            844                  243,504,689.14                  52.68
80.01% to 85.00% .............              2                      976,640.29                   0.21
85.01% to 90.00% .............             10                    2,583,555.52                   0.56
90.01% to 95.00% .............              2                      587,804.48                   0.13
                                        -----                 ---------------                 ------
   Total: ...................           1,281                 $462,203,373.41                 100.00%
                                        =====                 ===============                 ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the CB Crossed Loan Group Mortgage Loans is expected to be approximately 71.89%.

                                      A-44

                       CURRENT MORTGAGE INTEREST RATES(1)

                                 NUMBER OF CB CROSSED                                 % OF CB CROSSED LOAN
CURRENT MORTGAGE INTEREST         LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
RATES                                   LOANS           BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

4.001% to 4.250% .............              1                 $    155,920.00                   0.03%
4.251% to 4.500% .............             11                    5,439,775.52                   1.18
4.501% to 4.750% .............             26                    9,694,979.21                   2.10
4.751% to 5.000% .............             84                   33,547,162.22                   7.26
5.001% to 5.250% .............            187                   67,895,486.14                  14.69
5.251% to 5.500% .............            327                  120,466,160.46                  26.06
5.501% to 5.750% .............            322                  115,965,790.97                  25.09
5.751% to 6.000% .............            214                   70,161,148.32                  15.18
6.001% to 6.250% .............             65                   23,382,191.08                   5.06
6.251% to 6.500% .............             37                   13,068,072.76                   2.83
6.501% to 6.750% .............              6                    1,782,977.98                   0.39
6.751% to 7.000% .............              1                      643,708.75                   0.14
                                        -----                 ---------------                 ------
   Total: ....................          1,281                 $462,203,373.41                 100.00%
                                        =====                 ===============                 ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     CB Crossed Loan Group Mortgage Loans is expected to be approximately 5.550%
     per annum.

                                 GROSS MARGIN(1)

                                 NUMBER OF CB CROSSED                                 % OF CB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
GROSS MARGIN                            LOANS           BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

2.001% to 3.000% .............          1,281                 $462,203,373.41                 100.00%
                                        -----                 ---------------                 ------
   Total: ....................          1,281                 $462,203,373.41                 100.00%
                                        =====                 ===============                 ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the CB Crossed
     Loan Group Mortgage Loans is expected to be approximately 2.250% per annum.

                                RATE CEILINGS(1)

                                 NUMBER OF CB CROSSED                                 % OF CB CROSSED LOAN
                                 LOAN GROUP MORTGAGE    AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
RATE CEILINGS                           LOANS           BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

9.001% to 10.000% ............            101                 $ 41,708,052.90                   9.02%
10.001% to 11.000% ...........            973                  348,460,420.98                  75.39
11.001% to 12.000% ...........            200                   69,337,802.80                  15.00
12.001% to 13.000% ...........              7                    2,697,096.73                   0.58
                                        -----                 ---------------                 ------
   Total: ....................          1,281                 $462,203,373.41                 100.00%
                                        =====                 ===============                 ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the CB Crossed
     Loan Group Mortgage Loans is expected to be approximately 10.643% per annum.

                                      A-45

                            FIRST ADJUSTMENT DATES(1)

                                 NUMBER OF CB CROSSED                                  % OF CB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
FIRST ADJUSTMENT DATE                    LOANS          BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

July 1, 2008..................               3                $  1,444,000.00                 0.31%
August 1, 2008................              58                  21,426,505.93                 4.64
September 1, 2008.............              65                  20,114,323.81                 4.35
June 1, 2010..................               4                   1,968,694.83                 0.43
July 1, 2010..................              11                   3,298,320.14                 0.71
August 1, 2010................             405                 123,478,099.47                26.72
September 1, 2010.............             322                  99,774,695.67                21.59
July 1, 2012..................               1                   1,036,000.00                 0.22
August 1, 2012................              51                  22,084,127.60                 4.78
September 1, 2012.............              59                  17,052,028.23                 3.69
October 1, 2012...............              14                   7,029,205.00                 1.52
August 1, 2015................             106                  57,637,305.18                12.47
September 1, 2015.............             127                  62,479,872.55                13.52
October 1, 2015...............              55                  23,380,195.00                 5.06
                                         -----                ---------------               ------
   Total:.....................           1,281                $462,203,373.41               100.00%
                                         =====                ===============               ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the CB Crossed Loan Group Mortgage Loans is expected to be approximately 77 months.

                               REMAINING TERMS(1)

                                 NUMBER OF CB CROSSED                                  % OF CB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
REMAINING TERMS                          LOANS          BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

341 to 360 months.............           1,281                $462,203,373.41               100.00%
                                         -----                ---------------               ------
   Total:.....................           1,281                $462,203,373.41               100.00%
                                         =====                ===============               ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the CB Crossed Loan Group Mortgage Loans is expected to be approximately 359 months.

                           CREDIT SCORES OF MORTGAGORS

                                 NUMBER OF CB CROSSED                                  % OF CB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
CREDIT SCORES OF MORTGAGORS              LOANS          BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

801 to 850....................              45                $ 13,744,195.43                 2.97%
751 to 800....................             440                 167,402,024.84                36.22
701 to 750....................             540                 183,485,806.97                39.70
651 to 700....................             237                  86,601,424.14                18.74
601 to 650....................              16                   8,459,102.03                 1.83
551 to 600....................               1                     985,000.00                 0.21
Not Scored ...................               2                   1,525,820.00                 0.33
                                         -----                ---------------               ------
   Total:.....................           1,281                $462,203,373.41               100.00%
                                         =====                ===============               ======

                                      A-46

                             PREPAYMENT PREMIUMS(1)

                                 NUMBER OF CB CROSSED                                  % OF CB CROSSED LOAN
ORIGINAL PREPAYMENT PREMIUM      LOAN GROUP MORTGAGE    AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
TERM                                     LOANS          BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

None..........................           1,281                $462,203,373.41               100.00%
                                         -----                ---------------               ------
   Total:.....................           1,281                $462,203,373.41               100.00%
                                         =====                ===============               ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     CB Crossed Loan Group Mortgage Loans is expected to be approximately 0 months.

                                      A-47

DB CROSSED LOAN GROUP MORTGAGE LOAN DATA

          The following tables set forth certain characteristics of the DB
Crossed Loan Group Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                 NUMBER OF DB CROSSED                                  % OF DB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
OCCUPANCY                                LOANS          BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

Primary Residence.............            750                 $306,697,713.92                86.39%
Investor Property.............            103                   27,593,751.48                 7.77
Second Home...................             56                   20,706,254.39                 5.83
                                          ---                 ---------------               ------
   Total:.....................            909                 $354,997,719.79               100.00%
                                          ===                 ===============               ======

----------
(1)  Based solely on representations of the mortgagor at the time of origination of the related DB Crossed Loan Group Mortgage Loan.

                                 PROPERTY TYPES

                                 NUMBER OF DB CROSSED                                  % OF DB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
PROPERTY TYPE                            LOANS          BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

Single Family Residence.......            502                 $201,021,651.65                56.63%
PUD...........................            264                  103,458,254.02                29.14
Condominium...................            119                   38,726,973.81                10.91
2-Family......................             19                   10,372,694.52                 2.92
3-Family......................              3                      778,545.79                 0.22
4-Family......................              2                      639,600.00                 0.18
                                          ---                 ---------------               ------
   Total:.....................            909                 $354,997,719.79               100.00%
                                          ===                 ===============               ======

                             MORTGAGE LOAN PURPOSES

                                 NUMBER OF DB CROSSED                                  % OF DB CROSSED LOAN
                                  LOAN GROUP MORTGAGE   AGGREGATE STATED PRINCIPAL   GROUP CUT-OFF DATE POOL
PURPOSE                                  LOANS          BALANCE AS OF CUT-OFF DATE      PRINCIPAL BALANCE
------------------------------   --------------------   --------------------------   -----------------------

Purchase......................            598                 $228,465,457.71                64.36%
Refinance - Cashout...........            232                   91,520,094.72                25.78
Refinance - Rate/Term.........             79                   35,012,167.36                 9.86
                                          ---                 ---------------               ------
   Total:.....................            909                 $354,997,719.79               100.00%
                                          ===                 ===============               ======

                                      A-48

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                 AGGREGATE STATED        % OF DB CROSSED LOAN
                                    NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
GEOGRAPHIC AREA                  LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

Alabama.......................                 3                 $    968,898.28                  0.27%
Alaska........................                 1                      133,600.00                  0.04
Arizona.......................                48                   12,050,642.89                  3.39
California....................               423                  201,477,475.22                 56.75
Colorado......................                31                   12,225,965.51                  3.44
Connecticut...................                 3                    1,351,400.00                  0.38
Delaware......................                 2                      669,600.00                  0.19
District of Columbia..........                 2                      575,500.00                  0.16
Florida.......................                42                   13,567,382.93                  3.82
Georgia.......................                14                    3,287,549.66                  0.93
Hawaii........................                 4                    3,042,450.83                  0.86
Idaho.........................                 3                      400,920.00                  0.11
Illinois......................                 3                      834,162.95                  0.23
Indiana.......................                 1                       78,231.99                  0.02
Iowa..........................                 3                      829,953.32                  0.23
Kansas........................                 1                      737,600.00                  0.21
Kentucky......................                 1                      599,917.14                  0.17
Maine.........................                 2                      348,721.63                  0.10
Maryland......................                24                    8,812,737.56                  2.48
Massachusetts.................                10                    3,431,824.10                  0.97
Michigan......................                 6                    2,510,409.55                  0.71
Minnesota.....................                 9                    3,120,466.76                  0.88
Missouri......................                 4                      554,343.47                  0.16
Montana.......................                 1                      130,800.00                  0.04
Nebraska......................                 1                       71,840.00                  0.02
Nevada........................               143                   38,251,665.30                 10.78
New Hampshire.................                 1                      239,920.00                  0.07
New Jersey....................                14                    6,186,642.25                  1.74
New Mexico....................                 2                      341,600.00                  0.10
New York......................                 9                    5,468,420.27                  1.54
North Carolina................                 9                    3,635,505.20                  1.02
Ohio..........................                 4                      760,209.74                  0.21
Oregon........................                 5                    1,318,582.24                  0.37
Pennsylvania..................                 1                      167,920.00                  0.05
South Carolina................                 2                    1,138,000.00                  0.32
Texas.........................                11                    2,642,889.00                  0.74
Utah..........................                12                    2,481,475.89                  0.70
Virginia......................                18                    9,747,199.93                  2.75
Washington....................                31                    8,257,653.92                  2.33
Wisconsin.....................                 4                    1,247,642.26                  0.35
Wyoming.......................                 1                    1,300,000.00                  0.37
                                             ---                 ---------------                ------
   Total:.....................               909                 $354,997,719.79                100.00%
                                             ===                 ===============                ======

----------
(1)  As of the Cut-off Date, no more than approximately 1.08% of the DB Crossed
     Loan Group Mortgage Loans are expected to be secured by Mortgaged
     Properties located in any one five-digit postal zip code.

                                      A-49

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                      AGGREGATE STATED        % OF DB CROSSED LOAN
CURRENT MORTGAGE                         NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
LOAN PRINCIPAL BALANCES               LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
-----------------------------------   -------------------------   -----------------------   -----------------------

$50,000.01 to $100,000.00..........               25                  $  2,066,386.76                 0.58%
$100,000.01 to $150,000.00.........               59                     7,823,819.80                 2.20
$150,000.01 to $200,000.00.........               94                    16,585,669.15                 4.67
$200,000.01 to $250,000.00.........              106                    23,792,914.04                 6.70
$250,000.01 to $300,000.00.........               89                    24,755,596.16                 6.97
$300,000.01 to $350,000.00.........               76                    24,648,169.27                 6.94
$350,000.01 to $400,000.00.........               98                    37,057,057.99                10.44
$400,000.01 to $450,000.00.........               92                    39,211,873.15                11.05
$450,000.01 to $500,000.00.........               69                    32,938,631.86                 9.28
$500,000.01 to $550,000.00.........               51                    26,895,229.10                 7.58
$550,000.01 to $600,000.00.........               37                    21,381,180.47                 6.02
$600,000.01 to $650,000.00.........               25                    15,825,135.77                 4.46
$650,000.01 to $700,000.00.........               14                     9,438,142.25                 2.66
$700,000.01 to $750,000.00.........               14                    10,142,056.25                 2.86
$750,000.01 to $800,000.00.........                6                     4,684,400.00                 1.32
$800,000.01 to $850,000.00.........                9                     7,424,590.50                 2.09
$850,000.01 to $900,000.00.........                5                     4,405,681.63                 1.24
$900,000.01 to $950,000.00.........                7                     6,435,365.00                 1.81
$950,000.01 to $1,000,000.00.......               16                    15,897,354.93                 4.48
$1,000,000.01 to $1,500,000.00.....               14                    18,121,960.82                 5.10
$1,500,000.01 to $2,000,000.00.....                3                     5,466,504.89                 1.54
                                                 ---                  ---------------               ------
   Total:..........................              909                  $354,997,719.79               100.00%
                                                 ===                  ===============               ======

----------
(1)  As of the Cut-off Date, the average outstanding principal balance of the DB
     Crossed Loan Group Mortgage Loans is expected to be approximately $390,537.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                 AGGREGATE STATED        % OF DB CROSSED LOAN
                                    NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
ORIGINAL LOAN-TO-VALUE RATIOS    LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

5.01% to 10.00%...............                 1                 $    150,000.00                  0.04%
15.01% to 20.00%..............                 1                      179,812.07                  0.05
20.01% to 25.00%..............                 1                       74,881.32                  0.02
25.01% to 30.00%..............                 1                       75,000.01                  0.02
30.01% to 35.00%..............                 2                    1,719,434.85                  0.48
35.01% to 40.00%..............                 5                    1,471,962.00                  0.41
40.01% to 45.00%..............                 7                    2,299,534.42                  0.65
45.01% to 50.00%..............                10                    4,157,176.48                  1.17
50.01% to 55.00%..............                21                   11,485,868.06                  3.24
55.01% to 60.00%..............                17                    7,502,385.93                  2.11
60.01% to 65.00%..............                38                   19,393,714.70                  5.46
65.01% to 70.00%..............                69                   31,595,536.51                  8.90
70.01% to 75.00%..............                93                   42,227,874.11                 11.90
75.01% to 80.00%..............               614                  224,117,826.21                 63.13
80.01% to 85.00%..............                 1                      123,982.24                  0.03
85.01% to 90.00%..............                17                    5,384,569.41                  1.52
90.01% to 95.00%..............                 9                    2,421,186.47                  0.68
95.01% to 100.00%.............                 2                      616,975.00                  0.17
                                             ---                 ---------------                ------
   Total:.....................               909                 $354,997,719.79                100.00%
                                             ===                 ===============                ======

----------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the DB Crossed Loan Group Mortgage Loans is expected to be approximately 75.01%.

                                      A-50

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                                 AGGREGATE STATED        % OF DB CROSSED LOAN
CURRENT MORTGAGE INTEREST           NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
RATES                            LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

4.501% to 4.750%..............                 1                 $    144,634.42                  0.04%
4.751% to 5.000%..............                 4                    1,351,596.88                  0.38
5.001% to 5.250%..............                15                    5,720,732.50                  1.61
5.251% to 5.500%..............                78                   30,891,150.46                  8.70
5.501% to 5.750%..............               173                   67,976,905.02                 19.15
5.751% to 6.000%..............               207                   87,974,917.99                 24.78
6.001% to 6.250%..............               164                   68,046,868.27                 19.17
6.251% to 6.500%..............               131                   47,578,588.62                 13.40
6.501% to 6.750%..............                59                   20,189,152.26                  5.69
6.751% to 7.000%..............                37                   11,096,918.86                  3.13
7.001% to 7.250%..............                17                    6,353,454.58                  1.79
7.251% to 7.500%..............                 8                    2,864,448.00                  0.81
7.501% to 7.750%..............                 9                    3,153,391.93                  0.89
7.751% to 8.000%..............                 3                      728,400.00                  0.21
8.001% to 8.250%..............                 1                      341,010.00                  0.10
8.251% to 8.500%..............                 1                      186,550.00                  0.05
8.501% to 8.750%..............                 1                      399,000.00                  0.11
                                             ---                 ---------------                ------
   Total:.....................               909                 $354,997,719.79                100.00%
                                             ===                 ===============                ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     DB Crossed Loan Group Mortgage Loans is expected to be approximately 6.079%
     per annum.

                                 GROSS MARGIN(1)

                                                                 AGGREGATE STATED        % OF DB CROSSED LOAN
                                    NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
GROSS MARGIN                     LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

1.001% to 2.000%..............                 1                 $    191,900.00                  0.05%
2.001% to 3.000%..............               848                  337,811,297.79                 95.16
3.001% to 4.000%..............                49                   13,987,404.27                  3.94
4.001% to 5.000%..............                11                    3,007,117.73                  0.85
                                             ---                 ---------------                ------
   Total:.....................               909                 $354,997,719.79                100.00%
                                             ===                 ===============                ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the DB Crossed
     Loan Group Mortgage Loans is expected to be approximately 2.347% per annum.

                                RATE CEILINGS(1)

                                                                 AGGREGATE STATED        % OF DB CROSSED LOAN
                                    NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
RATE CEILINGS                    LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

10.001% to 11.000%............               233                 $124,728,912.88                 35.14%
11.001% to 12.000%............               460                  167,144,510.71                 47.08
12.001% to 13.000%............               201                   59,034,431.30                 16.63
13.001% to 14.000%............                14                    3,748,854.90                  1.06
14.001% to 15.000%............                 1                      341,010.00                  0.10
                                             ---                 ---------------                ------
   Total:.....................               909                 $354,997,719.79                100.00%
                                             ===                 ===============                ======

----------
(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the DB Crossed
     Loan Group Mortgage Loans is expected to be approximately 11.427% per annum.

                                      A-51

                            FIRST ADJUSTMENT DATES(1)

                                                                 AGGREGATE STATED        % OF DB CROSSED LOAN
                                    NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
FIRST ADJUSTMENT DATE            LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

October 1, 2009...............                1                  $    900,000.00                 0.25%
April 1, 2010.................                2                       689,411.14                 0.19
May 1, 2010...................                3                       935,448.00                 0.26
June 1, 2010..................               15                     5,546,948.34                 1.56
July 1, 2010..................               77                    22,882,713.47                 6.45
August 1, 2010................              305                    78,840,647.76                22.21
September 1, 2010.............              163                    46,309,354.52                13.04
June 1, 2015..................                1                       552,000.00                 0.16
July 1, 2015..................                4                     3,056,810.20                 0.86
August 1, 2015................               33                    19,884,107.63                 5.60
September 1, 2015.............              305                   175,400,278.73                49.41
                                            ---                  ---------------               ------
   Total:.....................              909                  $354,997,719.79               100.00%
                                            ===                  ===============               ======

----------
(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the DB Crossed Loan Group Mortgage Loans is expected to be approximately 92 months.

                               REMAINING TERMS(1)

                                                                 AGGREGATE STATED        % OF DB CROSSED LOAN
                                    NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
REMAINING TERMS                  LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

341 to 360 months.............              909                  $354,997,719.79               100.00%
                                            ---                  ---------------               ------
   Total:.....................              909                  $354,997,719.79               100.00%
                                            ===                  ===============               ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the DB Crossed Loan Group Mortgage Loans is expected to be approximately 358 months.

                           CREDIT SCORES OF MORTGAGORS

                                                                 AGGREGATE STATED        % OF DB CROSSED LOAN
                                    NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
CREDIT SCORES OF MORTGAGORS      LOAN GROUP MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

801 to 850....................               18                  $  8,298,369.58                 2.34%
751 to 800....................              219                    96,625,258.11                27.22
701 to 750....................              343                   130,657,785.33                36.81
651 to 700....................              269                    99,040,556.51                27.90
601 to 650....................               60                    20,375,750.26                 5.74
                                            ---                  ---------------               ------
   Total:.....................              909                  $354,997,719.79               100.00%
                                            ===                  ===============               ======

                             PREPAYMENT PREMIUMS(1)

                                                                AGGREGATE STATED         % OF DB CROSSED LOAN
  ORIGINAL PREPAYMENT PREMIUM       NUMBER OF DB CROSSED     PRINCIPAL BALANCE AS OF   GROUP CUT-OFF DATE POOL
             TERM                LOAN GROUP MORTGAGE LOANS        CUT-OFF DATE            PRINCIPAL BALANCE
------------------------------   -------------------------   -----------------------   -----------------------

None..........................              555                  $222,312,455.40                62.62%
6 months......................                1                       237,600.00                 0.07
12 months.....................              117                    61,227,621.95                17.25
36 months.....................              208                    59,837,842.18                16.86
60 months.....................               28                    11,382,200.26                 3.21
                                            ---                  ---------------               ------
   Total:.....................              909                  $354,997,719.79               100.00%
                                            ===                  ===============               ======

----------
(1)  As of the Cut-off Date, the weighted average prepayment premium term of the
     DB Crossed Loan Group Mortgage Loans is expected to be approximately 27 months.

                                      A-52

                                   APPENDIX B:

                                DECREMENT TABLES

 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGES
                            OF CPR SET FORTH BELOW:

                                    CLASS 1-A-1, CLASS 1-A-2 AND CLASS 1-A-3
                                 ----------------------------------------------
                                  10%   15%     20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............    100    100    100    100    100    100    100
October 20, 2006..............     89     84     79     74     69     58     48
October 20, 2007..............     80     71     62     54     47     34     23
October 20, 2008..............     71     59     49     40     32     20     11
October 20, 2009..............     63     49     38     29     22     12      5
October 20, 2010..............     55     41     30     22     15      7      3
October 20, 2011..............     49     34     24     16     10      4      1
October 20, 2012..............     43     29     19     12      7      2      1
October 20, 2013..............     38     24     15      9      5      1      *
October 20, 2014..............     33     20     12      6      3      1      *
October 20, 2015..............     29     17      9      5      2      *      *
October 20, 2016..............     26     14      7      3      2      *      *
October 20, 2017..............     23     11      5      3      1      *      *
October 20, 2018..............     20      9      4      2      1      *      *
October 20, 2019..............     17      8      3      1      *      *      *
October 20, 2020..............     15      6      3      1      *      *      *
October 20, 2021..............     13      5      2      1      *      *      *
October 20, 2022..............     11      4      1      *      *      *      *
October 20, 2023..............      9      3      1      *      *      *      *
October 20, 2024..............      8      3      1      *      *      *      *
October 20, 2025..............      7      2      1      *      *      *      *
October 20, 2026..............      6      2      *      *      *      *      *
October 20, 2027..............      5      1      *      *      *      *      *
October 20, 2028..............      4      1      *      *      *      *      *
October 20, 2029..............      3      1      *      *      *      *      *
October 20, 2030..............      2      1      *      *      *      *      *
October 20, 2031..............      2      *      *      *      *      *      *
October 20, 2032..............      1      *      *      *      *      *      *
October 20, 2033..............      1      *      *      *      *      *      *
October 20, 2034..............      *      *      *      *      *      *      0
October 20, 2035..............      0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1).....   7.73   5.51   4.17   3.29   2.67   1.87   1.38

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                       B-1

PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGES OF
                              CPR SET FORTH BELOW:

                                                   CLASS 1-A-R
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............    100    100    100    100    100    100    100
October 20, 2006..............      0      0      0      0      0      0      0
October 20, 2007..............      0      0      0      0      0      0      0
October 20, 2008..............      0      0      0      0      0      0      0
October 20, 2009..............      0      0      0      0      0      0      0
October 20, 2010..............      0      0      0      0      0      0      0
October 20, 2011..............      0      0      0      0      0      0      0
October 20, 2012..............      0      0      0      0      0      0      0
October 20, 2013..............      0      0      0      0      0      0      0
October 20, 2014..............      0      0      0      0      0      0      0
October 20, 2015..............      0      0      0      0      0      0      0
October 20, 2016..............      0      0      0      0      0      0      0
October 20, 2017..............      0      0      0      0      0      0      0
October 20, 2018..............      0      0      0      0      0      0      0
October 20, 2019..............      0      0      0      0      0      0      0
October 20, 2020..............      0      0      0      0      0      0      0
October 20, 2021..............      0      0      0      0      0      0      0
October 20, 2022..............      0      0      0      0      0      0      0
October 20, 2023..............      0      0      0      0      0      0      0
October 20, 2024..............      0      0      0      0      0      0      0
October 20, 2025..............      0      0      0      0      0      0      0
October 20, 2026..............      0      0      0      0      0      0      0
October 20, 2027..............      0      0      0      0      0      0      0
October 20, 2028..............      0      0      0      0      0      0      0
October 20, 2029..............      0      0      0      0      0      0      0
October 20, 2030..............      0      0      0      0      0      0      0
October 20, 2031..............      0      0      0      0      0      0      0
October 20, 2032..............      0      0      0      0      0      0      0
October 20, 2033..............      0      0      0      0      0      0      0
October 20, 2034..............      0      0      0      0      0      0      0
October 20, 2035..............      0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1).....   0.06   0.06   0.06   0.06   0.06   0.06   0.06

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance of that class.

                                       B-2

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW:

                                           CLASS 2-A-1 AND CLASS 2-A-2
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............    100    100    100    100    100    100    100
October 20, 2006..............     89     84     79     74     68     58     48
October 20, 2007..............     80     70     62     54     46     33     23
October 20, 2008..............     71     59     48     39     32     19     11
October 20, 2009..............     63     49     38     29     22     12      5
October 20, 2010..............     56     41     31     22     15      7      3
October 20, 2011..............     49     35     24     16     11      4      1
October 20, 2012..............     43     29     19     12      7      2      1
October 20, 2013..............     38     24     15      9      5      1      *
October 20, 2014..............     34     20     12      6      3      1      *
October 20, 2015..............     30     17      9      5      2      *      *
October 20, 2016..............     26     14      7      3      2      *      *
October 20, 2017..............     23     11      6      3      1      *      *
October 20, 2018..............     20      9      4      2      1      *      *
October 20, 2019..............     17      8      3      1      1      *      *
October 20, 2020..............     15      6      3      1      *      *      *
October 20, 2021..............     13      5      2      1      *      *      *
October 20, 2022..............     11      4      2      *      *      *      *
October 20, 2023..............     10      3      1      *      *      *      *
October 20, 2024..............      8      3      1      *      *      *      *
October 20, 2025..............      7      2      1      *      *      *      *
October 20, 2026..............      6      2      *      *      *      *      *
October 20, 2027..............      5      1      *      *      *      *      *
October 20, 2028..............      4      1      *      *      *      *      *
October 20, 2029..............      3      1      *      *      *      *      *
October 20, 2030..............      2      1      *      *      *      *      *
October 20, 2031..............      2      *      *      *      *      *      *
October 20, 2032..............      1      *      *      *      *      *      *
October 20, 2033..............      1      *      *      *      *      *      *
October 20, 2034..............      *      *      *      *      *      *      *
October 20, 2035..............      0      0      0      0      0      0      0

Weighted Average Life
   to Maturity (in
   years)(1)..................   7.76   5.52   4.17   3.29   2.67   1.87   1.38

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                       B-3

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW:

                                          CLASS 3-A-1 AND CLASS 3-A-2
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage ...........    100    100    100    100    100    100    100
October 20, 2006 .............     89     84     79     74     68     58     48
October 20, 2007 .............     80     71     62     54     46     34     23
October 20, 2008 .............     71     59     49     40     32     19     11
October 20, 2009 .............     63     50     39     30     22     12      5
October 20, 2010 .............     56     42     31     22     16      7      3
October 20, 2011 .............     50     35     25     17     11      4      1
October 20, 2012 .............     45     30     20     12      8      2      1
October 20, 2013 .............     39     25     15      9      5      1      *
October 20, 2014 .............     35     21     12      7      4      1      *
October 20, 2015 .............     31     17      9      5      2      1      *
October 20, 2016 .............     27     14      7      4      2      *      *
October 20, 2017 .............     24     12      6      3      1      *      *
October 20, 2018 .............     21     10      4      2      1      *      *
October 20, 2019 .............     18      8      3      1      1      *      *
October 20, 2020 .............     15      7      3      1      *      *      *
October 20, 2021 .............     13      5      2      1      *      *      *
October 20, 2022 .............     12      4      2      1      *      *      *
October 20, 2023 .............     10      4      1      *      *      *      *
October 20, 2024 .............      8      3      1      *      *      *      *
October 20, 2025 .............      7      2      1      *      *      *      *
October 20, 2026 .............      6      2      *      *      *      *      *
October 20, 2027 .............      5      1      *      *      *      *      *
October 20, 2028 .............      4      1      *      *      *      *      *
October 20, 2029 .............      3      1      *      *      *      *      *
October 20, 2030 .............      2      1      *      *      *      *      *
October 20, 2031 .............      2      *      *      *      *      *      *
October 20, 2032 .............      1      *      *      *      *      *      *
October 20, 2033 .............      1      *      *      *      *      *      *
October 20, 2034 .............      *      *      *      *      *      *      0
October 20, 2035 .............      0      0      0      0      0      0      0

Weighted Average Life
   to Maturity (in
   years)(1)..................   7.89   5.59   4.22   3.31   2.68   1.88   1.38

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                       B-4

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW:

                                           CLASS 4-A-1 AND CLASS 4-A-2
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage ...........    100    100    100    100    100    100    100
October 20, 2006 .............     90     84     79     74     69     58     48
October 20, 2007 .............     80     71     62     54     47     34     23
October 20, 2008 .............     72     60     49     40     32     20     11
October 20, 2009 .............     64     50     39     30     22     12      5
October 20, 2010 .............     57     42     31     22     16      7      3
October 20, 2011 .............     51     36     25     17     11      4      1
October 20, 2012 .............     46     31     20     13      8      3      1
October 20, 2013 .............     41     26     16      9      5      2      *
October 20, 2014 .............     37     22     13      7      4      1      *
October 20, 2015 .............     33     19     10      5      3      1      *
October 20, 2016 .............     29     15      8      4      2      *      *
October 20, 2017 .............     25     13      6      3      1      *      *
October 20, 2018 .............     22     11      5      2      1      *      *
October 20, 2019 .............     19      9      4      1      1      *      *
October 20, 2020 .............     17      7      3      1      *      *      *
October 20, 2021 .............     14      6      2      1      *      *      *
October 20, 2022 .............     12      5      2      1      *      *      *
October 20, 2023 .............     11      4      1      *      *      *      *
October 20, 2024 .............      9      3      1      *      *      *      *
October 20, 2025 .............      8      2      1      *      *      *      *
October 20, 2026 .............      6      2      1      *      *      *      *
October 20, 2027 .............      5      1      *      *      *      *      *
October 20, 2028 .............      4      1      *      *      *      *      *
October 20, 2029 .............      3      1      *      *      *      *      *
October 20, 2030 .............      3      1      *      *      *      *      *
October 20, 2031 .............      2      *      *      *      *      *      *
October 20, 2032 .............      1      *      *      *      *      *      *
October 20, 2033 .............      1      *      *      *      *      *      *
October 20, 2034 .............      *      *      *      *      *      *      *
October 20, 2035 .............      0      0      0      0      0      0      0

Weighted Average Life
   to Maturity (in
   years)(1)..................   8.14   5.72   4.29   3.35   2.71   1.89   1.39

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                       B-5

PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGES OF
                              CPR SET FORTH BELOW:

                                           CLASS 5-A-1 AND CLASS 5-A-2
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............    100    100    100    100    100    100    100
October 20, 2006..............     89     84     79     74     69     58     48
October 20, 2007..............     80     71     62     54     47     34     23
October 20, 2008..............     71     59     49     40     32     19     11
October 20, 2009..............     64     50     39     30     22     12      5
October 20, 2010..............     57     42     31     22     16      7      3
October 20, 2011..............     51     36     25     17     11      4      1
October 20, 2012..............     45     30     20     12      8      3      1
October 20, 2013..............     40     25     16      9      5      1      *
October 20, 2014..............     35     21     12      7      4      1      *
October 20, 2015..............     31     17     10      5      2      1      *
October 20, 2016..............     27     14      7      4      2      *      *
October 20, 2017..............     24     12      6      3      1      *      *
October 20, 2018..............     21     10      4      2      1      *      *
October 20, 2019..............     18      8      3      1      1      *      *
October 20, 2020..............     16      7      3      1      *      *      *
October 20, 2021..............     14      5      2      1      *      *      *
October 20, 2022..............     12      4      2      1      *      *      *
October 20, 2023..............     10      4      1      *      *      *      *
October 20, 2024..............      8      3      1      *      *      *      *
October 20, 2025..............      7      2      1      *      *      *      *
October 20, 2026..............      6      2      1      *      *      *      *
October 20, 2027..............      5      1      *      *      *      *      *
October 20, 2028..............      4      1      *      *      *      *      *
October 20, 2029..............      3      1      *      *      *      *      *
October 20, 2030..............      2      1      *      *      *      *      *
October 20, 2031..............      2      *      *      *      *      *      *
October 20, 2032..............      1      *      *      *      *      *      *
October 20, 2033..............      1      *      *      *      *      *      *
October 20, 2034..............      *      *      *      *      *      *      0
October 20, 2035..............      0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1).....   7.95   5.63   4.24   3.33   2.69   1.88   1.39

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                       B-6

PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGES OF
                              CPR SET FORTH BELOW:

                                           CLASS 6-A-1 AND CLASS 6-A-2
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............    100    100    100    100    100    100    100
October 20, 2006..............     90     84     79     74     69     58     48
October 20, 2007..............     80     71     62     54     47     34     23
October 20, 2008..............     72     60     49     40     32     20     11
October 20, 2009..............     64     50     39     30     22     12      5
October 20, 2010..............     57     42     31     22     16      7      3
October 20, 2011..............     51     36     25     17     11      4      1
October 20, 2012..............     46     31     20     13      8      3      1
October 20, 2013..............     41     26     16      9      5      2      *
October 20, 2014..............     37     22     13      7      4      1      *
October 20, 2015..............     33     19     10      5      3      1      *
October 20, 2016..............     29     16      8      4      2      *      *
October 20, 2017..............     26     13      6      3      1      *      *
October 20, 2018..............     22     11      5      2      1      *      *
October 20, 2019..............     19      9      4      1      1      *      *
October 20, 2020..............     17      7      3      1      *      *      *
October 20, 2021..............     15      6      2      1      *      *      *
October 20, 2022..............     13      5      2      1      *      *      *
October 20, 2023..............     11      4      1      *      *      *      *
October 20, 2024..............      9      3      1      *      *      *      *
October 20, 2025..............      8      2      1      *      *      *      *
October 20, 2026..............      6      2      1      *      *      *      *
October 20, 2027..............      5      1      *      *      *      *      *
October 20, 2028..............      4      1      *      *      *      *      *
October 20, 2029..............      3      1      *      *      *      *      *
October 20, 2030..............      3      1      *      *      *      *      *
October 20, 2031..............      2      *      *      *      *      *      *
October 20, 2032..............      1      *      *      *      *      *      *
October 20, 2033..............      1      *      *      *      *      *      *
October 20, 2034..............      *      *      *      *      *      *      *
October 20, 2035..............      0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1).....   8.16   5.73   4.29   3.36   2.71   1.89   1.39

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                       B-7

PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGES OF
                              CPR SET FORTH BELOW:

                                           CLASS 7-A-1 AND CLASS 7-A-2
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............    100    100    100    100    100    100    100
October 20, 2006..............     89     84     79     73     68     57     47
October 20, 2007..............     80     70     62     53     46     33     22
October 20, 2008..............     71     59     48     39     31     19     10
October 20, 2009..............     63     49     38     29     22     11      5
October 20, 2010..............     56     41     30     22     15      7      2
October 20, 2011..............     50     35     24     16     11      4      1
October 20, 2012..............     44     30     19     12      7      2      1
October 20, 2013..............     40     25     15      9      5      1      *
October 20, 2014..............     36     21     12      7      4      1      *
October 20, 2015..............     32     18     10      5      3      1      *
October 20, 2016..............     28     15      8      4      2      *      *
October 20, 2017..............     25     12      6      3      1      *      *
October 20, 2018..............     21     10      5      2      1      *      *
October 20, 2019..............     19      8      4      1      1      *      *
October 20, 2020..............     16      7      3      1      *      *      *
October 20, 2021..............     14      6      2      1      *      *      *
October 20, 2022..............     12      5      2      1      *      *      *
October 20, 2023..............     10      4      1      *      *      *      *
October 20, 2024..............      9      3      1      *      *      *      *
October 20, 2025..............      7      2      1      *      *      *      *
October 20, 2026..............      6      2      1      *      *      *      *
October 20, 2027..............      5      1      *      *      *      *      *
October 20, 2028..............      4      1      *      *      *      *      *
October 20, 2029..............      3      1      *      *      *      *      *
October 20, 2030..............      2      1      *      *      *      *      *
October 20, 2031..............      2      *      *      *      *      *      *
October 20, 2032..............      1      *      *      *      *      *      *
October 20, 2033..............      1      *      *      *      *      *      *
October 20, 2034..............      *      *      *      *      *      *      *
October 20, 2035..............      0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1).....   7.98   5.61   4.21   3.29   2.65   1.84   1.35

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                       B-8

  PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGES
                             OF CPR SET FORTH BELOW:

                                           CLASS 8-A-1 AND CLASS 8-A-2
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............    100    100    100    100    100    100    100
October 20, 2006..............     89     84     79     73     68     57     47
October 20, 2007..............     80     70     62     53     46     33     22
October 20, 2008..............     71     59     48     39     31     19     10
October 20, 2009..............     63     49     38     29     22     11      5
October 20, 2010..............     56     41     30     22     15      7      2
October 20, 2011..............     50     35     24     16     11      4      1
October 20, 2012..............     44     30     19     12      7      2      1
October 20, 2013..............     40     25     15      9      5      1      *
October 20, 2014..............     36     21     12      7      4      1      *
October 20, 2015..............     32     18     10      5      3      1      *
October 20, 2016..............     28     15      8      4      2      *      *
October 20, 2017..............     25     12      6      3      1      *      *
October 20, 2018..............     21     10      5      2      1      *      *
October 20, 2019..............     19      8      4      1      1      *      *
October 20, 2020..............     16      7      3      1      *      *      *
October 20, 2021..............     14      6      2      1      *      *      *
October 20, 2022..............     12      5      2      1      *      *      *
October 20, 2023..............     10      4      1      *      *      *      *
October 20, 2024..............      9      3      1      *      *      *      *
October 20, 2025..............      7      2      1      *      *      *      *
October 20, 2026..............      6      2      1      *      *      *      *
October 20, 2027..............      5      1      *      *      *      *      *
October 20, 2028..............      4      1      *      *      *      *      *
October 20, 2029..............      3      1      *      *      *      *      *
October 20, 2030..............      3      1      *      *      *      *      *
October 20, 2031..............      2      *      *      *      *      *      *
October 20, 2032..............      1      *      *      *      *      *      *
October 20, 2033..............      1      *      *      *      *      *      *
October 20, 2034..............      *      *      *      *      *      *      *
October 20, 2035..............      0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1).....   7.98   5.61   4.21   3.29   2.65   1.84   1.35

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                       B-9

PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGES OF
                              CPR SET FORTH BELOW:

                                           CLASS 9-A-1 AND CLASS 9-A-2
                                 ----------------------------------------------
                                  10%    15%    20%    25%    30%    40%    50%
                                 ----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............    100    100    100    100    100    100    100
October 20, 2006..............     89     84     79     73     68     57     47
October 20, 2007..............     80     70     62     53     46     33     22
October 20, 2008..............     71     59     48     39     31     19     10
October 20, 2009..............     63     49     38     29     22     11      5
October 20, 2010..............     56     41     30     22     15      7      2
October 20, 2011..............     50     35     24     16     11      4      1
October 20, 2012..............     44     30     19     12      7      2      1
October 20, 2013..............     40     25     16      9      5      1      *
October 20, 2014..............     36     21     12      7      4      1      *
October 20, 2015..............     32     18     10      5      3      1      *
October 20, 2016..............     28     15      8      4      2      *      *
October 20, 2017..............     25     12      6      3      1      *      *
October 20, 2018..............     22     10      5      2      1      *      *
October 20, 2019..............     19      8      4      1      1      *      *
October 20, 2020..............     16      7      3      1      *      *      *
October 20, 2021..............     14      6      2      1      *      *      *
October 20, 2022..............     12      5      2      1      *      *      *
October 20, 2023..............     10      4      1      *      *      *      *
October 20, 2024..............      9      3      1      *      *      *      *
October 20, 2025..............      7      2      1      *      *      *      *
October 20, 2026..............      6      2      1      *      *      *      *
October 20, 2027..............      5      1      *      *      *      *      *
October 20, 2028..............      4      1      *      *      *      *      *
October 20, 2029..............      3      1      *      *      *      *      *
October 20, 2030..............      3      1      *      *      *      *      *
October 20, 2031..............      2      *      *      *      *      *      *
October 20, 2032..............      1      *      *      *      *      *      *
October 20, 2033..............      1      *      *      *      *      *      *
October 20, 2034..............      *      *      *      *      *      *      *
October 20, 2035..............      0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1).....   8.01   5.63   4.22   3.30   2.66   1.84   1.35

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      B-10

PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGES OF
                              CPR SET FORTH BELOW:

                                      CLASS CB-1, CLASS CB-2 AND CLASS CB-3
                                 -----------------------------------------------
                                  10%     15%    20%    25%    30%    40%    50%
                                 -----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage............     100    100    100    100    100    100    100
October 20, 2006..............     100    100    100    100    100    100    100
October 20, 2007..............     100    100    100    100    100     86     71
October 20, 2008..............      99     99     99     91     83     67     50
October 20, 2009..............      99     99     82     68     58     40     25
October 20, 2010..............      98     88     65     51     40     24     12
October 20, 2011..............      97     74     52     38     28     14      6
October 20, 2012..............      92     62     41     28     19      8      3
October 20, 2013..............      82     52     32     21     13      5      2
October 20, 2014..............      73     44     26     15      9      3      1
October 20, 2015..............      64     37     20     11      6      2      *
October 20, 2016..............      57     30     16      8      4      1      *
October 20, 2017..............      50     25     12      6      3      1      *
October 20, 2018..............      43     21      9      4      2      *      *
October 20, 2019..............      38     17      7      3      1      *      *
October 20, 2020..............      33     14      6      2      1      *      *
October 20, 2021..............      28     11      4      2      1      *      *
October 20, 2022..............      24      9      3      1      *      *      *
October 20, 2023..............      21      7      3      1      *      *      *
October 20, 2024..............      18      6      2      1      *      *      *
October 20, 2025..............      15      5      1      *      *      *      *
October 20, 2026..............      12      4      1      *      *      *      *
October 20, 2027..............      10      3      1      *      *      *      *
October 20, 2028..............       8      2      1      *      *      *      *
October 20, 2029..............       7      2      *      *      *      *      *
October 20, 2030..............       5      1      *      *      *      *      *
October 20, 2031..............       4      1      *      *      *      *      *
October 20, 2032..............       3      1      *      *      *      *      *
October 20, 2033..............       2      *      *      *      *      *      *
October 20, 2034..............       1      *      *      *      *      *      0
October 20, 2035..............       0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years)(1).....   13.33   9.68   7.36   6.05   5.20   4.02   3.18

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      B-11

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                      PERCENTAGES OF CPR SET FORTH BELOW:

                                      CLASS DB-1, CLASS DB-2 AND CLASS DB-3
                                 -----------------------------------------------
                                  10%     15%    20%    25%    30%    40%    50%
                                 -----   ----   ----   ----   ----   ----   ----
Distribution Date

Initial Percentage.........        100    100    100    100    100    100    100
October 20, 2006...........        100    100    100    100    100    100    100
October 20, 2007...........        100    100    100    100    100     86     73
October 20, 2008...........        100    100    100     92     83     67     52
October 20, 2009...........         99     99     83     69     58     40     26
October 20, 2010...........         99     89     66     51     41     24     13
October 20, 2011...........         99     76     53     38     28     14      6
October 20, 2012...........         95     64     42     29     20      9      3
October 20, 2013...........         85     54     34     22     14      5      2
October 20, 2014...........         76     46     27     16     10      3      1
October 20, 2015...........         68     39     21     12      7      2      *
October 20, 2016...........         60     32     17      9      5      1      *
October 20, 2017...........         53     27     13      6      3      1      *
October 20, 2018...........         46     22     10      5      2      *      *
October 20, 2019...........         40     18      8      3      1      *      *
October 20, 2020...........         35     15      6      2      1      *      *
October 20, 2021...........         30     12      5      2      1      *      *
October 20, 2022...........         26     10      4      1      *      *      *
October 20, 2023...........         22      8      3      1      *      *      *
October 20, 2024...........         19      6      2      1      *      *      *
October 20, 2025...........         16      5      2      *      *      *      *
October 20, 2026...........         13      4      1      *      *      *      *
October 20, 2027...........         11      3      1      *      *      *      *
October 20, 2028...........          9      2      1      *      *      *      *
October 20, 2029...........          7      2      *      *      *      *      *
October 20, 2030...........          5      1      *      *      *      *      *
October 20, 2031...........          4      1      *      *      *      *      *
October 20, 2032...........          3      1      *      *      *      *      *
October 20, 2033...........          2      *      *      *      *      *      *
October 20, 2034...........          1      *      *      *      *      *      *
October 20, 2035...........          0      0      0      0      0      0      0

Weighted Average Life
   to Maturity (in years)(1)..   13.74   9.90   7.48   6.12   5.25   4.04   3.25

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      B-12

                                   APPENDIX C:

                           HYPOTHETICAL MORTGAGE LOANS

                                       C-1

                                  CURRENT                                                               CUT-OFF DATE
                                 MORTGAGE                                                CUT-OFF DATE     REMAINING
                                 INTEREST      SERVICING      MASTER                       PRINCIPAL   TERM TO STATED
               PRODUCT             RATE           FEE      SERVICING FEE       PMI          BALANCE       MATURITY
GROUP           TYPE                (%)           (%)           (%)            FEE            ($)         (MONTHS)
-----  ----------------------  ------------  ------------  -------------  ------------  -------------  --------------

  1       3/27 12 MO LIBOR     5.9122891616  0.3750000000   0.0050000000  0.0000000000   2,402,282.76        358
  1       3/27 12 MO LIBOR     5.7731400211  0.3750000000   0.0050000000  0.0000000000     407,815.10        359
  1     3/27 12 MO LIBOR - IO  4.9826869806  0.3750000000   0.0050000000  0.0000000000   1,444,000.00        357
  1     3/27 12 MO LIBOR - IO  5.4513940543  0.3750000000   0.0050000000  0.0000000000  19,024,223.17        358
  1     3/27 12 MO LIBOR - IO  5.5468182737  0.3750000000   0.0050000000  0.0000000000  19,706,508.71        359
  2       5/25 12 MO LIBOR     6.0302806361  0.2500000000   0.0050000000  0.0000000000     500,394.83        356
  2       5/25 12 MO LIBOR     5.4120931125  0.2500000000   0.0050000000  0.0000000000   2,123,741.30        357
  2       5/25 12 MO LIBOR     5.5550158026  0.2500000000   0.0050000000  0.0000000000  36,640,933.64        358
  2       5/25 12 MO LIBOR     5.8587041778  0.2500000000   0.0050000000  0.0000000000  27,937,544.21        359
  2     5/25 12 MO LIBOR - IO  5.3972025472  0.2500000000   0.0050000000  0.0000000000   1,468,300.00        356
  2     5/25 12 MO LIBOR - IO  5.3449697170  0.2500000000   0.0050000000  0.0000000000   1,174,578.84        357
  2     5/25 12 MO LIBOR - IO  5.3548833683  0.2500000000   0.0050000000  0.0000000000  86,837,165.83        358
  2     5/25 12 MO LIBOR - IO  5.4647595445  0.2500000000   0.0050000000  0.0000000000  71,837,151.46        359
  3       7/23 12 MO LIBOR     5.6050752040  0.2500000000   0.0050000000  0.0000000000   5,221,063.36        358
  3       7/23 12 MO LIBOR     5.7801730251  0.2500000000   0.0050000000  0.0000000000     732,756.74        359
  3     7/23 12 MO LIBOR - IO  5.0000000000  0.2500000000   0.0050000000  0.0000000000   1,036,000.00        357
  3     7/23 12 MO LIBOR - IO  5.4635346857  0.2500000000   0.0050000000  0.0000000000  15,523,064.24        358
  3     7/23 12 MO LIBOR - IO  5.5311789730  0.2500000000   0.0050000000  0.0000000000   9,225,364.00        359
  4       10/20 12 MO LIBOR    5.7500000000  0.2500000000   0.0050000000  0.0000000000   1,109,173.48        358
  4       10/20 12 MO LIBOR    5.8750000000  0.2500000000   0.0050000000  0.0000000000   1,098,878.50        359
  4    10/20 12 MO LIBOR - IO  5.5677578906  0.2500000000   0.0050000000  0.0000000000  54,905,131.70        358
  4    10/20 12 MO LIBOR - IO  5.6266737541  0.2500000000   0.0050000000  0.0000000000  31,520,142.48        359
  5       7/23 12 MO LIBOR     5.8447081442  0.2500000000   0.0050000000  0.0000000000   1,391,690.65        359
  5       7/23 12 MO LIBOR     6.0000000000  0.2500000000   0.0050000000  0.0000000000     206,400.00        360
  5     7/23 12 MO LIBOR - IO  5.3432835821  0.2500000000   0.0050000000  0.0000000000   1,340,000.00        358
  5     7/23 12 MO LIBOR - IO  5.7414374648  0.2500000000   0.0050000000  0.0000000000   5,702,216.84        359
  5     7/23 12 MO LIBOR - IO  5.5746970088  0.2500000000   0.0050000000  0.0000000000   6,822,805.00        360
  6       10/20 12 MO LIBOR    5.5000000000  0.2500000000   0.0050000000  0.0000000000     870,046.63        359
  6    10/20 12 MO LIBOR - IO  5.6893099199  0.2500000000   0.0050000000  0.0000000000   1,623,000.00        358
  6    10/20 12 MO LIBOR - IO  5.7432138517  0.2500000000   0.0050000000  0.0000000000  28,990,804.94        359
  6    10/20 12 MO LIBOR - IO  5.8441532994  0.2500000000   0.0050000000  0.0000000000  23,380,195.00        360
  7        5/25 6MO LIBOR      5.7500000000  0.3750000000   0.0050000000  0.0000000000     374,411.14        354
  7        5/25 6MO LIBOR      6.7168600230  0.3750000000   0.0050000000  0.0000000000     505,769.06        356
  7        5/25 6MO LIBOR      6.0500489960  0.3750000000   0.0050000000  0.0000000000   1,508,637.23        357
  7        5/25 6MO LIBOR      6.0138690938  0.3750000000   0.0050000000  0.0095908611   7,800,838.37        358
  7        5/25 6MO LIBOR      6.2495355744  0.3750000000   0.0050000000  0.0000000000   4,712,953.13        359
  7        5/25 6MO LIBOR      6.6250000000  0.3750000000   0.0050000000  0.0000000000     414,892.84        357
  7        5/25 6MO LIBOR      6.1857981071  0.3750000000   0.0050000000  0.0000000000     598,616.54        357
  7        5/25 6MO LIBOR      6.0028476108  0.3750000000   0.0050000000  0.0000000000     548,498.42        358
  7        5/25 6MO LIBOR      5.8750000000  0.3750000000   0.0050000000  0.0000000000     230,165.10        359
  7      5/25 6MO LIBOR - IO   5.8750000000  0.3750000000   0.0050000000  0.0000000000     900,000.00        348
  7      5/25 6MO LIBOR - IO   6.8750000000  0.3750000000   0.0050000000  0.0000000000     261,000.00        355
  7      5/25 6MO LIBOR - IO   6.1745888013  0.3750000000   0.0050000000  0.0000000000   3,086,305.70        356
  7      5/25 6MO LIBOR - IO   5.9941656444  0.3750000000   0.0050000000  0.0000000000  14,376,940.99        357
  7      5/25 6MO LIBOR - IO   6.0809557975  0.3750000000   0.0050000000  0.0237660415  40,163,137.81        358
  7      5/25 6MO LIBOR - IO   6.0761986374  0.3750000000   0.0050000000  0.0000000000  19,883,905.27        359
  7      5/25 6MO LIBOR - IO   6.0000000000  0.3750000000   0.0050000000  0.0000000000     237,600.00        358

       ORIGINAL                           CUT-OFF
        TERM TO                            DATE       INDEX      PAYMENT                     INITIAL
        STATED     LOAN        GROSS      MONTHS   ADJUSTMENT  ADJUSTMENT       RATE        PERIODIC
       MATURITY     AGE       MARGIN      TO ROLL   FREQUENCY   FREQUENCY     CEILLING      RATE CAP
GROUP  (MONTHS)  (MONTHS)       (%)      (MONTHS)   (MONTHS)    (MONTHS)         (%)           (%)
-----  --------  --------  ------------  --------  ----------  ----------  -------------  ------------

  1       360        2     2.2500000000      34         12         12      11.9122891616  2.0000000000
  1       360        1     2.2500000000      35         12         12      11.7731400211  2.0000000000
  1       360        3     2.2500000000      33         12         12      10.9826869806  2.0000000000
  1       360        2     2.2500000000      34         12         12      11.4513940543  2.0000000000
  1       360        1     2.2500000000      35         12         12      11.5468182737  2.0000000000
  2       360        4     2.2500000000      56         12         12      11.0302806361  5.0000000000
  2       360        3     2.2500000000      57         12         12      10.4120931125  5.0000000000
  2       360        2     2.2500000000      58         12         12      10.5550158026  5.0000000000
  2       360        1     2.2500000000      59         12         12      10.8587041778  5.0000000000
  2       360        4     2.2500000000      56         12         12      10.3972025472  5.0000000000
  2       360        3     2.2500000000      57         12         12      10.3449697170  5.0000000000
  2       360        2     2.2500000000      58         12         12      10.3548833683  5.0000000000
  2       360        1     2.2500000000      59         12         12      10.4647595445  5.0000000000
  3       360        2     2.2500000000      82         12         12      10.6050752040  5.0000000000
  3       360        1     2.2500000000      83         12         12      10.7801730251  5.0000000000
  3       360        3     2.2500000000      81         12         12      10.0000000000  5.0000000000
  3       360        2     2.2500000000      82         12         12      10.4635346857  5.0000000000
  3       360        1     2.2500000000      83         12         12      10.5311789730  5.0000000000
  4       360        2     2.2500000000     118         12         12      10.7500000000  5.0000000000
  4       360        1     2.2500000000     119         12         12      10.8750000000  5.0000000000
  4       360        2     2.2500000000     118         12         12      10.5677578906  5.0000000000
  4       360        1     2.2500000000     119         12         12      10.6266737541  5.0000000000
  5       360        1     2.2500000000      83         12         12      10.8447081442  5.0000000000
  5       360        0     2.2500000000      84         12         12      11.0000000000  5.0000000000
  5       360        2     2.2500000000      82         12         12      10.3432835821  5.0000000000
  5       360        1     2.2500000000      83         12         12      10.7414374648  5.0000000000
  5       360        0     2.2500000000      84         12         12      10.5746970088  5.0000000000
  6       360        1     2.2500000000     119         12         12      10.5000000000  5.0000000000
  6       360        2     2.2500000000     118         12         12      10.6893099199  5.0000000000
  6       360        1     2.2500000000     119         12         12      10.7432138517  5.0000000000
  6       360        0     2.2500000000     120         12         12      10.8441532994  5.0000000000
  7       360        6     3.3750000000      54          6          6      10.7500000000  5.0000000000
  7       360        4     3.0772627037      56          6          6      12.1264253689  5.4095653459
  7       360        3     2.2500000000      57          6          6      11.7486571764  5.6986081803
  7       360        2     2.5732778093      58          6          6      11.9375623673  5.9236932735
  7       360        1     2.3670280071      59          6          6      12.2495355744  5.9431856115
  7       360        3     4.1250000000      57          6          6      11.6250000000  5.0000000000
  7       360        3     2.2500000000      57          6          6      11.1857981071  5.0000000000
  7       360        2     3.0880793513      58          6          6      12.0028476108  6.0000000000
  7       360        1     2.2500000000      59          6          6      11.8750000000  6.0000000000
  7       360       12     2.2500000000      48          6          6      11.8750000000  6.0000000000
  7       360        5     2.2500000000      55          6          6      12.8750000000  6.0000000000
  7       360        4     2.2500000000      56          6          6      11.9146418848  5.7400530835
  7       360        3     2.3374603645      57          6          6      11.6366201830  5.5311652176
  7       360        2     2.4026367436      58          6          6      11.8794472391  5.7984914416
  7       360        1     2.3791528229      59          6          6      11.9390148220  5.8688480731
  7       360        2     2.2500000000      58          6          6      12.0000000000  6.0000000000

                                             PREPAY    INTEREST
         PERIODIC        RATE                PENALTY     ONLY
         RATE CAP        FLOOR     PREPAY  PERCENTAGE    TERM
GROUP       (%)           (%)       TERM       (%)     (MONTHS)
-----  ------------  ------------  ------  ----------  --------

  1    2.0000000000  2.2500000000     0          0          0
  1    2.0000000000  2.2500000000     0          0          0
  1    2.0000000000  2.2500000000     0          0         36
  1    2.0000000000  2.2500000000     0          0         36
  1    2.0000000000  2.2500000000     0          0         36
  2    2.0000000000  2.2500000000     0          0          0
  2    2.0000000000  2.2500000000     0          0          0
  2    2.0000000000  2.2500000000     0          0          0
  2    2.0000000000  2.2500000000     0          0          0
  2    2.0000000000  2.2500000000     0          0         60
  2    2.0000000000  2.2500000000     0          0         60
  2    2.0000000000  2.2500000000     0          0         60
  2    2.0000000000  2.2500000000     0          0         60
  3    2.0000000000  2.2500000000     0          0          0
  3    2.0000000000  2.2500000000     0          0          0
  3    2.0000000000  2.2500000000     0          0         84
  3    2.0000000000  2.2500000000     0          0         84
  3    2.0000000000  2.2500000000     0          0         84
  4    2.0000000000  2.2500000000     0          0          0
  4    2.0000000000  2.2500000000     0          0          0
  4    2.0000000000  2.2500000000     0          0        120
  4    2.0000000000  2.2500000000     0          0        120
  5    2.0000000000  2.2500000000     0          0          0
  5    2.0000000000  2.2500000000     0          0          0
  5    2.0000000000  2.2500000000     0          0         84
  5    2.0000000000  2.2500000000     0          0         84
  5    2.0000000000  2.2500000000     0          0         84
  6    2.0000000000  2.2500000000     0          0          0
  6    2.0000000000  2.2500000000     0          0        120
  6    2.0000000000  2.2500000000     0          0        120
  6    2.0000000000  2.2500000000     0          0        120
  7    1.0000000000  3.3750000000     0          0          0
  7    1.4095653459  3.0772627037     0          0          0
  7    1.6986081803  2.2500000000     0          0          0
  7    1.9236932735  2.5732778093     0          0          0
  7    1.9431856115  2.3670280071     0          0          0
  7    1.0000000000  4.1250000000    12        100          0
  7    1.0000000000  2.2500000000    36        100          0
  7    2.0000000000  3.0880793513    36        100          0
  7    2.0000000000  2.2500000000    60        100          0
  7    2.0000000000  2.2500000000     0          0        120
  7    2.0000000000  2.2500000000     0          0        120
  7    1.7400530835  2.2500000000     0          0        120
  7    1.6424545386  2.3374603645     0          0        120
  7    1.8033317009  2.4026367436     0          0        120
  7    1.8628161846  2.4379500628     0          0        120
  7    2.0000000000  2.2500000000     6        100        120

                                  CURRENT                                                               CUT-OFF DATE
                                 MORTGAGE                                                CUT-OFF DATE     REMAINING
                                 INTEREST      SERVICING      MASTER                       PRINCIPAL   TERM TO STATED
               PRODUCT             RATE           FEE      SERVICING FEE       PMI          BALANCE       MATURITY
GROUP           TYPE                (%)           (%)           (%)            FEE            ($)         (MONTHS)
-----  ----------------------  ------------  ------------  -------------  ------------  -------------  --------------

  7      5/25 6MO LIBOR - IO   7.5000000000  0.3750000000  0.0050000000   0.0000000000     214,448.00        355
  7      5/25 6MO LIBOR - IO   6.3750000000  0.3750000000  0.0050000000   0.0000000000     169,000.00        357
  7      5/25 6MO LIBOR - IO   6.0322632320  0.3750000000  0.0050000000   0.0000000000   2,442,370.00        358
  7      5/25 6MO LIBOR - IO   6.1795263712  0.3750000000  0.0050000000   0.0000000000   6,279,676.42        359
  7      5/25 6MO LIBOR - IO   6.7500000000  0.3750000000  0.0050000000   0.5300000000     315,000.00        354
  7      5/25 6MO LIBOR - IO   7.2500000000  0.3750000000  0.0050000000   0.7000000000     460,000.00        355
  7      5/25 6MO LIBOR - IO   6.0303573620  0.3750000000  0.0050000000   0.0000000000   1,954,873.58        356
  7      5/25 6MO LIBOR - IO   5.9280082617  0.3750000000  0.0050000000   0.0000000000   5,814,625.87        357
  7      5/25 6MO LIBOR - IO   6.1409079615  0.3750000000  0.0050000000   0.0000000000  26,509,403.16        358
  7      5/25 6MO LIBOR - IO   6.2731545862  0.3750000000  0.0050000000   0.0000000000  13,301,904.60        359
  7      5/25 6MO LIBOR - IO   6.1125307341  0.3750000000  0.0050000000   0.0000000000   1,138,800.00        358
  7      5/25 6MO LIBOR - IO   6.2880507694  0.3750000000  0.0050000000   0.0000000000   1,900,750.00        359
  8       10/20 12 MO LIBOR    5.7614969873  0.2500000000  0.0050000000   0.0000000000   1,437,985.09        358
  8       10/20 12 MO LIBOR    5.6787934343  0.2500000000  0.0050000000   0.0000000000   3,832,387.03        359
  8       10/20 12 MO LIBOR    6.1250000000  0.2500000000  0.0050000000   0.0000000000     431,357.72        358
  8       10/20 12 MO LIBOR    5.7407663862  0.2500000000  0.0050000000   0.0000000000   4,069,458.55        359
  8       10/20 12 MO LIBOR    5.6814142683  0.2500000000  0.0050000000   0.0000000000   1,485,426.16        359
  8    10/20 12 MO LIBOR - IO  5.6186704599  0.2500000000  0.0050000000   0.0000000000     758,434.45        357
  8    10/20 12 MO LIBOR - IO  5.7885554058  0.2500000000  0.0050000000   0.0000000000   7,477,549.71        358
  8    10/20 12 MO LIBOR - IO  5.8597735712  0.2500000000  0.0050000000   0.0000000000  49,736,241.41        359
  8    10/20 12 MO LIBOR - IO  5.8750000000  0.2500000000  0.0050000000   0.0000000000     700,000.00        358
  8    10/20 12 MO LIBOR - IO  5.8488398057  0.2500000000  0.0050000000   0.0000000000  23,448,526.03        359
  8    10/20 12 MO LIBOR - IO  6.0624085241  0.2500000000  0.0050000000   0.0000000000   3,416,200.00        359
  8    10/20 12 MO LIBOR - IO  5.5805256982  0.2500000000  0.0050000000   0.0000000000   2,939,900.00        359
  9       10/20 12 MO LIBOR    5.6250000000  0.2500000000  0.0050000000   0.0000000000   1,848,375.75        357
  9       10/20 12 MO LIBOR    6.7500000000  0.2500000000  0.0050000000   0.0000000000   1,197,927.83        358
  9       10/20 12 MO LIBOR    6.2500000000  0.2500000000  0.0050000000   0.0000000000   1,361,207.21        359
  9       10/20 12 MO LIBOR    6.0000000000  0.2500000000  0.0050000000   0.0000000000   1,198,805.39        359
  9       10/20 12 MO LIBOR    6.4245987706  0.2500000000  0.0050000000   0.0000000000   1,384,870.01        359
  9    10/20 12 MO LIBOR - IO  5.7500000000  0.2500000000  0.0050000000   0.0000000000     552,000.00        356
  9    10/20 12 MO LIBOR - IO  6.3905995290  0.2500000000  0.0050000000   0.0000000000   7,773,687.28        358
  9    10/20 12 MO LIBOR - IO  6.3452276264  0.2500000000  0.0050000000   0.0055203707  52,762,760.94        359
  9    10/20 12 MO LIBOR - IO  6.3076478743  0.2500000000  0.0050000000   0.0000000000     865,600.00        358
  9    10/20 12 MO LIBOR - IO  6.1444784637  0.2500000000  0.0050000000   0.0000000000  20,993,487.00        359
  9    10/20 12 MO LIBOR - IO  5.8750000000  0.2500000000  0.0050000000   0.0000000000     450,000.00        357
  9    10/20 12 MO LIBOR - IO  6.2456713416  0.2500000000  0.0050000000   0.0000000000   5,083,850.00        359
  9    10/20 12 MO LIBOR - IO  6.1648039181  0.2500000000  0.0050000000   0.0000000000   3,687,159.00        359

       ORIGINAL                           CUT-OFF
        TERM TO                            DATE       INDEX      PAYMENT                     INITIAL
        STATED     LOAN        GROSS      MONTHS   ADJUSTMENT  ADJUSTMENT       RATE        PERIODIC
       MATURITY     AGE       MARGIN      TO ROLL   FREQUENCY   FREQUENCY     CEILLING      RATE CAP
GROUP  (MONTHS)  (MONTHS)       (%)      (MONTHS)   (MONTHS)    (MONTHS)         (%)           (%)
-----  --------  --------  ------------  --------  ----------  ----------  -------------  ------------

  7       360       5      3.5000000000      55          6          6      13.5000000000  6.0000000000
  7       360       3      2.2500000000      57          6          6      12.3750000000  6.0000000000
  7       360       2      2.3051718208      58          6          6      11.9219195904  5.8896563584
  7       360       1      2.2764543886      59          6          6      12.1795263712  5.9365094675
  7       360       6      3.5000000000      54          6          6      12.7500000000  6.0000000000
  7       360       5      3.5000000000      55          6          6      13.2500000000  6.0000000000
  7       360       4      2.8087950040      56          6          6      11.8523407355  5.8219833735
  7       360       3      2.4657791452      57          6          6      11.5689265535  5.6409182918
  7       360       2      2.5585561017      58          6          6      11.8443931958  5.6768866218
  7       360       1      2.7319011786      59          6          6      12.0911355391  5.8179809529
  7       360       2      2.5513698630      58          6          6      12.1125307341  6.0000000000
  7       360       1      2.2500000000      59          6          6      12.1687820597  5.8807312903
  8       360       2      2.2500000000     118         12         12      10.7614969873  5.0000000000
  8       360       1      2.2500000000     119         12         12      10.6787934343  5.0000000000
  8       360       2      2.2500000000     118         12         12      11.1250000000  5.0000000000
  8       360       1      2.2500000000     119         12         12      10.7407663862  5.0000000000
  8       360       1      2.2500000000     119         12         12      10.6814142683  5.0000000000
  8       360       3      2.2500000000     117         12         12      10.6186704599  5.0000000000
  8       360       2      2.2500000000     118         12         12      10.7885554058  5.0000000000
  8       360       1      2.2500000000     119         12         12      10.8597735712  5.0000000000
  8       360       2      2.2500000000     118         12         12      10.8750000000  5.0000000000
  8       360       1      2.2500000000     119         12         12      10.8488398057  5.0000000000
  8       360       1      2.2500000000     119         12         12      11.0624085241  5.0000000000
  8       360       1      2.2500000000     119         12         12      10.5805256982  5.0000000000
  9       360       3      2.2500000000     117         12         12      10.6250000000  5.0000000000
  9       360       2      2.2500000000     118         12         12      11.7500000000  5.0000000000
  9       360       1      2.2500000000     119         12         12      11.2500000000  5.0000000000
  9       360       1      2.2500000000     119         12         12      11.0000000000  5.0000000000
  9       360       1      2.2500000000     119         12         12      11.4245987706  5.0000000000
  9       360       4      2.2500000000     116         12         12      10.7500000000  5.0000000000
  9       360       2      2.2500000000     118         12         12      11.3905995290  5.0000000000
  9       360       1      2.2575621517     119         12         12      11.3452276264  5.0000000000
  9       360       2      2.2500000000     118         12         12      11.3076478743  5.0000000000
  9       360       1      2.2500000000     119         12         12      11.1444784637  5.0000000000
  9       360       3      2.2500000000     117         12         12      10.8750000000  5.0000000000
  9       360       1      2.2500000000     119         12         12      11.2456713416  5.0000000000
  9       360       1      2.2500000000     119         12         12      11.1648039181  5.0000000000

                                             PREPAY    INTEREST
         PERIODIC        RATE                PENALTY     ONLY
         RATE CAP        FLOOR     PREPAY  PERCENTAGE    TERM
GROUP       (%)           (%)       TERM       (%)     (MONTHS)
-----  ------------  ------------  ------  ----------  --------

  7    2.0000000000  3.5000000000    12         100       120
  7    2.0000000000  2.2500000000    12         100       120
  7    1.8896563584  2.3051718208    12         100       120
  7    1.9788364892  2.2764543886    12         100       120
  7    2.0000000000  3.5000000000    36         100        60
  7    2.0000000000  3.5000000000    36         100        60
  7    1.8219833735  2.8087950040    36         100       120
  7    1.7056653638  2.4657791452    36         100       120
  7    1.7221535783  2.5585561017    36         100       120
  7    1.8179809529  2.7319011786    36         100       120
  7    2.0000000000  2.5513698630    60         100       120
  7    1.8807312903  2.2500000000    60         100       120
  8    2.0000000000  2.2500000000     0           0         0
  8    2.0000000000  2.2500000000     0           0         0
  8    2.0000000000  2.2500000000    12         100         0
  8    2.0000000000  2.2500000000    12         100         0
  8    2.0000000000  2.2500000000    60         100         0
  8    2.0000000000  2.2500000000     0           0       120
  8    2.0000000000  2.2500000000     0           0       120
  8    2.0000000000  2.2500000000     0           0       120
  8    2.0000000000  2.2500000000    12         100       120
  8    2.0000000000  2.2500000000    12         100       120
  8    2.0000000000  2.2500000000    36         100       120
  8    2.0000000000  2.2500000000    60         100       120
  9    2.0000000000  2.2500000000     0           0         0
  9    2.0000000000  2.2500000000     0           0         0
  9    2.0000000000  2.2500000000     0           0         0
  9    2.0000000000  2.2500000000    12         100         0
  9    2.0000000000  2.2500000000    36         100         0
  9    2.0000000000  2.2500000000     0           0       120
  9    2.0000000000  2.2500000000     0           0       120
  9    2.0000000000  2.2575621517     0           0       120
  9    2.0000000000  2.2500000000    12         100       120
  9    2.0000000000  2.2500000000    12         100       120
  9    2.0000000000  2.2500000000    36         100       120
  9    2.0000000000  2.2500000000    36         100       120
  9    2.0000000000  2.2500000000    60         100       120

                                   APPENDIX D:

                 SENSITIVITY AND AGGREGATE REALIZED LOSS TABLES

             SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS
              CB-2 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                    LOSS                     PERCENTAGE OF CPR
                                  SEVERITY    ----------------------------------------------
PERCENTAGE OF SDA                PERCENTAGE    10%    15%    20%    25%    30%    40%    50%
------------------------------   ----------   ----   ----   ----   ----   ----   ----   ----

0%............................        0%      6.18%  6.12%  6.10%  6.10%  6.11%  6.18%  6.30%
50%...........................       25%      6.19   6.12   6.10   6.09   6.11   6.18   6.29
50%...........................       50%      6.19   6.12   6.09   6.09   6.11   6.18   6.29
75%...........................       25%      6.19   6.12   6.09   6.09   6.11   6.18   6.29
75%...........................       50%      6.20   6.13   6.09   6.09   6.10   6.18   6.29
100%..........................       25%      6.19   6.12   6.09   6.09   6.11   6.18   6.29
100%..........................       50%      6.20   6.13   6.09   6.09   6.11   6.18   6.29
150%..........................       25%      6.20   6.12   6.09   6.09   6.11   6.18   6.29
150%..........................       50%      2.72   6.17   6.09   6.09   6.10   6.18   6.29

             SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS
              CB-3 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                    LOSS                       PERCENTAGE OF CPR
                                  SEVERITY    ---------------------------------------------------
PERCENTAGE OF SDA                PERCENTAGE     10%      15%     20%    25%    30%    40%    50%
------------------------------   ----------   -------  -------  ----   ----   ----   ----   ----

0%............................        0%        6.51%    6.53%  6.61%  6.69%  6.78%  7.02%  7.34%
50%...........................       25%        6.51     6.53   6.60   6.69   6.79   7.02   7.31
50%...........................       50%        6.51     6.52   6.59   6.69   6.79   7.02   7.31
75%...........................       25%        6.51     6.53   6.60   6.69   6.79   7.03   7.31
75%...........................       50%        6.51     6.52   6.58   6.69   6.78   7.03   7.31
100%..........................       25%        6.51     6.53   6.59   6.69   6.79   7.03   7.31
100%..........................       50%        2.81     6.51   6.58   6.68   6.79   7.03   7.31
150%..........................       25%        6.51     6.52   6.59   6.69   6.79   7.03   7.32
150%..........................       50%      (36.36)  (10.53)  2.16   6.04   6.78   7.03   7.32

          The following table sets forth the amount of Realized Losses that would be incurred with respect to the CB Crossed Loan Group Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the
CB Crossed Loan Group Mortgage Loans as of the Cut-off Date.

              AGGREGATE REALIZED LOSSES FOR CB CROSSED LOAN GROUPS

                                    LOSS                     PERCENTAGE OF CPR
                                  SEVERITY    ----------------------------------------------
PERCENTAGE OF SDA                PERCENTAGE    10%    15%    20%    25%    30%    40%    50%
------------------------------   ----------   ----   ----   ----   ----   ----   ----   ----

50%...........................       25%      0.31%  0.25%  0.20%  0.16%  0.13%  0.09%  0.06%
50%...........................       50%      0.62   0.50   0.40   0.32   0.26   0.17   0.11
75%...........................       25%      0.46   0.37   0.30   0.24   0.20   0.13   0.09
75%...........................       50%      0.93   0.74   0.60   0.48   0.39   0.26   0.17
100%..........................       25%      0.62   0.49   0.40   0.32   0.26   0.17   0.11
100%..........................       50%      1.23   0.98   0.79   0.64   0.52   0.34   0.23
150%..........................       25%      0.92   0.73   0.59   0.48   0.39   0.26   0.17
150%..........................       50%      1.83   1.47   1.18   0.96   0.78   0.51   0.34

                                       D-1

             SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS
              DB-2 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                    LOSS                     PERCENTAGE OF CPR
                                  SEVERITY    ----------------------------------------------
PERCENTAGE OF SDA                PERCENTAGE    10%    15%    20%    25%    30%    40%    50%
------------------------------   ----------   ----   ----   ----   ----   ----   ----   ----

0%............................        0%      6.32%  6.30%  6.31%  6.33%  6.36%  6.45%  6.55%
50%...........................       25%      6.32   6.30   6.31   6.33   6.36   6.45   6.55
50%...........................       50%      6.32   6.30   6.31   6.33   6.36   6.45   6.55
75%...........................       25%      6.32   6.30   6.31   6.33   6.36   6.45   6.55
75%...........................       50%      6.32   6.30   6.31   6.33   6.36   6.45   6.55
100%..........................       25%      6.32   6.30   6.31   6.33   6.37   6.45   6.55
100%..........................       50%      6.32   6.30   6.30   6.33   6.36   6.45   6.55
150%..........................       25%      6.32   6.30   6.31   6.33   6.37   6.45   6.55
150%..........................       50%      6.33   6.30   6.30   6.33   6.36   6.45   6.55

             SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS
              DB-3 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                    LOSS                         PERCENTAGE OF CPR
                                  SEVERITY     -----------------------------------------------
PERCENTAGE OF SDA                PERCENTAGE     10%     15%    20%    25%    30%    40%    50%
------------------------------   ----------   -----    ----   ----   ----   ----   ----   ----

0%............................        0%       6.67%   6.75%  6.87%  6.99%  7.10%  7.37%  7.67%
50%...........................       25%       6.67    6.75   6.87   6.99   7.11   7.37   7.67
50%...........................       50%       6.67    6.74   6.86   6.99   7.11   7.37   7.67
75%...........................       25%       6.67    6.75   6.87   6.99   7.11   7.37   7.67
75%...........................       50%       6.66    6.73   6.85   6.98   7.11   7.37   7.67
100%..........................       25%       6.67    6.74   6.86   6.99   7.11   7.37   7.67
100%..........................       50%       6.65    6.73   6.84   6.99   7.10   7.37   7.67
150%..........................       25%       6.67    6.74   6.86   6.99   7.11   7.38   7.67
150%..........................       50%      (6.33)   4.15   6.83   6.98   7.11   7.38   7.67

          The following table sets forth the amount of Realized Losses that would be incurred with respect to the DB Crossed Loan Group Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the
DB Crossed Loan Group Mortgage Loans as of the Cut-off Date.

              AGGREGATE REALIZED LOSSES FOR DB CROSSED LOAN GROUPS

                                    LOSS                     PERCENTAGE OF CPR
                                  SEVERITY    ----------------------------------------------
PERCENTAGE OF SDA                PERCENTAGE    10%    15%    20%    25%    30%    40%    50%
------------------------------   ----------   ----   ----   ----   ----   ----   ----   ----

50%...........................       25%      0.31%  0.25%  0.20%  0.16%  0.13%  0.09%  0.06%
50%...........................       50%      0.63   0.50   0.40   0.32   0.26   0.17   0.12
75%...........................       25%      0.47   0.37   0.30   0.24   0.20   0.13   0.09
75%...........................       50%      0.94   0.75   0.60   0.49   0.39   0.26   0.17
100%..........................       25%      0.62   0.50   0.40   0.32   0.26   0.17   0.11
100%..........................       50%      1.25   0.99   0.80   0.65   0.52   0.35   0.23
150%..........................       25%      0.93   0.74   0.60   0.48   0.39   0.26   0.17
150%..........................       50%      1.85   1.48   1.19   0.96   0.78   0.52   0.34

                                       D-2

                                  APPENDIX E:

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the Offered Certificates
(other than the Class 1-A-R Certificate) will be offered globally (the "GLOBAL
SECURITIES") and will be available only in book-entry form. Investors in the
Global Securities may hold such Global Securities through any of DTC,
Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and
DTC Participants holding Certificates will be effected on a
delivery-against-payment basis through the respective Depositaries of
Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                      E-1

          Trading between DTC seller and Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear
Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

                                      E-2

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC
          Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their
          Clearstream or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the
          Clearstream Participant or Euroclear Participant.

          Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code (a "NON-U.S. HOLDER")
holding a Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's Global Securities, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S.
WITHHOLDING AGENT") establishing an exemption from withholding. A Non-U.S.
Holder may be subject to withholding unless each U.S. Withholding Agent receives:

          1. from a Non-U.S. Holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          2. from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Global Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
W-8ECI (or any successor form);

          3. from a Non-U.S. Holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4. from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of Global Securities):

               (1) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations
          (a "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form)--

                    (a)  stating the name, permanent residence address and
                         employer identification number of the Qualified
                         Intermediary and the country under the laws of which
                         the Qualified Intermediary is created, incorporated or
                         governed,

                    (b)  certifying that the Qualified Intermediary has
                         provided, or will provide, a withholding statement as
                         required under Section 1.1441-1(e)(5)(v) of the U.S.
                         Treasury Regulations,

                    (c)  certifying that, with respect to accounts it identifies on its withholding statement, the qualified
                         intermediary is not acting for its own account but is
                         acting as a qualified intermediary, and

                                      E-3

                    (d)  providing any other information, certifications, or
                         statements that may be required by the IRS Form W-8IMY
                         or accompanying instructions in addition to, or in lieu
                         of, the information and certifications described in
                         Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury Regulations; or

               (2) if the intermediary is not a qualified intermediary (a
          "NONQUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form)--

                    (a)  stating the name and permanent residence address of the
                         Nonqualified Intermediary and the country under the
                         laws of which the Nonqualified Intermediary is created,
                         incorporated or governed,

                    (b)  certifying that the Nonqualified Intermediary is not
                         acting for its own account,

                    (c)  certifying that the Nonqualified Intermediary has
                         provided, or will provide, a withholding statement that
                         is associated with the appropriate IRS Forms W-8 and
                         W-9 required to substantiate exemptions from
                         withholding on behalf of such Nonqualified
                         Intermediary's beneficial owners, and

                    (d)  providing any other information, certifications or
                         statements that may be required by the IRS Form W-8IMY
                         or accompanying instructions in addition to, or in lieu
                         of, the information, certifications, and statements
                         described in Section 1.1441-1(e)(3)(iii) or (iv) of the
                         U.S. Treasury Regulations; or

          5. from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Global Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. Persons, holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

                    (a)  provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if
                         the holder is a Non-U.S. Holder;

                    (b)  provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

                    (c)  can be treated as a "exempt recipient" within the
                         meaning of Section 1.6049-4(c)(1)(ii) of the U.S.
                         Treasury Regulations (e.g., a corporation or a
                         financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of
Global Securities.

                                      E-4

PROSPECTUS

                       BANC OF AMERICA FUNDING CORPORATION
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                  (ISSUABLE IN SERIES BY SEPARATE TRUST FUNDS)

                                   ----------

--------------------------------------------------------------------------------
CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

Neither the certificates of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality. The certificates of each series will represent interests in the related trust fund only and will not be obligations of the depositor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. Please read both documents carefully to understand the risks associated with these investments.
--------------------------------------------------------------------------------

EACH TRUST FUND --

o    will issue a series of mortgage pass-through certificates that will consist of one or more classes of certificates; and

o    will own either:

     o    one or more pools of fixed or adjustable interest rate, conventional mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; or

     o    mortgage-backed certificates that represent an interest in or are secured by a pool of mortgage loans.

o    may own other assets described in this prospectus and the accompanying prospectus supplement.

EACH POOL OF MORTGAGE LOANS --

o    will be sold to the related trust fund by the depositor, who will have in turn purchased them from one or more affiliated or unaffiliated sellers;

o    will be underwritten to the standards described in this prospectus and the accompanying prospectus supplement; and

o    will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

EACH SERIES OF CERTIFICATES --

o    will represent interests in the related trust fund;

o    may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

o    may be entitled to one or more of the other types of credit support described in this prospectus; and

o    will be paid only from the assets of the related trust fund.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                                OCTOBER 26, 2005

                                TABLE OF CONTENTS
                                   PROSPECTUS

                                                                            PAGE
                                                                            ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE

   Limited Liquidity for Certificates May Affect Your Ability to Resell

   Unpredictability of Prepayments on Assets May Adversely Affect
      Average Lives and Yields of Certificates...........................    12
   Bankruptcy of the Depositor or a Seller May Delay or Reduce
      Collections on Mortgage Loans......................................    13
   Owners of Book-Entry Certificates are Not Entitled to Exercise

   Increased Risk of Loss If Delinquent Mortgage Loans are Assets

   Certain Matters Regarding the Depositor, the Seller and

   Anti-Deficiency Legislation, the Bankruptcy Code and Other

                                        2

                                                                            PAGE
                                                                            ----

   Federal Income Tax Consequences for Certificates as to Which No

                                        3

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

          Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates including:

          o    the principal balances and/or interest rates of each class;

          o    the timing and priority of interest and principal payments;

          o    statistical and other information about the mortgage loans;

          o    information about credit enhancement for each class;

          o    the ratings for each class; and

          o    the method for selling the certificates.

          YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT FOR
THE TERMS OF YOUR SERIES OF CERTIFICATES.

          You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you.
The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

          Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

          You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index to Defined Terms" beginning on page 93 of this prospectus.

          The depositor's principal executive offices are located at 214 North
Tryon Street, Charlotte, North Carolina 28255 and the depositor's phone number is (704) 386-2400.

                                   ----------

                                        4

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                                SUMMARY OF TERMS

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT, BUT DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF
     CERTIFICATES, PLEASE READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
     PROSPECTUS SUPPLEMENT CAREFULLY.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND
     OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THE TERMS OF THE
     CERTIFICATES AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE
     CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE
     ACCOMPANYING PROSPECTUS SUPPLEMENT.

RELEVANT PARTIES

ISSUER

          Each series of mortgage pass-through certificates will be issued by a separate trust fund. Each series of certificates will be issued under a separate pooling and servicing agreement to be entered into with respect to the series.

DEPOSITOR

          Banc of America Funding Corporation will serve as the depositor for each trust fund under the related pooling and servicing agreement. The depositor is an indirect subsidiary of Bank of America Corporation.

SELLER

          The depositor will acquire the collateral that will serve as security for a series from one or more sellers. A seller may be an affiliate of the depositor and/or a servicer.

SERVICER(S)

          One or more entities named in the applicable prospectus supplement will service the mortgage loans held by a trust fund. A servicer may be an affiliate of the depositor and/or a seller.

MASTER SERVICER

          If there is more than one servicer for a trust fund, the related prospectus supplement may provide for a master servicer for that series of certificates. The master servicer will supervise the servicers. A master servicer may be an affiliate of the depositor, a servicer and/or a seller.

          For ease of understanding, this prospectus uses the term "MASTER
SERVICER" to describe rights and duties that may be handled by one or more servicers.

TRUSTEE

          A trustee for the trust fund for a series will be named in the applicable prospectus supplement.

TRUST FUND ASSETS

          Each Trust Fund will own the assets specified in the related prospectus supplement. These assets will consist of any combination of the following items:

          o    mortgage loans, or mortgage-backed securities or mortgage
               certificates that are secured by mortgage loans;

          o    any real estate acquired through foreclosure of a mortgage loan;

          o    any credit enhancement device;

          o    amounts on deposit in the collection account or the distribution account maintained for the trust fund; and

          o    any other assets described in the related prospectus supplement.

          If specified in the related prospectus supplement, the master servicer or another party may retain the right to receive specified payments to be made with respect to the mortgage loans or the mortgage certificates. Payments generated by these retained interests will not be available to make payments on any certificates.

          The related prospectus supplement will specify the cut-off date after which the trust fund is entitled to receive collections on the mortgage loans and/or mortgage certificates that it holds.

--------------------------------------------------------------------------------

                                        5

--------------------------------------------------------------------------------

MORTGAGE LOANS

          The mortgage loans in a trust fund:

          o    will be secured by first liens on fee simple or leasehold
               interests in one- to four family properties;

          o    may include cooperative apartment loans secured by shares issued by private, nonprofit cooperative housing corporations;

          o    may be secured by second homes or investor properties;

          o    may be conventional loans not insured or guaranteed by any governmental agency or may be loans insured by the Federal
               Housing Authority or partially guaranteed by the Veterans'
               Administration; and

          o    will be secured by real property located in one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          The payment terms on the mortgage loans may include one or more of the following types of provisions:

          o    interest may be paid at a fixed or an adjustable rate;

          o    payment of interest may be deferred and the deferred interest may be added to the outstanding principal balance of the loan;

          o    part of the interest may be paid by a party other than the borrower;

          o    monthly payments may consist of interest only;

          o    principal may be fully amortized over the life of the loan;

          o    principal may be amortized over a longer period than the life of the loan so that a substantial balloon payment is due at the maturity of the loan; and

          o    monthly payments of principal and/or interest may be fixed for the life of the loan or they may change periodically. The
               mortgage loans will be:

          o    acquired by the depositor from one or more sellers, either directly or indirectly through an affiliate of the depositor;

          o    originated by entities that may be affiliates of the depositor and/or a seller; and

          o    underwritten to the standards described in this prospectus and the applicable prospectus supplement.

          You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the Mortgage Loans and other property included in a Trust Fund.

MORTGAGE CERTIFICATES

          The mortgage certificates in a trust fund may include:

          o    Fannie Mae mortgage pass-through certificates;

          o    Freddie Mac mortgage pass-through certificates;

          o    Ginnie Mae mortgage pass-through certificates; or

          o    Private mortgage pass-through certificates or mortgage-backed debt securities.

          Each mortgage certificate will represent an interest in a pool of mortgage loans and/or payments of interest or principal on mortgage loans. The related prospectus supplement will describe the mortgage certificates for a series in detail including the underlying collateral and any credit enhancement for the mortgage certificates.

THE CERTIFICATES

          Each certificate of a series will represent an ownership interest in a trust fund or in specified monthly payments with respect to that trust fund. A series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to either:

          o    principal and interest payments in respect of the related
               mortgage loans;

          o    principal distributions, with no interest distributions;

          o    interest distributions, with no principal distributions; or

          o    other distributions as are described in the applicable prospectus supplement.

--------------------------------------------------------------------------------

                                        6

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INTEREST DISTRIBUTIONS

          With respect to each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates, after netting out servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

          Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding certificate balance or notional amount.

PRINCIPAL DISTRIBUTIONS

          With respect to a series of certificates, principal payments, including prepayments, on the related mortgage loans will be passed through to holders of the certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

DISTRIBUTION DATES

          Distributions on the certificates will be made on the dates specified in the related prospectus supplement.

          Distributions on certificates may be made monthly, quarterly or semi-annually, as specified in the prospectus supplement.

RECORD DATES

          Distributions will be made on each distribution date to
certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs or on another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

SUBORDINATION

          A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

          Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

          o    the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on the distribution date;

          o    the right of holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates;

          o    the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans;
               and/or

          o    any other method specified in the related prospectus supplement.

          However, subordination does not provide full assurance that there will be no losses on the senior certificates.

OTHER TYPES OF CREDIT ENHANCEMENT

          If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

o    special hazard insurance policy

o    FHA insurance or a VA guarantee

o    mortgage pool insurance policy

o    reserve fund

o    letter of credit

o    over-collateralization

o    bankruptcy bond

o    limited guarantee

o    financial guaranty insurance policy

o    surety bond

o    cross-support

--------------------------------------------------------------------------------

                                        7

--------------------------------------------------------------------------------

          Any credit support will be described in the applicable prospectus supplement.

ADVANCES OF DELINQUENT PAYMENTS

          If specified in the related prospectus supplement, the master servicer will be obligated to advance amounts corresponding to delinquent principal and interest payments on the mortgage loans until the first day of the month following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loan is otherwise liquidated, or until any other time as specified in the related prospectus supplement.

          If specified in the related prospectus supplements, the trustee or another entity will be required to make advances if the master servicer fails to do so. Any obligation to make advances may be subject to limitations described in the related prospectus supplement. Advances will be reimbursable to the extent described in this prospectus and in the related prospectus supplement.

FORMS OF CERTIFICATES

          The certificates will be issued either:

          o    in book-entry form through the facilities of The Depository Trust
               Company; or

          o    in definitive, fully-registered, certificated form.

          If you own certificates in book-entry form, you will not receive a physical certificate representing your ownership interest in your certificates, except under extraordinary circumstances. Instead, The Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your certificates. Your rights with respect to book-entry certificates generally may be exercised only through The Depository Trust Company and its participating organizations.

OPTIONAL TERMINATION

          If specified in the prospectus supplement with respect to a series, to effect an early termination of the related trust fund, all, or a part, of the mortgage loans in that trust fund and any property acquired with respect to the mortgage loans, may be purchased by the master servicer, the depositor or another person identified in the related prospectus supplement or auctioned by the trustee, if so specified in the related prospectus supplement. Any purchase must be made at the time, in the manner and at the price specified in the prospectus supplement.

          Exercise of the right of purchase will result in the early retirement of the certificates of that series.

TAX STATUS

          The treatment of the certificates for federal income tax purposes will depend on:

          o    whether a REMIC election is made with respect to a series of certificates;

          o    if a REMIC election is made, whether the certificates are regular interests or residual interests; and

          o    whether the certificates are interests in a trust fund treated as a grantor trust

BENEFIT PLAN CONSIDERATIONS

          If you are a fiduciary or other person acting on behalf of any employee benefit plan or other retirement plan or arrangement subject to the
Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should carefully review with your legal counsel whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under these laws.

LEGAL INVESTMENT

          Certain classes of certificates that are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating agency may constitute "mortgage related securities" under the Secondary
Mortgage Market Enhancement Act of 1984, as amended, for so long as those classes sustain that rating. Any classes of certificates that constitute
"mortgage related securities" under this act will be specified in your prospectus supplement.

RATING

          Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each class offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

          o    A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

--------------------------------------------------------------------------------

                                        8

--------------------------------------------------------------------------------

          o    Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

--------------------------------------------------------------------------------

                                        9

                                  RISK FACTORS

          Before making an investment decision, you should carefully consider the following risk factors and the risk factors discussed in the related prospectus supplement under "Risk Factors." We believe all of these items describe the principal factors that make an investment in the certificates of a series speculative or risky.

LIMITED LIQUIDITY FOR CERTIFICATES MAY AFFECT YOUR ABILITY TO RESELL
CERTIFICATES

          The liquidity of your certificates may be limited. You should consider that:

          o    a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the
               certificates of any series;

          o    the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be
               obligated to do so; and

          o    unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

          As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

          The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates.
Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (like certificates that receive only payments of principal or certificates that receive only payments of interest) will experience illiquidity.

LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

          Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

          o    the mortgage loans included in the related trust fund will be the sole source of payments on the certificates of a series;

          o    the certificates of any series will not represent an interest in or obligation of the depositor, any originator, the master servicer, the trustee or any of their affiliates; and

          o    neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, any originator, the master servicer, the trustee, any of their affiliates or, except to the extent described in the related prospectus supplement, any other person.

          Consequently, if payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

          With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

                                       10

          Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

          o    subordination of other classes of certificates of the same series;

          o    a limited guarantee;

          o    a financial guaranty insurance policy;

          o    a surety bond;

          o    a letter of credit;

          o    a pool insurance policy;

          o    a special hazard insurance policy;

          o    a mortgagor bankruptcy bond;

          o    a reserve fund; and

          o    cross-support.

See "Credit Enhancement."

          Regardless of the form of credit enhancement provided:

          o    the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

          o    the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

          o    all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced,
               terminated or substituted for if each applicable rating agency indicates that the then current ratings will not be adversely affected.

          If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates.

          The rating of any class of certificates by a rating agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit enhancement provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

          Neither the depositor nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

          See "Credit Enhancement."

REAL ESTATE MARKET CONDITIONS AFFECT MORTGAGE LOAN PERFORMANCE

          An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

          Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the master servicer's servicing portfolio, if the residential real estate market experiences an overall decline in property values large enough to cause the outstanding balance of the

                                       11

mortgage loans in a trust fund and any secondary financing on the mortgaged properties to become equal to or greater than the value of the mortgaged properties.

          If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trust Funds--The
Mortgage Loans."

GEOGRAPHIC CONCENTRATION MAY INCREASE RATES OF LOSS AND DELINQUENCY

          In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing
Agreement--Hazard Insurance," no mortgaged properties will be required to be insured otherwise against earthquake damage or any other loss not covered by standard insurance policies, as described under "The Pooling and Servicing
Agreement--Hazard Insurance."

          The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust fund.

          The mortgage loans underlying a series of certificates may be concentrated in certain regions. A high concentration in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities that do not have a similar concentration. See
"Prepayment and Yield Considerations."

GENERAL ECONOMIC CONDITIONS MAY INCREASE RISK OF LOSS

          Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust fund. See
"Prepayment and Yield Considerations--Weighted Average Life of Certificates." If
such losses are not covered by the applicable credit enhancement, certificateholders of the series evidencing interests in the related trust fund will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See
"The Trust Funds--The Mortgage Loans."

UNPREDICTABILITY OF PREPAYMENTS ON ASSETS MAY ADVERSELY AFFECT AVERAGE LIVES AND
YIELDS OF CERTIFICATES

          The yield on the certificates of each series will depend in part on the rate of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. The yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

          o    the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

          o    the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

                                       12

          The rate of prepayments on mortgage loans is influenced by a number of factors, including:

          o    prevailing mortgage market interest rates;

          o    local and national economic conditions;

          o    homeowner mobility; and

          o    the ability of the borrower to obtain refinancing.

          In addition, your yield may be adversely affected:

          o    by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations if the interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement;

          o    if losses on the mortgage loans in the related trust fund are allocated to your certificates; and

          o    to the extent of unadvanced delinquencies on the mortgage loans in the related trust fund.

          Classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

          See "Prepayment and Yield Considerations."

BANKRUPTCY OF THE DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON
MORTGAGE LOANS

          Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these insolvency laws. However, the transactions contemplated by this prospectus and by the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under insolvency laws by the depositor is unlikely and filings by a seller which is an affiliate of the depositor from whom the depositor acquires the mortgage loans should not result in consolidation of the assets and liabilities of the depositor with those of that seller. These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of a seller.

          Each seller will transfer its related mortgage loans to the depositor and the depositor will transfer the mortgage loans to the related trust fund. If a seller were to become a debtor in a bankruptcy case, a creditor, trustee or the debtor itself may take the position that the contribution or transfer of the mortgage loans by the seller to the depositor should be characterized as a pledge of those mortgage loans to secure a borrowing of the seller, with the result that the depositor is deemed to be a creditor of the seller, secured by a pledge of the applicable mortgage loans. If an attempt of this type were successful, delays in payments of collections on the mortgage loans could occur or reductions in the amount of payments could result, or a trustee in bankruptcy could elect to accelerate payment of the obligation to the depositor and liquidate the mortgage loans.

OWNERS OF BOOK-ENTRY CERTIFICATES ARE NOT ENTITLED TO EXERCISE RIGHTS OF HOLDERS
OF CERTIFICATES

          If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust
Company, and will not be registered in the names of the owners or their nominees. As a result, unless definitive Certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as
"certificateholders" under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through The Depository Trust
Company and its participating organizations. See "Description of
Certificates--Book- Entry Form."

                                       13

CASH FLOW AGREEMENTS ARE SUBJECT TO COUNTERPARTY RISK

          The assets of a trust fund may, if specified in the related prospectus supplement, include agreements, such as interest rate swap, cap, floor or similar agreements which will require the provider of this type of agreement to make payments to the trust fund under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the certificates will be subject to the credit risk of the provider of the agreement. The prospectus supplement for a series of certificates will describe any mechanism, such as the payment of
"breakage fees," that may exist to facilitate replacement of the agreement upon the default or credit impairment of the related provider. However, there can be no assurance that any mechanism will result in the ability of the master servicer or the trustee to obtain a replacement agreement.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS

          There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

          o    regulate interest rates and other charges;

          o    require certain disclosures;

          o    require licensing of mortgage loan originators;

          o    limit or prohibit certain mortgage loan features, such as
               prepayment penalties or balloon payments;

          o    prohibit discriminatory lending practices;

          o    require the lender to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

          o    regulate the use of consumer credit information; and

          o    regulate debt collection practices.

          Violation of certain provisions of these laws, policies and principles:

          o    may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

          o    may entitle the borrower to a refund of amounts previously paid;
               and

          o    could subject a servicer to damages and administrative sanctions.

          The seller of the mortgage loans to the depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal and state laws and regulations. Such remedy, however, may not be adequate to fully compensate the related trust fund.

          See "Certain Legal Aspects of the Mortgage Loans."

          In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render a mortgage loan unenforceable and/ or the lien on the mortgage property invalid. There are also similar risks involved in servicing these mortgage loans
(such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

          See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency
Legislation, the Bankruptcy Code and Other Limitations on Lenders" and "--Texas
Home Equity Loans."

                                       14

INCREASED RISK OF LOSS IF DELINQUENT MORTGAGE LOANS ARE ASSETS OF A TRUST FUND

          A portion of the mortgage loans in a trust fund may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in a trust fund may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, credit enhancement for such a series of certificates may not cover the related losses.

                                 THE TRUST FUNDS

GENERAL

          The trust fund (the "TRUST FUND") for each series will be held by the trustee named in the related prospectus supplement (the "TRUSTEE") for the benefit of the related certificateholders. Each Trust Fund will consist of a mortgage pool comprised of mortgage loans (the "MORTGAGE LOANS") and/or mortgagebacked securities (the "MORTGAGE CERTIFICATES" and, together with the
Mortgage Loans, the "MORTGAGE ASSETS") together with payments in respect of the
Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement. The Mortgage Assets in a Trust
Fund will consist of Mortgage Loans and/or Mortgage Certificates, as specified in the related prospectus supplement.

          The certificates (the "CERTIFICATES") will be entitled to payment from the assets of the related Trust Fund or other assets pledged for the benefit of the certificateholders as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other Trust
Fund established by Banc of America Funding Corporation (the "DEPOSITOR").

          The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the
Mortgage Assets is not known at the time the related series of Certificates initially is offered (the "CLOSING DATE"), more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the Closing Date and to be filed with the
Securities and Exchange Commission within fifteen days after the Closing Date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the
Certificates.

THE MORTGAGE LOANS

     GENERAL

          The mortgaged properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

          The Mortgage Loans in a Trust Fund will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the
Mortgage Loans to be included in a Trust Fund will be described in the related prospectus supplement and may include any of the following features or combination of other features described in the related prospectus supplement:

          (1)  Interest may be payable at:

               o    a fixed rate;

               o    a rate adjustable from time to time in relation to an index;

               o    a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate;

               o    a rate that otherwise varies from time to time; or

               o    a rate that is convertible from an adjustable rate to a
                    fixed rate.

                                       15

               Changes to an adjustable rate may be subject to:

               o    periodic limitations;

               o    maximum rates;

               o    minimum rates; or

               o    a combination of these limitations.

                    Accrued interest may be deferred and added to the principal of a loan for the periods and under circumstances as may be specified in the related prospectus supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

          (2)  Principal may:

               o    be payable on a level debt service basis to fully amortize the loan over its term;

               o    be calculated on the basis of an assumed amortization
                    schedule that is significantly longer than the original term to maturity;

               o    be calculated on the basis of an interest rate that is
                    different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original
                    term;

               o    have payment terms where payment of all or a substantial
                    portion of the principal may be due on maturity; or

               o    include interest that has been deferred and added to the
                    principal balance of the Mortgage Loan.

          (3)  Monthly payments of principal and interest may:

               o    be fixed for the life of the loan;

               o    increase over a specified period of time; or

               o    change from period to period.

                    Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (4)  The Mortgage Loans generally may be prepaid at any time. If specified in the related prospectus supplement, prepayments of principal will be subject to a prepayment fee, which may:

               o    be fixed for the life of any Mortgage Loan or

               o    decline over time, and

               o    be prohibited for the life of any Mortgage Loan or for
                    certain periods.

                    Certain Mortgage Loans may permit prepayments after
               expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

          (5)  The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged

                                       16

               property. Other Mortgage Loans may be assumable by persons meeting applicable underwriting standards.

          A Trust Fund may contain certain Mortgage Loans ("BUYDOWN LOANS"), which include provisions allowing the entity that sold the Mortgage Loans to the
Depositor (the "SELLER") or a third party to partially subsidize the monthly payments of the mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a "BUYDOWN FUND") contributed by the
Seller or third party at the time of origination of the Mortgage Loan. A Buydown
Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. If this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

          A Trust Fund may contain certain Mortgage Loans evidenced by installment sale contracts for the sale of mortgaged properties or deeds to secure debt pursuant to which the borrower promises to pay the amount due to the lender with fee title to the related mortgaged property held by the lender until the borrower has made all of the payments required pursuant to such land sale contract, at which time fee title is conveyed to the borrower.

          Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a
Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related mortgaged property. Unless otherwise specified in the related prospectus supplement, the appraised value is either:

          (i)  the lesser of:

               (a)  the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and

               (b)  the sales price for such property,

          except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related mortgaged property is the appraised value determined in an appraisal obtained at the time of refinancing; or

          (ii) the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

     Mortgage Loan Information in Prospectus Supplement

          Each prospectus supplement for a series representing interests in a
Trust Fund that consists of Mortgage Loans will contain information, as of the
Cut-off Date and to the extent known to the Depositor, with respect to the
Mortgage Loans contained in the Trust Fund, including:

          o    the number of Mortgage Loans;

          o    the geographic distribution of the Mortgage Loans;

          o    the aggregate principal balance of the Mortgage Loans;

          o    the types of dwelling constituting the mortgaged properties;

          o    the longest and shortest scheduled term to maturity;

          o    the maximum principal balance of the Mortgage Loans;

          o    the maximum loan-to-value ratio of the Mortgage Loans at
               origination or such other date specified in the related
               prospectus supplement;

                                       17

          o    the maximum and minimum interest rates on the Mortgage Loans; and

          o    the aggregate principal balance of nonowner-occupied mortgaged properties.

     SINGLE FAMILY AND COOPERATIVE LOANS

          Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first liens on one- to four-family residential properties or other Mortgage
Loans specified in the related prospectus supplement. If so specified, the
Mortgage Loans may include cooperative loans secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

          The mortgaged properties relating to single family mortgage loans will consist of:

          o    detached or semi-detached one-family dwelling units;

          o    two- to four-family dwelling units;

          o    townhouses;

          o    rowhouses;

          o    individual condominium units;

          o    individual units in planned unit developments; and

          o    certain other dwelling units.

          The mortgaged properties may include:

          o    vacation homes;

          o    second homes;

          o    investment properties; and

          o    leasehold interests.

          In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, or other term specified in the related prospectus supplement. Certain Mortgage
Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

     SUBSTITUTION OF MORTGAGE LOANS

          Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage
Loan or if the documentation with respect to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for
Mortgage Loans initially included in the Trust Fund.

MORTGAGE CERTIFICATES

          A Trust Fund that contains Mortgage Certificates will have either
Ginnie Mae Certificates, Freddie Mac Certificates, Fannie Mae Certificates,
Private Certificates or a combination of any of those types of Mortgage
Certificates. The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated Sellers.

                                       18

          All of the Mortgage Certificates will be registered in the name of the
Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

          The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae
Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool.
Ginnie Mae, Freddie Mac, Fannie Mae or the issuer of a particular series of
Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.
In addition, any issuer may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust Fund (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those
Mortgage Certificates.

     GINNIE MAE

          Ginnie Mae is a wholly owned corporate instrumentality of the United
States within the Department of Housing and Urban Development ("HUD"). Section
306(g) of Title III of the National Housing Act of 1934, as amended (the
"HOUSING ACT"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA LOANS") insured or guaranteed by the United States Federal
Housing Administration (the "FHA") under the Housing Act or Title V of the
Housing Act of 1949, or by the United States Department of Veteran Affairs (the
"VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

          Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d)
of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GINNIE MAE CERTIFICATES

          All of the Ginnie Mae Certificates (the "GINNIE MAE CERTIFICATES")
will be mortgage-backed certificates issued and serviced by Ginnie Mae- or
Fannie Mae-approved mortgage servicers. The mortgage loans underlying Ginnie Mae
Certificates may consist of FHA Loans secured by mortgages on one- to four family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae Certificates. Unless otherwise specified in the related prospectus supplement, at least 90% by original principal amount of the mortgage loans underlying a Ginnie Mae Certificate will be mortgage loans having maturities of 20 years or more.

          Each Ginnie Mae Certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae Certificate to the registered holder of that
Ginnie Mae Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the Ginnie Mae Certificate pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

          The Ginnie Mae Certificates included in a Trust Fund may be issued under either or both of the Ginnie Mae I program ("GINNIE MAE I CERTIFICATES")
and the Ginnie Mae II program ("GINNIE MAE II CERTIFICATES"). All mortgages underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is one-half

                                       19

percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae I Certificate.
Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such Ginnie Mae II Certificate.

          Ginnie Mae will have approved the issuance of each of the Ginnie Mae
Certificates in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by the servicer on the mortgage loans backing the Ginnie
Mae Certificate are less than the amounts due on the Ginnie Mae Certificate. If a servicer is unable to make payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make such payments directly to the registered holder of the Ginnie Mae Certificate. If no payment is made by such servicer and the servicer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae Certificate has recourse only against Ginnie Mae to obtain the payment. The registered holder of the Ginnie Mae Certificates included in a Trust Fund is entitled to proceed directly against Ginnie Mae under the terms of each Ginnie Mae Certificate or the guaranty agreement or contract relating to the Ginnie Mae Certificate for any amounts that are not paid when due under each Ginnie Mae Certificate.

          As described above, the Ginnie Mae Certificates included in a Trust
Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     FREDDIE MAC

          Freddie Mac is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as
amended (the "FREDDIE MAC ACT"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests in conventional mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES

          Freddie Mac Certificates ("FREDDIE MAC CERTIFICATES") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac.
Mortgage loans underlying the Freddie Mac Certificates included in a Trust Fund will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one-to four-family residential properties or properties containing five or more units and designed primarily for residential use.

          Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain bookentry accounts at a
Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal
Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the Freddie Mac Certificate is held.

          Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of

                                       20

Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i)
foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii)
the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac
Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac
Certificate may exceed the interest rate on the Freddie Mac Certificate. For
Freddie Mac Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

          Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

          Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

          As described above, the Freddie Mac Certificates included in a Trust
Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     FANNIE MAE

          Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter
Act, as amended. Fannie Mae was originally established in 1938 as a United
States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.
Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     FANNIE MAE CERTIFICATES

          Fannie Mae Certificates ("FANNIE MAE CERTIFICATES") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

          Fannie Mae guarantees to each registered holder of a Fannie Mae
Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie
Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

                                       21

          As described above, the Fannie Mae Certificates included in a Trust
Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related prospectus supplement.

     PRIVATE CERTIFICATES

          Private Certificates ("PRIVATE CERTIFICATES") may consist of (a)
mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be
Mortgage Loans (the "UNDERLYING LOANS") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions
(but not all of those distributions) or certain mortgage loans. The Private
Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or one of its affiliates. Although individual
Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC AGREEMENT") with the trustee under that PC
Agreement (the "PC TRUSTEE"). The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC
SERVICER").

          The sponsor of the Private Certificates (the "PC SPONSOR") will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the
Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PC Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Certificates issued under the PC
Agreement. Additionally, although the mortgage loans underlying the Private
Certificates may be guaranteed by an agency or instrumentality of the United
States, the Private Certificates themselves will not be so guaranteed.

          The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be through affiliates.

          The prospectus supplement for a series for which the Trust Fund includes Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement) to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

          o    the aggregate approximate principal amount and type of the
               Private Certificates to be included in the Trust Fund;

          o    certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including:

          o    the payment features of such underlying mortgage loans;

          o    the approximate aggregate principal balance, if known, of
               underlying mortgage loans insured or guaranteed by a governmental entity;

          o    the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and

          o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

                                       22

          o    the maximum original term-to-stated maturity of the Private
               Certificates;

          o    the weighted average term-to-stated maturity of the Private
               Certificates;

          o    the pass-through or certificate rate of the Private Certificates;

          o    the weighted average pass-through or certificate rate of the
               Private Certificates;

          o    the PC Sponsor, the PC Trustee and the PC Servicer;

          o    certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to the Private Certificates
               themselves;

          o    the terms on which the underlying mortgage loans for the Private
               Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private
               Certificates; and

          o    the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

DISTRIBUTION ACCOUNT

          The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the "DISTRIBUTION ACCOUNT") for the benefit of the Trustee and holders of the Certificates of that series for receipt of:

          o    each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets;

          o    the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;

          o    the amount of cash, if any, withdrawn from any related reserve fund or other fund; and

          o    the reinvestment income, if any.

          The pooling and servicing agreement for a series may authorize the
Trustee to invest the funds in the Distribution Account in certain investments that will qualify as "permitted investments" under Section 860G(a)(5) of the
Code in the case of REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next
Distribution Date for the series (or, in certain cases, on the Distribution
Date). Eligible investments include, among other investments, obligations of the
United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated such commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain minimum reinvestment agreements. Reinvestment earnings, if any, on funds in the
Distribution Account generally will belong to the Trustee.

                           DESCRIPTION OF CERTIFICATES

          Each series of Certificates will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the Seller (if so provided in the related prospectus supplement), the Trustee and a master servicer (the
"MASTER SERVICER"). A form of pooling and servicing agreement is filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

                                       23

GENERAL

          The Certificates are issuable in series, each evidencing the entire ownership interest in a Trust Fund of assets consisting primarily of Mortgage
Assets. Unless otherwise specified in the related prospectus supplement, the
Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate of those parties. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement. Any qualifications on direct or indirect ownership of
Residual Certificates, as well as restrictions on the transfer of Residual
Certificates, will be set forth in the related prospectus supplement.

          Each series of Certificates will be issued in one or more classes.
Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A series of
Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

          o    prior to one or more other classes;

          o    after the occurrence of specified events;

          o    in accordance with a schedule or formula;

          o    on the basis of collections from designated portions of the
               Mortgage Assets in the related Trust Fund; or

          o    on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

DEFINITIVE FORM

          Certificates of a series that are issued in fully-registered, certificated form are referred to as "DEFINITIVE CERTIFICATES." Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of
Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

BOOK-ENTRY FORM

          Certificates of a series that are issued in book-entry form are referred to as "BOOK-ENTRY CERTIFICATES." Each class of the Book-Entry
Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of The Depository
Trust Company ("DTC"), which will be the "holder" or "certificateholder" of those Certificates; as those terms are used in this prospectus. No person acquiring an interest in a Book-Entry Certificate (a "BENEFICIAL OWNER") will be entitled to receive a Definitive Certificate representing their interest in the
Book-Entry Certificate, except as set forth below. Unless Definitive
Certificates are issued under the limited circumstances described, all references to actions taken by certificateholders, in the case of the Book-Entry
Certificates, shall refer to actions taken by DTC upon instructions from its DTC
Participants, and all

                                       24

references to distributions, notices, reports and statements to certificateholders, in the case of the Book- Entry Certificates, shall refer to distributions, notices, reports and statements to DTC, as the registered holder of the Book-Entry Certificates for distribution to Beneficial Owners in accordance with DTC procedures.

          DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a
"clearing agency" registered pursuant to Section 17A of the Securities Exchange
Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the prospectus supplement applicable to any series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT DTC
PARTICIPANTS").

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective
Beneficial Owners.

          Beneficial Owners that are not DTC Participants or Indirect DTC
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC
Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward those distributions to its DTC Participants, which then will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Master Servicer or any paying agent as certificateholders, as that term is used in the pooling and servicing agreement, and Beneficial Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its DTC Participants.

          Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a
Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Book- Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a paying agent on behalf of the Trustee, to Cede & Co., as nominee for DTC.

          DTC has advised the Depositor that it will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the
Depositor that it will take actions with respect to specified voting interests only at the direction of and on behalf of DTC Participants whose holdings of
Book-Entry Certificates evidence these specified voting interests. DTC may take conflicting actions with respect to voting interests if DTC Participants whose holdings of Book-Entry Certificates evidence the voting interests authorize divergent action.

          None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial
Owners of Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book- Entry Certificates may be impaired.

          The Book-Entry Certificates will be converted to Definitive
Certificates and reissued to Beneficial Owners or their nominees, rather than to
DTC or its nominee, only:

                                       25

          o    if the Trustee is advised by DTC in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the
               Depositor or Trustee, as specified in the pooling and servicing agreement, is unable to locate a qualified successor; or

          o    under other circumstances described in the related prospectus supplement.

          Upon the occurrence of any event described above, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry
Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as
Definitive Certificates then will apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

DISTRIBUTIONS

          Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement
(each, a "DISTRIBUTION DATE"), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the
Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository's usual procedures in the manner described in the related prospectus supplement.

          The Trustee will distribute principal of and interest on the
Certificates out of the Distribution Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Fund for a series, remittances on the Mortgage Loans by the Master Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement and required to be deposited, directly into the Distribution Account. These funds will be available
(except for funds held for future distribution and for funds payable to the
Master Servicer) to make distributions on Certificates of such series on the next Distribution Date. See "The Trust Funds--Distribution Account" and "The
Pooling and Servicing Agreement--Payments on Mortgage Loans."

     INTEREST

          Interest will accrue on the aggregate certificate principal balance
(or, in the case of IO Certificates, the aggregate notional amount) of each class of Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement)
during each interest accrual period specified in such prospectus supplement. The interest accrual period with respect to any Distribution Date is the period from and including the first day of the month preceding the month of that
Distribution Date (or, in the case of the first Distribution Date, from the
Closing Date) through the last day of the preceding month, or any other period as may be specified in the related prospectus supplement. If funds are available for distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of Certificates entitled to interest
(other than a class of Certificates that provides for interest that accrues, but is not currently payable on the Distribution Dates specified in the related prospectus supplement until the class certificate balance of that class is reduced to zero or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of those Certificates is reduced to zero or for the period of time designated in the related prospectus supplement. Unless otherwise specified in the related prospectus

                                       26

supplement, interest on the Certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Trustee will begin distributing interest on each class of Accrual
Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the class certificate balance of each class of Accrual Certificates. Any class of
Accrual Certificates then will accrue interest on its outstanding class certificate balance as adjusted.

     PRINCIPAL

          Unless otherwise specified in the related prospectus supplement, the class certificate balance of any class of Certificates entitled to distributions of principal will be the original class certificate balance of that class of
Certificates specified in the prospectus supplement, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual
Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of adjustable-rate Certificates, subject to the effect of any negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of
Certificates entitled to distributions of principal.

          Each class of Certificates of a series (except for IO Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial aggregate certificate balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee will distribute these funds pro rata among the Certificates of each class then entitled to receive principal distributions.

CATEGORIES OF CLASSES OF CERTIFICATES

          In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

                                 PRINCIPAL TYPES

CATEGORIES OF CLASSES            DEFINITIONS

ACCRETION DIRECTED               A class of Certificates that receives principal
   CERTIFICATES...............   payments from amounts that otherwise would be
                                 distributed as interest on specified Accrual
                                 Certificates. These principal payments may be
                                 in lieu of or in addition to principal payments
                                 from principal receipts on the Mortgage Assets
                                 or other assets of the Trust Fund for the
                                 related series

COMPANION CERTIFICATES OR        A class of Certificates that receives principal
   SUPPORT CERTIFICATES.......   payments on a Distribution Date only if
                                 scheduled payments have been made on specified
                                 Planned Amortization Certificates, Targeted
                                 Amortization Certificates and/or Scheduled
                                 Amortization Certificates.

COMPONENT CERTIFICATES........   A class of Certificates consisting of two or
                                 more specified components, as described in the
                                 applicable prospectus supplement. The
                                 components of a class of Component Certificates
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class and do not represent several
                                 interests. Each component of a class of

                                       27

                                 Component Certificates may be identified as
                                 falling into one or more of the categories in
                                 this chart.

LOCKOUT CERTIFICATES..........   A class of Senior Certificates that is locked
                                 out of or is designed not to participate in or
                                 to participate to a limited extent in, for a
                                 specified period, the receipt of (1) principal
                                 prepayments on the Mortgage Loans that are
                                 allocated disproportionately to the classes of
                                 Senior Certificates of the series as a group
                                 under a "shifting interest" structure and/or
                                 (2) scheduled principal payments on the
                                 Mortgage Loans that are allocated to the
                                 classes of Senior Certificates of the series as
                                 a group. A class of Lockout Certificates
                                 typically will not receive distributions of
                                 principal prepayments and/or Scheduled
                                 principal payments, as applicable, for a period
                                 of several years, during which time all or a
                                 portion of the principal payments that it would
                                 otherwise receive in the absence of a "lockout"
                                 structure will be distributed in reduction of
                                 the principal balances of other Senior
                                 Certificates. Lockout Certificates are designed
                                 to minimize their weighted average life
                                 volatility during the lockout period.

NOTIONAL AMOUNT CERTIFICATES..   A class of Certificates having no principal
                                 balance and bearing interest on the related
                                 notional amount. The notional amount is a
                                 hypothetical amount used for calculating
                                 interest distributions.

PASS-THROUGH CERTIFICATES.....   A class of Senior Certificates that receives a
                                 specified percentage of the principal payments
                                 that are distributable to the Senior
                                 Certificates or a group of Senior Certificates,
                                 other than any Ratio Strip Certificates, in the
                                 aggregate on a Distribution Date and that is
                                 not a class of Sequential Pay Certificates.

PLANNED AMORTIZATION             A class of Certificates that is designed to
   CERTIFICATES OR PAC           receive principal payments using a
   CERTIFICATES...............   predetermined principal balance schedule
                                 derived by assuming two constant prepayment
                                 rates for the underlying Mortgage Assets. These
                                 two rates are the endpoints for the
                                 "structuring range" for the class of Planned
                                 Amortization Certificates. The Planned
                                 Amortization Certificates in any series may be
                                 subdivided into different categories such as
                                 Planned Amortization Certificates I ("PAC I"),
                                 Planned Amortization Certificates II ("PAC II")
                                 and so forth which are derived using different
                                 structuring ranges. A class of PAC Certificates
                                 is designed to provide protection against
                                 prepayments occurring at a constant rate within
                                 the structuring range.

RATIO STRIP CERTIFICATES......   A class of Certificates that receives a
                                 constant proportion, or "ratio strip," of the
                                 principal payments on the Mortgage Assets.

SCHEDULED AMORTIZATION           A class of Certificates that is designed to
   CERTIFICATES...............   receive principal payments using a
                                 predetermined principal balance schedule but is
                                 not designated as a class of Planned
                                 Amortization Certificates or Targeted
                                 Amortization Certificates. The schedule is
                                 derived by assuming either two constant
                                 prepayment rates or a single constant
                                 prepayment rate for the Mortgage Assets. In the
                                 case of two constant rates, these two rates are
                                 the endpoints for the "structuring range" for
                                 the class of Scheduled Amortization
                                 Certificates and the range generally is
                                 narrower than that for a class of Planned
                                 Amortization Certificates. Typically, the
                                 Support Certificates for the applicable series
                                 of Certificates

                                       28

                                 generally will represent a smaller percentage
                                 of a class of Scheduled Amortization
                                 Certificates than the Support Certificates
                                 generally would represent in relation to a
                                 Planned Amortization Certificate or a Targeted
                                 Amortization Certificate. A Scheduled
                                 Amortization Certificate generally is less
                                 sensitive to prepayments than a Support
                                 Certificate, but is more sensitive than a class
                                 of Planned Amortization Certificates or
                                 Targeted Amortization Certificates.

SENIOR CERTIFICATES...........   A class of Certificates that is entitled to
                                 receive payments of principal and interest on
                                 each Distribution Date prior to the classes of
                                 Subordinated Certificates.

SEQUENTIAL PAY CERTIFICATES...   A class of Certificates that receives principal
                                 payments in a prescribed sequence, that does
                                 not have predetermined a principal balance
                                 schedule and that, in most cases, is entitled
                                 to receive payments of principal continuously
                                 from the first Distribution Date on which they
                                 receive principal until they are retired. A
                                 class of Sequential Pay Certificates may
                                 receive payments of principal concurrently with
                                 one or more other classes of Sequential Pay
                                 Certificates. A single class that is entitled
                                 to receive principal payments before or after
                                 all other classes in the same series of
                                 Certificates may be identified as a Sequential
                                 Pay Certificate.

SUBORDINATED CERTIFICATES.....   A class of Certificates that receives payments
                                 of principal and interest on each Distribution
                                 Date only after the Senior Certificates and
                                 classes of Subordinated Certificates with
                                 higher priority of distributions have received
                                 their full principal and interest entitlements.

SUPER SENIOR CERTIFICATES.....   A class of Senior Certificates that will not
                                 bear its share of certain losses, after the
                                 Subordinated Certificates are no longer
                                 outstanding, for so long as one or more
                                 specified classes of Senior Certificates are
                                 outstanding.

SUPER SENIOR SUPPORT             A class of Senior Certificates that bears
   CERTIFICATES...............   certain losses that otherwise would have been
                                 allocated to a class of Super Senior
                                 Certificates.

TARGETED AMORTIZATION            A class of Certificates that receives principal
   CERTIFICATES OR TAC           payments using a predetermined principal
   CERTIFICATES...............   balance schedule derived by assuming a single
                                 constant prepayment rate for the Mortgage
                                 Assets. A class of TAC Certificates is designed
                                 to provide some protection against prepayments
                                 at a rate exceeding the assumed constant
                                 prepayment used to derive the principal balance
                                 schedule for that class.

                                       29

                                 INTEREST TYPES

CATEGORIES OF CLASSES            DEFINITIONS

ACCRUAL CERTIFICATES..........   A class of Certificates that accretes the
                                 amount of accrued interest otherwise
                                 distributable on the class, which amount will
                                 be added to the principal balance of the class
                                 on each applicable Distribution Date. The
                                 accretion may continue until some specified
                                 event has occurred or until the class of
                                 Accrual Certificates is retired.

FIXED-RATE CERTIFICATES.......   A class of Certificates with an interest rate
                                 that is fixed throughout the life of the class.

FLOATING-RATE CERTIFICATES....   A class of Certificates with an interest rate
                                 that resets periodically based upon a
                                 designated index and that varies directly with
                                 changes in the index.

INTEREST-ONLY CERTIFICATES OR    A class of Certificates that receives some or
   IO CERTIFICATES............   all of the interest payments made on the
                                 Mortgage Assets and little or no principal.
                                 Interest-Only Certificates have either a
                                 nominal principal balance or a notional amount.
                                 A nominal principal balance represents actual
                                 principal that will be paid on the
                                 Certificates. It is referred to as nominal
                                 since it is extremely small compared to other
                                 classes. A notional amount is an amount used as
                                 a reference to calculate the amount of interest
                                 due on a class of Interest-Only Certificates
                                 that is not entitled to any distributions in
                                 respect of principal.

INVERSE FLOATING-RATE            A class with an interest rate that resets
   CERTIFICATES...............   periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index. The interest rate for a class of Inverse
                                 Floating-Rate Certificates typically will vary
                                 inversely with changes in the interest rate on
                                 a class of Floating-Rate Certificates in the
                                 same series.

PRINCIPAL-ONLY CERTIFICATES      A class of Certificates that does not bear
   OR PO CERTIFICATES.........   interest and is entitled to receive only
                                 distributions in respect of principal.

STEP COUPON CERTIFICATES......   A class of Certificates with a fixed interest
                                 rate that is reduced to a lower fixed rate
                                 after a specified period of time. The
                                 difference between the initial interest rate
                                 and the lower interest rate will be supported
                                 by a reserve fund established on the Closing
                                 Date.

VARIABLE RATE CERTIFICATES....   A class of Certificates with an interest rate
                                 that resets periodically and is calculated by
                                 reference to the rate or rates of interest
                                 applicable to the Mortgage Assets.

RESIDUAL CERTIFICATES

          A series of REMIC Certificates will include a class of Residual
Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of
(i) the amount required to be distributed to certificateholders on that
Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate principal balance of all classes of Regular Certificates has

                                       30

been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Fund and will have sole rights with respect to the
Mortgage Assets and other assets remaining in the Trust Fund. Some or all of the
Residual Certificates of a series may be offered by this prospectus and the related prospectus supplement; if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those
Residual Certificates, will be set forth in the related prospectus supplement.
If Residual Certificates are not so offered, the Depositor may (but need not)
sell some or all of the Residual Certificates on or after the date of original issuance of such series in transactions exempt from registration under the
Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Fund.

ADVANCES

          The Master Servicer may be required to advance, on or prior to any
Distribution Date, from its own funds and/or funds held in the Collection
Account for future distributions an amount up to the aggregate of interest and principal installments on the Mortgage Loans due and payable on the Due Date in any month and delinquent on the close of business on the following Determination
Date (each payment, an "ADVANCE"). The Master Servicer may be obligated to make
Advances only if the Advance, in the judgment of the Master Servicer made on the
Determination Date, will be reimbursable from late payments made by borrowers, payments under any primary mortgage insurance policy or other form of credit support or proceeds of liquidation. Any Master Servicer funds advanced are reimbursable to the Master Servicer from cash in the Collection Account if the
Master Servicer determines that any Advances previously made are not ultimately recoverable from the sources described above.

          Advances are made to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of Certificates, rather than to guarantee or insure against losses. If Advances are from funds being held for future distribution to certificateholders, the Master Servicer will replace those funds on or before any future Distribution Date if funds in the
Collection Account on that Distribution Date would be less than the amount required to be available for distributions to certificateholders.

          The Master Servicer may also be obligated to make Advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

          Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the
Master Servicer or the Trustee will make available to each certificateholder of record of the related series a statement setting forth, if applicable to that series of Certificates, among other things:

               (i) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

               (ii) the amount of the distribution allocable to interest;

               (iii) the amount of any Advance;

               (iv) the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to
          certificateholders;

               (v) the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that Distribution Date;

               (vi) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;

                                       31

               (vii) the number and aggregate principal balances of Mortgage
          Loans (A) delinquent and not in foreclosure, and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date;

               (viii) the book value of any real estate acquired through
          foreclosure or grant of a deed in lieu of foreclosure;

               (ix) if applicable, the amount remaining in any reserve fund at the close of business on the Distribution Date;

               (x) the pass-through rate for each class as of the day prior to the preceding Distribution Date; and

               (xi) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of Certificates may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each certificateholder of record at any time during that calendar year a report:

          o    as to the aggregate of amounts reported pursuant to clauses (i)
               and (ii) for that calendar year or, if a person was a
               certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

          o    other customary information as is necessary or desirable for certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of any one or more of the following:

          o    limited financial guaranty policy issued by an entity named in the related prospectus supplement;

          o    the subordination of one or more classes of Certificates of a series;

          o    the establishment of one or more reserve funds;

          o    the use of a cross-support feature;

          o    use of a mortgage pool insurance policy;

          o    bankruptcy bond;

          o    special hazard insurance policy;

          o    surety bond;

          o    letters of credit; or

          o    overcollateralization of one or more classes of the Certificates of a series.

Unless otherwise specified in the related prospectus supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

                                       32

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Funds. If applicable, the related prospectus supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of such series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of subordinate Certificates and thereafter by the various classes of senior
Certificates, in each case under the circumstances and subject to the limitations specified in such related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of
Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their Certificates.

          If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior
Certificates and subordinate Certificates through a cross support mechanism or otherwise.

          As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

          o    in the order of their scheduled final distribution dates;

          o    in accordance with a schedule or formula;

          o    in relation to the occurrence of events; or

          o    otherwise, as specified in the related prospectus supplement.

SURETY BONDS

          If specified in the related prospectus supplement, credit enhancement with respect to one or more classes of Certificates of a series may be provided by one or more surety bonds. Subject to certain conditions and limitations, a surety bond will guaranty payments of all or limited amounts of principal and interest due. The coverage, amount and terms of any reduction in coverage provided by a surety bond will be described in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the related prospectus supplement, a mortgage pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained from the insurer named in the prospectus supplement. Each pool insurance policy will cover any loss (subject to limitations described in the applicable prospectus supplement) by reason of default to the extent a related
Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

                                       33

FRAUD WAIVER

          If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of such fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the related Trust Fund from the insurer named in the prospectus supplement. The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.
The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

BANKRUPTCY BONDS

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on a Mortgage Loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. Coverage under a bankruptcy bond may be cancelled or reduced with rating agency approval. The principal terms of any such coverage will be set forth in the prospectus supplement.

RESERVE FUND

          If so specified in the related prospectus supplement, credit enhancement for a series of Certificates may be provided by one or more reserve funds being established in trust with the Trustee. The related prospectus supplement will specify whether a reserve fund will be included in the Trust
Fund for a series.

          The Reserve Fund for a series will be funded:

          o    by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these instruments in the aggregate amount specified in the related prospectus supplement;

          o    by the deposit from time to time of certain amounts, as specified in the related prospectus supplement, to which subordinate certificateholders, if any, would otherwise be entitled; or

          o    in any other manner specified in the related prospectus
               supplement.

CROSS SUPPORT

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which such class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which such class has no interest. The related prospectus supplement for a series that includes a cross support feature will describe the specific operation of such cross support feature.

                                       34

CASH FLOW AGREEMENTS

          If specified in the related prospectus supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series of Certificates will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more classes of
Certificates. The principal terms of any such guaranteed investment contract or other agreement (any of these agreements, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to termination, will be described in the prospectus supplement for the related series of Certificates. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any Cash Flow Agreement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

          The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given mortgage pool will vary depending upon the type of Mortgage Loans in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related mortgage pool. Mortgage Loans may be prepaid without penalty in full or in part at any time except as specified in the prospectus supplement. The prepayment experience on the Mortgage Loans in a mortgage pool will affect the life of the related series of certificates.

FACTORS AFFECTING PREPAYMENT

          A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans.

          The Mortgage Loans may be partially or fully repaid at any time. The
Mortgage Loans generally will not provide for a prepayment penalty unless otherwise specified in the related prospectus supplement. Fixed-rate Mortgage
Loans generally will contain "due-on-sale" clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related mortgaged property. Adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume a Mortgage Loan upon a transfer of the related mortgaged property.

          The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the
Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

EFFECT OF PRINCIPAL PREPAYMENTS

          When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement relating to a series may provide, that with respect to certain principal prepayments received, the Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and (ii) all or a portion of the Master Servicer's servicing compensation for that Distribution Date, as specified in the applicable prospectus supplement. Unless otherwise specified in a prospectus supplement, no comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinated certificateholders or any other credit support arrangements.

                                       35

          A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable prospectus supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial certificate balance of each class expected to be outstanding after each of the dates shown in each table.
Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model.
It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

          The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the Mortgage Loans included in a Trust Fund, those mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage Loans included in a Trust Fund, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors, housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions.

          Prepayments may also result from the enforcement of any "due-on-sale"
provisions contained in a Mortgage Note permitting the holder of the Mortgage
Note to demand immediate repayment of the outstanding balance of the Mortgage
Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The
Master Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the
Master Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

          The Seller or Depositor, as specified in the related prospectus supplement, will be obligated, under certain circumstances, to repurchase
Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Fund under the limited conditions specified in such prospectus supplement. For any series of
Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets in the Trust Fund) as a REMIC, any purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing
Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates."
Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

                                       36

SCHEDULED DELAYS IN DISTRIBUTIONS

          Upon the issuance of Certificates of a series, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable pass-through rate because the distribution of principal and interest that is due on each due date will not be made until the 25th day (or the next business day, if the 25th is not a business day) of the month in which that due date occurs.

                                  THE DEPOSITOR

          Banc of America Funding Corporation (formerly known as NationsBanc
Montgomery Funding Corp.), a Delaware corporation (the "DEPOSITOR"), was organized on November 28, 1994, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The Depositor is an indirect subsidiary of Bank of
America Corporation. The Depositor maintains its principal office at 214 North
Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704)
386-2400.

          Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any series.

                                 USE OF PROCEEDS

          The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates either:

          o    to purchase the Mortgage Assets related to that series; or

          o    to return to itself the amounts previously used to effect a purchase of Mortgage Assets, the costs of carrying the Mortgage
               Assets until sale of the Certificates and other expenses
               connected with pooling the Mortgage Assets and issuing the
               Certificates.

The Depositor will use any remaining proceeds for its general corporate purposes.

                            MORTGAGE PURCHASE PROGRAM

          Set forth below is a description of aspects of the Depositor's purchase program for Mortgage Loans eligible for inclusion in a Trust Fund. The related prospectus supplement will contain information regarding the origination of the Mortgage Loans.

          The Depositor will purchase Mortgage Loans either directly or indirectly from approved Sellers, which may be affiliates of the Depositor or the Master Servicer. The Depositor has approved (or will approve) individual institutions as eligible Sellers by applying certain criteria, including the
Seller's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase
Mortgage Loans from Sellers that, while not meeting the generally applicable criteria, have been reviewed by the Depositor and found to be acceptable as
Sellers of Mortgage Loans.

          Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

          Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

          In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

                                       37

          Certain states where the mortgaged properties may be located are
"anti-deficiency" states. This means, in general, that lenders providing credit on one- to four-family properties in those states must look solely to the property for repayment upon foreclosure. Underwriting standards in all states
(including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

          The related prospectus supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

                       THE POOLING AND SERVICING AGREEMENT

          Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus.
When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and
Exchange Commission as part of the registration statement of which this prospectus is a part.

ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

     ASSIGNMENT OF MORTGAGE LOANS

          At the time of issuance of each series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the cut-off date set forth in the related prospectus supplement
(the "CUT-OFF DATE"). The Trustee, concurrently with that assignment, will authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage
Loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include the principal balance of each
Mortgage Loan, the mortgage rate, the maturity of each mortgage note and other information.

          In addition, unless otherwise specified in the related prospectus supplement, the Depositor will deliver or cause to be delivered to the Trustee or a custodian as to each Mortgage Loan, all of the documents the Depositor is required to deliver to the Trustee or a custodian.

          Despite the requirements to deliver certain documents, a Trust Fund may include Mortgage Loans where the original mortgage note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage
Loans, the Trustee may not be able to enforce the mortgage note against the related borrower. The Depositor (or other representing party as specified in the related prospectus supplement) will be required to agree to repurchase, or substitute for, each Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be delivered for recording in the appropriate public office for real property records, except (1) in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the
Trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans or (2) in states where recordation is not required by the rating agencies rating the series of Certificates.

          In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the
Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

          With respect to any Mortgage Loans that are cooperative loans, the
Depositor will generally be required to cause to be delivered to the Trustee;

                                       38

          o    the stock certificate;

          o    the stock power executed in blank;

          o    the executed proprietary lease;

          o    the executed recognition agreement;

          o    the executed assignment of recognition agreement, if any;

          o    an executed financing statement with evidence of recording thereon;

          o    the executed financing statements required by state law,
               evidencing a complete and unbroken line from the mortgagee to the
               Trustee with evidence of recording thereon (or in form suitable for recordation); and

          o    any other document specified in the related prospectus
               supplement.

          The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each cooperative loan.

          The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the Certificates. Unless otherwise specified in the related prospectus supplement, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Seller or other party specified in the prospectus supplement will replace the Mortgage Loan with an eligible substitute Mortgage
Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master
Servicer with respect to such Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates--
Distributions". This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a defect in a mortgage loan document.

          Any restrictions on such substitution or repurchase with respect to a series of Certificates will be set forth in the related prospectus supplement.

          Unless otherwise specified in the related prospectus supplement, assignments of the Mortgage Loans to the Trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the Depositor, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Sellers, the Master
Servicer, the subservicers or the Depositor. With respect to any Mortgage which has been recorded in the name of MERS or its designee, however, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered.
Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     ASSIGNMENT OF MORTGAGE CERTIFICATES

          The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage
Certificate in the manner described in the related prospectus supplement. The
Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

                                       39

REPRESENTATIONS AND WARRANTIES

          Unless otherwise specified in the related prospectus supplement, the
Depositor will not make any representations and warranties regarding the
Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, the Seller will make certain representations and warranties concerning the Mortgage Loans in the related pooling and servicing agreement or under the mortgage loan sale agreement between the Seller and the Depositor. Under certain circumstances the Seller may be required to repurchase or substitute for a Mortgage Loan as a result of a breach of any such representation or warranty. In addition, pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Seller in the mortgage loan sale agreement.

          In the mortgage loan sale agreement or, if a party thereto, the pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans, the Seller (or other party specified in the prospectus supplement) will represent and warrant, unless otherwise specified in the related prospectus supplement, among other things, that:

          o    the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;

          o    at the time of transfer the Seller had good title to the Mortgage
               Loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a Buydown
               Loan forgives certain indebtedness of a Mortgagor;

          o    as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent;

          o    a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect;

          o    if a primary mortgage insurance policy is required with respect to such Mortgage Loan, the policy is valid and remains in full force and effect as of the Closing Date;

          o    as of the Closing Date, each Mortgage Loan is secured by a first lien mortgage, a first deed of trust or a land sale contract on the related mortgaged property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

               o    liens for current real property taxes and special
                    assessments;

               o    covenants, conditions and restrictions, rights of way,
                    easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions
                    generally or specifically reflected in the mortgage
                    originator's appraisal; and

               o    other matters to which like properties are commonly subject
                    (which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);

          o    as of the Closing Date, each mortgaged property is free of damage and is in good repair, ordinary wear and tear excepted; and

          o    any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable at the origination and servicing of the Mortgage Loans have been complied with.

          If the Seller (or other party specified in the prospectus supplement)
discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage
Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Seller (or such other party) will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for such Mortgage Loan or repurchase the related Mortgage Loan, or any mortgaged property acquired in respect of a loan, on the terms set forth above under "--Assignment of Mortgage Loans to the
Trustee" and in the related prospectus supplement. The proceeds of any repurchase will be

                                       40

passed through to certificateholders as liquidation proceeds. This substitution/repurchase obligation constitutes the sole remedy available to certificateholders and the Trustee for any breach.

SERVICING

          The Master Servicer will be responsible for servicing and
administering the Mortgage Loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the Mortgage Loans in those jurisdictions where the related mortgage properties are located. The Master
Servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the Master
Servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the related pooling and servicing agreement. The subservicer will receive a fee for such services which will be paid by the Master Servicer out of the Servicing Fee. The Master
Servicer will have the right to remove the subservicer of any Mortgage Loan at any time for cause and at any other time upon the giving of the required notice.
In such event, the Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement subservicer (which may include an affiliate of the Depositor or the Master Servicer).

          The Master Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS

          The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund an account or accounts (collectively, the "COLLECTION ACCOUNT") for the collection of payments on the related Mortgage Loans. The Collection Account must generally be an account or accounts which are either:

          o    maintained with a depository institution the obligations of which
               (or, in the case of a depository institution that is the
               principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest
               short-term rating categories by the rating agency that rated one or more classes of the related series of Certificates;

          o    an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Company,

          o    an account or accounts the deposits in which are insured by the
               Federal Deposit Insurance Corporation to the limits established by the Federal Deposit Insurance Corporation and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, certificateholders have a claim with respect to the funds in the account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other
               depositors or general creditors of the depository institution with which such account or accounts are maintained; or

          o    an account or accounts otherwise acceptable to the applicable rating agency.

          The collateral eligible to secure amounts in the Collection Account is limited to eligible investments consisting of United States government securities and other high-quality investments. A Collection Account may be maintained as an interest-bearing account, or the funds held in a Collection
Account may be invested pending each succeeding Distribution Date in eligible investments. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in the Collection
Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or the Seller or with a depository institution that is an affiliate of the Master Servicer or the Depositor.

          Unless otherwise specified in the related prospectus supplement, the
Master Servicer will deposit in the Collection Account for each Trust Fund on a daily basis, to the extent applicable, the following payments and

                                       41

collections received by or on behalf of it after the Cut-off Date (other than payments due on or before the Cut-off Date):

          o    all payments on account of principal and interest (which, at its option, may be net of the servicing fee), including principal prepayments (in whole or in part);

          o    all amounts received by foreclosure or otherwise in connection with the liquidation of defaulted Mortgage Loans, net of expenses incurred in connection with the liquidation;

          o    all proceeds received under any primary mortgage insurance policy or title, hazard or other insurance policy covering any Mortgage
               Loan, other than proceeds to be applied to the restoration or repair of the related mortgaged property;

          o    all Advances as described herein under "Description of
               Certificates--Advances";

          o    all proceeds of any Mortgage Loan or property acquired in respect of any Mortgage Loan repurchased as described herein under
               "--Assignment of Mortgage Loans to the Trustee" and
               "--Representations and Warranties";

          o    any Buydown Funds (and, if applicable, related investment
               earnings) required to be deposited in the Collection Account as described below;

          o    all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          o    any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection Account; and

          o    all other amounts required to be deposited in the Collection
               Account.

          Under the pooling and servicing agreement for each series, the Master
Servicer may be authorized to make the following withdrawals from the Collection
Account:

          o    to clear and terminate the Collection Account upon liquidation of all Mortgage Loans or other termination of the Trust Fund;

          o    to reimburse any provider of credit support for payments under such credit support from amounts received as late payments on related Mortgage Loans or from related insurance or liquidation proceeds;

          o    to reimburse the Master Servicer for Advances of principal and interest from amounts received as late payments on related
               Mortgage Loans, from related insurance or liquidation proceeds or from other amounts received with respect to such Mortgage Loans;

          o    to reimburse the Master Servicer from related insurance or liquidation proceeds for amounts expended by the Master Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Loan;

          o    to pay to the Master Servicer its servicing fee and to pay any other administrative expenses of the Trust Fund which are
               required to be paid from the Collection Account prior to
               distributions to certificateholders pursuant to the pooling and servicing agreement;

          o    to reimburse the Master Servicer for Advances which the Master
               Servicer has determined to be otherwise nonrecoverable;

          o    to pay any expenses which were incurred and are reimbursable pursuant to the pooling and servicing agreement; and

          o    any other withdrawals specified in the pooling and servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

          The Master Servicer is required by the related pooling and servicing agreement to make reasonable efforts to collect all payments called for under the mortgage and to follow the collection procedures it issues with respect to

                                       42

mortgage loans serviced by it that are similar to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion:

          o    waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a
               Mortgage Loan; and

          o    arrange with a borrower a plan of relief, other than a
               modification or extension of the Mortgage Loan, when appropriate rather than recommending liquidation.

          This type of arrangement may only be permitted upon determining that the coverage of such Mortgage Loan by any primary mortgage insurance policy will not be affected.

          Under the pooling and servicing agreement, the Master Servicer will be required to enforce "due-on-sale" clauses with respect to the Mortgage Loans to the extent contemplated by the terms of the Mortgage Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, upon receipt of an assurance that the primary mortgage insurance policy covering such Mortgage Loan will not be affected, the Master Servicer may permit the assumption of a Mortgage Loan, pursuant to which the borrower would remain liable on the mortgage note, or a substitution of liability with respect to a Mortgage Loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the Mortgage Loan. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the interest rate borne by the related Mortgage Loan may not be changed.

          The pooling and servicing agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which borrowers deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for borrowers may be made to, among other things:

          o    effect timely payment of taxes, assessments and hazard insurance premiums or comparable items;

          o    reimburse the Master Servicer out of related assessments for maintaining hazard insurance;

          o    refund to borrower amounts determined to be overages;

          o    remit to borrower, if required, interest earned, if any, on balances in any of the escrow accounts;

          o    repair or otherwise protect the mortgaged property; and

          o    clear and terminate any of the escrow accounts.

          The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

HAZARD INSURANCE

          The Master Servicer will generally require the borrower on each
Mortgage Loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located.
This coverage will generally be in an amount at least equal to the lesser of the original principal balance of the Mortgage Loan and the replacement cost of the improvements on the mortgaged property; provided, however, that such insurance may not be less than the minimum amount required to avoid the application of any coinsurance clause. The Master Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a hazard insurance policy in an amount that is at least equal to the lesser of
100% of the insurable value of the improvements which are a part of such property plus liability insurance and, if applicable, flood insurance as described below.

          As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the
Master Servicer's normal servicing procedures) will be deposited in the
Collection Account.

                                       43

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightening, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is mainly indicative of certain kinds of uninsured risks and is not all inclusive.

          In general, if the improvements on a mortgaged property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of
Fannie Mae or Freddie Mac with a generally acceptable carrier will be required.

          The hazard insurance policies covering the mortgaged properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss does not exceed the larger of:

          o    the replacement cost of the improvements less physical
               depreciation; and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

          Since residential properties historically have appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement--Special Hazard Insurance Policies."

          The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. If, however, a cooperative and the related borrower on a cooperative loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

          The Master Servicer may maintain a blanket policy insuring against hazard losses on all of the mortgaged properties in lieu of maintaining the required hazard insurance policies and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. The Master Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required hazard insurance policy or flood insurance, had it been maintained.

PRIMARY MORTGAGE INSURANCE

          If specified in the related prospectus supplement, a Mortgage Loan secured by a mortgaged property having an loan-to-value ratio in excess of 80%
will have a primary mortgage insurance policy insuring against default all or a specified portion of the principal amount thereof in excess of such percentage of the value of the mortgaged property, as specified in the related prospectus supplement.

          Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related
Mortgage Loan. The Master Servicer, on behalf of the Trust Fund, is required to present claims to the insurer under any primary mortgage insurance policy and to take such reasonable steps as are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by the

                                       44

Master Servicer on behalf of the Trust Fund will be deposited in the Collection
Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

RECOVERIES UNDER PRIMARY MORTGAGE INSURANCE POLICIES

          The Master Servicer will exercise its reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the mortgaged property specified in the related prospectus supplement. The Master Servicer will generally be required to pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

          The Master Servicer, on behalf of the Trust Fund, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless the Master Servicer determines:

          o    that such restoration will increase the proceeds to
               Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses; and

          o    that those expenses will be recoverable to it through liquidation proceeds.

          Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, the Master Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Master Servicer with respect to that Mortgage Loan and expenses incurred by the Master Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer's primary compensation for its activities as
Master Servicer will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of the amount specified in the related prospectus supplement (the "SERVICING FEE"). As principal payments are made on the Mortgage
Loans, the portion of each monthly payment that represents interest will decline and, accordingly, servicing compensation to the Master Servicer will decrease as the Mortgage Loans amortize. Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease.

          In addition, unless otherwise specified in the related prospectus supplement, the Master Servicer will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from borrowers.

          The Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement), including, to the extent specified in the related prospectus supplement, payment of the fees and disbursements of the Trustee, payment of any fees for providing credit support and payment of expenses incurred in connection with distributions and reports to certificateholders of each series.

EVIDENCE AS TO COMPLIANCE

          Each pooling and servicing agreement relating to a series of
Certificates backed in whole or in part by Mortgage Loans will provide that the
Master Servicer at its expense will cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that the firm has reviewed certain reports

                                       45

furnished by the Master Servicer to the Trustee relating to the Mortgage Loans based on information obtained from subservicers and that such review has disclosed no items of noncompliance with the provisions of the pooling and servicing agreement which, in the opinion of the firm, are material, except for items of noncompliance set forth in the report.

          Each pooling and servicing agreement will provide for delivery to the
Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER

          The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will generally provide that the
Master Servicer may not resign from its obligations and duties as Master
Servicer, except upon:

          o    appointment of a successor servicer and receipt by the Trustee of a letter from the applicable rating agency that the resignation and appointment will not result in the downgrading of the
               Certificates; or

          o    determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the Trustee or a successor has assumed the Master
               Servicer's obligations and duties under the pooling and servicing agreement.

          The pooling and servicing agreement will also provide that none of the
Depositor, the Master Servicer or the Seller, or any directors, officers, employees or agents of any of them will be under any liability to the Trust Fund or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Seller, the Master Servicer or any
of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense related to any specific
Mortgage Loan (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that party's duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the Depositor, the Seller or the Master
Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Seller or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the
Depositor, the Seller and the Master Servicer may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the
Depositor, the Seller and the Master Servicer will be entitled to be reimbursed from the Collection Account.

EVENTS OF DEFAULT

          Events of default by the Master Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in
Mortgage Loans will consist of:

          o    any failure by the Master Servicer to distribute to the Trustee, on behalf of certificateholders, any required payment which continues unremedied for a specified time period;

          o    any failure by the Master Servicer to observe or perform in any material respects any other of its covenants or agreements in the
               Certificates or the pooling and servicing agreement which
               continues unremedied for a specified number of days after the giving of written notice of such

                                       46

               failure to the Master Servicer by the Trustee or the Depositor,
               or, if specified in the pooling and servicing agreement, to the
               Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of all the Certificates affected thereby; and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency,
               reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

          As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee may, and upon direction of holders of
Certificates evidencing not less than 50% of the aggregate voting rights, will be required to terminate all of the rights and obligations of the Master
Servicer under the pooling and servicing agreement. Upon a termination, the
Trustee will succeed to all the responsibilities, duties and liabilities of the
Master Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the
Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master Servicer. Pending any appointment, the Trustee is obligated to act as successor Master Servicer. The
Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer under the pooling and servicing agreement.

ENFORCEMENT

          No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the
Trustee written notice of default and the continuance thereof and unless holders of Certificates evidencing not less than 25% of each class of certificates affected thereby have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the
Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

          The pooling and servicing agreement for each series may be amended by the Depositor, the Seller (if a party thereto), the Master Servicer and the
Trustee, without notice to or the consent of any certificateholder to, among other things:

          o    cure any ambiguity or mistake;

          o    correct or supplement any provision that may be inconsistent with any other provision of the pooling and servicing agreement or the related prospectus supplement;

          o    comply with any requirements imposed by the Code or any tax regulation; or

          o    make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement; provided that such amendment will not adversely affect in any material respect the interests of any certificateholder of that series.

Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the
Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Seller (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or

                                       47

changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of
Certificates of that series. However, no amendment of this type may:

          o    reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or distributions that are required to be made in respect of any Certificate without the consent of the holder of the Certificate; or

          o    with respect to any series of Certificates, reduce the percentage of Certificates the holders of which are required to consent to any amendment without the consent of the holders of all
               outstanding Certificates of the series.

LIST OF CERTIFICATEHOLDERS

          If the Trustee is not the certificate registrar for a series of
Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

          The obligations of the Depositor, the Seller (if a party thereto), the
Master Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

          o    the maturity or other liquidation of the last Mortgage Loan or
               Mortgage Certificate in the related Trust Fund and the
               disposition of all property acquired upon foreclosure of any
               Mortgage Loan; and

          o    the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.

In no event, however, will the Trust Fund created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.

          The pooling and servicing agreement for each series may permit the
Master Servicer or any other entity specified in the related prospectus supplement to repurchase, or permit or require the Trustee to auction, all or a portion of the remaining Mortgage Loans or Mortgage Certificates and property acquired in respect of a Mortgage Loan, at a purchase price generally equal to the unpaid principal balance of the Mortgage Loans plus the fair market value of any mortgaged properties acquired upon foreclosure of the related Mortgage
Loans, together with accrued and unpaid interest at the applicable mortgage interest rate. The exercise of this right will effect early retirement of the
Certificates of that series, but the Master Servicer's or other party's right so to repurchase is subject to the aggregate principal balances of the Mortgage
Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

          The holders of the Residual Certificates of a series of REMIC
Certificates may have the option to purchase the remaining Mortgage Assets included in the Trust Fund. This option will be exercisable, in the case of holders of Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For this type of purchase to take place, the Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

          o    will be part of a "qualified liquidation" as defined in Code
               Section 860F(a)(4)(A);

          o    will not cause the REMIC to be treated as an association taxable as a corporation; and

          o    will not otherwise subject the REMIC to tax.

                                       48

          For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

          The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, any Seller, any Master Servicer and/or any subservicer. With respect to certain series of Certificates, a securities administrator may perform certain duties and functions normally performed by the Trustee. Any securities administrator will be a party to the pooling and servicing agreement and will be named in the applicable prospectus supplement. Any securities administrator will have obligations and rights similar to the Trustee as described herein.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the
Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

          The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt creating a first lien, depending upon the prevailing practice in the state in which the mortgaged property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

COOPERATIVES

          Cooperative loans are loans with respect to a residential property evidenced by a promissory note secured by a security interest in shares issued by a cooperative corporation. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral.
Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an

                                       49

individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of corporate shares. See
"--Foreclosure--Cooperatives" below.

          The private, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily entered into by the cooperative in connection with the construction, rehabilitation or purchase of the cooperative's apartment building. The interests of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interests of the holder of the blanket mortgage on that building and/or underlying land. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage note, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage note given by the cooperative may not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Trust Fund, the collateral securing the cooperative loans.

FORECLOSURE

     MORTGAGES AND DEEDS OF TRUST

          Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

          Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market

                                       50

conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and
Other Limitations on Lenders" below.

     COOPERATIVES

          The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

          Recognition agreements also provide that upon a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the
"UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders" below.

     LEASEHOLDS

          Mortgage Loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the

                                       51

other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and
the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

          In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11
U.S.C.) (the "BANKRUPTCY CODE"), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION, THE BANKRUPTCY CODE AND OTHER LIMITATIONS ON
LENDERS

          Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section
9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

          The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

                                       52

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose.

          A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

          o    Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure."

          o    Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.

          o    Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter
               13 rather than Chapter 11.

          The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under
Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

          A reorganization plan under Chapter 11 and a rehabilitation plan under
Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

          Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound"
to the real property, such as appliances, machinery, or furniture.

          The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of this type of loan can be modified in the manner described above.
While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision.

                                       53

If this interpretation is adopted by a court considering the treatment in a
Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage
Loan could be modified.

          State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

          In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

          A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

          The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and
related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

TEXAS HOME EQUITY LOANS

          Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the
Constitution of Texas (the "TEXAS HOME EQUITY LAWS"). The Texas Home Equity Laws
provide for:

          o    certain disclosure requirements,

          o    caps on allowable fees,

          o    required loan closing procedures and

          o    certain other restrictions.

Failure, inadvertent or otherwise, to comply with any requirement may render a
Mortgage Loan unenforceable and/or the lien on a mortgaged property invalid.
Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans. If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

          o    refuse to allow foreclosure to proceed,

          o    declare the lien on a mortgaged property to be invalid, and/or

          o    require the originating lender or the holder of the note to forfeit some or all principal and interest of the related
               Mortgage Loan.

Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

                                       54

"DUE-ON-SALE" CLAUSES

          The forms of note, mortgage and deed of trust relating to conventional
Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.
However, effective October 15, 1982, Congress enacted the Garn-St Germain
Depository Institutions Act of 1982 (the "GARN ACT") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "DUE-ON-SALE" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift
Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses.
Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union
Administration, respectively.

          The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("WINDOW
PERIOD LOANS") which were originated by non-federal lenders and made or assumed in certain states ("WINDOW PERIOD STATES") during the period, prior to October
15, 1982, in which that state prohibited the enforcement of "due-on-sale"
clauses by constitutional provision, statute or statewide court decision (the
"WINDOW PERIOD"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas,
California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and
Washington. Under the Garn Act, unless a Window Period State took action by
October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States
(Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

          By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy;
and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See
"Prepayment and Yield Considerations."

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the FHLBB, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans

                                       55

covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

          In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

HOMEOWNERS PROTECTION ACT OF 1998

          The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary mortgage insurance is automatically terminated. In general, voluntary termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR LAWS

          Generally, under the terms of the Servicemembers Civil Relief Act (the
"RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the
National Guard or is in reserve status at the time of the origination of the
Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon the application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related
Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage
Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the Relief Act to

                                       56

California national guard members called up for active service by the Governor or President and reservists called to active duty.

ENVIRONMENTAL CONSIDERATIONS

          A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

          o    emissions of air pollutants;

          o    discharges of wastewater or storm water;

          o    generation, transport, storage or disposal of hazardous waste or hazardous substances;

          o    operation, closure and removal of underground storage tanks;

          o    removal and disposal of asbestos-containing materials; and/or

          o    management of electrical or other equipment containing
               polychlorinated biphenyls.

          Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on a property are subordinated to this type of lien and, in some states, even prior recorded liens are subordinated to such liens. In the latter states, the security interest of the Trustee in a property that is subject to this type of lien could be adversely affected.
Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of
Certificates.

          Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial.
CERCLA imposes strict, as well as joint and several liability, for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, as well as jointly and severally, liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

          The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as a Trust Fund. Under the laws of some states and under
CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management"
of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person
"who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the
"secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only if a lender seeks to protect its security interest in the contaminated facility or property. Accordingly, if a lender's activities begin to encroach on the actual management of a facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

                                       57

          The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank or in real estate containing a underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a underground storage tank owner or operator if the lender or its employees or agents participate in the management of the underground storage tank. In addition, if the lender takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

          A decision in May 1990 of the United States Court of Appeals for the
Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed
CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA;
rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the
Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

          The Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "ASSET CONSERVATION ACT") was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The
Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

          If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Fund and occasion a loss to a Trust Fund and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

          Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated no such evaluations were required, nor were any such evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

          o    the environmental condition of such mortgaged property;

          o    the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;

          o    any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such mortgaged property;

          o    the impact on certificateholders of any environmental condition or presence of any substance on or near such mortgaged property;
               or

          o    the compliance of any mortgaged property with any environmental laws.

                                       58

          In addition, no agent, person or entity otherwise affiliated with the
Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any such Mortgaged Property. See "The Trust
Funds--The Mortgage Loans" and "--'Due-on-Sale' Clauses" above.

                           CERTAIN REGULATORY MATTERS

          Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the OCC, have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If an entity for which the OCC has primary regulatory authority is a servicer and/or a Seller for a series and the OCC were to find that any obligation of such entity under the related pooling and servicing agreement, underlying servicing agreement or other agreement or any activity of such entity constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order such entity, among other things, to rescind such contractual obligation or terminate such activity.

          In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements).

          While the Depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to an entity for which the OCC has primary regulatory authority acting as a servicer under the related pooling and servicing agreement or any underlying servicing agreement, (ii) the payment or amount of the servicing compensation payable to such entity or (iii) any other obligation of such entity under the related pooling and servicing agreement, underlying servicing agreement or other contractual agreement under which the Depositor may purchase Mortgage Loans from such entity, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered such entity to rescind or amend any such agreement, distributions on Certificates of the related Series could be delayed or reduced.

                           BENEFIT PLAN CONSIDERATIONS

GENERAL

          The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

          For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA
PLANS." An individual retirement account established under Code Section 408 (an
"IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively,
"NON-ERISA PLANS"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) (collectively, "EXEMPT PLANS") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the
Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but Exempt
Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA
Plans are collectively referred to as "BENEFIT PLANS."

          Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as PTCE 83-1 or any individual administrative exemption (as described below) applies

                                       59

to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an ERISA Plan fiduciary should consult the discussion under "Benefit Plan Considerations" in the prospectus supplement relating to a series of Certificates.

CERTAIN ERISA AND CODE REQUIREMENTS

     GENERAL

          In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA
Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under "Prepayment and Yield Considerations".

     PARTIES IN INTEREST/DISQUALIFIED PERSONS

          Other provisions of ERISA (and corresponding provisions of the Code)
prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, a Seller, a Master Servicer or the Trustee
or certain of their affiliates might be or might become "parties in interest" or
"disqualified persons" with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

          Special caution should be exercised before the assets of an ERISA Plan
(including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, a Seller, a Master Servicer or the Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA Plan.

     DELEGATION OF FIDUCIARY DUTY

          If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Fund, an ERISA
Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under
ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

          The U.S. Department of Labor (the "DEPARTMENT") has published regulations (the "REGULATIONS") concerning whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in such an entity.

          Certain exceptions are provided in the Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Fund. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the
Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

                                       60

          The Regulations provide that where an ERISA Plan acquires a
"guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include that certificate, but do not, solely by reason of the ERISA Plan's holdings of that certificate, include any of the mortgage loans underlying that certificate. The Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac Certificates,
Ginnie Mae Certificates and Fannie Mae Certificates that may be included in a
Trust Fund underlying a series of Certificates. Accordingly, even if such
"guaranteed governmental mortgage pool certificates" included in a Trust Fund were deemed to be assets of Plan investors, the mortgage loans underlying such
"guaranteed governmental mortgage pool certificates" would not be treated as plan assets of such ERISA Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion under "Benefit Plan Considerations" in the related prospectus supplement before purchasing any such Certificates.

     APPLICABILITY TO NON-ERISA PLANS

          Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

ERISA ADMINISTRATIVE EXEMPTIONS

     INDIVIDUAL ADMINISTRATIVE EXEMPTIONS

          Several underwriters of mortgage-backed securities have received individual administrative exemptions (each, an "UNDERWRITER'S EXEMPTION") from certain of the prohibited transaction provisions of ERISA and the Code. These
Underwriter's Exemptions are broader in some respects than Prohibited
Transaction Class Exemption 83-1, which is discussed below. These Underwriter's
Exemptions apply only to mortgage-backed securities that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an
Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

          Among the conditions that must be satisfied for an Underwriter's
Exemption to apply are the following:

          o    the acquisition of the Certificates by an ERISA Plan is on terms
               (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          o    the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the four highest generic rating categories from Standard & Poor's, a division of
               The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors
               Service, Inc. ("MOODY'S") or Fitch Ratings ("FITCH");

          o    the Trustee must not be an affiliate of any other member of the
               Restricted Group (as described below) other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates
               represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any Servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and
               reimbursements of such person's reasonable expenses; and

          o    the ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Commission under the Securities Act of 1933, as amended.

          The Trust Fund must also meet the following requirements:

                                       61

          o    the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools in the marketplace;

          o    certificates in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or
               Fitch for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

          o    certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Certificates.

          Notwithstanding the discussion above, special rules apply for the application of an Underwriter's Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%.

          (a)  The rights and interests evidenced by such certificates acquired by ERISA Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same trust;

          (b)  Such certificates acquired by ERISA Plans must have received a rating from S&P, Moody's or Fitch at the time of such acquisition that is in one of the two highest generic rating categories; and

          (c)  Any obligation included in the pool must be secured by collateral whose fair market value on the date of issuance of the securities is at least equal to 80% of the sum of (I) the outstanding principal balance due under the obligation which is included in the pool and (II) the outstanding principal balance of any other obligation of higher priority secured by the same collateral.

          Moreover, an Underwriter's Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold
Certificates in a Trust Fund as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Fund; provided that, among other requirements:

          o    in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of
               Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group;

          o    the fiduciary (or its affiliate) is an obligor with respect to 5%
               or less of the fair market value of the obligations contained in the Trust Fund;

          o    the ERISA Plan's investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a
               fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to
Mortgage Assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of those parties (collectively, the "RESTRICTED GROUP").

          The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter's
Exemption should apply.

     OTHER EXEMPTIONS

          In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, Prohibited Transaction Class
Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment
Trusts ("PTCE 83-1"). PTCE 83-1 permits certain transactions

                                       62

involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in such mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

          The term "mortgage pool pass-through certificate" is defined in PTCE
83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust
Fund.

          However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

          o    Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Fund or only of a specified percentage of future principal payments from a Trust Fund;

          o    Residual Certificates;

          o    Certificates evidencing ownership interests in a Trust Fund that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;

          o    Subordinate Certificates;

          o    Certificates evidencing ownership interests in a Trust Fund containing Mortgage Certificates; or

          o    Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Collection Account or
               Distribution Account.

          PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

               (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

               (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

               (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

          The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

NON-ERISA PLANS AND EXEMPT PLANS

          Although Non-ERISA Plans and Exempt Plans are not considered ERISA
Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and
Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

                                       63

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

          The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under
Code Section 501(a), including most varieties of Benefit Plans, may give rise to
"unrelated business taxable income" as described in Code Sections 511 through
515 and Code Section 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans.

          DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON
PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT
POTENTIAL INVESTORS WHO ARE ACTING ON BEHALF OF A BENEFIT PLAN OR ANY OTHER
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT CONSULT WITH THEIR LEGAL COUNSEL REGARDING
THE CONSEQUENCES UNDER ERISA, THE CODE AND OTHER APPLICABLE LAW OF THEIR
ACQUISITION AND OWNERSHIP OF CERTIFICATES.

          THE SALE OF CERTIFICATES TO A BENEFIT PLAN OR ANY OTHER EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR
OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL
REQUIREMENTS WITH RESPECT TO INVESTMENTS BY EMPLOYEE BENEFIT PLANS GENERALLY OR
ANY PARTICULAR PLAN OR ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT.

                         LEGAL INVESTMENT CONSIDERATIONS

          If so specified in the related prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only Classes of Offered Certificates which will qualify as
"mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a
Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

          Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including state-chartered depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico)
whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

          Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.Section 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but

                                       64

subject to compliance with certain general standards in 12 C.F.R.Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security"
within the meaning of SMMEA. The National Credit Union Administration ("NCUA")
has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12
C.F.R. Section 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section
703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin
73a (December 18, 2001), "Investing in Complex Securities" which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

          All depository institutions considering an investment in the
Certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

          Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the
Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

          The preceding discussion does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                         FEDERAL INCOME TAX CONSEQUENCES

          The following general discussion represents the opinion of Cadwalader,
Wickersham & Taft LLP or Hunton & Williams LLP as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the
"CODE"), as well as regulations (the "REMIC REGULATIONS") promulgated by the

                                       65

U.S. Department of the Treasury. Investors should consult their tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

          For purposes of this discussion, where the applicable prospectus supplement provides for a fixed retained yield with respect to the Mortgage
Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund that does not include the fixed retained yield. References to a "holder" or
"certificateholder" in this discussion generally mean the beneficial owner of a
Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     GENERAL

          With respect to a series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a
"REMIC POOL." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC
CERTIFICATES" and will consist of one or more classes of "REGULAR CERTIFICATES"
and one class of "RESIDUAL CERTIFICATES" in the case of each REMIC Pool.
Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP or Hunton & Williams LLP, each as counsel to the Depositor, has advised the
Depositor that in such firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii)
compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests"
in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more
REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC POOL" herein shall be deemed to refer to each such REMIC Pool.

     STATUS OF REMIC CERTIFICATES

          REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the
REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual
Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC
Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the
Mortgage Loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for such treatment.

          Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . .
residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC
Certificates held by a regulated investment company will not constitute
"Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

     QUALIFICATION AS A REMIC

          For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no

                                       66

more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates)
and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide
"reasonable arrangements" to prevent its residual interests from being held by
"disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

          A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day or
(iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the Startup Day of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.

          The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the
Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Date or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Date. A
"defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property
(but only if such mortgage is disposed of within 90 days of discovery). A
Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

          Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately"
to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

          In addition to requirements described above, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a
REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular

                                       67

interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

          If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 ACT") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

     GENERAL

          In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "REGULAR CERTIFICATEHOLDER"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income).
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

     ORIGINAL ISSUE DISCOUNT

          Accrual Certificates will be, and other classes of Regular
Certificates may be, issued with "ORIGINAL ISSUE DISCOUNT" within the meaning of
Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the "OID REGULATIONS") under Code Sections 1271 through 1273 and
1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular
Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the
Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID
Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are

                                       68

advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

          Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a
Certificateholder or by random lot (a "NON-PRO RATA CERTIFICATE")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its
"issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of such class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes any amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated
interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular
Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying
Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called
"super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular
Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

          Under a de minimis rule, original issue discount on a Regular
Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular
Certificate multiplied by the weighted average maturity of the Regular
Certificate. For this purpose, the weighted average maturity of the Regular
Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986
Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the
"PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield
Method" below.

          A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on

                                       69

the day before the related Distribution Date on the Regular Certificate. The
Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.
Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
redemption price at maturity, over (ii) the adjusted issue price of the Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular
Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

          Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the Mortgage Loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

          In the case of a Non-Pro Rata Certificate, it is anticipated that the
Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the original issue discount accruing on each Non-Pro
Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata
Certificate (or portion of its unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of that class
(or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata
Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The
Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     ACQUISITION PREMIUM

          A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

     VARIABLE RATE REGULAR CERTIFICATES

          Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance

                                       70

by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

          Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Trustee will treat
Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

          The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

          It is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on
Mortgage Loans as having qualified stated interest, except if initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such a Regular Certificate for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage
Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Certificates.

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     MARKET DISCOUNT

          A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such
Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. This market discount would accrue in a manner to be provided in
Treasury regulations and should take into account the Prepayment Assumption. The
Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the
Regular Certificate for such year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See "-- Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which this election may be deemed to be made.

          By analogy to the OID Regulations, market discount with respect to a
Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such
Regular Certificate multiplied by the weighted average maturity of the Regular
Certificate (determined as described above in the third paragraph under
"--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure
92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     PREMIUM

          A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a
"CAPITAL ASSET" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal
Revenue Service. The Conference Committee Report to the 1986 Act indicates a
Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular
Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

                                       72

     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

          A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

     TREATMENT OF LOSSES

          Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a
Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal
Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular
Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable class of
Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount this may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal
Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

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     SALE OR EXCHANGE OF REGULAR CERTIFICATES

          If a Regular Certificateholder sells or exchanges a Regular
Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

          Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,
(ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its
Regular Certificate. In addition, gain or loss recognized from the sale of a
Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation Of Residual Certificates

     TAXATION OF REMIC INCOME

          Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC
Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the
Mortgage Loans, plus income from amortization of issue premium, if any, on the
Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

          The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the

                                       74

Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular
Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage
Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on
Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present with respect to a series of
Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual Certificates.

     BASIS AND LOSSES

          The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual
Certificate as of the close of the quarter (or time of disposition of the
Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual
Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the
Residual Holder as to whom a loss was disallowed and may be used by that
Residual Holder only to offset any income generated by the same REMIC Pool.

          A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

          A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) indicate that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

          Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the
Residual Holder will not recover a portion of its basis until termination of the
REMIC Pool unless future Treasury regulations

                                       75

provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See
"--Treatment of Certain Items of REMIC Income and Expense--Market Discount"
below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or
Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

          Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

          Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

          Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in those
Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular
Certificates--Market Discount."

          Premium. Generally, if the basis of the REMIC Pool in the Mortgage
Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a
Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27,
1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage
Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to those Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of premium pro rata among principal payments should be considered a reasonable method;
however, the Internal Revenue Service may argue that premium should be allocated in a different manner, such as allocating premium entirely to the final payment of principal.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

          A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the
Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual
Certificate prior to the beginning of the quarterly

                                       76

period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

          The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the
Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain
Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S.
Persons.

          There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

          Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent
(including a broker, nominee or other middleman) for a Disqualified
Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue
Service if the Disqualified Organization promptly disposes of the Residual
Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

          In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i)
the amount of excess inclusions that are allocable to the interest in the
Pass-Through Entity during the period such interest is held by such Disqualified
Organization, and (ii) the highest marginal federal corporate income tax rate.
The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

          If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is

                                       77

furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

          For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United
States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "PASS-THROUGH
ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "ELECTING LARGE PARTNERSHIP"
means any partnership having more than 100 members during the preceding tax year
(other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a
Pass-Through Entity.

          The pooling and servicing agreement with respect to a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the
Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual
Certificate and is not a Disqualified Organization and is not purchasing the
Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual
Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the
Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing this information.

          Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC
Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii)
the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an

                                       78

applicable income tax treaty) of the transferee or of any other person, and (iv)
one of the two following tests is satisfied: either

          (a)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

               (1)  the present value of any consideration given to the
                    transferee to acquire the residual interest;

               (2)  the present value of the expected future distributions on the residual interest; and

               (3)  the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates
                    losses; or

          (b)  (1)  the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated
                    investment company or real estate investment trust)
                    (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (2)  the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible
                    "C" corporation and would meet the requirement for a safe
                    harbor transfer; and

               (3)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual
                    interest will not be paid by the transferee.

          For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

          The Pooling and Servicing Agreement with respect to each Series of
Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." Unless otherwise indicated
in the applicable Prospectus Supplement, the Pooling and Servicing Agreement
will not require that transfers of the Residual Certificates meet requirement
(iv) above. Consequently, such transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a Series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

          Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

          The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S.
PERSON" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations)
created or organized in or under the laws of the United States, any state or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an

                                       79

estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S.
Persons have the authority to control all substantial decisions of the trust
(or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as
U.S. Persons).

     SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

          Upon the sale or exchange of a Residual Certificate, the Residual
Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses")
of the Residual Holder in its Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Holder will have taxable income if any cash distribution to it from the
REMIC Pool exceeds the adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate.
It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the
Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual
Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

          Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section
582(c).

          The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     MARK-TO-MARKET REGULATIONS

          The Internal Revenue Service has issued final regulations (the
"MARK-TO-MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.
This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS

          Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC

                                       80

Pool is permitted to hold, (iii) the receipt of compensation for services, or
(iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the
Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

          In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or cleanup call, and (v) as otherwise permitted in
Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

     NET INCOME FROM FORECLOSURE PROPERTY

          The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     LIQUIDATION OF THE REMIC POOL

          If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC
Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular
Certificates and Residual Holders within the 90-day period.

     ADMINISTRATIVE MATTERS

          The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the
Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual
Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

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     LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

          An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC
Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC
Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC
Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the
Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable prospectus supplement, all expenses will be allocable to the Residual
Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual
Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on
Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR CERTIFICATES

          Interest, including original issue discount, distributable to Regular
Certificateholders who are nonresident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder"
(within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from the distributions under
Code Section 1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
IRS Form W-8BEN or IRS Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular
Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation is not provided, 30% withholding will apply.
The term "NON-U.S. PERSON" means any person who is not a U.S. Person. The term

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"intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     RESIDUAL CERTIFICATES

          The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only if (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate)
to the extent of that portion of REMIC taxable income that constitutes an
"excess inclusion." See "--Taxation of Residual Certificates-- Limitations on
Offset or Exemption of REMIC Income" above. If the amounts paid to Residual
Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such
Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Residual Certificates--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."
Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

     BACKUP WITHHOLDING

          Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 28%
(increasing to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a
non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(l)(ii). Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.
Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

     REPORTING REQUIREMENTS

          Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the
Internal Revenue Service and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of
Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue
Service Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request this information from the nominee.

          The Internal Revenue Service's Form 1066 has an accompanying Schedule
Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net
Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each

                                       83

calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

          Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses
(see "--Limitations on Deduction of Certain Expenses" above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of
Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
IS MADE

     GENERAL

          If no election is made to treat a Trust Fund (or a segregated pool of assets in the Trust Fund) with respect to a series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the
Certificates of a series, and where those Certificates are not designated as
Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the
Mortgage Loans, subject to the discussion below under "--Recharacterization of
Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on the Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the
Trust Fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Fund.
However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in
Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates with respect to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability.
Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of
Servicing Fees."

     TAX STATUS

          Each of Cadwalader, Wickersham & Taft LLP and Hunton & Williams LLP
has advised the Depositor that, except as described below with respect to
Stripped Certificates:

               (i) A Certificate owned by a "domestic building and loan
          association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that

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          the real property securing the Mortgage Loans represented by that
          Certificate is of the type described in that section of the Code.

               (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(4)(A) to the extent the assets of the related
          Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

               (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section
          860G(a)(3)(A) to the extent the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section
          860G(a)(3).

          An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper.
Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

     PREMIUM AND DISCOUNT

          Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

     Premium

          The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount

          The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped
Certificates" below regarding original issue discount on Stripped Certificates.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
Unless indicated otherwise in the applicable prospectus supplement, no
Prepayment Assumption will be assumed for purposes of such accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a
Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those
Mortgage Loans (i.e., points) will be includible by the holder.

          Market Discount

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          Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount,"
except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no Prepayment
Assumption will be assumed for purposes of that accrual.

     RECHARACTERIZATION OF SERVICING FEES

          If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal
Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

          Accordingly, if the Internal Revenue Service's approach is upheld, a
Master Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the
Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable
Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF CERTIFICATES

          Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received on the certificate. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section
582(c), any gain or loss generally would be capital gain or loss if the
Certificate was held as a capital asset. However, gain on the sale of a
Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum

                                       86

tax rate than ordinary income or short-term capital gains of those taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     STRIPPED CERTIFICATES

          General

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as
"STRIPPED CERTIFICATES." The Certificates will be subject to those rules if (i)
the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the
Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans if it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans
(see "--Recharacterization of Servicing Fees" above), and (iii) a class of
Certificates issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the
Mortgage Loans.

          In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, if those fees represent reasonable compensation for services rendered. See the discussion above under
"--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--General," subject to the limitation described therein.

          Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped
Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where those Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the
Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. Although it is possible that computations with respect to
Stripped Certificates could be made in one of the ways described below under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations,"
the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

          Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped
Certificate was treated as zero under the de minimis rule, or (ii) no more than
100 basis points in excess of reasonable servicing is stripped off the related
Mortgage Loans. Any of this market discount would be reportable as

                                       87

described above under "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

     STATUS OF STRIPPED CERTIFICATES

          No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of
Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage
Loans and interest on the Mortgage Loans qualify for that treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "--Tax
Status" above.

     TAXATION OF STRIPPED CERTIFICATES

          Original Issue Discount. Except as described above under "--General,"
each Stripped Certificate will be considered to have been issued at an original issue discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"STRIPPED CERTIFICATEHOLDER") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped
Certificate to the Stripped Certificateholder, presumably under the Prepayment
Assumption, other than qualified stated interest.

          If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage
Loan represented by the Stripped Certificateholder's Stripped Certificate. While
the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss)
equal to that portion of unrecoverable basis.

          As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the
Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped
Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

          Sale or Exchange of Stripped Certificates. Sale or exchange of a
Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular

                                       88

Certificates." If a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped
Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

          Purchase of More Than One Class of Stripped Certificates. When an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

          Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the
Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage
Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

          Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

          The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, the information (prepared on the basis described above) as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of original issue discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, unless provided otherwise in the applicable prospectus supplement, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer or the Trustee will also file the original issue discount information with the Internal Revenue
Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income
Tax Consequences for REMIC Certificates--Backup Withholding."

     REPORTABLE TRANSACTIONS

          Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the Certificates.

                                       89

     TAXATION OF CERTAIN FOREIGN INVESTORS

          If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("FOREIGN PERSONS")
generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the
Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

                              PLAN OF DISTRIBUTION

          The Certificates are being offered in series through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale.

          The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

          o    by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;

          o    by placements by the Depositor with institutional investors through dealers; and

          o    by direct placements by the Depositor with investors.

          If underwriters are used in a sale of any Certificates, these
Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for purchase. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The managing underwriter or underwriters, if any, with respect to the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the
Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of
Certificates will be obligated to purchase all of those Certificates if any are purchased. The Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the
Securities Act of 1933, as amended.

                                       90

          The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates.

          Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

          If specified in the prospectus supplement relating to a series of
Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. The purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the
Certificates or through dealers acting as agent and/or principal. Such an offering may be restricted in the manner specified in the prospectus supplement.
These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

          The Depositor will use the net proceeds from the sale of each Series of Certificates for the purchase of the Mortgage Loans serving as security for those Certificates.

                              FINANCIAL INFORMATION

          A new Trust Fund will be formed by the Depositor for each series of
Certificates. As a result, no Trust Fund will engage in any business activity or have any assets or obligations prior to the issuance of the related series of
Certificates. Accordingly, no financial statements for any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

          Certain legal matters, including the federal income tax consequences to certificateholders of an investment in the Certificates of a series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York,
New York or Hunton &Williams LLP, Charlotte, North Carolina, as specified in the related prospectus supplement.

                                     RATING

          The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

                          REPORTS TO CERTIFICATEHOLDERS

          The Trustee or the Master Servicer will prepare and make available to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as

                                       91

described in this prospectus and in the applicable prospectus supplement. No information contained in these reports will be examined or reported upon by an independent public accountant. See "Description of Certificates--Reports to
Certificateholders."

          The Depositor will file, or will cause the Trustee or the Master
Servicer to file, the periodic reports with respect to a Trust Fund with the
Commission as required by the Commission under the Securities Exchange Act of
1934, as amended, and the rules and regulations of the Commission. The Depositor does not intend to file, or to require filing of, periodic reports following the expiration of the reporting period required by Rule 15d-1 under the Securities
Exchange Act of 1934, as amended.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Securities and Exchange Commission (the "COMMISSION") allows the
Depositor to "incorporate by reference" information it files with the
Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special Commission reports filed by or on behalf of each Trust Fund until the Depositor terminates the offering of the related
Certificates.

          At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under "Where You Can Find More
Information."

                       WHERE YOU CAN FIND MORE INFORMATION

          The Depositor has filed with the Commission, a registration statement relating to the Certificates. This prospectus is part of the registration statement, but the registration statement contains additional information.

          Copies of the registration statement and any other materials the
Depositor files with the Commission may be read and copied at the Commission's
Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information
concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Funding Corporation, 214 North Tryon Street,
Charlotte, North Carolina 28255, Attention: Secretary, telephone number (704)
386-2400.

                                       92

--------------------------------------------------------------------------------
INDEX TO DEFINED TERMS
--------------------------------------------------------------------------------

1986 Act...................................................................   68
Accretion Directed Certificates............................................   27
Accrual Certificates.......................................................   30
Advance....................................................................   31
Asset Conservation Act.....................................................   58
Bankruptcy Code............................................................   52
Beneficial Owner...........................................................   24
Benefit Plans..............................................................   59
Book-entry Certificates....................................................   24
Buydown Fund...............................................................   17
Buydown Loans..............................................................   17
capital asset..............................................................   72
Cash Flow Agreement........................................................   35
CERCLA.....................................................................   57
Certificates...............................................................   15
Closing Date...............................................................   15
Code.......................................................................   65
Collection Account.........................................................   41
Commission.................................................................   92
Companion Certificates.....................................................   27
Component Certificates.....................................................   27
Cut-Off Date...............................................................   38
Definitive Certificates....................................................   24
Department.................................................................   60
Depositor..................................................................   15
Disqualified Organization..................................................   78
Distribution Account.......................................................   23
Distribution Date..........................................................   26
DTC........................................................................   24
DTC Participants...........................................................   25
Due-on-sale................................................................   55
EDGAR......................................................................   92
electing large partnership.................................................   78
ERISA......................................................................   59
ERISA Plans................................................................   59
Exempt Plans...............................................................   59
Fannie Mae Certificates....................................................   21
FHA........................................................................   19
FHA Loans..................................................................   19
FHLBB......................................................................   55
Fitch......................................................................   61
Fixed-Rate Certificates....................................................   30
Floating-Rate Certificates.................................................   30
foreign persons............................................................   90
Freddie Mac Act............................................................   20
Freddie Mac Certificates...................................................   20
Garn Act...................................................................   55
Ginnie Mae Certificates....................................................   19
Ginnie Mae I Certificates..................................................   19
Ginnie Mae II Certificates.................................................   19
HOPA.......................................................................   56
Housing Act................................................................   19
HUD........................................................................   19
Indirect DTC Participants..................................................   25
Interest-Only Certificates.................................................   30
Inverse Floating-Rate Certificates.........................................   30
IO Certificates............................................................   30
IRA........................................................................   59
Mark-to-Market Regulations.................................................   80
Master Servicer............................................................   23
MERS.......................................................................   38
Moody's....................................................................   61
Mortgage Assets............................................................   15
Mortgage Certificates......................................................   15
Mortgage Loans.............................................................   15
NCUA.......................................................................   65
Non-ERISA Plans............................................................   59
Non-Pro Rata Certificate...................................................   69
Non-U.S. Person............................................................   82
Notional Amount Certificates...............................................   28
OCC........................................................................   64
OID Regulations............................................................   68
original issue discount....................................................   68
OTS........................................................................   55
PAC Certificates...........................................................   28
PAC I......................................................................   28
PAC II.....................................................................   28
Pass-Through Certificates..................................................   28
Pass-through Entity........................................................   78
PC Agreement...............................................................   22
PC Servicer................................................................   22
PC Sponsor.................................................................   22
PC Trustee.................................................................   22
Planned Amortization Certificates..........................................   28
PO Certificates............................................................   30
Prepayment Assumption......................................................   69
Principal-Only Certificates................................................   30
Private Certificates.......................................................   22
PTCE 83-1..................................................................   62
Ratio Strip Certificates...................................................   28
RCRA.......................................................................   58
Regular Certificateholder..................................................   68
Regular Certificates.......................................................   66
Regulations................................................................   60
Relief Act.................................................................   56
REMIC......................................................................   66
REMIC Certificates.........................................................   66
REMIC Pool.................................................................   66
REMIC Regulations..........................................................   65
Residual Certificates......................................................   66
Residual Holders...........................................................   74
Restricted Group...........................................................   62
Rules......................................................................   25
S&P........................................................................   61
Scheduled Amortization Certificates........................................   28
Seller.....................................................................   17
Senior Certificates........................................................   29
Sequential Pay Certificates................................................   29

                                       93

Servicing Fee..............................................................   45
SMMEA......................................................................   64
Startup Day................................................................   67
Step Coupon Certificates...................................................   30
Stripped Certificateholder.................................................   88
Stripped Certificates......................................................   87
Subordinated Certificates..................................................   29
Super Senior Certificates..................................................   29
Super Senior Support Certificates..........................................   29
Support Certificates.......................................................   28
TAC Certificates...........................................................   29
Targeted Amortization Certificates.........................................   29
Texas Home Equity Laws.....................................................   54
Title V....................................................................   55
Trust Fund.................................................................   15
Trustee....................................................................   15
U.S. Person................................................................   79
UCC........................................................................   51
Underlying Loans...........................................................   22
Underwriter's Exemption....................................................   61
VA.........................................................................   19
Variable Rate Certificates.................................................   30
Window Period..............................................................   55
Window Period Loans........................................................   55
Window Period States.......................................................   55

                                       94

                             [BANK OF AMERICA LOGO]

                      BANC OF AMERICA FUNDING CORPORATION
                                   DEPOSITOR

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                                  $807,963,100
                                 (APPROXIMATE)

                      BANC OF AMERICA FUNDING 2005-H TRUST
                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-H

                         -----------------------------

                             PROSPECTUS SUPPLEMENT

                         -----------------------------

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this Prospectus
Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered
Certificates will deliver a Prospectus Supplement and Prospectus until ninety days following the date of this Prospectus Supplement.

                        BANC OF AMERICA SECURITIES LLC

                               October 26, 2005